                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor


                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                 Master Servicer


                           J.E. ROBERT COMPANY, INC.,
                                Special Servicer


                             WELLS FARGO BANK, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT
                             Dated as of May 1, 2005


                                 $1,614,084,459
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-C2


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I DEFINITIONS                                                                                        6

Section 1.01   Defined Terms. ...............................................................................6
Section 1.02   Certain Calculations.........................................................................83
Section 1.03   General Interpretive Principles..............................................................84
Section 1.04   [Reserved.]..................................................................................84
Section 1.05   Certain Considerations Regarding Reimbursements of Nonrecoverable
               Advances and Workout-Delayed Reimbursement Amounts...........................................84

ARTICLE II CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                                           87

Section 2.01   Conveyance of Loans..........................................................................87
Section 2.02   Acceptance by Trustee........................................................................91
Section 2.03   Representations, Warranties and Covenants of the Depositor;
               Repurchase and Substitution of Loans by the Responsible Parties for
               Defects in Mortgage Files, Breaches of Representations and Warranties
               and Other Matters............................................................................93
Section 2.04   Issuance of Uncertificated Lower-Tier Interests; Execution of Certificates...................99

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND                                                 100

Section 3.01   General Servicing Matters...................................................................100
Section 3.02   Collection of Loan Payments.................................................................103
Section 3.03   Collection of Taxes, Assessments and Similar Items; Servicing Accounts......................105
Section 3.04   The Collection Account, Distribution Account, Floating Rate Account,
               Excess Interest Distribution Account, Excess Liquidation Proceeds
               Accoun, Interest Reserve Account and Junior Loan Custodial
               Account(s)..................................................................................109
Section 3.05   Permitted Withdrawals from the Collection Account, the Distribution
               Account and the Floating Rate Account.......................................................116
Section 3.06   Investment of Funds in the Collection Account, Junior Loan Custodial
               Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box
               Accounts, REO Account, Distribution Account, Floating Rate Account,
               Interest Reserve Account and Excess Liquidation Proceeds Account............................122
Section 3.07   Maintenance of Insurance Policies; Errors and Omissions and Fidelity
               Coverage....................................................................................124
Section 3.08   Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses;
               Assumption Agreements; Defeasance Provisions; Other Provisions..............................129
Section 3.09   Realization Upon Defaulted Loans............................................................134
Section 3.10   Trustee to Cooperate; Release of Mortgage Files.............................................137
Section 3.11   Servicing Compensation......................................................................138

Section 3.12   Reports to the Trustee; Collection Account Statements.......................................144
Section 3.13   Annual Statement as to Compliance...........................................................149
Section 3.14   Reports by Independent Public Accountants...................................................149
Section 3.15   Access to Certain Information...............................................................150
Section 3.16   Title to REO Property; REO Account..........................................................153
Section 3.17   Management of REO Property..................................................................154
Section 3.18   Sale of Defaulted Loans and REO Properties..................................................157
Section 3.19   Additional Obligations of the Master Servicer and Special Servicer;
               Inspections; Appraisals.....................................................................160
Section 3.20   Modifications, Waivers, Amendments and Consents.............................................165
Section 3.21   Transfer of Servicing Between Master Servicer and Special Servicer;
               Record Keeping; Asset Status Report.........................................................171
Section 3.22   Sub-Servicing Agreements....................................................................175
Section 3.23   Representations, Warranties and Covenants of the Master Servicer............................177
Section 3.24   Representations, Warranties and Covenants of the Special Servicer...........................178
Section 3.25   Limitation on Liability of the Directing Certificateholder..................................180
Section 3.26   Reports to the Securities and Exchange Commission; Available Information....................180
Section 3.27   Lock-Box Accounts and Servicing Accounts....................................................186
Section 3.28   Interest Reserve Account....................................................................186
Section 3.29   Limitations on and Authorizations of the Master Servicer and Special
               Servicer with Respect to Certain Loans......................................................187
Section 3.30   REMIC Administration........................................................................189
Section 3.31   Master Servicer and Special Servicer May Own Certificates...................................192
Section 3.32   The Swap Agreement..........................................................................193
Section 3.33   Certain Matters Regarding the Tri-County Mall Loan..........................................195

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS                                                                  198

Section 4.01   Distributions...............................................................................198
Section 4.02   Statements to Certificateholders; Reports by Trustee; Other Information
               Available to the Holders and Others.........................................................211
Section 4.03   P&I Advances................................................................................213
Section 4.04   Allocation of Collateral Support Deficit....................................................215
Section 4.05   Allocations of Uncovered Prepayment Interest Shortfall Amounts..............................217
Section 4.06   Reserved....................................................................................218
Section 4.07   Grantor Trust Reporting.....................................................................218

ARTICLE V THE CERTIFICATES                                                                                 219

Section 5.01   The Certificates............................................................................219
Section 5.02   Registration of Transfer and Exchange of Certificates.......................................220
Section 5.03   Book Entry Certificates.....................................................................228
Section 5.04   Mutilated, Destroyed, Lost or Stolen Certificates...........................................229
Section 5.05   Persons Deemed Owners.......................................................................230
Section 5.06   Certification by Certificateholders and Certificate Owners..................................230

                                       ii

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER                                     231

Section 6.01   Liability of the Depositor, the Master Servicer and the Special Servicer....................231
Section 6.02   Merger, Consolidation or Conversion of the Depositor, the Master
               Servicer or the Special Servicer............................................................231
Section 6.03   Limitation on Liability of the Trustee, the Depositor, the Master
               Servicer, the Special Servicer and Others...................................................231
Section 6.04   Master Servicer and Special Servicer Not to Resign..........................................234
Section 6.05   Rights of the Depositor in Respect of the Master Servicer and the Special Servicer..........235

ARTICLE VII DEFAULT                                                                                        235

Section 7.01   Events of Default; Master Servicer and Special Servicer Termination.........................235
Section 7.02   Trustee to Act; Appointment of Successor....................................................239
Section 7.03   Notification to Certificateholders..........................................................241
Section 7.04   Waiver of Events of Default.................................................................242
Section 7.05   Trustee Advances............................................................................242

ARTICLE VIII CONCERNING THE TRUSTEE                                                                        242

Section 8.01   Duties of Trustee...........................................................................242
Section 8.02   Certain Matters Affecting the Trustee.  Except as otherwise provided in Section 8.01:.......244
Section 8.03   Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.....................245
Section 8.04   Trustee May Own Certificates................................................................246
Section 8.05   Fees and Expenses of Trustee; Reimbursements and Other Payments to Trustee..................246
Section 8.06   Eligibility Requirements for Trustee........................................................246
Section 8.07   Resignation and Removal of the Trustee......................................................247
Section 8.08   Successor Trustee...........................................................................248
Section 8.09   Merger or Consolidation of Trustee..........................................................249
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............................................249
Section 8.11   Appointment of Custodians...................................................................250
Section 8.12   Access to Certain Information...............................................................250
Section 8.13   Representations, Warranties and Covenants of the Trustee....................................252

ARTICLE IX TERMINATION                                                                                     253

Section 9.01   Termination Upon Repurchase or Liquidation of All Loans.....................................253
Section 9.02   Additional Termination Requirements.........................................................256

ARTICLE X MISCELLANEOUS PROVISIONS                                                                         258

Section 10.01  Amendment...................................................................................258
Section 10.02  Recordation of Agreement; Counterparts......................................................260
Section 10.03  Limitation on Rights of Certificateholders..................................................260

                                       iii

Section 10.04  Governing Law...............................................................................261
Section 10.05  Notices.....................................................................................261
Section 10.06  Severability of Provisions..................................................................262
Section 10.07  Grant of a Security Interest................................................................263
Section 10.08  Successors and Assigns; Beneficiaries.......................................................263
Section 10.09  Article and Section Headings................................................................263
Section 10.10  Notices to Rating Agencies..................................................................263

EXHIBITS

A-1          Form of Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB,
             Class A-4, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C
             and Class D Certificates
A-2          Form of Class A-X and Class A-SP Certificates
A-3          Form of Class E,  Class F,  Class G, Class H, Class J, Class K, Class L, Class M,
             Class N, Class O and Class TM Certificates
A-4          Form of Class V Certificate
A-5          Form of Class R Certificate
B            Mortgage Loan Schedule
C-1          List of Additional Collateral Loans
C-2          List of Mezzanine Loans
D            Form of Request for Release
E            Form of Lost Note Affidavit
F-1A         Form I of Transferor Certificate for Transfers of Non-Registered Certificates
F-1B         Form II of Transferor Certificate for Transfers of Non-Registered Certificates
F-1C         Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of
             Non-Registered Certificates
F-1D         Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes
             of Non-Registered Certificates
F-2A         Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2B         Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2C         Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held
             in Book-Entry Form
F-2D         Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held
             in Book-Entry Form
G-1          Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and
             Non-Investment Grade Certificates Held in Fully Registered, Certificated Form)
G-2          Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in
             Book-Entry Form)
H-1          Form of Residual Transfer Affidavit for Transfers of Class R Certificates
H-2          Form of Transferor Certificate for Transfers of Class R Certificates
I-1          Form of Certificateholder Certification
I-2          Form of Prospective Certificateholder Confirmation
J-1          Form of Intermediate Trustee (or Custodian) Certification
J-2          Form of Final Trustee (or Custodian) Certification

K            Schedule of Reference Rates
L            Form of Sarbanes-Oxley Certification
M            Form of Statement to Certificateholders
N            Reserved
O            Reserved
P            Form of Notice Regarding Defeasance of Loan
Q            Reserved
R            Form of Acknowledgement of Proposed Special Servicer
S            Class A-AB Targeted Principal Balance Schedule
T            List of Broker Strip Loans

          This Pooling and Servicing Agreement (this "AGREEMENT"), is dated as of May 1, 2005, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, J.E. ROBERT COMPANY, INC., as Special Servicer and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), to be issued under this Agreement in multiple classes (each, a "CLASS"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "TRUST FUND") to be created hereunder, the primary assets of which will be a pool of multifamily and commercial mortgage loans listed on EXHIBIT B hereto and the Swap Agreement (as defined herein). As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest, the Excess Interest Distribution Account, the Broker Strip Interest, the Excess Servicing Strip, the Swap Agreement and the Floating Rate Account (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of the several grantor trusts described below. The Class A-X and Class A-SP Certificates will represent undivided beneficial interests in multiple "regular interests" in the Upper-Tier REMIC. Additionally, the Trust shall not include any Junior Loan, any interest of any Junior Loan Holder or any Junior Loan Custodial Account.

                                UPPER-TIER REMIC

          As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "UPPER-TIER REMIC". The Classes of Certificates listed in the table following the next succeeding paragraph will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The Class A-MFL Upper-Tier Interest will constitute a "regular interest" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC and the sole class of "residual interests" in the Loan REMIC, will be evidenced by the Class R Certificates.

          The following table sets forth the designation, the initial Pass-Through Rate (as defined herein), and the aggregate initial principal amount (the "ORIGINAL CLASS PRINCIPAL BALANCE") or notional balance ("ORIGINAL CLASS NOTIONAL AMOUNT"), as applicable, for each Class of Certificates evidencing the "regular interests" in the Upper-Tier REMIC and the Class A-MFL Upper-Tier Interest:


                                                                              Original Class Principal Balance
                                                                                 (or, in the case of the
                                                                                 Class A-X or Class A-SP
                                                                           Certificates, Original Class Notional
    Class Designation               Initial Pass-Through Rate(1)                          Amount)
--------------------------    --------------------------------------    -------------------------------------------
Class A-1                                     4.2050%                                $       55,791,000
Class A-2                                     4.5770%                                $       75,897,000
Class A-3                                     4.6910%                                $      107,275,000
Class A-AB                                    4.6810%                                $       74,464,000
Class A-4                                     4.8320%                                $      365,026,000
Class A-1-A                                   4.7720%                                $      445,106,000
Class A-X(4)                                  0.0777%                                $    1,605,084,459
Class A-SP(4)                                 0.7725%                                $    1,515,351,000
Class A-MFL(6)                                4.8770%                                $       80,000,000
Class A-MFX                                   4.8770%                                $       80,508,000
Class A-J                                     4.9180%                                $      110,350,000
Class B                                       5.0160%                                $       30,095,000
Class C                                       5.0560%                                $       16,051,000
Class D                                       5.1170%                                $       28,089,000
Class E                                       5.2370%                                $       18,057,000
Class F                                       4.7900%                                $       20,064,000
Class G                                       4.9620%                                $       16,050,000
Class H                                       5.2950%                                $       20,064,000
Class J                                       4.5650%                                $        8,025,000
Class K                                       4.5650%                                $        8,026,000
Class L                                       4.5650%                                $        8,025,000
Class M                                       4.5650%                                $        2,007,000
Class N                                       4.5650%                                $        6,019,000
Class O                                       4.5650%                                $        6,019,000
Class P                                       4.5650%                                $       24,076,459
Class TM                                      9.1316%                                $        9,000,000

----------
(1) Expressed as a rate per annum. Approximate in the case of the Class A-X, Class A-SP and Class TM Certificates.

(2)  Fixed Pass-Through Rate.

(3)  Variable Pass-Through Rate. See definition of "Pass-Through Rate" herein.

(4) The Class A-X and Class A-SP Certificates will each represent undivided beneficial interests in multiple "regular interests" in the Upper-Tier REMIC.

(5) Original Class Notional Amount. The Class A-X and Class A-SP Certificates will not have principal amounts and will not entitle Holders to distributions of principal.

(6) Refers to the Class A-MFL Upper-Tier Interest and NOT the Class A-MFL Certificates. The Class A-MFL Upper-Tier Interest will be an uncertificated "regular interest" in the Upper-Tier REMIC.

The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

                                LOWER-TIER REMIC

          As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of the Tri-County Mall Loan, the Excess Interest, the Broker Strip Interest and the Excess Servicing Strip), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "LOWER-TIER REMIC". The Uncertificated Lower-Tier Interests listed in the table following the next succeeding paragraph will constitute "regular interests" in the Lower-Tier REMIC created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC, as well as the sole class of "residual interests" in the Upper-Tier REMIC and the sole class of "residual interests" in the Loan REMIC, will be evidenced by the Class R Certificates.

          The following table sets forth, for each Uncertificated Lower-Tier Interest, the designation, the original principal amount (the "ORIGINAL LOWER-TIER REMIC PRINCIPAL BALANCE"), the corresponding Class of Principal Balance Certificates (each, a "CORRESPONDING CLASS OF PRINCIPAL BALANCE CERTIFICATES"), the corresponding Component of the Class A-X Certificates (the "CORRESPONDING CLASS A-X COMPONENT"), if any, and the corresponding Component of the Class A-SP Certificates (the "CORRESPONDING CLASS A-SP COMPONENT").

    DESIGNATIONS OF                                   CORRESPONDING
    UNCERTIFICATED           ORIGINAL LOWER-        CLASS OF PRINCIPAL    CORRESPONDING     CORRESPONDING
      LOWER-TIER               TIER REMIC                 BALANCE           CLASS A-X         CLASS A-SP
      INTERESTS             PRINCIPAL BALANCE          CERTIFICATES         COMPONENT         COMPONENT
-----------------------   ----------------------  ---------------------  ---------------   ---------------
       LA-1-1                 $    5,587,000             Class A-1           A-X-A-1-1           N/A
       LA-1-2                 $   22,327,000             Class A-1           A-X-A-1-2       A-SP-A-1-2
       LA-1-3                 $   26,220,000             Class A-1           A-X-A-1-3       A-SP-A-1-3
       LA-1-4                 $    1,657,000             Class A-1           A-X-A-1-4       A-SP-A-1-4
       LA-2-1                 $   25,156,000             Class A-2           A-X-A-2-1       A-SP-A-2-1
       LA-2-2                 $   26,304,000             Class A-2           A-X-A-2-2       A-SP-A-2-2
       LA-2-3                 $   24,437,000             Class A-2           A-X-A-2-3       A-SP-A-2-3
       LA-3-1                 $    5,068,000             Class A-3           A-X-A-3-1       A-SP-A-3-1
       LA-3-2                 $   25,998,000             Class A-3           A-X-A-3-2       A-SP-A-3-2
       LA-3-3                 $   40,378,000             Class A-3           A-X-A-3-3       A-SP-A-3-3
       LA-3-4                 $   35,831,000             Class A-3           A-X-A-3-4       A-SP-A-3-4
      LA-AB-1                 $   30,687,000             Class A-AB         A-X-A-AB-1       A-SP-A-AB-1
      LA-AB-2                 $   23,042,000             Class A-AB         A-X-A-AB-2       A-SP-A-AB-2
      LA-AB-3                 $   20,735,000             Class A-AB         A-X-A-AB-3       A-SP-A-AB-3
       LA-4-1                 $    4,376,000             Class A-4           A-X-A-4-1       A-SP-A-4-1
       LA-4-2                 $   93,422,000             Class A-4           A-X-A-4-2       A-SP-A-4-2
       LA-4-3                 $   20,065,000             Class A-4           A-X-A-4-3       A-SP-A-4-3
       LA-4-4                 $  247,163,000             Class A-4           A-X-A-4-4       A-SP-A-4-4

    DESIGNATIONS OF                                   CORRESPONDING
    UNCERTIFICATED           ORIGINAL LOWER-        CLASS OF PRINCIPAL    CORRESPONDING     CORRESPONDING
      LOWER-TIER               TIER REMIC                 BALANCE           CLASS A-X         CLASS A-SP
      INTERESTS             PRINCIPAL BALANCE          CERTIFICATES         COMPONENT         COMPONENT
-----------------------   ----------------------  ---------------------  ---------------   ---------------
      LA-1-A-1                $    1,885,000           Class A-1-A         A-X-A-1-A-1            N/A
      LA-1-A-2                $    8,434,000           Class A-1-A         A-X-A-1-A-2       A-SP-A-1-A-2
      LA-1-A-3                $   10,374,000           Class A-1-A         A-X-A-1-A-3       A-SP-A-1-A-3
      LA-1-A-4                $   10,500,000           Class A-1-A         A-X-A-1-A-4       A-SP-A-1-A-4
      LA-1-A-5                $   10,245,000           Class A-1-A         A-X-A-1-A-5       A-SP-A-1-A-5
      LA-1-A-6                $    9,999,000           Class A-1-A         A-X-A-1-A-6       A-SP-A-1-A-6
      LA-1-A-7                $    9,753,000           Class A-1-A         A-X-A-1-A-7       A-SP-A-1-A-7
      LA-1-A-8                $   56,606,000           Class A-1-A         A-X-A-1-A-8       A-SP-A-1-A-8
      LA-1-A-9                $    9,078,000           Class A-1-A         A-X-A-1-A-9       A-SP-A-1-A-9
     LA-1-A-10                $    8,605,000           Class A-1-A        A-X-A-1-A-10       A-SP-A-1-A-10
     LA-1-A-11                $    7,717,000           Class A-1-A        A-X-A-1-A-11       A-SP-A-1-A-11
     LA-1-A-12                $   35,955,000           Class A-1-A        A-X-A-1-A-12       A-SP-A-1-A-12
     LA-1-A-13                $    8,774,000           Class A-1-A        A-X-A-1-A-13       A-SP-A-1-A-13
     LA-1-A-14                $  257,181,000           Class A-1-A        A-X-A-1-A-14       A-SP-A-1-A-14
       LA-MFL                 $   80,000,000          Class A-MFL(1)        A-X-A-MFL         A-SP-A-MFL
       LA-MFX                 $   80,508,000           Class A-MFX          A-X-A-MFX         A-SP-A-MFX
        LA-J                  $  110,350,000            Class A-J            A-X-A-J           A-SP-A-J
         LB                   $   30,095,000             Class B              A-X-B             A-SP-B
         LC                   $   16,051,000             Class C              A-X-C             A-SP-C
        LD-1                  $    9,921,000             Class D             A-X-D-1           A-SP-D-1
        LD-2                  $   10,501,000             Class D             A-X-D-2           A-SP-D-2
        LD-3                  $    7,667,000             Class D             A-X-D-3           A-SP-D-3
        LE-1                  $    5,398,000             Class E             A-X-E-1           A-SP-E-1
        LE-2                  $   11,651,000             Class E             A-X-E-2           A-SP-E-2
        LE-3                  $    1,008,000             Class E             A-X-E-3           A-SP-E-3
        LF-1                  $   12,670,000             Class F             A-X-F-1           A-SP-F-1
        LF-2                  $    7,394,000             Class F             A-X-F-2           A-SP-F-2
        LG-1                  $    1,256,000             Class G             A-X-G-1           A-SP-G-1
        LG-2                  $   13,993,000             Class G             A-X-G-2           A-SP-G-2
        LG-3                  $      801,000             Class G             A-X-G-3           A-SP-G-3
         LH                   $   20,064,000             Class H              A-X-H               N/A
         LJ                   $    8,025,000             Class J              A-X-J               N/A
         LK                   $    8,026,000             Class K              A-X-K               N/A
         LL                   $    8,025,000             Class L              A-X-L               N/A
         LM                   $    2,007,000             Class M              A-X-M               N/A
         LN                   $    6,019,000             Class N              A-X-N               N/A
         LO                   $    6,019,000             Class O              A-X-O               N/A
         LP                   $   24,076,459             Class P              A-X-P               N/A
        LTM                   $    9,000,000            Class TM               N/A                N/A

----------
(1) The Class LA-MFL Uncertificated Lower-Tier Interest does not correspond to any Class of Principal Balance Certificates. It corresponds to the Class A-MFL Upper-Tier Interest.

                                   LOAN REMIC

          As provided herein, the Trustee shall elect or cause an election to be made to treat the Tri-County Mall Loan (exclusive of any portion thereof constituting part of the Excess Servicing Strip) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "LOAN REMIC". Two separate Loan REMIC regular interests, constituting beneficial ownership interests in the Loan REMIC (together, the "LOAN REMIC REGULAR INTERESTS"), shall be issued on the Closing Date, and such Loan REMIC Regular Interests shall be designated as "LOAN REMIC REGULAR INTEREST TM-1" and "LOAN REMIC REGULAR INTEREST TM-2", respectively. Each Loan REMIC Regular Interest shall relate to the Tri-County Mall Loan and any successor REO Loan with respect thereto. Each Loan REMIC Regular Interest shall (i) accrue interest at the related per annum rate described in the definition of "LOAN REMIC REMITTANCE RATE" and (ii) have an initial Loan REMIC Principal Balance as of the Closing Date equal to: (A) $149,000,000 in the case of Loan REMIC Regular Interest TM-1; and (B) $9,000,000 in the case of Loan REMIC Regular Interest TM-2. Neither of the Loan REMIC Regular Interests will be certificated. The sole class of "residual interests" in the Loan REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC and the sole class of "residual interests" in the Upper-Tier REMIC, will be evidenced by the Class R Certificates.

          The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

          The parties intend that the portion of the Trust Fund representing the Excess Interest, any amounts on deposit in the Collection Account representing Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest, any amounts on deposit in the Collection Account representing Excess Interest and the Excess Interest Distribution Account.

          The parties intend that the portion of the Trust Fund representing the Broker Strip Interest and any amounts on deposit in the Collection Account representing the Broker Strip Interest shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          The parties intend that the portion of the Trust Fund representing the Excess Servicing Strip and any amounts on deposit in the Collection Account representing the Excess Servicing Strip shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          The parties intend that the portion of the Trust Fund representing the Class A-MFL Upper-Tier Interest (and distributions thereon), the Swap Agreement (and payments by the Swap Counterparty thereunder) and the Floating Rate Account shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class A-MFL Certificates shall represent undivided beneficial interests in the portion of the

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Trust Fund consisting of the Class A-MFL Upper-Tier Interest, the Swap Agreement
and the Floating Rate Account.

          As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,614,084,459.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 DEFINED TERMS. Whenever used in this Agreement (including, without limitation, in the Preliminary Statement hereto) the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 BASIS": The accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "A LOAN": Any Loan that is senior in right of payment to the related Junior Loan(s), to the extent set forth in the related Intercreditor Agreement. The only A Loans are the CBA A Loans.

          "A NOTE": With respect to any A Loan, the Mortgage Note included in the Trust Fund, which is senior in right of payment to the related Junior Loan, if any, to the extent set forth in the related Intercreditor Agreement.

          "ACCOUNTANT'S STATEMENT": As defined in Section 3.14.

          "ACCRUED CERTIFICATE INTEREST AMOUNT": With respect to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; with respect to the Class A-MFL Upper-Tier Interest, one month's interest at the Pass-Through Rate for the Class A-MFL Upper-Tier Regular Interest for such Distribution Date, accrued on the related Class Principal Balance immediately prior to such Distribution Date; with respect to the Class A-X Certificates for any Distribution Date, the aggregate of all Accrued Component Interest Amounts with respect to the Class A-X Components for such Distribution Date; and, with respect to the Class A-SP Certificates for any Distribution Date, the aggregate of all Accrued Component Interest Amounts with respect to the Class A-SP Components for such Distribution Date. Accrued Certificate Interest Amounts shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates or the Class A-MFL Upper-Tier Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

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          "ACCRUED COMPONENT INTEREST AMOUNT": With respect to each Class A-X
Component and Class A-SP Component for any Distribution Date, one month's interest at the Class A-X Strip Rate (in the case of a Class A-X Component) or Class A-SP Strip Rate (in the case of a Class A-SP Component), as applicable, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest Amounts shall be calculated on a 30/360 Basis and, with respect to any Class A-X Component or Class A-SP Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "ACQUISITION DATE": With respect to any REO Property, the first day on which such REO Property is acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulations section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property (or any interest therein) for federal income tax purposes.

          "ACTUAL/360 BASIS": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "ADDITIONAL COLLATERAL": With respect to the Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

          "ADDITIONAL COLLATERAL LOAN": Any of the Loans identified on Exhibit C-1 hereto.

          "ADDITIONAL SERVICING COMPENSATION": As defined in Section 3.11(a).

          "ADDITIONAL TRUST FUND EXPENSES": An expense of the Trust Fund that
(i) arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; PROVIDED, HOWEVER, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

          "ADVANCE": Any P&I Advance or Servicing Advance.

          "ADVERSE REMIC EVENT": As defined in Section 3.30(f).

          "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGREEMENT": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "ANTICIPATED REPAYMENT DATE": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

          "APPRAISAL": An appraisal prepared in accordance with 12 C.F.R.
Section 225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable or obtained in connection with the origination of the Loan.

          "APPRAISAL REDUCTION AMOUNT": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Master Servicer (and confirmed by the Special Servicer), based on the Appraised Value determined by the Special Servicer equal to the excess, if any, of: (a) the Stated Principal Balance of such Loan; over (b) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the Special Servicer's review of the Appraisal or such other information as the Special Servicer deems relevant) of the related Mortgaged Property as determined (1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which are posted as additional security for payments due on the Loan, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer, the Special Servicer or the Trustee and/or for which funds have not been escrowed); PROVIDED that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under SECTIONS 3.19(c) with respect to such Loan, then the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event; and PROVIDED, FURTHER, that, if the related Mortgaged Property has become an REO Property, then references to "Loan" above in this definition shall include any successor REO Loan with respect to the subject Loan.

          In the case of any CBA A Loan (or any successor REO Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related CBA A/B Loan Pair (or any successor REO Loans with respect thereto), as if it was a single Loan (or a single REO Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such CBA B Loan (or REO Loan), and then any remaining portion of any such

Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Loan with respect thereto).

          Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Loan or any successor REO Loan with respect thereto will be reduced to zero as of the date such Loan or such REO Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

          "APPRAISAL REDUCTION EVENT": With respect to any Loan, the earliest of
(i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a Balloon Payment, such date may extend until the Loan becomes a Specially Serviced Loan), (ii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after such Loan becomes an REO Loan; PROVIDED, HOWEVER, that if the Class TM Certificates are the only Class of Principal Balance Certificates outstanding besides the Class A Sequential Pay Certificates, then Appraisal Reduction Events will only occur with respect to the Tri-County Mall Loan.

          "APPRAISED VALUE": With respect to any Mortgaged Property, the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the Loan; PROVIDED that, with respect to any Mortgaged Property that secures a Loan with an outstanding principal balance less than $2,000,000, the Appraised Value may be the estimated value of such Mortgaged Property based on an internal valuation performed by the Special Servicer.

          "APPRAISER": An Independent MAI, state certified real estate appraiser with five years of experience in properties of like kind and in the same geographic area.

          "ARD LOAN": Any Loan that is designated as such on the Mortgage Loan Schedule.

          "ASSET STATUS REPORT": As defined in SECTION 3.21(e).

          "ASSIGNABLE PRIMARY SERVICING FEE": Any Primary Servicing Fee that is payable to the initial Master Servicer or its permitted assignee pursuant to
Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

          "ASSIGNMENT OF LEASES": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "ASSUMED SCHEDULED PAYMENT": For any Due Period shall mean the following:

          (a) with respect to any Loan or Junior Loan that is delinquent in respect of its Balloon Payment (and, if applicable, any successor REO Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on such Loan or Junior Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Loan or Junior Loan, and (ii) one month's interest on the Stated Principal Balance of such Loan or Junior Loan (or, if applicable, any successor REO Loan with respect thereto) as of the end of such Due Period at the applicable Mortgage Rate. The amount of the Assumed Scheduled Payment for any A Loan or Junior Loan shall be calculated solely by reference to the terms of such A Loan or Junior Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Borrower or pursuant to a modification, waiver or amendment thereof granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement; and

          (b) any REO Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on the related Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Loan, and (ii) one month's interest on the Stated Principal Balance of such REO Loan as of the end of such Due Period at the applicable Mortgage Rate.

          "AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

          (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) on or prior to the related Determination Date and on deposit in the Collection Account as of the close of business on the Business Day preceding the Master Servicer Remittance Date, exclusive of any portion of such aggregate amount that is comprised of one or more of the following amounts (without duplication):

               (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

               (ii) all amounts in the Collection Account that are payable or reimbursable to any Person from any such account pursuant to CLAUSES
          (iii) through (xvii), inclusive, and CLAUSES (xix) and (xx) of
          SECTION 3.05(a);

               (iii) all amounts that are payable or reimbursable to any Person from the Distribution Account pursuant to CLAUSES (iii) through
          (vi), inclusive, of SECTION 3.05(b);

               (iv) all Yield Maintenance Charges and all Static Prepayment Premiums;

               (v)     all amounts deposited in the Collection Account in error;

               (vi) any net interest or net investment income on funds on deposit in the Collection Account in Permitted Investments in which such funds may be invested;

               (vii) with respect to any Distribution Date that occurs in February of 2006 or any year thereafter or in January of 2006 or any year thereafter that is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to SECTION 3.28;

               (viii) all amounts received with respect to a Serviced Loan Combination that are required to be paid to any related Junior Loan Holder, as applicable, pursuant to the terms of the related Junior Loan, as applicable, and the related Intercreditor Agreement (which amounts will be deposited into the related Junior Loan Custodial Account pursuant to SECTION 3.04 and/or SECTION 3.05, and withdrawn from such accounts pursuant to SECTION 3.05);

               (ix)    Excess Interest; and

               (x)     Excess Liquidation Proceeds;

          (b) if and to the extent not already included in CLAUSE (a) hereof, the aggregate amount transferred with respect to the REO Loans in the Mortgage Pool from the REO Account to the Collection Account for such Distribution Date pursuant to SECTION 3.16(c);

          (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Pool by the Master Servicer and/or the Trustee, as applicable, for such Distribution Date pursuant to SECTION 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

          (d) all funds, if any, released from the Interest Reserve Account for distribution on such Distribution Date;

          (e) any and all payments required to be made by the Master Servicer pursuant to SECTION 3.02(f);

          (f) the aggregate amount transferred (pursuant to SECTION 3.04(e)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

          (g) if and to the extent not already included in CLAUSE (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the Master Servicer or Special Servicer), made by any Class TM Consulting Certificateholder pursuant to this Agreement or any CBA B Loan Holder pursuant to the terms of the related Intercreditor Agreement during the related Due Period and allocable to principal or interest with respect to the related Loan.

          "BALLOON LOAN": Any Loan or Junior Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization prior to its Maturity Date.

          "BALLOON PAYMENT": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Balloon Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

          "BANKRUPTCY CODE": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "BASE INTEREST FRACTION": With respect to any Principal Prepayment or other early collection of principal on any Loan (or any successor REO Loan with respect thereto) and any Class of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL Upper Tier Interest, a fraction (not greater than 1 or less than zero) (a) whose numerator is equal to the excess, if any, of (i) the Pass-Through Rate on such Class of Certificates or the Class A-MFL Upper Tier REMIC Interest, as applicable, over (ii) the Yield Rate with respect to such Principal Prepayment or other early collection of principal and (b) whose denominator is equal to the excess, if any, of (i) Mortgage Rate on such Loan (or REO Loan) over (ii) the Yield Rate with respect to such Principal Prepayment or other early collection of principal.

          "BOOK-ENTRY CERTIFICATE": Any Certificate registered in the name of the Depository or its nominee.

          "BOOK-ENTRY NON-REGISTERED CERTIFICATE": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "BORROWER": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

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          "BREACH": As defined in SECTION 2.03(b).

          "BROKER STRIP": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Loan at the Broker Strip Rate for such Loan.

          "BROKER STRIP INTEREST": With respect to each Broker Strip Loan, interest accrued on the principal balance of such loan at the Broker Strip Rate for such Loan.

          "BROKER STRIP LOANS": The Loans listed on Exhibit T hereto.

          "BROKER STRIP PAYEE": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit T hereto with respect to such Loan.

          "BROKER STRIP RATE": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit T hereto with respect to such Loan.

          "BUSINESS DAY": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York and the states where the Collection Account, the Distribution Account, the Trustee, the Master Servicer or the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "CASH COLLATERAL ACCOUNT": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and SECTION 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to the Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

          "CASH COLLATERAL ACCOUNT AGREEMENT": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

          "CBA A LOAN": The Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Alexandria Power Center, Foley Towne Square and Hartford Place Apartments, respectively, each of which Loans are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA Intercreditor Agreement.

          "CBA A/B LOAN PAIR": Any CBA A Loan together with the related CBA B Loan.

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          "CBA A/B MATERIAL DEFAULT": With respect to a CBA A/B Loan Pair, a
"Material Default" under, and within the meaning of, the related Intercreditor Agreement.

          "CBA B LOAN": With respect to each CBA A Loan, the mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged Property as such CBA A Loan, which subordinate mortgage loan is not included in the Trust Fund, but which shall be serviced pursuant to this Agreement under the conditions described in SECTION 3.01(g).

          "CBA B LOAN HOLDER": With respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.

          "CBA INTERCREDITOR AGREEMENT": With respect to each CBA A/B Loan Pair, the related intercreditor agreement entered into by and between the holder of the related CBA A Loan and the related CBA B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERTIFICATE": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2005-C2, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.

          "CERTIFICATE NOTIONAL AMOUNT": With respect to any Class A-X or Class A-SP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-SP Notional Amount, as applicable.

          "CERTIFICATE OWNER": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "CERTIFICATE PRINCIPAL BALANCE": With respect to any Principal Balance Certificate, as of any date of determination, the then principal balance of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the subject Class of Principal Balance Certificates.

          "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR": The register maintained and the registrar appointed pursuant to Section 5.02.

          "CERTIFICATEHOLDER" or "HOLDER": The Person in whose name a Certificate is registered in the Certificate Register; PROVIDED, HOWEVER, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, the Master Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Master Servicer, the Special Servicer or any Affiliate of any of them, as applicable, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; PROVIDED that (i) such restrictions shall not apply to the selection of the Controlling Class (or the Directing Certificateholder) or the exercise of the Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Master Servicer or the Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; PROVIDED, HOWEVER, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "CLASS": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "CLASS A SEQUENTIAL PAY CERTIFICATE": Any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1-A Certificate.

          "CLASS A-1 CERTIFICATE": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-1-A CERTIFICATE": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-2 CERTIFICATE": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-3 CERTIFICATE": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-4 CERTIFICATE": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-AB CERTIFICATE": A Certificate designated as "Class A-AB" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-AB TARGETED PRINCIPAL BALANCE": With respect to the Class A-AB Certificates for any Distribution Date, the principal balance set forth for such Distribution Date on EXHIBIT S hereto.

          "CLASS A-J CERTIFICATE": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-MFL AVAILABLE FUNDS": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Static Prepayment Premiums, on or in respect of the Class A-MFL Upper-Tier Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, less (b) the sum of (i) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, (ii) all amounts that are payable or reimbursable to any Person from the Floating Rate Account pursuant to CLAUSES (iii) and (iv) of SECTION 3.05(d), (iii) any amount payable to the Trustee as Net Investment Earnings earned on funds held in the Floating Rate Account and (iv) any amount deposited in the Floating Rate Account in error.

          "CLASS A-MFL CERTIFICATE": A Certificate designated as "Class A-MFL" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-MFL DISTRIBUTION CONVERSION": With respect to any Distribution Date (i) during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to SECTION 3.32, or (ii) following the termination of the Swap Agreement, the conversion of distributions to the Class A-MFL Certificates from distributions based, in part, on interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on distributions in respect of the Class A-MFL Upper-Tier Interest, as specified in SECTION 4.01(c).

          "CLASS A-MFL FIXED SWAP PAYMENT": With respect to any Distribution Date, the amount required to be paid to the Swap Counterparty by the Trust under the Swap Agreement (prior to any netting against amounts due from the Swap Counterparty to the Trust) for that Distribution Date.

          "CLASS A-MFL FLOATING SWAP PAYMENT": With respect to any Distribution Date, the amount required to be paid to the Trust by the Swap Counterparty under the Swap Agreement (prior to any netting against amounts due from the Trust to the Swap Counterparty) for that Distribution Date.

          "CLASS A-MFL INITIAL FLOATING SWAP PAYMENT": The initial payment payable by the Swap Counterparty on the "Effective Date" (as defined in the Swap Agreement) as specified under "Additional provisions" in the confirmation under the Swap Agreement.

          "CLASS A-MFL INTEREST DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Optimal Interest Distribution Amount with respect to the Class A-MFL Upper-Tier Interest for such Distribution Date, (ii) the Class A-MFL Floating Swap Payment received from the Swap Counterparty with respect to such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Due Period, less (b) the Class A-MFL Fixed Swap Payment made to the Swap Counterparty with respect to such Distribution Date.

          "CLASS A-MFL NET FIXED SWAP PAYMENT": With respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Fixed Swap Payment for that Distribution Date over (ii) the Class A-MFL Floating Swap Payment for that Distribution Date.

          "CLASS A-MFL NET FLOATING SWAP PAYMENT": With respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Floating Swap Payment for that Distribution Date over (ii) the Class A-MFL Fixed Swap Payment for that Distribution Date.

          "CLASS A-MFL PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to SECTION 4.01 in respect of the Class A-MFL Upper-Tier Interest on such Distribution Date.

          "CLASS A-MFL SWAP PAYMENT DATE": With respect to any Distribution Date, the New York Business Day preceding such Distribution Date.

          "CLASS A-MFL UPPER-TIER INTEREST": The uncertificated interest in the Upper-Tier REMIC, designated as "Class A-MFL", constituting a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "CLASS A-MFX CERTIFICATE": A Certificate designated as "Class A-MFX" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS A-SP CERTIFICATE": A Certificate designated as "Class A-SP" on the face thereof, substantially in the form of EXHIBIT A-2 hereto.

          "CLASS A-SP COMPONENT": Any of the Components identified in the table in the definition of "Component" as being a Class A-SP Component. Each of the Class A-SP Components constitutes a separate "regular interest" in the Upper-Tier REMIC.

          "CLASS A-SP NOTIONAL AMOUNT": As of any date of determination, the sum of then Component Notional Amounts of the Class A-SP Components; PROVIDED that, for reporting purposes, the Class A-SP Notional Amount from time to time shall be calculated in accordance with the Prospectus Supplement.

          "CLASS A-SP STRIP RATE": With respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Reference Rate for such Distribution Date minus
(y) the Pass-Through Rate for the Corresponding Class of Sequential Pay Certificates (or, in the case of Class A-SP Component A-SP-A-MFL, the Pass-Through Rate for the Class A-MFL Upper-Tier Interest) for such Distribution Date (PROVIDED that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

          "CLASS A-X CERTIFICATE": A Certificate designated as "Class A-X" on the face thereof, substantially in the form of EXHIBIT A-2 hereto.

          "CLASS A-X COMPONENT": Each of the Components.

          "CLASS A-X NOTIONAL AMOUNT": With respect to the Class A-X Certificates, as of any date of determination, the sum of then Component Notional Amounts of all of the Class A-X Components.

          "CLASS A-X STRIP RATE": With respect to any Class A-X Component that does not have a Corresponding Class A-SP Component, for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Class of Principal Balance Certificates; and with respect to any Class A-X Component that does have a Corresponding Class A-SP Component, (1) for any Distribution Date occurring on or before the Component Crossover Date for such Corresponding Class A-SP Component, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Class of Principal Balance Certificates (or, in the case of Class A-X Component A-X-A-MFL, the Pass-Through Rate for the Class A-MFL Upper-Tier Interest) for such Distribution Date and the Class A-SP Strip Rate for such Corresponding Class A-SP Component for such Distribution Date, and (2) for any Distribution Date occurring after the Component Crossover Date for such Corresponding Class A-SP Component, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Class of Principal Balance Certificates (or, in the case of Class A-X Component A-X-A-MFL, the Pass-Through Rate for the Class A-MFL Upper-Tier Interest) for such Distribution Date; PROVIDED that in no event shall any Class A-X Strip Rate be less than zero.

          "CLASS B CERTIFICATE": A Certificate designated as "Class B" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS C CERTIFICATE": A Certificate designated as "Class C" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS D CERTIFICATE": A Certificate designated as "Class D" on the face thereof, substantially in the form of EXHIBIT A-1 hereto.

          "CLASS E CERTIFICATE": A Certificate designated as "Class E" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS F CERTIFICATE": A Certificate designated as "Class F" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS G CERTIFICATE": A Certificate designated as "Class G" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS H CERTIFICATE": A Certificate designated as "Class H" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS J CERTIFICATE": A Certificate designated as "Class J" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS K CERTIFICATE": A Certificate designated as "Class K" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS L CERTIFICATE": A Certificate designated as "Class L" on the face thereof, substantially in the form of EXHIBIT A-3 hereto.

          "CLASS M CERTIFICATE": A Certificate designated as "Class M" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "CLASS N CERTIFICATE": A Certificate designated as "Class N" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "CLASS NOTIONAL AMOUNT": For any date of determination, the Class A-X Notional Amount or the Class A-SP Notional Amount, as applicable.

          "CLASS O CERTIFICATE": A Certificate designated as "Class O" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "CLASS P CERTIFICATE": A Certificate designated as "Class P" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "CLASS PRINCIPAL BALANCE": With respect to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates), as of any date of determination, a principal amount equal to the Original Class Principal Balance of such Class as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to such Class of Principal Balance Certificates on the subject Distribution Date pursuant to SECTION 4.01(a) and (ii) any Collateral Support Deficit allocated to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to SECTION 4.04; with respect to the Class A-MFL Upper-Tier Interest, as of any date of determination, a principal amount equal to the Original Class Principal Balance of the Class A-MFL Upper-Tier Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to the Class A-MFL Upper-Tier Interest on the subject Distribution Date pursuant to
SECTION 4.01 and (ii) any Collateral Support Deficit allocated to the Class A-MFL Upper-Tier Interest on the subject Distribution Date pursuant to SECTION 4.04; and, with respect to the Class A-MFL Certificates, as of any date of determination, a principal amount equal to the then Class Principal Balance of the Class A-MFL Upper-Tier Interest.

          "CLASS R CERTIFICATE": A Certificate designated as "Class R" on the face thereof, substantially in the form of EXHIBIT A-5 hereto.

          "CLASS TM AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date that is equal to the lesser of (i) the amount deemed distributed to the Lower-Tier REMIC with respect to Loan REMIC Regular Interest TM-2 on such Distribution Date pursuant to clauses FOURTH, FIFTH and SIXTH of
SECTION 4.01(i) and (ii) the total of the Optimal Interest Distribution Amount with respect to the Class TM Certificates for such Distribution Date, the Class TM Principal Distribution Amount with respect to the Class TM Certificates for such Distribution Date and all unreimbursed amounts of Collateral Support Deficit allocated to the Class TM Certificates prior to such Distribution Date.

          "CLASS TM CERTIFICATE": A Certificate designated as "Class TM" on the face thereof, substantially in the form of Exhibit A-3 hereto.

          "CLASS TM COLLATERAL SUPPORT DEFICIT": As defined in SECTION 4.04(a).

          "CLASS TM CONSULTING CERTIFICATEHOLDER": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Class TM Certificates selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of more than 50% of the Percentage Interests in the Class TM Certificates, by Certificate Principal Balance, as certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Class TM Consulting Certificateholder to the parties hereto and the prior Class TM Consulting Certificateholder, if any. The initial Class TM Consulting Certificateholder will be Credit Suisse First Boston LLC. No appointment of any other Person as a Class TM Consulting Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).

          "CLASS TM CURE PERIOD": As defined in SECTION 3.33(b) hereto.

          "CLASS TM CURE EVENT": The exercise by the Class TM Consulting Certificateholder of the cure rights described in SECTION 3.33(b), whether for one month, or for consecutive months in the aggregate.

          "CLASS TM PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to the Lower-Tier REMIC with respect to Loan REMIC Regular Interest TM-2 on such Distribution Date pursuant to CLAUSE FIFTH of SECTION 4.01(i).

          "CLASS TM PURCHASE DATE": As defined in SECTION 3.33(a).

          "CLASS TM PURCHASE NOTICE": As defined in SECTION 3.33(a).

          "CLASS V CERTIFICATE": A Certificate designated as "Class V" on the face thereof, substantially in the form of EXHIBIT A-4 hereto. The Class V Certificates have no Pass-Through Rate, Class Principal Balance or Class Notional Amount.

          "CLEARSTREAM": Clearstream Banking, Luxembourg, or any successor.

          "CLOSING DATE": May 26, 2005.

          "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer, jointly, and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

          "CMSA BOND LEVEL FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA COLLATERAL SUMMARY FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA COMPARATIVE FINANCIAL STATUS REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA DELINQUENT LOAN STATUS REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA FINANCIAL FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA HISTORICAL LIQUIDATION REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA HISTORICAL LOAN MODIFICATION AND CORRECTED MORTGAGE LOAN REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA INVESTOR REPORTING PACKAGE": Collectively:

          (a)  the following seven electronic files: (i) CMSA Loan Setup File,
     (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

          (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve/LOC Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA Operating Statement Analysis Report and (ix) CMSA NOI Adjustment Worksheet; and

          (c) such other reports as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally.

          "CMSA LOAN LEVEL RESERVE/LOC REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA LOAN PERIODIC UPDATE FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA LOAN SETUP FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA NOI ADJUSTMENT WORKSHEET": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA OPERATING STATEMENT ANALYSIS REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA PROPERTY FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA REO STATUS REPORT": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA SERVICER WATCH LIST": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA SPECIAL SERVICER LOAN FILE": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

          "CMSA WEBSITE": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "CODE": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

          "COLLATERAL SUPPORT DEFICIT": As defined in SECTION 4.04(a).

          "COLLECTION ACCOUNT": One or more separate custodial accounts or, subject to SECTION 3.04(i), sub-accounts created and maintained by the Master Servicer or any Sub-Servicer on behalf of the Master Servicer pursuant to
SECTION 3.04(a) in the name of the Trustee on behalf of the Certificateholders and any related Junior Loan Holder(s) (other than a CBA B Loan Holder) and, with respect to any CBA A/B Loan Pair after the occurrence of a CBA A/B Material Default, on behalf of the related CBA B Loan Holder, as applicable, as their interests may appear, into which the amounts set forth in SECTION 3.04(a) shall be deposited directly, which account shall, subject to SECTION 3.04(i), be entitled substantially as follows: "[name of Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, and each related Junior Loan Holder, as applicable, as their interests appear, Collection Account". Any such account or accounts or, subject to SECTION 3.04(i), sub-accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.

          "COLUMN PERFORMANCE GUARANTEE": The Guarantee dated as of May 18, 2005 from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of the CSFB Mortgage Loan Seller under Section 7 of the CSFB Mortgage Loan Purchase Agreement.

          "COLUMN PERFORMANCE GUARANTOR": Credit Suisse First Boston (USA), Inc., a Delaware corporation, its successor in interest or any successor guarantor under the Column Performance Guarantee.

          "COMMISSION": The Securities and Exchange Commission.

          "COMPONENT": Any of the fifty-six (56) components of the Class A-X Certificates (the "Class A-X Components") or the forty-six (46) components of the Class A-SP Certificates (the "Class A-SP Components") listed in the following table. The following table also sets forth the month and year in which the Component Crossover Date for each Class A-SP Component occurs and the Corresponding Class of Principal Balance Certificates for each Component.

                                                              CLASS DESIGNATION
                                                              OF CORRESPONDING
                                                             CLASS OF PRINCIPAL
      CLASS A-X         CLASS A-SP         COMPONENT               BALANCE
      COMPONENT         COMPONENT        CROSSOVER DATE         CERTIFICATES
      --------------------------------------------------------------------------
      A-X-A-1-1        N/A                N/A                        A-1
      A-X-A-1-2        A-SP-A-1-2         May 2006                   A-1
      A-X-A-1-3        A-SP-A-1-3         November 2006              A-1
      A-X-A-1-4        A-SP-A-1-4         May 2007                   A-1
      A-X-A-2-1        A-SP-A-2-1         May 2007                   A-2
      A-X-A-2-2        A-SP-A-2-2         November 2007              A-2
      A-X-A-2-3        A-SP-A-2-3         May 2008                   A-2
      A-X-A-3-1        A-SP-A-3-1         May 2008                   A-3
      A-X-A-3-2        A-SP-A-3-2         November 2008              A-3
      A-X-A-3-3        A-SP-A-3-3         May 2009                   A-3
      A-X-A-3-4        A-SP-A-3-4         November 2009              A-3
      A-X-A-AB-1       A-SP-A-AB-1        November 2009              A-AB
      A-X-A-AB-2       A-SP-A-AB-2        May 2010                   A-AB
      A-X-A-AB-3       A-SP-A-AB-3        November 2010              A-AB
      A-X-A-4-1        A-SP-A-4-1         November 2010              A-4
      A-X-A-4-2        A-SP-A-4-2         May 2011                   A-4
      A-X-A-4-3        A-SP-A-4-3         November 2011              A-4
      A-X-A-4-4        A-SP-A-4-4         May 2012                   A-4
      A-X-A-1-A-1      N/A                N/A                        A-1-A
      A-X-A-1-A-2      A-SP-A-1-A-2       May 2006                   A-1-A
      A-X-A-1-A-3      A-SP-A-1-A-3       November 2006              A-1-A
      A-X-A-1-A-4      A-SP-A-1-A-4       May 2007                   A-1-A
      A-X-A-1-A-5      A-SP-A-1-A-5       November 2007              A-1-A
      A-X-A-1-A-6      A-SP-A-1-A-6       May 2008                   A-1-A
      A-X-A-1-A-7      A-SP-A-1-A-7       November 2008              A-1-A
      A-X-A-1-A-8      A-SP-A-1-A-8       May 2009                   A-1-A
      A-X-A-1-A-9      A-SP-A-1-A-9       November 2009              A-1-A
      A-X-A-1-A-10     A-SP-A-1-A-10      May 2010                   A-1-A
      A-X-A-1-A-11     A-SP-A-1-A-11      November 2010              A-1-A
      A-X-A-1-A-12     A-SP-A-1-A-12      May 2011                   A-1-A
      A-X-A-1-A-13     A-SP-A-1-A-13      November 2011              A-1-A
      A-X-A-1-A-14     A-SP-A-1-A-14      May 2012                   A-1-A

      A-X-A-MFL        A-SP-A-MFL         May 2012                   A-MFL(1)
      A-X-A-MFX        A-SP-A-MFX         May 2012                   A-MFX
      A-X-A-J          A-SP-A-J           May 2012                   A-J
      A-X-B            A-SP-B             May 2012                   B
      A-X-C            A-SP-C             May 2012                   C
      A-X-D-1          A-SP-D-1           May 2011                   D
      A-X-D-2          A-SP-D-2           November 2011              D
      A-X-D-3          A-SP-D-3           May 2012                   D
      A-X-E-1          A-SP-E-1           May 2010                   E
      A-X-E-2          A-SP-E-2           November 2010              E
      A-X-E-3          A-SP-E-3           May 2011                   E
      A-X-F-1          A-SP-F-1           November 2009              F
      A-X-F-2          A-SP-F-2           May 2010                   F
      A-X-G-1          A-SP-G-1           November 2008              G
      A-X-G-2          A-SP-G-2           May 2009                   G
      A-X-G-3          A-SP-G-3           November 2009              G
      A-X-H            N/A                N/A                        H
      A-X-J            N/A                N/A                        J
      A-X-K            N/A                N/A                        K
      A-X-L            N/A                N/A                        L
      A-X-M            N/A                N/A                        M
      A-X-N            N/A                N/A                        N
      A-X-O            N/A                N/A                        O
      A-X-P            N/A                N/A                        P

----------
(1) The Class A-X-A-MFL Component and the Class A-SP-A-MFL Component correspond to the Class A-MFL Upper-Tier Interest rather than to a Class of Principal Balance Certificates.

          "COMPONENT CROSSOVER DATE": With respect to each Class A-SP Component, the Distribution Date occurring in the month and year specified in the definition of "Component".

          "COMPONENT NOTIONAL AMOUNT": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier REMIC Principal Balance of its Corresponding Uncertificated Lower-Tier Interest.

          "CONTROLLING CLASS": As of any date of determination, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance at least equal to 25% of the initial Class Principal Balance of such Class; or, if no such Class exists, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance greater than zero. As of the Closing Date, the Controlling Class shall be the Class P Certificates. For purposes of this definition: the respective Classes of the Class A Sequential Pay Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class; and the Class A-MFL and Class A-MFX Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

          "CONTROLLING CLASS CERTIFICATEHOLDER": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

          "CORPORATE TRUST OFFICE": The corporate trust office of the Trustee at which at any particular time its mortgage-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to Certificate transfers and surrenders, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and, for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

          "CORRECTED LOAN": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the subject Loan or any Junior Loan, as the case may be) and as to which Loan or Junior Loan, as the case may be, the Special Servicer has returned servicing to the Master Servicer pursuant to SECTION 3.21(a).

          "CORRESPONDING CLASS A-SP COMPONENT": With respect to any Uncertificated Lower-Tier Interest, the Class A-SP Component that, upon replacing "A-SP-" with "L" at the beginning of the designation thereof, has the same alphabetic or alphanumeric, as applicable, designation as such Uncertificated Lower-Tier Interest; with respect to the Class A-MFL Upper-Tier Interest, Class A-SP Component A-SP-A-MFL; and with respect to any Class of Sequential Pay Certificates, the Class A-SP Component for which such Class of Sequential Pay Certificates is the Corresponding Class of Principal Balance Certificates.

          "CORRESPONDING CLASS A-X COMPONENT": With respect to any Uncertificated Lower-Tier Interest, the Class A-X Component that, upon replacing "A-X-" with "L" at the beginning of the designation thereof, has the same alphabetic or alphanumeric, as applicable, designation as such Uncertificated Lower-Tier Interest; with respect to the Class A-MFL Upper-Tier Interest, Class A-X Component A-X-A-MFL; and with respect to any Class of Sequential Pay Certificates, the Class A-X Component as to which such Class of Sequential Pay Certificates is the Corresponding Class of Principal Balance Certificates.

          "CORRESPONDING COMPONENT": With respect to any Uncertificated Lower-Tier Interest or Class of Sequential Pay Certificates, the Corresponding Class A-SP Component or the Corresponding Class A-X Component, as applicable.

          "CORRESPONDING CLASS OF PRINCIPAL BALANCE CERTIFICATES": With respect to any Uncertificated Lower-Tier Interest, as defined in the Preliminary Statement hereto; and with respect to any Component, the Class of Principal Balance Certificates identified as the "Corresponding Class of Principal Balance Certificates" for such Component in the defintition of "Component".

          "CORRESPONDING UNCERTIFICATED LOWER-TIER INTEREST": With respect to any Class A-SP Component, the Uncertificated Lower-Tier Interest as to which such Class A-SP

Component is the Corresponding Class A-SP Component; with respect to any Class A-X Component, the Uncertificated Lower-Tier Interest as to which such Class A-X Component is the Corresponding Class A-X Component; with respect to the Class A-MFL Upper-Tier Interest, the Class LA-MFL Lower-Tier Interest; and with respect to any Class of Principal Balance Certificates, the or each, as the case may be, Uncertificated Lower-Tier Interest as to which such Class of Principal Balance Certificates is the Corresponding Class of Principal Balance Certificates.

          "CROSSED GROUP": Any group of Loans that is cross-defaulted and cross-collateralized with each other.

          "CROSSED LOAN": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

          "CROSSED LOAN REPURCHASE CRITERIA": (i) The Debt Service Coverage Ratio for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, together with the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, as set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party and (c) 75%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Responsible Party) to the effect that such repurchase or substitution will not result in the imposition of a tax on the Trust Fund or its assets, income or gain, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

          "CSFB LOANS": The mortgage loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the CSFB Mortgage Loan Purchase Agreement.

          "CSFB MORTGAGE LOAN PURCHASE AGREEMENT": The agreement between the Depositor as purchaser and the CSFB Mortgage Loan Seller as seller, dated as of May 18, 2005, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

          "CSFB MORTGAGE LOAN SELLER": Column Financial, Inc., a Delaware corporation, and its successors in interest.

          "CURE PAYMENTS": With respect to the Tri-County Mall Loan, any Class TM Cure Payment; and, with respect to any Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Loan, the payment that such Junior Loan Holder makes to the Master Servicer or Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer or Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected.

          "CUT-OFF DATE": Individually and collectively, as the context may require: (i) with respect to any Loan with a Due Date in May 2005, such Due Date in May 2005; (ii) with respect to each Loan that has its first Due Date on June 1, 2005, May 2, 2005; and (iii) with respect to each Loan that has its first due date on June 13, 2005, May 11, 2005.

          "CUT-OFF DATE PRINCIPAL BALANCE": With respect to any Loan or Junior Loan, the outstanding principal balance of such Loan or Junior Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "DEBT SERVICE COVERAGE RATIO": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period.

          "DEFAULT INTEREST": With respect to any Loan, Junior Loan or REO Loan, any amounts collected thereon (other than late payment charges, prepayment consideration or Excess Interest) that represent interest in excess of interest accrued on the principal balance of such Loan, Junior Loan or REO Loan at the related Mortgage Rate, such excess interest arising out of a default thereunder.

          "DEFAULTED LOAN": A Loan that is (i) at least 60 days delinquent in respect of its Monthly Payments, or (ii) delinquent in respect of its Balloon Payment, if any, in each case, without giving effect to any grace period permitted by the related Mortgage or Note, or as to which any non-monetary event of default occurs that results in the Loan becoming a Specially Serviced Loan; PROVIDED, HOWEVER, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan or related Junior Loan has not been received.

          "DEFAULTING PARTY": As defined in SECTION 7.01(b).

          "DEFEASANCE COLLATERAL": As defined in SECTION 3.08.

          "DEFEASANCE LOAN": As defined in SECTION 3.08.

          "DEFECT": As defined in SECTION 2.02(e).

          "DEFICIENT VALUATION": With respect to any Loan (other than any Loan that constitutes part of a Serviced Loan Combination) or any CBA A/B Loan Pair, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of such Loan or such CBA A/B Loan Pair, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "DEFINITIVE CERTIFICATE": A Certificate issued in registered, definitive physical form.

          "DEPOSITOR": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

          "DEPOSITORY": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "DEPOSITORY PARTICIPANT": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "DETERMINATION DATE": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

          "DIRECTING CERTIFICATEHOLDER": The Controlling Class Certificateholder, or any designee, selected by the holders or beneficial owners of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Principal Balance, as certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior Directing Certificateholder, if any; PROVIDED, HOWEVER, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class shall be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc. No appointment of any other Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). If no Person is appointed a Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate

Principal Balance of the Controlling Class as the Directing Certificateholder until such Controlling Class Certificateholder provides an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).

          "DIRECTLY OPERATE": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer or Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

          "DISQUALIFIED ORGANIZATION": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "DISTRIBUTION ACCOUNT": The account, accounts or, subject to SECTION 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to SECTION 3.04(b), in trust for the Certificateholders, which, subject to SECTION 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Distribution Account". Any such account or sub-account shall be an Eligible Account or, subject to SECTION 3.04(j), a sub-account of an Eligible Account.

          "DISTRIBUTION DATE": With respect to any calendar month, the fourth Business Day after the Determination Date in such month, commencing in June 2005.

          "DUE DATE": With respect to (i) any Loan or Junior Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan or Junior Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan or Junior Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan or Junior Loan, as applicable, had been scheduled to be first due (without giving effect to any grace period).

          "DUE PERIOD": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

          "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "ELIGIBLE ACCOUNT": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by S&P (or "A" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, PROVIDED that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. Section 9.10(b), (iii) an account or accounts maintained with KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in CLAUSE (i) above, or (iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

          "ENVIRONMENTAL ASSESSMENT": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

          "ENVIRONMENTAL INSURANCE POLICY": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

          "ENVIRONMENTAL INSURER": The provider of insurance pursuant to any Environmental Insurance Policy.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW PAYMENT": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

          "EUROCLEAR": The Euroclear System.

          "EVENT OF DEFAULT": One or more of the events described in SECTION 7.01(a).

          "EXCESS INTEREST": With respect to each of the ARD Loans or any successor REO Loan with respect thereto, interest accrued on such ARD Loan or REO Loan, as the case may be, and allocable to the applicable Excess Rate, as such interest may compound in accordance with the related Loan Documents at the applicable Revised Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of any Trust REMIC.

          "EXCESS INTEREST DISTRIBUTION ACCOUNT": The trust account, accounts or, subject to SECTION 3.04(j), sub-account created and maintained by the Trustee, pursuant to SECTION 3.04(d), in trust for the Certificateholders, which, subject to SECTION 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee]", as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Excess Interest Distribution Account" and which shall be an Eligible Account or, subject to SECTION 3.04(j), a sub-account of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC.

          "EXCESS LIQUIDATION PROCEEDS": The excess, if any, of (a) the Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full such Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination) or the related REO Loan(s) and all amounts due with respect thereto.

          "EXCESS LIQUIDATION PROCEEDS ACCOUNT": The trust account, accounts or, subject to SECTION 3.04(j), sub-account created and maintained by the Trustee, pursuant to SECTION 3.04(e), in trust for the Certificateholders, which, subject to SECTION 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2". The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC. Any such account or, subject to SECTION 3.04(j), sub-account shall be an Eligible Account.

          "EXCESS RATE": With respect to each ARD Loan (and each REO Loan that relates to an ARD Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate.

          "EXCESS SERVICING STRIP": With respect to any Loan or any successor REO Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to SECTION 3.11(a).

          "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended from time to time.

          "EXCHANGE ACT REPORT": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.

          "EXEMPTION FAVORED PARTY": Any of (i) Credit Suisse First Boston LLC,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in CLAUSES (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

          "FAIR VALUE": As defined in SECTION 3.18(b).

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "FINAL RECOVERY DETERMINATION": A determination by the Special Servicer with respect to any defaulted Loan, defaulted Junior Loan or REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to SECTION 3.07(b), will ultimately be recoverable.

          "FITCH": Fitch, Inc. or its successor in interest.

          "FLOATING RATE ACCOUNT": The account, accounts or, subject to SECTION 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to SECTION 3.04(c), in trust for the Class A-MFL Certificateholders, which, subject to
SECTION 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class A-MFL, Floating Rate Account". Any such account or sub-

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account shall be an Eligible Account or, subject to SECTION 3.04(j), a sub-account of an Eligible Account.

          "FNMA": Federal National Mortgage Association or any successor thereto.

          "GAAP": Generally Accepted Accounting Principles in the United States.

          "GLOBAL CERTIFICATE": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

          "GRANTOR TRUST": Any of Grantor Trust A-MFL, Grantor Trust B, Grantor Trust E and Grantor Trust V.

          "GRANTOR TRUST A-MFL": The portion of the Trust Fund consisting of (i) the Class A-MFL Upper-Tier Interest and distributions thereon, (ii) the Swap Agreement and payments by the Swap Counterparty thereunder and (iii) the Floating Rate Account, intended to be treated as a grantor trust as defined under Subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          "GRANTOR TRUST B": The portion of the Trust Fund consisting of the Broker Strip Interest and the proceeds thereof, intended to be treated as a grantor trust as defined under Subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          "GRANTOR TRUST E": The portion of the Trust Fund consisting of the Excess Servicing Strip and the proceeds thereof, intended to be treated as a grantor trust as defined under Subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          "GRANTOR TRUST V": The portion of the Trust Fund consisting of the Excess Interest, proceeds thereof and the Excess Interest Distribution Account, intended to be treated as a grantor trust as defined under Subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code.

          "HAZARDOUS MATERIALS": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "INDEPENDENT": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, the Master Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, any Junior Loan Holder, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be, PROVIDED that such ownership constitutes less than 1.0% of the total assets of such Person.

          "INDEPENDENT CONTRACTOR": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and PROVIDED that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this CLAUSE (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (PROVIDED that such income would otherwise so qualify).

          "INDEPENDENT DIRECTOR": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

          "INITIAL PURCHASER": Credit Suisse First Boston LLC, as initial purchaser of the Non-Registered Certificates.

          "INITIAL RESOLUTION PERIOD": As defined in SECTION 2.03(b).

          "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "INSTITUTIONAL LENDER/OWNER": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of CLAUSES (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in CLAUSE (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in CLAUSES (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

          "INSURANCE AND CONDEMNATION PROCEEDS": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.

          "INSURANCE POLICY": With respect to any Loan, Junior Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan, Junior Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

          "INSURED ENVIRONMENTAL EVENT": As defined in SECTION 3.07.

          "INTERCREDITOR AGREEMENT": Any CBA Intercreditor Agreement or any other co-lender, intercreditor or similar agreement relating to a Loan Combination between the Trust, as holder of the related A Loan, and the Junior Loan Holder(s).

          "INTEREST ACCRUAL PERIOD": With respect to any Class of Regular Certificates, the Class A-MFL Upper-Tier Interest, any Uncertificated Lower-Tier Interest and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each

Interest Accrual Period shall be deemed for purposes of the preceding sentence to consist of 30 days.

          "INTEREST-ONLY CERTIFICATES": Collectively, the Class A-X and Class A-SP Certificates.

          "INTEREST RESERVE ACCOUNT": The account, accounts or, subject to
SECTION 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to
SECTION 3.28, in trust for the Certificateholders, which, subject to SECTION 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Interest Reserve Account", and which shall be an Eligible Account or, subject to SECTION 3.04(j), a sub-account of an Eligible Account.

          "INTEREST RESERVE LOAN": Any Loan that accrues interest on an Actual/360 Basis (or any successor REO Loan with respect thereto).

          "INTEREST SHORTFALL AMOUNT": As to any Distribution Date and either the Class A-MFL Upper-Tier Interest or any Class of Regular Certificates, the amount, if any, by which the amount distributed on the Class A-MFL Upper-Tier Interest or such Class, as the case may be, on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

          "INTERESTED PERSON": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

          "INVESTMENT ACCOUNT": As defined in SECTION 3.06(a).

          "INVESTMENT COMPANY ACT": The Investment Company Act of 1940, as amended.

          "ISSUE PRICE": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

          "JER": J.E. Robert Company, Inc., and its successors in interest.

          "JUNIOR LOANS": Any mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged Property as a Loan, which subordinate mortgage loan is not included in the Trust Fund. The CBA B Loans are the only Junior Loans.

          "JUNIOR LOAN CUSTODIAL ACCOUNT": Each of the custodial accounts or, subject to SECTION 3.04(i), sub-accounts (none of which are included in the Trust Fund) created and maintained by the Master Servicer pursuant to SECTION
3.04 on behalf of the respective Junior Loan Holders. Each Junior Loan Custodial Account shall be maintained as an Eligible Account or, subject to SECTION 3.04(i), a sub-account of an Eligible Account.

          "JUNIOR LOAN HOLDER": Any holder of a Junior Loan or any successor REO Loan with respect thereto.

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

          "KEYBANK": KeyBank National Association, a national banking association, and its successors in interest.

          "KEYBANK LOANS": Collectively, the mortgage loans transferred to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the KeyBank Mortgage Loan Purchase Agreement.

          "KEYBANK MORTGAGE LOAN PURCHASE AGREEMENT": The agreement between the Depositor as purchaser and the KeyBank Mortgage Loan Seller as seller, dated as of May 18, 2005, relating to the transfer of the KeyBank Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

          "KEYBANK MORTGAGE LOAN SELLER": KeyBank National Association, a national banking association, and its successors in interest.

          "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and its successors in interest.

          "LATE COLLECTIONS": With respect to any Loan or Junior Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan or Junior Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (or predecessor Junior Loan, as the case may be) (without regard to any acceleration of amounts due under the predecessor Loan (or predecessor Junior Loan, as the case may be) by reason of default) on a Due Date in a previous Due Period and not previously received.

          "LIBOR": Has the meaning assigned to the term "Floating Rate Option" in the Swap Agreement.

          "LIQUIDATION EVENT": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property; (iii) the repurchase or replacement of such Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSFB Loan, pursuant to the Column Performance Guarantee; (iv) the purchase of such Loan or REO Property by the Directing Certificateholder or the Special Servicer pursuant to SECTION 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by a related Junior Loan Holder;
(vi) the purchase of such Loan by a related mezzanine lender pursuant to the terms of any related intercreditor agreement; (vii) with respect to the Tri-County Mall Loan, the purchase of such Loan by the Class TM Consulting

Certificateholder pursuant to SECTION 3.33; (viii) the sale or other liquidation of such REO Property hereunder; or (ix) the purchase of such Loan or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to
SECTION 9.01.

          "LIQUIDATION FEE": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; PROVIDED, HOWEVER, that no Liquidation Fee shall be payable with respect to CLAUSES (iii), (iv) (so long as the subject repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as extended), (v) (with respect to purchases of the Defaulted Loan by the related Junior Loan Holder, so long as such purchase occurs within 60 days from the date the related Loan becomes a Specially Serviced Loan), (vii) (with respect to a purchase of the Tri-County Mall Loan by the Class TM Consulting Certificateholder pursuant to SECTION 3.33, so long as such purchase occurs within 60 days from the date that Loan becomes a Specially Serviced Loan), or (viii) of the definition of "Liquidation Proceeds", or in connection with the purchase of a Specially Serviced Loan by the Special Servicer or, so long as it occurs within 60 days from the date the subject Loan becomes a Specially Serviced Loan, the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement.

          "LIQUIDATION FEE RATE": As defined in SECTION 3.11.

          "LIQUIDATION PROCEEDS": Cash amounts (other than REO Revenues) actually received by or on behalf of the Trust, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan or Loan Combination (including in the case of any Loan Combination, the default of the related Loan or Junior Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the Special Servicer pursuant to SECTION 3.18; (iv) the repurchase or replacement of a Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSFB Loan, pursuant to the Column Performance Guarantee; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by any related Junior Loan Holder; (vi) the purchase of any Loan or Loan Combination by a related mezzanine lender; (vii) the purchase of the Tri-County Mall Loan by the Class TM Consulting Certificateholder pursuant to SECTION 3.33; or (viii) the purchase of all Loans by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to SECTION 9.01.

          "LOAN": Each of the mortgage loans transferred and assigned to the Trustee pursuant to SECTION 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan, which does not include any Junior Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

          "LOAN AGREEMENT": With respect to any Loan or Junior Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan or Junior Loan was made.

          "LOAN COMBINATION": With respect to any A Loan, such A Loan and the related Junior Loan(s), collectively.

          "LOAN DOCUMENTS": With respect to each Loan or Junior Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan or Junior Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

          "LOAN GROUP": Either of Loan Group No. 1 or Loan Group No. 2.

          "LOAN GROUP NO. 1": Collectively, all of the Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Loans with respect thereto.

          "LOAN GROUP NO. 2": Collectively, all of the Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Loans with respect thereto.

          "LOAN REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of (i) the Tri-County Mall Loan (exclusive of any portion thereof constituting part of the Excess Servicing Strip), (ii) any REO Property with respect thereto, (iii) such amounts (exclusive of any portion thereof constituting part of the Excess Servicing Strip) as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account, if any, and the Distribution Account with respect to the Tri-County Mall Loan, (iv) the rights of the Depositor under the CSFB Mortgage Loan Purchase Agreement with respect to the Tri-County Mall Loan and (v) the rights of the Trustee under the Column Performance Guarantee with respect to the Tri-County Mall Loan.

          "LOAN REMIC PRINCIPAL BALANCE": The principal balance of a Loan REMIC Regular Interest as of any date of determination. As of the Closing Date, the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 shall equal $149,000,000 and the Loan REMIC Principal Balance of Loan REMIC Regular interest TM-2 shall equal $9,000,000. On each Distribution Date, the Loan REMIC Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to SECTION 4.01(i), and shall be further permanently reduced by any portion of a Class TM Collateral Support Deficit deemed allocated thereto on such Distribution Date pursuant to SECTION 4.04(d).

          "LOAN REMIC REGULAR INTEREST": Any of the two (2) separate uncertificated beneficial ownership interests in the Loan REMIC issued hereunder and designated as a "regular interest" in the Loan REMIC, as described in the Preliminary Statement hereto.

          "LOAN REMIC REGULAR INTEREST TM-1": The uncertificated interest in the Loan REMIC, designated as "TM-1", constituting a "regular interest" in the Loan REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "LOAN REMIC REGULAR INTEREST TM-2": The uncertificated interest in the Loan REMIC, designated as "TM-2", constituting a "regular interest" in the Loan REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "LOAN REMIC REMITTANCE RATE":

          (A) With respect to Loan REMIC Regular Interest TM-1, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

          (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (b) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) 5.4411134228% per annum; and

          (2) the denominator of which is the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 immediately preceding that Distribution Date; and

          (B) With respect to Loan REMIC Regular Interest TM-2, for any Distribution Date, an annual rate equal to the product of (1) 8.8370000000% per annum, multiplied by (2) a fraction, the numerator of which is the number of days in the calendar month preceding the month in which such Distribution Date occurs, and the denominator of which is 30.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January of 2006 or any year thereafter that is not a leap year, or during February of 2006 or any year thereafter, then the amount of interest referred to in the fractional numerator described in CLAUSE (A)(1) above will be decreased to reflect any Withheld Amounts with respect to the Tri-County Mall Loan (or any successor REO Loan with respect thereto) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of 2006 or any year thereafter, then the amount of interest referred to in the fractional numerator described in CLAUSE (A)(1) above will be increased to reflect any Withheld Amounts with respect to the Tri-County Mall Loan (or any successor REO Loan with respect thereto) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

          "LOAN-TO-VALUE RATIO": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

          "LOCK-BOX ACCOUNT": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and SECTION 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

          "LOCK-BOX AGREEMENT": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

          "LOWER-TIER INTEREST TM": The Uncertificated Lower-Tier Interest identified by alphabetic designation "TM".

          "LOWER-TIER REMIC PRINCIPAL BALANCE": With respect to any Uncertificated Lower-Tier Interest, as of any date of determination, a principal amount equal to the Original Lower-Tier REMIC Principal Balance of such Uncertificated Lower-Tier Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any deemed distributions of principal with respect to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to
SECTION 4.01 and (ii) any Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to
SECTION 4.04.

          "LOWER-TIER REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Loan REMIC Regular Interests, the Loans (other than the Tri-County Mall Loan and exclusive of Excess Interest, Broker Strip Interest and the Excess Servicing Strip), any REO Property with respect to any such Loan (exclusive of any interest therein that a Junior Loan Holder may have), such amounts (exclusive of any amounts allocable to the Tri-County Mall Loan (or any successor REO Loan with respect thereto) and exclusive of Excess Interest, Broker Strip Interest and the Excess Servicing Strip) as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account (exclusive of any such amounts that are allocable to a Junior
Loan), if any, and the Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Loan REMIC or the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

          "LOWER-TIER REMITTANCE RATE": With respect to any Uncertificated Lower-Tier Interest (other than Lower-Tier Interest TM), for any Distribution Date, the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date; and, with respect to Lower-Tier Interest TM, for any Distribution Date, the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest TM-2.

          "MAI": Member of the Appraisal Institute.

          "MANAGEMENT AGREEMENT": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

          "MANAGER": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

          "MASTER SERVICER": KRECM, or any successor master servicer appointed as provided herein.

          "MASTER SERVICER REMITTANCE DATE": With respect to any Distribution Date, the Business Day preceding such Distribution Date, commencing in June 2005.

          "MASTER SERVICING FEE": With respect to each Loan (and any successor REO Loan with respect thereto), the fee payable to the Master Servicer pursuant to the first paragraph of SECTION 3.11(a), computed on the same basis and in the same manner as interest is computed on the related Loan.

          "MASTER SERVICING FEE RATE": With respect to each CSFB Loan (and any successor REO Loan with respect thereto), 0.01% per annum; with respect to each KeyBank Loan (and any successor REO Loan with respect thereto), 0.02% per annum.

          "MATERIAL BREACH": Any Breach that materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates.

          "MATERIAL DOCUMENT DEFECT": Any Defect that materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates.

          "MATURITY DATE": With respect to any Loan or Junior Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan or Junior Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan or Junior Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
SECTION 3.20 occurring prior to such date of determination.

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          "MAXIMUM REIMBURSABLE WORKOUT-DELAYED REIMBURSEMENT AMOUNT": As
defined in SECTION 1.05(b).

          "MEZZANINE LOAN": Any loan constituting "Mezzanine Debt", a "Mezzanine Loan" or "Future Mezzanine Debt" as identified in EXHIBIT C-2 hereto.

          "MEZZANINE LOAN COLLATERAL": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

          "MEZZANINE LOAN HOLDER": With respect to any Mezzanine Loan, the Holder or obligee thereof.

          "MONTHLY INTEREST DISTRIBUTION AMOUNT": As to any Distribution Date and either the Class A-MFL Upper-Tier Interest or any Class of Regular Certificates, an amount of interest equal to (a) the Accrued Certificate Interest Amount for the Class A-MFL Upper-Tier Interest or such Class, as the case may be, for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to the Class A-MFL Upper-Tier Interest or such Class, as the case may be, pursuant to SECTION 4.05(a). As to any Distribution Date and any Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, as the case may be, for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, as the case may be, pursuant to SECTION 4.05(b). As to any Distribution Date and any Class A-X Component or Class A-SP Component, an amount of interest equal to
(a) the Accrued Component Interest Amount for such Component for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Component pursuant to SECTION 4.05(a).

          "MONTHLY PAYMENT": With respect to any Loan or Junior Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment and/or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to SECTION 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

          "MOODY'S": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; PROVIDED, HOWEVER, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "MORTGAGE": With respect to any Loan or Junior Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

          "MORTGAGE FILE":

          With respect any Loan, the following documents on a collective basis:

               (i) the original Note (or a lost note affidavit with a customary indemnification provision and a copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, without recourse, representation or warranty, express or implied";

               (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office,
          (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

               (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage

          Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2";

               (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

               (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2";

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2", which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (PROVIDED that such omnibus assignment is effective under applicable law);

               (viii)    originals or copies of all (A) assumption agreements,
          (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

               (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a PRO FORMA or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

               (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Loan;

               (xi) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the related Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the related Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

               (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

               (xiii) with respect to any debt of a Borrower or mezzanine borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the Note relating to such other debt (if such other debt is also secured by the related Mortgage);

               (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement;

               (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

               (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust to draw thereon; PROVIDED that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

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

               (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

               (xviii)   originals or copies of the ground lease, ground lease
          memorandum and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

               (xix) the original or copy of any property management agreement;

               (xx) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents;

               (xxi) the checklist of the related Loan Documents, if any, that is included in the Mortgage File for the related Loan; and

               (xxii) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "MORTGAGE INTEREST ACCRUAL PERIOD": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

          "MORTGAGE LOAN ORIGINATOR": Any institution that originated a Loan.

          "MORTGAGE LOAN PURCHASE AGREEMENT": Either the CSFB Mortgage Loan Purchase Agreement or the KeyBank Mortgage Loan Purchase Agreement, as applicable.

          "MORTGAGE LOAN SCHEDULE": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as EXHIBIT B, which list sets forth the following information with respect to each Loan:

               (i) the loan number (as specified in Annex A to the Prospectus Supplement);

               (ii)      the property name;

               (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

               (iv)      the Mortgage Rate in effect at the Cut-off Date;

               (v)       the Net Mortgage Rate in effect at the Cut-off Date;

               (vi)      the original principal balance;

               (vii)     the Cut-off Date Principal Balance;

               (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

               (ix)      the original and remaining amortization terms;

               (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

               (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

               (xii)     the Loan interest accrual method;

               (xiii) the total of the Trustee Fee Rate, the applicable Primary Servicing Fee Rate, the applicable Master Servicing Fee Rate and the applicable Broker Strip Rate, if any;

               (xiv)     the Due Date;

               (xv)      whether such loan is an ARD Loan;

               (xvi)     whether the Loan is subject to lockout/defeasance;

               (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

               (xviii)   whether such Loan has the benefit of an Environmental
          Insurance Policy;

               (xix) whether such Loan is secured by the related Borrower's interest in ground leases;

               (xx)      whether such Loan is secured by a letter of credit; and

               (xxi)     which Loan Group includes such Loan.

          Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under CLAUSE (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

          "MORTGAGE LOAN SELLER": Either of (i) the CSFB Mortgage Loan Seller and (ii) the KeyBank Mortgage Loan Seller.

          "MORTGAGE POOL": All of the Loans and any successor REO Loans with respect thereto, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Junior Loan or related REO Loan.

          "MORTGAGE RATE": With respect to: (i) any Loan or Junior Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan or Junior Loan, as the case may be from time to time in accordance with the related Note and applicable law; (ii) any Loan or Junior Loan after its Maturity Date, the annualized rate described in CLAUSE (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in CLAUSE (i) or (ii), as applicable, above, determined as if the predecessor Loan or Junior Loan, as the case may be, had remained outstanding.

          "MORTGAGED PROPERTY": The underlying real property (including any REO Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

          "NET AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, exclusive of
(i) any Class TM Available Distribution Amount for such Distribution Date and
(ii) any reimbursement to the Class TM Consulting Certificateholder on such Distribution Date pursuant to clause SEVENTH of SECTION 4.01(i).

          "NET INVESTMENT EARNINGS": With respect to the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account, the REO Account, the Distribution Account, the Floating Rate Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, inclusive, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with SECTION 3.06.

          "NET INVESTMENT LOSS": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account, the REO Account, the Distribution Account, the Floating Rate Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, inclusive, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with SECTION 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account.

          "NET MORTGAGE PASS-THROUGH RATE":

          (A) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Loan;

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          (B)  With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis (other than the Tri-County Mall Loan or any successor REO Loan with respect thereto), for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

          (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (b) the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Loan; and

          (2) the denominator of which is the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding that Distribution Date; and

          (C) With respect to the Tri-County Mall Loan or any successor REO Loan with respect thereto, for any Distribution Date, the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest TM-1 for such Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January of 2006 or any year thereafter that is not a leap year, or during February of 2006 or any year thereafter, then the amount of interest referred to in the fractional numerator described in CLAUSE (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of 2006 or any year thereafter, then the amount of interest referred to in the fractional numerator described in CLAUSE (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

          "NET MORTGAGE RATE": With respect to any Loan, Junior Loan or REO Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate then in effect, minus the sum of the related Master Servicing Fee Rate (if any), the related Primary Servicing Fee Rate (if any), the related Broker Strip Rate (if any) and the Trustee Fee Rate.

          "NET OPERATING INCOME": With respect to any Mortgaged Property, for any Borrower's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan or Loan Combination, as applicable.

          "NET PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the Total Principal Distribution Amount for such Distribution Date, reduced by the Class TM Principal Distribution Amount for such Distribution Date.

          "NEW LEASE": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

          "NEW YORK BUSINESS DAY": A "Business Day" as defined under the Swap Agreement.

          "NONRECOVERABLE ADVANCE": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

          "NONRECOVERABLE P&I ADVANCE": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master Servicer or Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by the Master Servicer, the Special Servicer or the Trustee that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, PROVIDED that the certifying party has actual knowledge of the identity thereof, any related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer, or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (PROVIDED that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to SECTION 3.03(c), paid out of the Collection Account). The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

          "NONRECOVERABLE SERVICING ADVANCE": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master Servicer or Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by the Master

Servicer, the Special Servicer or the Trustee that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, PROVIDED that the certifying party has actual knowledge of the identity thereof, any related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (PROVIDED that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to SECTION 3.03(c), paid out of the Collection Account). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

          "NON-REGISTERED CERTIFICATE": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class TM, Class R and Class V Certificates will constitute Non-Registered Certificates.

          "NON-UNITED STATES TAX PERSON": Any Person other than a United States Tax Person.

          "NOTE": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Loan or Junior Loan, as the case may be, together with any rider, addendum or amendment thereto.

          "NRSRO": A nationally recognized statistical rating organization as the term is used in federal securities laws.

          "OFFICER'S CERTIFICATE": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

          "OPINION OF COUNSEL": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to SECTION 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

          "OPTIMAL INTEREST DISTRIBUTION AMOUNT": As to any Distribution Date and either the Class A-MFL Upper-Tier Interest or any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for the Class A-MFL Upper-Tier Interest or such Class, as the case may be, for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, as the case may be, for such Distribution Date. As to any Distribution Date and any Class A-X Component or Class A-SP Component, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Component for such Distribution Date.

          "ORIGINAL CLASS NOTIONAL AMOUNT": With respect to any Class of Interest-Only Certificates, the initial aggregate notional amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

          "ORIGINAL CLASS PRINCIPAL BALANCE": With respect to either the Class A-MFL Upper-Tier Interest or any Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto; and, with respect to the Class A-MFL Certificates, $80,000,000.

          "ORIGINAL LOWER-TIER REMIC PRINCIPAL BALANCE": With respect to any Uncertificated Lower-Tier Interest, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

          "ORIGINAL NET MORTGAGE RATE": With respect to any Loan, the Net Mortgage Rate in effect for such Loan as of the Closing Date (or, in the case of any Loan substituted in replacement of another Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

          "ORIGINAL VALUE": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "OWNERSHIP INTEREST": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I ADVANCE": As to any Loan (or any successor REO Loan with respect thereto), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to SECTION 4.03 or SECTION 7.05.

          "P&I ADVANCE DETERMINATION DATE": With respect to any Distribution Date, the second Business Day immediately prior thereto.

          "PASS-THROUGH RATE": (i) With respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-MFX, Class A-J, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class A-MFL Upper-Tier Interest as to any Distribution Date, the per annum rate listed in the following table:

                  Class A-1..........................  4.2050%
                  Class A-2..........................  4.5770%
                  Class A-3..........................  4.6910%
                  Class A-AB.........................  4.6810%
                  Class A-4..........................  4.8320%
                  Class A-1-A........................  4.7720%
                  Class A-MFL Upper-Tier Interest....  4.8770%
                  Class A-MFX........................  4.8770%
                  Class A-J..........................  4.9180%
                  Class F............................  4.7900%
                  Class G............................  4.9620%
                  Class J............................  4.5650%
                  Class K............................  4.5650%
                  Class L............................  4.5650%
                  Class M............................  4.5650%
                  Class N............................  4.5650%
                  Class O............................  4.5650%
                  Class P............................  4.5650%

          (ii) With respect to the Class B, Class C, Class D, Class E and Class H Certificates as to any Distribution Date, a per annum rate equal to the lesser of (x) the per annum rate specified for such Class in the following table and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date:

                  Class B............................  5.0160%
                  Class C............................  5.0560%
                  Class D............................  5.1170%
                  Class E............................  5.2370%
                  Class H............................  5.2950%

          (iii) With respect to the Class A-SP Certificates as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-SP Strip Rates of the Class A-SP Components for (and weighted on the basis of their respective Component Notional Balances immediately prior to) such Distribution Date; PROVIDED THAT, for reporting purposes, the Class A-SP Pass-Through Rate for each Distribution Date shall be calculated in accordance with the Prospectus Supplement.

          (iv) With respect to the Class A-X Certificates as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-X Strip Rates of the Class A-X Components for (and weighted on the basis of their respective Component Notional Balances immediately prior to) for such Distribution Date.

          (v) With respect to the Class A-MFL Certificates (a) as to any Distribution Date with respect to which a Class A-MFL Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR for that Distribution Date plus 0.25% per annum, and
(b) as to any Distribution Date with respect to which a Class A-MFL Distribution Conversion does exist, the Pass-Through Rate for the Class A-MFL Upper-Tier Interest for that Distribution Date.

          (vi) With respect to the Class TM Certificates as to any Distribution Date, the Lower-Tier Remittance Rate for Lower-Tier Interest TM for such Distribution Date.

          "PENALTY CHARGES": With respect to any Loan, Junior Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest.

          "PERCENTAGE INTEREST": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Class Principal Balance (or, in the case of a Class of Interest-Only Certificates, the Class Notional Amount) of such Class of Certificates as of the Closing Date. With respect to a Class V or Class R Certificate, the percentage interest as set forth on the face thereof.

          "PERFORMANCE CERTIFICATION": As defined in SECTION 3.26.

          "PERFORMING PARTY": As defined in SECTION 3.26.

          "PERMITTED INVESTMENTS": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; PROVIDED that such obligations have a remaining term to maturity of one year or less from the date of acquisition and are backed by the full faith and credit of the United States of America; and PROVIDED, FURTHER, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

          (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

          (iii) repurchase agreements or obligations with respect to any security described in CLAUSE (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in CLAUSE (ii) above;

          (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

          (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

          (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

PROVIDED that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and the obligation must have a predetermined fixed dollar of principal due at maturity that cannot vary or change.

          "PERMITTED MEZZANINE LOAN HOLDER": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder (i) permitted under the related Loan Documents or (ii) with respect to which each Rating

Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

          "PERMITTED TRANSFEREE": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; PROVIDED, HOWEVER, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "PERSON": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLAN": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

          "POOL COLLATERAL SUPPORT DEFICIT": As defined in SECTION 4.04(a).

          "PREPAYMENT ASSUMPTION": With respect to all Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made, without early prepayment; PROVIDED that, in the case of ARD Loans, it is further assumed that such ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

          "PREPAYMENT DATE": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

          "PREPAYMENT INTEREST EXCESS": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest (other than Excess Interest included therein and net of related Master Servicing Fees and Primary Servicing Fees payable therefrom and net of any Broker Strip Interest included therein) accrued at the Mortgage Rate for such Loan on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by or remitted to the Master Servicer or Special Servicer.

          "PREPAYMENT INTEREST SHORTFALL": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding the month of such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest (other than Excess Interest included therein and net of related Master Servicing Fees and Primary Servicing Fees payable therefrom and net of any Broker Strip Interest included therein) that would have accrued at the Mortgage Rate for such Loan, on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the subject Loan and ending on (and including) the day immediately preceding such Due Date.

          "PRIMARY SERVICER": The initial Master Servicer or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing Agreement dated as of May 1, 2005 between the Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto. Notwithstanding any other provision herein to the contrary, the initial Master Servicer shall be a "Primary Servicer" hereunder and no Sub-Servicing Agreement shall be required with respect to such Primary Servicer.

          "PRIMARY SERVICING AGREEMENT": Each of the Sub-Servicing Agreements dated as of May 1, 2005, by and between the Master Servicer and a Primary Servicer.

          "PRIMARY SERVICING FEE": With respect to each Loan (and any successor REO Loan with respect thereto), the fee payable to the related Primary Servicer under the applicable Primary Servicing Agreement or to the Master Servicer pursuant to SECTION 3.11(a), based on the Primary Servicing Fee Rate, and computed on the same basis and in the same manner as interest is computed on the related Loan.

          "PRIMARY SERVICING FEE RATE": With respect to each Loan (and any successor REO Loan with respect thereto), the annual rate equal to (a) the rate specified with respect to such Loan on the Mortgage Loan Schedule under the heading "Administration Fees", minus (b) the sum of the Trustee Fee Rate, the applicable Master Servicing Fee Rate and the applicable Broker Strip Rate, if any.

          "PRINCIPAL BALANCE CERTIFICATE": Any Sequential Pay Certificate or Class TM Certificate.

          "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance (with interest thereon) that was reimbursed to the Master Servicer, the Special Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount and
(ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount, in each case during the period since the preceding Distribution Date.

          "PRINCIPAL PREPAYMENT": Any payment of principal made by the Borrower on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

          "PRIVILEGED PERSON": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each Junior Loan Holder, the Swap Counterparty, any Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as EXHIBIT I, and any other Person designated by the Depositor. The Trustee shall (and the Master Servicer may) provide all Privileged Persons with access to certain restricted information on its Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

          "PROSPECTUS": The Prospectus dated February 18, 2005, as supplemented by the Prospectus Supplement.

          "PROSPECTUS SUPPLEMENT": The Prospectus Supplement dated May 18, 2005, relating to the offering of the Public Certificates.

          "PTCE": A prohibited transaction class exemption, as issued by the United States Department of Labor.

          "PTE": A prohibited transaction exemption, as issued by the United States Department of Labor.

          "PURCHASE PRICE": With respect to any Loan to be purchased (a) by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, (b) by the Directing Certificateholder pursuant to SECTION 3.18(b), the Special Servicer pursuant to
SECTION 3.18(c), or an assignee of either thereof, in any case, pending determination of Fair Value, (c) with respect to any Loan Combination, if the related Intercreditor Agreement so provides for a purchase option, by any Junior Loan Holder, (d) in the case of the Tri-County Mall Loan, by the Class TM Consulting Certificateholder pursuant to SECTION 3.33 or (e) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to SECTION 9.01, a price equal to the sum of the following:

          (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan Combination and the related Junior Loan Holder has previously made a Cure Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

          (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

          (iii) all related unreimbursed Servicing Advances (and any related Servicing Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

          (iv) if such Loan is being repurchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

          (v) if such Loan (A) is being purchased by a Junior Loan Holder pursuant to the related Intercreditor Agreement or is the Tri-County Mall Loan and is being purchased by the Class TM Consulting Certificateholder pursuant to SECTION 3.33 and (B) is being purchased following 60 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer; and

          (vi) if such Loan is being purchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach, Defect or defeasance giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Junior Loan.

          With respect to any Defaulted Loan to be purchased by the Directing Certificateholder (or any assignee thereof) or the Special Servicer pursuant to
SECTION 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Loan. With respect to any REO Property to be sold pursuant to SECTION 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan(s).

          "QUALIFIED APPRAISER": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated or equivalent appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "QUALIFIED INSURER": (i) With respect to any Loan, Junior Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A3" by Moody's (if then rated by Moody's) and "A-" by S&P, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
SECTION 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A-" by S&P or, in the case of

CLAUSES (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw any then-current rating assigned to any of the Certificates that are then- currently being rated by such Rating Agency.

          "QUALIFIED MORTGAGE": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

          "QUALIFIED SUBSTITUTE MORTGAGE LOAN": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a mortgage interest rate not less than the Mortgage Rate of the deleted Loan; (iii) have the same due date as the deleted Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);
(v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan;
(vi) have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and a property condition report that indicates that the Mortgaged Property is in good condition free of any major defects and not in need of any material repairs or, if material repairs are required, an adequate reserve has been established, in each case, which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Loan; (x) be determined by an Opinion of Counsel (at the applicable Responsible Party's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Responsible Party); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; and (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in CLAUSE (i) shall be determined on the basis of aggregate principal balances and the rates described in CLAUSE (ii) above (PROVIDED that no Net Mortgage Rate shall be less than the fixed Pass-Through Rate of any Class of Principal Balance Certificates then outstanding) and the remaining term to stated maturity referred to in CLAUSE (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Loan, the applicable

Responsible Party shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee. No mortgage loan or loans shall qualify as a "QUALIFIED SUBSTITUTE MORTGAGE LOAN" if the deleted Loan is the Tri-County Mall Loan.

          "RATED FINAL DISTRIBUTION DATE": As to each Class of Sequential Pay Certificates, other than the Class P Certificates, the Distribution Date occurring in April 2037.

          "RATING AGENCY": Each of S&P and Moody's, or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; PROVIDED, HOWEVER, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure.

          "RATING AGENCY TRIGGER EVENT": A Rating Agency Trigger Event shall be in effect with respect to any Distribution Date if the Swap Counterparty shall fail to satisfy the Swap Counterparty Ratings Threshold.

          "RECORD DATE": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "REFERENCE RATE": With respect to any Distribution Date from and including the June 2005 Distribution Date to and including the May 2012 Distribution Date, the corresponding rate per annum set forth on EXHIBIT K hereto.

          "REGISTERED CERTIFICATE": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C and Class D Certificates constitute Registered Certificates.

          "REGISTRAR OFFICE": As defined in SECTION 5.02(a).

          "REGULAR CERTIFICATE": Any Principal Balance Certificate (other than a Class A-MFL Certificate) or Interest-Only Certificate.

          "REGULATION S": Regulation S under the Securities Act.

          "REGULATION S GLOBAL CERTIFICATE": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

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          "REGULATION S LEGEND": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "REIMBURSEMENT RATE": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with SECTION 3.03(d) and P&I Advances in accordance with SECTION 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of THE WALL STREET JOURNAL (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

          "RELEASE DATE": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

          "REMAINING NET PRINCIPAL DISTRIBUTION AMOUNT": (i) With respect to the Class A-MFX Certificates and the Class A-MFL Upper-Tier Interest, for any Distribution Date, the amount, if any, by which the Net Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date in respect of the Class A Sequential Pay Certificates; and (ii) with respect to any Class of Sequential Pay Certificates (exclusive of the Class A Sequential Pay Certificates, the Class A-MFX Certificates and the Class A-MFL Certificates), for any Distribution Date, the amount, if any, by which the Net Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date in respect of the Class A Sequential Pay Certificates, the Class A-MFX Certificates, the Class A-MFL Upper-Tier Interest and all other Classes of Sequential Pay Certificates (exclusive of the Class A-MFL Certificates) senior to the subject Class.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "RENTS FROM REAL PROPERTY": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

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          "REO ACCOUNT": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s), which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for [name of Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related Junior Loan Holder(s), as their interests may appear, Series 2005-C2, REO Account". Any such account or accounts shall be an Eligible Account.

          "REO ACQUISITION": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

          "REO ACQUISITION DATE": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to SECTION 3.09.

          "REO DISPOSITION": The sale or other disposition of the REO Property pursuant to SECTION 3.18(e).

          "REO EXTENSION": As defined in SECTION 3.16(a).

          "REO LOAN": Any Loan or Junior Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan or Junior Loan, as the case may be, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan or Junior Loan, as the case may be). Each REO Loan shall be deemed to have an initial outstanding principal balance and, if applicable, Stated Principal Balance equal to the outstanding principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan or Junior Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees, Primary Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with SECTION 3.03(d) or SECTION 4.03(d), shall continue to be payable or reimbursable to the relevant party hereunder in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from general collections on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Nonrecoverable Advances and Workout-Delayed Reimbursement

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Amounts with respect to such REO Loan (in the case of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that were paid from general collections of principal on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced), and related unpaid Master Servicing Fees and Primary Servicing Fees due the Master Servicer or a related Primary Servicer; second, as a recovery of any remaining accrued and unpaid interest (other than Excess Interest) on such REO Loan at the sum of the related Net Mortgage Rate and the Trustee Fee Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, prepayment consideration and Penalty Charges; and fifth, if the predecessor Loan was an ARD Loan, as a recovery of Excess Interest.

          "REO PROPERTY": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property securing a Serviced Loan Combination, for the benefit of the Certificateholders and the Junior Loan Holder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan or a Loan Combination.

          "REO REVENUES": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

          "REQUEST FOR RELEASE": A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of EXHIBIT D attached hereto.

          "REQUESTING SUBORDINATE CERTIFICATEHOLDER": The Holder of any of the Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder".

          "RESPONSIBLE OFFICER": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

          "RESPONSIBLE PARTY": As to the specified Loans, the indicated party:
(a) in the case of the CSFB Loans, the CSFB Mortgage Loan Seller; and (b) in the case of the KeyBank Loans, the KeyBank Mortgage Loan Seller; PROVIDED that, insofar as the obligations of the CSFB Mortgage Loan Seller under Section 7 of the CSFB Mortgage Loan Purchase Agreement are guaranteed by the Column Performance Guarantor, then the term "Responsible Party" shall, as to the CSFB Loans, mean the CSFB Mortgage Loan Seller and the Column Performance Guarantor, individually and collectively, as the context may require.

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          "RESTRICTED MASTER SERVICER REPORTS": Collectively, to the extent not filed with the Commission, the CMSA Comparative Financial Status Report, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA Financial File, the Asset Status Report and CMSA NOI Adjustment Worksheet.

          "REVISED RATE": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.

          "RULE 144A GLOBAL CERTIFICATE": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; PROVIDED, HOWEVER, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

          "SARBANES ACT": As defined in SECTION 3.26.

          "SARBANES-OXLEY CERTIFICATION": As defined in SECTION 3.26.

          "SECURITIES ACT": The Securities Act of 1933, as amended.

          "SECURITY AGREEMENT": With respect to any Loan or Junior Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan or Junior Loan, as the case may be.

          "SECURITY POSITION LISTING": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

          "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates outstanding immediately prior thereto equals or exceeds the sum of
(a) the aggregate Stated Principal Balance of the Mortgage Pool

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(exclusive of the Loan REMIC Principal Balance of Loan REMIC Regular Interest
TM-2) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Net Principal Distribution Amount for such Distribution Date and (ii) the portion of the Net Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates on such Distribution Date pursuant to SECTION 4.01(a) have been so made.

          "SEQUENTIAL PAY CERTIFICATES": Any of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates.

          "SERVICED LOAN COMBINATION": A CBA A/B Loan Pair, but only upon a "Material Default" under the related CBA A/B Intercreditor Agreement.

          "SERVICING ACCOUNT": The account or accounts created and maintained pursuant to SECTION 3.03.

          "SERVICING ADVANCES": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Junior Loan(s), after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or Special Servicer set forth in SECTIONS 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or Special Servicer is required to cause to be insured pursuant to SECTION 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan, Junior Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Junior Loan(s), including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property,
(f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to SECTION 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; PROVIDED that, notwithstanding anything to the contrary, "SERVICING ADVANCES" shall not include
(A) allocable overhead of the Master Servicer, Special Servicer or Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(B) costs incurred by any such party or any Affiliate thereof in connection with its purchase of any Loan, Junior Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses

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expressly required under this Agreement to be borne by the Master Servicer,
Special Servicer or Trustee without reimbursement.

          "SERVICING FEE": With respect to any Loan (and any successor REO Loan with respect thereto), any related Master Servicing Fee and related Primary Servicing Fee, together.

          "SERVICING FEE RATE": With respect to any Loan (and any successor REO Loan with respect thereto), the sum of any related Master Servicing Fee Rate and any related Primary Servicing Fee Rate.

          "SERVICING FILE": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan or Junior Loan or which are reasonably required for the ongoing administration of such Loan or Junior Loan, as the case may be, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

          "SERVICING OFFICER": Any officer and/or employee of the Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or Special Servicer, as the case may be, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

          "SERVICING STANDARD": As defined in SECTION 3.01(a).

          "SERVICING TRANSFER EVENT": With respect to any Loan or Junior Loan, as applicable, the occurrence of any of the following events:

          (i) a payment default shall have occurred on such Loan or Junior Loan, as the case may be, at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master Servicer of its intent to refinance such Loan or Junior Loan, as the case may be, and is diligently pursuing such refinancing, (c) the Borrower delivers a firm commitment to refinance acceptable to the Directing Certificateholder on or prior to the Maturity Date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Directing Certificateholder's discretion); or

          (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

          (iii) the Master Servicer or, with the approval of the Directing Certificateholder, the Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days; or

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          (iv)    a decree or order of a court or agency or supervisory
     authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; PROVIDED that if such decree or order is discharged or stayed within 60 days of being entered, such Loan or Junior Loan, as the case may be, shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

          (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

          (viii) with respect to the Tri-County Mall Loan or any Loan that is a part of any Loan Combination where the Class TM Consulting Certificateholder or the related Junior Loan Holder, as applicable, has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to SECTION 3.33 or the related Intercreditor Agreement, as the case may be, the occurrence of a monetary default in the following month; or

          (ix) any other default has occurred which, in the reasonable judgment of the Special Servicer (with the approval of the Directing Certificateholder) or the Master Servicer, has materially and adversely affected the value of such Loan or Junior Loan, as the case may be, or otherwise materially and adversely affects the interests of the Certificateholders and, in either such case, has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Loan Documents), PROVIDED that the failure of the related Borrower to obtain all-risk casualty insurance that does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Documents) shall not apply with respect to this clause if the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate.

          Notwithstanding the foregoing, if a default occurs under the Tri-County Mall Loan or any Loan Combination, which the Class TM Consulting Certificateholder or the related

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

Junior Loan Holder, as applicable, has the option to cure pursuant to SECTION
3.33 or the related Intercreditor Agreement, as the case may be, then a Servicing Transfer Event will not be deemed to have occurred with respect to the Tri-County Mall Loan or such Loan Combination, as the case may be, and the Tri-County Mall Loan or such Loan Combination, as the case may be, will not be considered a Specially Serviced Loan unless and until the Class TM Consulting Certificateholder or the related Junior Loan Holder, as the case may be, does not exercise its option to cure prior to the expiration of the applicable cure period as described in SECTION 3.33 or such related Intercreditor Agreement, as the case may be.

          "SIGNIFICANT LOAN": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), by outstanding principal balance at such time.

          "SIMILAR LAW": Any federal, state or local law materially similar to
Section 406 or 407 of ERISA or Section 4975 of the Code.

          "SINGLE-PURPOSE ENTITY" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not without Rating Agency confirmation of Certificate ratings, in respect of any Significant Loan, be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

          "SOLE CERTIFICATEHOLDER": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-SP, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class TM Certificates or an assignment of the voting rights thereof; PROVIDED, HOWEVER, that the Class Principal Balances of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

          "SPECIAL SERVICER": J.E. Robert Company, Inc. and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

          "SPECIAL SERVICING FEE": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of SECTION 3.11(b), computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in SECTION 3.11(b).

          "SPECIAL SERVICING FEE RATE": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

          "SPECIALLY SERVICED LOAN": As defined in SECTION 3.01(a).

          "STARTUP DAY": The Closing Date.

          "STATE TAX LAWS": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

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          "STATED PRINCIPAL BALANCE": With respect to any Loan or Junior Loan
(other than an REO Loan), as of any date of determination, an amount equal to
(x) the Cut-off Date Principal Balance of such Loan or such Junior Loan, as the case may be, or with respect to a Qualified Substitute Mortgage Loan being substituted for another Loan pursuant to or as contemplated by SECTION 2.03(b) hereof, the outstanding principal balance of such Qualified Substitute Mortgage Loan as of the date of substitution, after application of all scheduled payments of principal and interest due on or before such date, whether or not received, minus (y) the sum of:

          (i) the principal portion of each Monthly Payment due on such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by SECTION 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent received from the Borrower or advanced by the Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by SECTION 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

          (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by SECTION 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

          (iv) any reduction in the outstanding principal balance of such Loan or Junior Loan, as the case may be, resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

          (v) any reduction in the outstanding principal balance of such Loan or Junior Loan, as the case may be, due to a modification by the Special Servicer pursuant to this Agreement, which reduction occurred prior to the end of the Due Period for the most recent Distribution Date.

          With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, minus (y) the sum of:

          (i) if such REO Loan relates to a predecessor Loan, the principal portion of any P&I Advance made with respect to such REO Loan on or after the related REO

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     Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

          (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders or the related Junior Loan Holder, as applicable, on or before such date of determination.

          Each Loan (and any successor REO Loan with respect thereto) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof (or any related REO Property) are to be distributed to Certificateholders; and, following such Distribution Date, such Stated Principal Balance shall be zero.

          The Stated Principal Balance of any Loan (or any successor REO Loan with respect thereto) as to which there has been a Final Recovery Determination shall be, following the application of all amounts received in connection with such Loan (or any related REO Property) in accordance with the terms hereof, zero.

          For avoidance of doubt, any payment or other collection of principal on or with respect to any Loan (or any successor REO Loan with respect thereto) that constitutes part of the Principal Distribution Amount for any Distribution Date, without regard to the proviso to the first sentence of the definition of "Principal Distribution Amount" and, further, without regard to any Principal Distribution Adjustment Amount for such Distribution Date, shall be deemed to be distributed to Certificateholders on such Distribution Date for purposes of this definition.

          "STATEMENT TO CERTIFICATEHOLDERS": As defined in SECTION 4.02(a).

          "STATIC PREPAYMENT PREMIUM": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

          "SUB-SERVICER": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.

          "SUB-SERVICING AGREEMENT": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in SECTION 3.22, including any Primary Servicing Agreement.

          "SUBSTITUTION SHORTFALL AMOUNT": With respect to a substitution pursuant to or as contemplated by SECTION 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the initial Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being

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replaced and the aggregate initial Stated Principal Balances of the related
Qualified Substitute Mortgage Loan or Loans.

          "SUCCESSOR MANAGER": As defined in SECTION 3.19(b).

          "SWAP AGREEMENT": The 1992 ISDA (Multi-Currency Cross-Border) Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of May 26, 2005, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of SECTION 3.32.

          "SWAP COUNTERPARTY": Credit Suisse First Boston International and its successors in interest or any swap counterparty under a replacement Swap Agreement.

          "SWAP COUNTERPARTY RATINGS THRESHOLD" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P and (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Swap Counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Swap Counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade).

          "SWAP DEFAULT": Any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Agreement, (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Collateralization Event (as defined in the Swap Agreement) has occurred as required by Part 5, paragraph (b)(1) of the Schedule to the Master Agreement in the related Swap Agreement or (iii) find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by
Part 5, paragraph (b)(2) of the Schedule to the Master Agreement in the related Swap Agreement.

          "SWAP TERMINATION FEES": Any fees or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the Swap Agreement.

          "TAX RETURNS": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for each portion of the Trust Fund intended to be treated as a grantor trust for U.S. federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

          "TERMINATION NOTICE": As defined in SECTION 7.01(b).

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          "TOTAL PRINCIPAL DISTRIBUTION AMOUNT": As to any Distribution Date
(other than the final Distribution Date), subject to adjustment in accordance with the following paragraph, an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior
Loan) during the related Due Period, exclusive of any portion of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date for the related Loan or on a due date for the related Loan subsequent to the end of the related Due Period, (ii) the principal portion of all Monthly Payments received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior
Loan) prior to, but that are due during, the related Due Period, (iii) all other collections, including Liquidation Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of any Junior Loan) or any related REO Properties during the related Due Period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Loan (but not in respect of any Junior Loan) or, in the case of an REO Property, of the related REO Loan (but not an REO Loan in respect of a predecessor Junior Loan), in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date, (iv) the principal portion of all Advances made with respect to the Mortgage Pool for that Distribution Date; PROVIDED that, if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Loan or REO Property during the related Due Period, then that portion, if any, of the aggregate amount described in CLAUSE (i) through (iv) above that is specifically attributable to such Loan or REO Property, shall be reduced to not less than zero by any Special Servicing Fees, Liquidation Fees or interest on Advances previously paid hereunder with respect to such Loan or REO Property from collections on the Mortgage Pool other than Penalty Charges. For the final Distribution Date, subject to adjustment in accordance with the following paragraph, the Total Principal Distribution Amount shall equal the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.

          Notwithstanding the foregoing, (i) the Total Principal Distribution Amount for any Distribution Date will be reduced by the Principal Distribution Adjustment Amount for such Distribution Date; and (ii) the Total Principal Distribution Amount will be increased by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan or REO Loan in the Mortgage Pool, but only if and to the extent such Advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior Distribution Date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior Distribution Date. For purposes of determining whether any decrease in the Total Principal Distribution Amount for any Distribution Date as contemplated by CLAUSE (i) of the prior sentence will specifically reduce the portion of such Total Principal Distribution Amount attributable to Loan Group No. 1 or the portion of such Total Principal Distribution Amount attributable to Loan Group No. 2, the portion of the Principal Distribution Adjustment Amount for such Distribution Date that was deemed, in accordance with SECTION 1.05, to be reimbursed out of collections of principal with respect to a particular Loan Group, which collections of

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principal would otherwise be part of such Total Principal Distribution Amount, shall result in a reduction of the portion of such Total Principal Distribution Amount attributable to such Loan Group. For purposes of determining whether any increase in the Total Principal Distribution Amount for any Distribution Date as contemplated by CLAUSE (ii) of the second preceding sentence will be allocable to the portion of such Total Principal Distribution Amount attributable to Loan Group No. 1 or the portion of such Total Principal Distribution Amount attributable to Loan Group No. 2, any recovery of an Advance referred to in CLAUSE (ii) of the second preceding sentence that was collected on a Loan or REO Loan in Loan Group No. 1 will increase the portion of such Total Principal Distribution Amount attributable to Loan Group No. 2, to the extent (but only to the extent) such Advance and/or interest thereon was previously deemed, in accordance with SECTION 1.05, if at all, to be reimbursed out of collections of principal on Loan Group No. 2, and otherwise will increase the portion of such Total Principal Distribution Amount attributable to Loan Group No. 1, and any recovery of an Advance referred to in clause (ii) of the second preceding sentence that was collected on a Loan or REO Loan in Loan Group No. 2 will increase the portion of such Total Principal Distribution Amount attributable to Loan Group No. 1, to the extent (but only to the extent) such Advance and/or interest thereon was previously deemed, in accordance with SECTION 1.05, if at all, to be reimbursed out of collections of principal on Loan Group No. 1, and otherwise will increase the portion of such Total Principal Distribution Amount attributable to Loan Group No. 2.

          "TRANSFER": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "TRANSFER AFFIDAVIT AND AGREEMENT": As defined in SECTION 5.02(d).

          "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "TRANSFEROR": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "TRI-COUNTY MALL CHANGE OF CONTROL EVENT": The event that exists when, as of any date of determination, the Class Principal Balance of the Class TM Certificates (net of any Appraisal Reduction Amount with respect to the Tri-County Mall Loan or any successor REO Loan with respect thereto) is less than 25% of the initial Certificate Principal Balance of the Class TM Certificates.

          "TRI-COUNTY MALL JUNIOR PERCENTAGE": With respect to each Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-2 immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate of the Loan REMIC Principal Balances of Loan REMIC Regular Interests TM-1 and TM-2 immediately prior to such Distribution Date.

          "TRI-COUNTY MALL LOAN": The Loan with an original principal balance of $158,000,000 that is secured by a Mortgage on the Tri-County Mall Property.

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          "TRI-COUNTY MALL PAYMENT TRIGGER EVENT": The event that exists when, as of any date of determination, (i) an event of default exists under the Tri-County Mall Loan, (ii) a Servicing Transfer Event exists with respect to the Tri-County Mall Loan, (iii) the Tri-County Mall Property has become an REO Property, or (iv) payments of principal and interest are being made with respect to the Tri-County Mall Loan in accordance with a modification or forbearance agreement.

          "TRI-COUNTY MALL PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to the aggregate of the amounts comprising the Total Principal Distribution Amount for such Distribution Date pursuant to CLAUSES (i) through (iv), inclusive, of the first sentence of the first paragraph of the definition of "Total Principal Distribution Amount" that relate to the Tri-County Mall Loan or any successor REO Loan with respect thereto (without regard to any adjustments to the Total Principal Distribution Amount contemplated by the proviso to the first sentence of the first paragraph, or by the second paragraph, of the definition of "Total Principal Distribution Amount").

          "TRI-COUNTY MALL PROPERTY": The Mortgaged Property identified on the Mortgage Loan Schedule as Tri-County Mall.

          "TRI-COUNTY MALL SENIOR PERCENTAGE": With respect to each Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate of the Loan REMIC Principal Balances of Loan REMIC Regular Interests TM-1 and TM-2 immediately prior to such Distribution Date.

          "TRUST": The trust created hereby.

          "TRUST ASSETS": The assets comprising the Trust Fund.

          "TRUST FUND": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account and, if established, the REO Account, to the extent not allocable to a Junior Loan; (iii) any REO Property, to the extent not allocable to a Junior Loan; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans; (v) the Class A-MFL Upper-Tier Interest;
(vi) the Uncertificated Lower-Tier Interests; (vii) the Loan REMIC Regular Interests; (viii) the rights of the Depositor under the Mortgage Loan Purchase Agreements; (ix) the rights of the Trustee under the Column Performance Guarantee; and (x) the Swap Agreement.

          "TRUST REMIC": The Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC.

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          "TRUSTEE": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

          "TRUSTEE EXCEPTION REPORT": As defined in SECTION 2.02(e).

          "TRUSTEE FEE": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

          "TRUSTEE FEE RATE": A rate equal to 0.00135% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or REO Loan.

          "UCC": The Uniform Commercial Code, as enacted in each applicable state.

          "UCC FINANCING STATEMENT": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

          "UCC FINANCING STATEMENT AMENDMENT": A financing statement amendment filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

          "UNCERTIFICATED ACCRUED INTEREST AMOUNT": With respect to each Distribution Date and each Uncertificated Lower-Tier Interest and Loan REMIC Regular Interest, an amount equal to one month's interest at the Lower-Tier Remittance Rate or Loan REMIC Remittance Rate, as the case may be, applicable to such Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, as the case may be, for such Distribution Date, accrued on the related Lower-Tier REMIC Principal Balance or Loan REMIC Principal Balance, as the case may be, of such Uncertificated Lower-Tier Interest or Loan REMIC Regular Interest, as the case may be, immediately prior to such Distribution Date. The Uncertificated Accrued Interest Amount for each Loan REMIC Regular Interest and each Uncertificated Lower-Tier Interest shall be calculated on a 30/360 Basis.

          "UNCERTIFICATED LOWER-TIER INTEREST": Any of the separate uncertificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC, as described in the Preliminary Statement hereto.

          "UNCOVERED PREPAYMENT INTEREST SHORTFALL": With respect to any Loan as to which a Prepayment Interest Shortfall was incurred, the excess, if any, of
(i) such Prepayment Interest Shortfall, over (ii) the deposit made by the Master Servicer to the Trustee in respect of such Prepayment Interest Shortfall pursuant to SECTION 3.02(f).

          "UNCOVERED PREPAYMENT INTEREST SHORTFALL AMOUNT": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, incurred with respect to the Loans during the related Due Period, exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, received on the Loans during the related Due Period that are applied to offset such Uncovered Prepayment Interest Shortfalls.

          "UNDERWRITER EXEMPTION": PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

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          "UNDERWRITERS": Collectively, Credit Suisse First Boston LLC, KeyBanc
Capital Markets, a Division of McDonald Investments Inc., Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC.

          "UNLIQUIDATED ADVANCE": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (vi) of SECTION 3.05(b) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

          "UNPAID INTEREST SHORTFALL AMOUNT": As to any Class of Regular Certificates, the Class A-MFL Upper-Tier Interest, any Class A-X Component or Class A-SP Component, any Uncertificated Lower-Tier Interest or either Loan REMIC Regular Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates, the Class A-MFL Upper-Tier Interest, any Class A-X Component or Class A-SP Component, any Uncertificated Lower-Tier Interest or either Loan REMIC Regular Interest, for any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class, the Class A-MFL Upper-Tier Interest, such Component, such Uncertificated Lower-Tier Interest or such Loan REMIC Regular Interest, as the case may be, for all prior Distribution Dates exceeds the sum of the amounts distributed on such Class or the Class A-MFL Upper-Tier Interest or deemed distributed on such Component, such Uncertificated Lower-Tier Interest or such Loan REMIC Regular Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.

          "UNITED STATES SECURITIES PERSON": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "UNITED STATES TAX PERSON": A citizen or resident of the United States, a corporation, partnership or other entity properly treated as a corporation or a partnership for United States tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "UNRESTRICTED MASTER SERVICER REPORTS": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, and, if and to the extent filed with the Commission, such reports and files that would, but for such filing, constitute Restricted Master Servicer Reports.

          "UPPER-TIER REMIC": One of the three separate REMICs comprising the Trust Fund, the primary assets of which consist of the Uncertificated Lower-Tier Interests.

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          "VOTING RIGHTS": The portion of the voting rights of all of the
Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% of the Voting Rights shall be allocated between the Class A-X Certificateholders and Class A-SP Certificateholders (based on the respective Class Notional Amount of each such Class relative to the aggregate Certificate Notional Amount of such Classes); and (ii) to each Class of Principal Balance Certificateholders there shall be allocated a percentage of Voting Rights equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V or Class R Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Class Principal Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

          "WEBSITE": The internet website maintained by the Trustee (initially located at www.ctslink.com/cmbs) or the internet website of the Master Servicer.

          "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Loans and REO Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances (or, in the case of the Tri-County Mall Loan or any successor REO Loan with respect thereto, the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1) immediately prior to such Distribution Date.

          "WITHHELD AMOUNTS": As defined in SECTION 3.28(a).

          "WORKOUT-DELAYED REIMBURSEMENT AMOUNT": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

          "WORKOUT FEE": The fee paid to the Special Servicer with respect to each Corrected Loan.

          "WORKOUT FEE RATE": As defined in SECTION 3.11(b).

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          "YIELD MAINTENANCE CHARGE": With respect to any Loan, the yield maintenance charge set forth in the related Loan Documents, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; PROVIDED, HOWEVER, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Master Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date), the Master Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury Bonds, Notes and Bills section of THE WALL STREET JOURNAL on the date that is 14 days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2)^0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.).

          "YIELD RATE": With respect to any Loan, a rate equal to (i) a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published for the week ending prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) (or, with respect to the Loan identified on Schedule B as Washington Mutual Irvine Campus, the date six months prior to the maturity date) of the Loan being prepaid or the monthly equivalent of such rate, less (ii) if the Loan being prepaid is the Loan identified on Schedule B as Washington Mutual Irvine Campus, 0.50%. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

          Section 1.02 CERTAIN CALCULATIONS. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

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          (i)     All calculations of interest (unless otherwise expressly set forth herein, and other than as provided in the Loan Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (ii) Any payment on a Loan or a Junior Loan is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; PROVIDED, HOWEVER, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan or Junior Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan or Junior Loan, as the case may be.

          Section 1.03 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv)    a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          Section 1.04 [RESERVED.]

          Section 1.05 CERTAIN CONSIDERATIONS REGARDING REIMBURSEMENTS OF NONRECOVERABLE ADVANCES AND WORKOUT-DELAYED REIMBURSEMENT AMOUNTS.

          (a)    If any party hereto is reimbursed, in accordance with CLAUSE
(vii) of SECTION 3.05(a) and/or CLAUSE (v) of SECTION 3.05(b), out of general collections on the Mortgage Pool on deposit in the Collection Account or the Distribution Account, as applicable, for any

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Nonrecoverable Advance with respect to any Loan or REO Loan in either Loan Group or for any interest accrued and payable on any such Nonrecoverable Advance, then (for purposes of calculating distributions on the Certificates), subject to
SECTION 1.05(d), such reimbursement and/or such payment of interest shall be deemed to have been made (without regard from which account it is actually made):

                 FIRST, out of any amounts representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Loan or REO Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Total Principal Distribution Amount for any subsequent Distribution Date;

                 SECOND, out of any amounts representing payments or other collections of principal received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Total Principal Distribution Amount for any subsequent Distribution Date;

                 THIRD, out of any amounts representing any other payments or other collections received by the Trust with respect to the Loan Group to which such Loan or REO Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

                 FOURTH, out of any amounts representing any other payments or other collections received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

                 FIFTH, out of any other amounts that may be available in the Collection Account and/or the Distribution Account to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

          (b)    If any party hereto is reimbursed, in accordance with CLAUSE
(vi) of SECTION 3.05(b), out of general collections on the Mortgage Pool on deposit in the Distribution Account for any Workout-Delayed Reimbursement Amount (including the portion thereof that constitutes interest accrued and payable on the subject Advance), then (for purposes of calculating distributions on the Certificates), subject to SECTION 1.05(d), such reimbursement and/or such payment of interest shall be deemed to have been made out of any amounts then on deposit in the Distribution Account that represent payments or other collections of principal received by the Trust first, from such amounts that are allocated to the Loan Group to which such Loan generating the Workout-Delayed Reimbursement Amount belongs and second, from amounts allocated to the other Loan Group, that in either case, but for their application to reimburse a Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Total Principal Distribution Amount for any Distribution Date. Workout-Delayed

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Reimbursement Amounts may not be reimbursed, pursuant to CLAUSE (vi) of SECTION
3.05(b), out of general collections on the Mortgage Pool on deposit in the Distribution Account on any Distribution Date, to the extent that such reimbursement would in the aggregate exceed the aggregate amount (as to such Distribution Date, the "MAXIMUM REIMBURSABLE WORKOUT-DELAYED REIMBURSEMENT AMOUNT") representing payments or other collections of principal received by the Trust with respect to the Mortgage Pool (net of reimbursements and payments made therefrom pursuant to CLAUSE FIRST and/or CLAUSE SECOND of SECTION 1.05(a)) that, but for their application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for such Distribution Date.

          (c) If, as of any Distribution Date, there are any Workout-Delayed Reimbursement Amounts (together with interest accrued and payable thereon) then reimbursable and/or payable to the Trustee, the Special Servicer and/or the Master Servicer, then the Maximum Reimbursable Workout-Delayed Reimbursement Amount, if any, for the subject Distribution Date shall be allocated to the following Persons and in the following amounts and order of priority, in each case to the extent of the remaining unallocated portion thereof, for purposes of reimbursing the Workout-Delayed Reimbursement Amounts owing to the specified
Person:

                 FIRST, to the Trustee, up to an amount equal to any Workout-Delayed Reimbursement Amounts previously incurred by the Trustee that remain unreimbursed immediately prior to such Distribution Date;

                 SECOND, to the Master Servicer, up to an amount equal to any Workout-Delayed Reimbursement Amounts previously incurred by the Master Servicer that remain unreimbursed as of the end of the Due Period related to such Distribution Date; and

                 THIRD, to the Special Servicer, up to an amount equal to any Workout-Delayed Reimbursement Amounts previously incurred by the Special Servicer that remain unreimbursed as of the end of the Due Period related to such Distribution Date.

          (d) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class TM Certificates on any Distribution Date may be applied to reimburse any Advance or Workout-Delayed Reimbursement Amount with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any Loan or REO Property (other than the Tri-County Mall Loan or any related REO Property). Accordingly, in no event may the reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to, or the payment of Additional Trust Fund Expenses that are related to, Loans and REO Properties (other than the Tri-County Mall Loan or any related REO Property) result in the Available Distribution Amount and the Principal Distribution Amount for any Distribution Date being less than the Class TM Available Distribution Amount and the Class TM Principal Distribution Amount, respectively, for such Distribution Date.

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                                   ARTICLE II

             CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01     CONVEYANCE OF LOANS.

          (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "CSFB Commercial Mortgage Trust 2005-C2". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and Junior Loan Holders and the Swap Counterparty (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding SECTION 10.07, is intended by the parties to constitute a sale.

          Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition, on the Closing Date, of the CSFB Loans from the CSFB Mortgage Loan Seller, pursuant to the CSFB Mortgage Loan Purchase Agreement, as a purchase of such Loans from the CSFB Mortgage Loan Seller; (ii) its acquisition, on the Closing Date, of the KeyBank Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of the KeyBank Loans from KeyBank; and (iii) its transfer of the Loans to the Trust, pursuant to this SECTION 2.01(a), as a sale of such Loans to the Trust; PROVIDED that, in the case of the transactions described in CLAUSES (i) and (iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. The Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

          (b)    In connection with the Depositor's assignment pursuant to
SECTION 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee, on or before the Closing Date, the Mortgage File (except ITEMS (xvi) and (xxii) of the definition of Mortgage File) for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate

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original of such Note, together with an affidavit and customary indemnification substantially in the form attached as EXHIBIT E hereto, certifying that the original thereof has been lost or destroyed. Within 30 days of the Closing Date, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee the documents required pursuant CLAUSE (xxiii) of the definition of "Mortgage File" for each Loan.

          If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in CLAUSES (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) and (xii) of the definition of "Mortgage File", with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this SECTION 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee or its designee within 120 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (PROVIDED that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

          If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in CLAUSES (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) and (xii) of the definition of "Mortgage File", with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this SECTION 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee or its designee on or before the Closing Date.

          Notwithstanding the foregoing, if any Mortgage Loan Seller fails, as to any Loan, to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing or recording office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, PROVIDED that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return,

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

together with the related UCC Financing Statement assignment in a form appropriate for filing or recording.

          Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this SECTION 2.01(b).

          (c) Notwithstanding the foregoing, the Trustee (directly or through its designee) shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, at the expense of the related Mortgage Loan Seller, each assignment referred to in CLAUSES (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in CLAUSE (xi) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; PROVIDED that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 of the UCC in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Trustee shall seek reimbursement from the applicable Mortgage Loan Seller for any costs and expenses incurred in performing its obligation under this SECTION 2.01(c). The Depositor hereby represents and warrants that, as to any Loan, the related Responsible Party is required to pay for such costs and expenses, as and to the extent provided under
Section 13 of the related Mortgage Loan Purchase Agreement.

          Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third-party contractor to prepare or complete in proper form for filing or recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Loans conveyed by it to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

          (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof, shall be delivered by the Depositor (if the documents and records are in its possession) or, pursuant to the related Mortgage Loan Purchase Agreement, by the applicable Mortgage Loan Seller (if the documents and records are in its possession), in any event to the Master Servicer within 10 Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a Junior Loan, for the benefit of the related Junior Loan Holder).

          (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

          (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

          (g) For purposes of this SECTION 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Loan.

          (h) Notwithstanding anything to the contrary in this Agreement, each Mortgage Loan Purchase Agreement provides that the related Mortgage Loan Seller shall deliver to the Master Servicer any original letters of credit relating to the Loans being sold by such Mortgage Loan Seller, and the Master Servicer shall hold such letters of credit on behalf of the Trustee.

          (i) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall not take any action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

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          Section 2.02 ACCEPTANCE BY TRUSTEE.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of SECTIONS 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in SECTION 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements, copies of all Letters of Credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage File, shall mean in respect of the items referred to in CLAUSE (xvi) of the definition of "Mortgage File", a copy thereof. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Junior Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Junior Loan Holder.

          (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to SECTIONS 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in CLAUSES (i) through (v), (ix) (without regard to the first parenthetical clause), (xi), (xii) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Loans identified on the Mortgage Loan Schedule. Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in CLAUSES (ii), (ix) and (xviii) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in CLAUSE (xvi) of the definition of "Mortgage File" to the Master Servicer (with a copy to the Trustee), each within 30 days after the Closing Date. If such documents are not delivered within 30 days, the applicable Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with SECTION 2.03.

          (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to SECTIONS 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule, (i) all documents specified in CLAUSES (i) through (v),
(ix) (without regard to the first parenthetical

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clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in CLAUSE (iii) and CLAUSE (v) of the definition of "Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

          (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of CLAUSES (vi), (vii), (viii), (x), (xiii) through (xv), (xvii) and (xix) through (xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in CLAUSE (vii) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to SECTION 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan.

          (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "DEFECT" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable), by providing a written report (the "TRUSTEE EXCEPTION REPORT") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

          (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to SECTION 2.02(c).

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          Section 2.03    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
DEPOSITOR; REPURCHASE AND SUBSTITUTION OF LOANS BY THE RESPONSIBLE PARTIES FOR DEFECTS IN MORTGAGE FILES, BREACHES OF REPRESENTATIONS AND WARRANTIES AND OTHER MATTERS.

          (a) The Depositor hereby represents and warrants, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

          (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

          (v) The Depositor's transfer of the Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

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          (vi)    The Depositor is not transferring the Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

          (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Loans to the Trustee, pursuant to SECTION 2.01(a);

          (viii) After giving effect to its transfer of the Loans to the Trustee, pursuant to SECTION 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

          (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

          (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

          (xi) Immediately prior to the transfer of the Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

          (xii) The Depositor has not transferred any of its right, title and interest in and to the Loans to any Person other than the Trustee;

          (xiii) The Depositor is transferring all of its right, title and interest in and to the Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor; and

          (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Loans to the Trustee.

            (b) If any Certificateholder, the Directing Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "BREACH"), it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect is a Material Document Defect or such Breach is a Material Breach, then it shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Responsible Party and shall request that such Responsible Party, not

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later than 90 days after the receipt by the applicable Responsible Party of such request (subject to the second succeeding paragraph, the "INITIAL RESOLUTION PERIOD"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (PROVIDED that in no event shall such substitution occur later than the second anniversary of the Closing Date and in no event shall any substitution be permitted for the Tri-County Mall
Loan) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; PROVIDED, HOWEVER, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a Qualified Mortgage and
(iii) the applicable Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the applicable Responsible Party shall have an additional 90 days to cure such Material Document Defect or Material Breach, PROVIDED that the applicable Responsible Party has delivered to the Master Servicer, the Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Responsible Party that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, SECTION 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the applicable Responsible Party shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, PROVIDED, HOWEVER, that in the event any such costs and expenses exceed $10,000, the applicable Responsible Party shall have the option to either repurchase such Loan at the applicable Purchase Price or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Responsible Party shall make such deposit and upon its making such deposit, the applicable Responsible Party shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable
Responsible Party shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

          Any of the following will cause a document in the Mortgage File to be deemed to have a "DEFECT" (unless cured as contemplated by SECTION 2.02(b)) and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Loan or any successor REO Loan with respect thereto: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed

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Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by CLAUSE (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (as required in the parenthetical exception in the first paragraph of SECTION 2.01(b)), PROVIDED that such Defect may be cured by the provision of a substitute letter of credit or a cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. Failure to include a document checklist in a Mortgage File shall in no event constitute a Material Document Defect.

          Any Defect or Breach which causes any Loan not to be a Qualified Mortgage shall be deemed to materially and adversely affect the interests of the Holders of a Class of Certificates, and the Initial Resolution Period for the affected Loan shall be 90 days following the earlier of the related Responsible Party's receipt of notice (pursuant to this SECTION 2.03(b)) with respect to, and its discovery of, such Defect or Breach (which period shall not be subject to extension).

          If any Loan is to be repurchased by reason of a Material Breach or a Material Document Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

          If (x) a Loan is to be repurchased or substituted for as contemplated above, (y) such Loan is a Crossed Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Loan for purposes of the above provisions, and the applicable Responsible Party shall be required to repurchase or substitute for the related Crossed Loan in accordance with the provisions above unless the Crossed Loan Repurchase Criteria would be satisfied if the applicable Responsible Party were to repurchase or substitute for only the affected Crossed Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this SECTION 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the applicable Responsible Party may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for all the Crossed Loans in the subject Crossed Group. The determination of the Special Servicer as to whether the Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the applicable Responsible Party to cause to be delivered, to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether CLAUSE (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the applicable Responsible Party if the scope and cost of

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the Appraisal is approved by the applicable Responsible Party (such approval not to be unreasonably withheld).

          With respect to any Crossed Loan conveyed hereunder, to the extent that the applicable Responsible Party repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; PROVIDED that the applicable Responsible Party shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; PROVIDED, FURTHER, that if such Opinion cannot be furnished, the applicable Responsible Party and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted and the Responsible Party shall repurchase or substitute for the affected Crossed Loan and all related Crossed Loans. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of the Loans shall remain in full force and effect, without any modification thereof.

          Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable Responsible Party will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and (i) the applicable Responsible Party provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Responsible Party pays (or causes to be paid) the applicable release price required under the Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this SECTION 2.03(b).

          In connection with any repurchase of or substitution for a Loan contemplated by this SECTION 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to or at the direction of the applicable Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Responsible Party, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Responsible Party in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement. The Master Servicer (or, in the case of a Specially Serviced Loan, the

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Special Servicer) shall notify the related Junior Loan Holder(s), as the case may be, of any repurchase regarding any Loan.

          In connection with a repurchase of a Loan or the substitution of a Qualified Substitute Mortgage Loan for a Loan pursuant to the first paragraph of this SECTION 2.03(b), Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Due Date in May 2005 and received by the Master Servicer or Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced and received by the Master Servicer or Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the applicable Responsible Party promptly following receipt.

          In addition, in connection with any purchase of the Tri-County Mall Loan pursuant to or as contemplated by this SECTION 2.03, the Loan REMIC shall be terminated in accordance with SECTION 9.02(d).

          Section 7 of each of the Mortgage Loan Purchase Agreements and, in the case of the CSFB Loans, the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

          If the applicable Responsible Party defaults on its obligations to repurchase any Loan as contemplated by this SECTION 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Swap Counterparty, the Master Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of each Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement and/or, if applicable, under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Responsible Party; second, pursuant to
SECTION 3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in CLAUSES FIRST and SECOND are insufficient, then pursuant to SECTION 3.05(a) out of general collections on the Loans on deposit in the Collection Account.

          If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; PROVIDED, HOWEVER, that such Responsible Party's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including the rights to recover unreimbursed Advances, accrued

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and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; and PROVIDED, FURTHER, that in the event and to the extent that such expenses of such Responsible Party in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Responsible Party's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; PROVIDED, HOWEVER, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Responsible Party may pursue its rights to reimbursement of such expenses directly against the Borrower while such Loan is an asset of the Trust Fund, by suit or otherwise, at the sole cost and expense of such Responsible Party PROVIDED that (i) the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the subject Loan and any related Junior Loan, which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificateholders and any related Junior Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

          Section 2.04 ISSUANCE OF UNCERTIFICATED LOWER-TIER INTERESTS; EXECUTION OF CERTIFICATES.

          Subject to SECTIONS 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Tri-County Mall Loan, exclusive of any portion thereof constituting the Excess Servicing Strip, and the other assets to be part of the Loan REMIC on behalf of the Loan REMIC and the Holders of the Certificates (exclusive of the Class V Certificates), (ii) acknowledges the issuance of the Loan REMIC Regular Interests (together with the residual interests in the Loan REMIC), in exchange for the Tri-County Mall Loan, exclusive of any portion thereof that constitutes the Excess Servicing Strip, receipt of which is hereby acknowledged, (iii) hereby declares that it holds the Loan REMIC Regular Interests and the Loans (exclusive of the Tri-County Mall Loan, exclusive of any Excess Interest and Broker Strip Interest on such Loans and exclusive of the Excess Servicing Strip on such Loans) and the other assets to be part of the Lower-Tier REMIC on behalf of the Lower-Tier REMIC and the Holders of the Certificates (exclusive of the Class V Certificates), (iv) acknowledges the issuance of the Uncertificated Lower-Tier Interests (together with the residual interests in the Lower-Tier REMIC and the Upper-Tier REMIC, which, together with the residual interests in the Loan REMIC, will be evidenced by the Class R Certificates), in exchange for the Loan

                                       99
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REMIC Regular Interests and Loans, exclusive of the Tri-County Mall Loan, Excess
Interest and Broker Strip Interest on such Loans and exclusive of the Excess Servicing Strip on such Loans, receipt of which is hereby acknowledged, (v) acknowledges the issuance of the Class A-MFL Upper-Tier Interest, acknowledges that it has executed the Swap Agreement and that it holds the Class A-MFL Upper-Tier Interest and the Swap Agreement, on behalf of the Holders of the Class A-MFL Certificates, and (vi) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Loans (exclusive of Excess Interest and Broker Strip Interest thereon and exclusive of the Excess Servicing Strip), the Loan REMIC Regular Interests, the Uncertificated
Lower-Tier Interests and the Class A-MFL Upper-Tier Interest, the Regular Certificates, the Class A-MFL Certificates and the Class R Certificates and (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          Section 3.01    GENERAL SERVICING MATTERS.

          (a) The Master Servicer and the Special Servicer shall diligently service and administer the Loans (and, if a Loan is part of a Serviced Loan Combination, the related Junior Loan(s), if any) (and, in the case of the Special Servicer, any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders taken as a collective whole (or, in the case of a Serviced Loan Combination, the Certificateholders and the related Junior Loan Holder(s), if any, taken as a collective whole, taking into consideration the subordinate nature of the Junior Loans), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of this Agreement, the terms of the respective Loans (and, if a Loan is part of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any), and any related intercreditor, co-lender and/or similar agreement(s) and, to the extent consistent with the foregoing, further as follows (the following, the "SERVICING STANDARD"):

          (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans or REO properties for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

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          (ii)    with a view to the timely recovery of principal and interest on such Loans and any such Junior Loan or, if any such Loan or any such Junior Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the Trust and Certificateholders (as a collective whole) (or, in the case of a Serviced Loan Combination, the maximization of recovery on such Serviced Loan Combination, to the Trust and Certificateholders and the related Junior Loan Holder(s), as applicable, all taken as a collective whole) on a net present value basis; and

          (iii)   without regard to--

                  (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                  (B) the ownership of any Certificate, mezzanine loan or subordinate debt, or of any Junior Loan or interest therein, by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C) the Master Servicer's obligation to make Advances,

                  (D) the Special Servicer's obligation to request that the Master Servicer make Servicing Advances,

                  (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, as the case may be,

                  (G) any obligation of the Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to pay any indemnity with respect to a Loan or cure any breach of a representation or warranty or repurchase a Loan, or

                  (H) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower.

          Without limiting the foregoing, subject to SECTION 3.21, (i) the Master Servicer shall be obligated to service and administer all Loans and any related Junior Loans which, in each case, do not constitute Specially Serviced Loans, and (ii) the Special Servicer shall be obligated to service and administer all Loans and any related Junior Loans as to which a Servicing Transfer Event has occurred and is continuing ("SPECIALLY SERVICED LOANS") and any

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REO Property acquired in respect of any such Loan or Junior Loan.
Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Loans and/or Junior Loans that constitute Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) related to such Loans and/or Junior Loans as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; PROVIDED, HOWEVER, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide information to the Master Servicer that is sufficient for the Master Servicer to comply with such duties or from a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Loan and Junior Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in SECTION 3.21(a).

          (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans (and, in the case of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any, and the related Intercreditor Agreement), the Master Servicer and, with respect to the Specially Serviced Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, the Junior Loan Holders and the Trustee or any of them, with respect to each Loan or Junior Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to SECTION 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to SECTION 3.10, the Trustee shall execute and furnish to the Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by the Master Servicer or Special Servicer, as the case may be, necessary or appropriate to enable the Master Servicer or Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; PROVIDED, HOWEVER, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or Special Servicer; PROVIDED, FURTHER, notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c)     Reserved.

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          (d)     Reserved.

          (e) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, one another under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

          (f) Pursuant to the related Intercreditor Agreement, and taking into account SECTION 3.01(g) in the case of a CBA B Loan, each Junior Loan Holder has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. The Master Servicer shall be entitled, during any period when any Junior Loan of a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s), if any, under such Intercreditor Agreement.

          (g) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related Junior Loan Holder, and all references herein to "Junior Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to "Specially Serviced Loan"), other than provisions pertaining to the making of Advances, shall include such CBA B Loan.

          Section 3.02    COLLECTION OF LOAN PAYMENTS.

          (a) The Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans (and any Serviced Loan Combination(s)) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (or a Serviced Loan Combination) it is obligated to service hereunder.

          (b) All amounts collected on any Loan or Junior Loan in the form of payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists thereunder and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions (and, in the case of each related Junior Loan of any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement(s)), shall be applied (after payment to the Master Servicer, the holder of the related Excess Servicing Strip, any related Primary Servicer, any related Broker Strip Payee, and/or the Special Servicer and/or the

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Trustee for any related Master Servicing Fees (net of the related Excess
Servicing Strip), Excess Servicing Strip, Primary Servicing Fees, Broker Strip Interest and Special Servicing Fees, the application to any related outstanding P&I Advances and/or Servicing Advances, application to recoveries of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (in each case, that were paid from principal collections on the Loans and resulted in principal distributed to the Certificateholders being reduced), and payment of interest on all such Advances from such Loan): first, as a recovery of accrued and unpaid interest (other than, if applicable, Excess Interest) on such Loan or Junior Loan, as the case may be, at the related Mortgage Rate (less portions thereof payable to the Master Servicer, the holder of the related Excess Servicing Strip, the Broker Strip Payees, the Special Servicer and/or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan or Junior Loan, as the case may be, then due and owing (including by reason of an acceleration of the Loan or Junior Loan, as the case may be) or otherwise so allocable in accordance with the Servicing Standard; third, to the payment of Yield Maintenance Charges and Static Prepayment Premiums; fourth, as a recovery of any other amounts (other than Excess Interest and remaining principal, if any) due and owing under such Loan or Junior Loan, as the case may be (the application to such other amounts to be made in the discretion of the Master Servicer (exercised in accordance with the Servicing Standard)); fifth, as a recovery of any remaining principal of such Loan or Junior Loan, as the case may be; and sixth, if applicable, subject to the second following sentence, as a recovery of Excess Interest. Notwithstanding the terms of any Loan or Junior Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan or Junior Loan under SECTION 3.11(a), until and except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Loan or Junior Loan have been so funded, (ii) all payments of principal and interest then due on such Loan or Junior Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

          (c)     Reserved.

          (d)     Reserved.

          (e) If the Master Servicer or the Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Master Servicer or the Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

          (f) Subject to SECTION 3.20, the Master Servicer shall not accept a Principal Prepayment of any Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to

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make such prepayment pursuant to the terms of the related Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If the Master Servicer accepts a Principal Prepayment by the Borrower of any Loan on any date other than a Due Date thereby causing a Prepayment Interest Shortfall (other than any such Principal Prepayment that occurred (i) in respect of a Specially Serviced Loan, (ii) in connection with a payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Loan Documents (PROVIDED that the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and the Master Servicer has obtained the consent of the Special Servicer), (iv) pursuant to applicable law or court order, (v) in connection with a payment the related Borrower is permitted to make under the terms of the related Loan Documents or
(vi) in connection with a payment accepted by the Master Servicer at the request of or with the consent of the Directing Certificateholder), then the Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, an amount equal to the amount of such resulting Prepayment Interest Shortfall. In addition, if an Uncovered Prepayment Interest Shortfall occurs in respect of any Loan during any Due Period, and if the Master Servicer in respect of such Loan receives any Prepayment Interest Excesses during that same Due Period in respect of other Loans, then such Prepayment Interest Excesses shall be applied to offset such Uncovered Prepayment Interest Shortfall to the maximum extent possible and shall not be available as additional servicing compensation. Notwithstanding the foregoing, (i) no other compensation payable to the Master Servicer shall be available to cover Prepayment Interest Shortfalls and (ii) the Master Servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular Due Period shall not carry over to any subsequent Due Period.

          Section 3.03 COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.

          (a) The Master Servicer shall establish and maintain one or more accounts (the "SERVICING ACCOUNTS"), into which all Escrow Payments received by it with respect to the Loans and/or Junior Loans shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any related Intercreditor Agreement. Each Servicing Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Loan or Junior Loan and in accordance with the Servicing Standard in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of SECTION 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan Documents and as described below or, if not so required, to the Master Servicer pursuant to CLAUSE (vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; (vii) pay the Master Servicer, as additional servicing compensation in accordance with SECTION

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3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts maintained by the Master Servicer as provided in SECTION 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by the Master
Servicer for the relevant period and to the extent not required by law or the terms of the related Loan Documents to be paid to the Borrowers); and (viii) following a default on the related Loan or Serviced Loan Combination, for application to amounts due thereunder (to the extent permitted by the related Loan Documents and applicable law).

          (b) The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of Mortgaged Properties that do not constitute REO Properties, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the related REO Account or Servicing Account, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan Documents and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans and Junior Loans that do not provide for escrows for the payment of taxes and assessments, the Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan or Serviced Loan Combination does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Loans and Junior Loans that do not constitute REO Loans shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

          (c) In accordance with the Servicing Standard and for all Loans and Junior Loans (other than with respect to any such Junior Loan after the related principal balance of the related Loan has been reduced to zero), the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts

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are insufficient or otherwise not available to pay such item when due and the related Borrower has failed to pay such item on a timely basis, PROVIDED that the Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

          With respect to each Specially Serviced Loan and REO Property, the Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to such Specially Serviced Loan or REO Property, as the case may be; PROVIDED, HOWEVER, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; PROVIDED, FURTHER, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to the Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with any information in its possession (including any information that the Master Servicer or the Trustee, as applicable, may reasonably request) to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, PROVIDED that such determination shall not be binding upon the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Loan or REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, PROVIDED that such determination shall not be binding upon the Master Servicer.

          Notwithstanding anything to the contrary set forth herein, the Master Servicer may (or shall, at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Collection Account (or, if a Serviced Loan Combination or a related REO Property is involved, to the maximum extent permitted, subject to SECTION 3.04(h), first out of the related Junior Loan Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; PROVIDED that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or in the case of any Junior Loan, the Certificateholders and the related Junior Loan Holder, taken as a collective whole, taking into consideration the subordinate nature of the Junior Loan), as evidenced by an Officer's Certificate delivered promptly to the Trustee and the Directing Certificateholder (and, in the case of a Significant Loan, the Rating Agencies), setting forth the basis for such determination and

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accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

          All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in SECTION 3.04 and SECTION 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter time as is necessary to avoid the lapse of any required insurance policy, the foreclosure of any tax lien on the related Mortgaged Property or the expiration of any cure period with respect to any ground lease on the related Mortgaged Property), the Trustee, the Depositor, any Junior Loan Holder (but only to the extent the Servicing Advance pertains to such Junior
Loan) or the Special Servicer shall, if a Responsible Officer of the Trustee, the Depositor, any Junior Loan Holder (but only to the extent the Servicing Advance pertains to such Junior Loan) or the Special Servicer has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer; PROVIDED, HOWEVER, if the Special Servicer, the Depositor or any such Junior Loan Holder provides such written notice to the Master Servicer, it shall also provide a copy of such written notice to the Trustee. If such Servicing Advance is not made by the Master Servicer within three Business Days after its receipt of such notice, then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance pursuant to SECTION 7.05. Any failure by the Master Servicer to make a Servicing Advance shall (unless the Master Servicer determines that such Servicing Advance would be a Nonrecoverable Servicing Advance) constitute an Event of Default by the Master Servicer subject to and as provided in SECTION 7.01.

          (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to SECTION 3.05(a), or out of a Junior Loan Custodial Account pursuant to SECTION 3.04(h) or from a Servicing Account pursuant to SECTION 3.03(a), the Master Servicer or the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account (or, if a Serviced Loan Combination or a related REO Property is involved, to the maximum extent permitted, subject to SECTION 3.04(h), first out of the related Junior Loan Custodial Account), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Subject to SECTION 3.19(e), the Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the Trustee, as the case may be, as soon as practically possible after funds available for such purpose are deposited in the applicable account maintained hereunder.

          (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan or Junior Loan, the Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the Special Servicer, shall request from the Borrower written confirmation thereof within a reasonable time after the later of

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the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Loan or Junior Loan, the Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this SECTION 3.03(e), the Master Servicer (with respect to Loans and Junior Loans that are not Specially Serviced Loans) shall determine whether the related Borrower has failed to perform its material obligations under the respective Loan or Junior Loan and (to the extent such failure is not otherwise reported by the Master Servicer on any of the files or reports comprising the CMSA Investor Reporting Package) report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

          Section 3.04 THE COLLECTION ACCOUNT, DISTRIBUTION ACCOUNT, FLOATING RATE ACCOUNT, EXCESS INTEREST DISTRIBUTION ACCOUNT, EXCESS LIQUIDATION PROCEEDS ACCOUNT, INTEREST RESERVE ACCOUNT AND JUNIOR LOAN CUSTODIAL ACCOUNT(S).

          (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Loans and Junior Loans (if any) received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) on the Loans and Junior Loans (if any) received on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal, including Principal Prepayments, on such Loans and Junior Loans; and

          (ii) all payments on account of interest (net of any related Primary Servicing Fees and, in the case of a Loan, the related Master Servicing Fees) on such Loans and Junior Loans and any Penalty Charges collected thereon (net of any amount thereof utilized to offset interest on Advances); and

          (iii) all Yield Maintenance Charges and all Static Prepayment Premiums received with respect to such Loans and Junior Loans;

          (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any such Loan or Junior Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account pursuant to SECTION 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Loans; and

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          (v)     any amounts required to be transferred from (A) the REO
     Account pursuant to SECTION 3.16(c), and (B) any Junior Loan Custodial Account pursuant to any applicable provision of this Agreement, and

          (vi) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

          (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to SECTION 3.07(b) in connection with losses on any such Loan, Junior Loan or any related REO Property resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

          (viii) any (A) Cure Payments by the Class TM Consulting Certificateholder and (B) amounts paid by any Junior Loan Holder or mezzanine lender in respect of the related Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement.

          Subject to the last paragraph of this SECTION 3.04(a), the foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to SECTION 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

          Within one Business Day of receipt of any of the foregoing amounts described in the second preceding paragraph with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account. Any amounts received by the Special Servicer with respect to an REO Property (other than Liquidation Proceeds payable pursuant to SECTION 9.01 in connection with the termination of the Trust) shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to SECTION 3.16(c).

          (b) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to CLAUSES (a)(iii), (a)(iv),
(a)(vii), (c), (d) and (e) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account. If for any reason the Master Servicer does not deliver to the Trustee the amount required by the preceding sentence on or before 1:00 p.m., New York City time on any Master Servicer

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Remittance Date, then the Master Servicer shall promptly notify the Trustee and, if requested by the Trustee, the Master Servicer shall deliver to the Swap Counterparty, in accordance with written wiring instructions provided by the Trustee upon which the Master Servicer may conclusively rely (specifying, among other things, the amount to be paid and the account to which such amount shall be wired), the portion of that amount specified by the Trustee consisting of the Class A-MFL Net Fixed Swap Payment due to the Swap Counterparty with respect to the related Distribution Date, and such portion shall be deemed to have been delivered to the Trustee, distributed with respect to the Class A-MFL Upper-Tier Interest, deposited by the Trustee into the Floating Rate Account and distributed by the Trustee to the Swap Counterparty pursuant to the terms of this Agreement. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by SECTION 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution Account.

          Subject to SECTION 3.05, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

          (i) any P&I Advances required to be made by the Master Servicer in accordance with SECTION 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, SECTION 7.05);

          (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to SECTION 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account pursuant to SECTION 9.01);

          (iii) any payments required to be made by the Master Servicer pursuant to SECTION 3.02(f); and

          (iv) any other amounts required to be so delivered by the Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to SECTION 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to SECTION 3.04(e)). To the extent that the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

          (c) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Holders of the Class A-MFL Certificates.

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The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. On the Business Day preceding each Distribution Date, the Trustee shall deposit in the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by SECTION 3.06, shall be permitted to withdraw any Net Investment Earnings from the Floating Rate Account. On each Class A-MFL Swap Payment Date, following any deposit to the Distribution Account on such date, the Trustee shall deposit into the Floating Rate Account (i) all amounts distributable with respect to the Class A-MFL Upper-Tier Interest pursuant to SECTIONS 4.01(a) and 4.01(b) for such Distribution Date and (ii) all amounts received from the Swap Counterparty under the Swap Agreement.

          (d) The Trustee shall establish, prior to the Master Servicer Remittance Date relating to any Due Period in which Excess Interest is received, and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to SECTION 3.04(j), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the related Due Period on the Loans. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to SECTION 4.01(e). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans or related REO Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

          (e) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "EXCESS LIQUIDATION PROCEEDS ACCOUNT") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account or, subject to SECTION 3.04(j), a sub-account of an Eligible Account. Not later than 1:00 p.m. on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by the Master Servicer during the Due Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Loans. If any Excess Liquidation Proceeds received by the Master Servicer during any Due Period relate to any Junior Loan, such amount shall be deposited in the applicable Junior Loan Custodial Account. On each Master Servicer Remittance Date, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account and, to the extent permitted by SECTION 3.06, shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

          On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if

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any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the
excess, if any, of the aggregate amount distributable with respect to the Regular Certificates and the Class A-MFL Upper-Tier Interest on such Distribution Date pursuant to SECTION 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); PROVIDED that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

          (f) Funds on deposit in the Collection Account, a Junior Loan Custodial Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the Distribution Account shall be invested only in Permitted Investments in accordance with the provisions of SECTION 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

          (g) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the Closing Date, the Master Servicer shall establish and maintain, or cause to be established and maintained, a Junior Loan Custodial Account, into which the Master Servicer shall deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account) on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account, except as otherwise specifically provided herein (and PROVIDED that the subject payment or collection was not and may not otherwise be withdrawn from the Collection Account for any other purpose contemplated by SECTION 3.05(a) or any other section of this Agreement), the following payments and collections on the applicable Junior Loan received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Junior Loan by the Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments or transfers from a debt service reserve account, on account of principal, including principal prepayments, on such Junior Loan; and

          (ii) all payments on account of interest (net of any related Primary Servicing Fees), including Excess Interest and Penalty Charges (net of, subject to the related Intercreditor Agreement, any amount thereof utilized to offset interest on Advances or any Additional Trust Fund Expenses (to the extent such interest on Advances or

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     Additional Trust Fund Expenses are related to the subject Serviced Loan
     Combination and allocable to such Junior Loan pursuant to the related Intercreditor Agreement), on such Junior Loan; and

          (iii) all Insurance and Condemnation Proceeds received that are allocable to such Junior Loan; and

          (iv) all Liquidation Proceeds received that are allocable to such Junior Loan; and

          (v) any amounts required to be transferred from the REO Account pursuant to SECTION 3.16(c) that relate to such Junior Loan; and

          (vi) all yield maintenance charges and prepayment premiums received in respect of such Junior Loan; and

          (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to SECTION 3.07(b) in connection with losses on such Junior Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating thereto; and

          (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Junior Loan Holder; and

          (ix) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Junior Loan Custodial Account.

          The foregoing requirements for deposit by the Master Servicer in a Junior Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to SECTION 3.11 need not be deposited by the Master Servicer in such Junior Loan Custodial Account. If the Master Servicer for any reason deposits in any Junior Loan Custodial Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such Junior Loan Custodial Account, notwithstanding any provision in this Agreement to the contrary.

          (h) With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and SECTION 3.05(a), withdraw from the related Junior Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the

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reimbursement of Advances, the payment of interest on Advances, the payment of
Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Junior Loan or any related REO Property and, further, to pay to the related Junior Loan Holder all amounts to which each of them is entitled in respect of the subject Junior Loan, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the related Junior Loan Holder shall be made in accordance with the related Intercreditor Agreement.

          (i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account and the respective Junior Loan Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; PROVIDED that: (i) all deposits into and withdrawals from such single Eligible Account shall be deemed to have been made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account and Junior Loan Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Collection Account and such respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders or any Junior Loan Holder; and
(v) such single Eligible Account shall be entitled substantially as follows:
"[name of Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, and each related Junior Loan Holder, as their interests may appear, Collection/Custodial Account".

          (j) Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Floating Rate Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as five separate subaccounts of a single Eligible Account; PROVIDED that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be;
(iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds

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Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

          Section 3.05 PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT, THE DISTRIBUTION ACCOUNT AND THE FLOATING RATE ACCOUNT.

          (a) Subject to SECTION 1.05(d), the Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of SECTION 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to SECTION 4.03(a);

          (ii) to remit Excess Interest to the Trustee for deposit in the Excess Interest Distribution Account pursuant to SECTION 3.04(d);

          (iii) to pay (w) to the Master Servicer or the holder of the Master Servicer's Excess Servicing Strip (subject to SECTION 3.11(a)) unpaid Master Servicing Fees and any Primary Servicing Fees to which it or such holder is entitled pursuant to SECTION 3.11(a), (x) to any Primary Servicer entitled thereto, the related Primary Servicing Fees, (y) to any Broker Strip Payee entitled thereto, the related Broker Strip and (z) to the Special Servicer, any unpaid Special Servicing Fees earned with respect to Specially Serviced Loans and REO Loans, as applicable, the Master Servicer's rights, any Primary Servicer's rights, any Broker Strip Payee's rights and the Special Servicer's rights to payment pursuant to this CLAUSE
     (iii) with respect to any Loan, Junior Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan, or such Junior Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or on or in respect of such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer (or, if applicable, a predecessor Special Servicer) unpaid Liquidation Fees and Workout Fees to which it is entitled in respect of Loans and Junior Loans (and any related REO Loans), as applicable, in accordance with SECTION 3.11(b);

          (v) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder) made by such party, the Master Servicer's or the Trustee's right to receive payment pursuant to this CLAUSE (v) being limited to amounts received which represent Late Collections (exclusive of related Workout Fees payable therefrom) of

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     interest (net of the related Master Servicing Fees, Primary Servicing Fees and Broker Strip Interest, if any) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

          (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for unreimbursed Servicing Advances made by such party with respect to any Loans and/or Junior Loans and/or related REO Properties, the Master Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this CLAUSE (vi) with respect to any Loan, Junior Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

          (vii) subject to SECTIONS 1.05 and 3.19(e), to reimburse itself, the Special Servicer or the Trustee, as applicable, for Nonrecoverable Advances incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the Loans and Junior Loans (as well as any related REO Loans) and to pay to itself or the Trustee, as applicable, interest accrued and payable on any such reimbursed Nonrecoverable Advances, which reimbursement and payment shall be made (subject to SECTION 1.05) out of general collections on the Loans and any related REO Properties;

          (viii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to CLAUSE (v) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with SECTION 4.03(d), or (b) any unreimbursed Servicing Advances pursuant to CLAUSE (vi) above or pursuant to SECTION 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with SECTION 3.03(d);

          (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan and giving rise to a repurchase obligation of any Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this CLAUSE (ix) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with CLAUSE
     (vi) of the definition of Purchase Price;

          (x) subject to SECTION 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Loans and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan required to be serviced by the Master Servicer in connection with the enforcement of any Responsible Party's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, but only to the extent that such expenses are not reimbursable pursuant to CLAUSE
     (ix) above or otherwise;

          (xi) to pay itself, as additional servicing compensation all amounts specified in the sixth and seventh paragraphs of SECTION 3.11(a); and to pay the Special Servicer, as

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     additional servicing compensation all amounts specified in the second and last paragraphs of SECTION 3.11(b);

          (xii) if and to the extent allocable to any related Junior Loans and REO Loans, to pay itself, the Special Servicer, the Depositor or any of their respective Affiliates, shareholders, directors, officers, members, managers, employees and agents and various other related Persons, as the case may be, any amounts payable to any such Person pursuant to SECTIONS 6.03(a) or 6.03(b);

          (xiii) to pay for the cost of any Opinion of Counsel contemplated by SECTIONS 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders; and to pay for (x) the cost of obtaining the REO Extension contemplated by SECTION 3.16(a) and (y) the fees of the Trustee or the Master Servicer for confirming the Special Servicer's determination of Fair Value of a Defaulted Loan;

          (xiv) to pay out of general collections on the Loans and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor;

          (xv) to reimburse the Master Servicer and the Special Servicer out of general collections on the Loans and any related REO Properties for expenses incurred by and reimbursable to them by the Trust Fund (which expenses are not otherwise reimbursable pursuant to any other clause of this SECTION 3.05(a) or pursuant to SECTION 3.05(b));

          (xvi) to pay the Master Servicer, the Special Servicer, the Directing Certificateholder, any Junior Loan Holder or any Responsible Party, as the case may be, with respect to each Loan and Junior Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement or the related Intercreditor Agreement, all amounts received thereon subsequent to the date of purchase or replacement, including, in the case of a Responsible Party, all amounts received thereon to which such Responsible Party is entitled under SECTION 2.03(b);

          (xvii) to reimburse the Special Servicer for the cost of any environmental testing and/or remediation performed at the Special Servicer's direction pursuant to SECTION 3.09 with respect to any Mortgaged Property or REO Property relating to any Loan or Junior Loan (to the extent that such cost is not otherwise covered by an Advance);

          (xviii) to transfer the Excess Liquidation Proceeds on deposit in the Collection Account to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with SECTION 3.04(e);

          (xix) to transfer to the related Junior Loan Custodial Account all amounts payable to the related CBA B Loan Holder in respect of any CBA B Loan being serviced hereunder or in respect of any related REO Loan, pursuant to the related CBA Intercreditor Agreement;

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          (xx)    to make any payments, in addition to normal remittances, owing by the Trust Fund to any Junior Loan Holder under the related Intercreditor Agreement;

          (xxi) to recoup any amounts deposited in the Collection Account in error; and

          (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to SECTION 9.01;

PROVIDED, HOWEVER, that, in the case of each CBA A/B Loan Pair:

                  (A) to the maximum extent permitted by the related CBA Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, Advances, interest on Advances and all other servicing costs and expenses relating to such CBA A/B Loan Pair or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Loan with respect thereto; and

                  (B) no fees, costs or expenses, including servicing compensation, allocable to the related CBA B Loan or any successor REO Loan with respect thereto (other than related Nonrecoverable Servicing Advances or Workout-Delayed Reimbursement Amounts made or paid hereunder and interest thereon) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Loans (including the related CBA A Loan) and/or any successor REO Loans with respect thereto; and

                  (C) no fees, costs or expenses allocable to the Loans, any successor REO Loans with respect thereto or any particular such Loan or REO Loan (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO Loan with respect thereto; and

PROVIDED FURTHER, HOWEVER, that in the case of any Junior Loan (to the extent not inconsistent with the preceding proviso):

                  (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this SECTION 3.05(a), including the foregoing proviso, but only insofar as the payment or reimbursement described therein arises from or is related solely to the subject Serviced Loan Combination, or is allocable to the subject Serviced Loan Combination pursuant to this Agreement, and, in either case, is allocable to the related Junior Loan pursuant to the related Intercreditor Agreement(s), and the Master Servicer shall also be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account, of amounts transferred to such related Junior Loan Custodial Account in error, and amounts necessary for the clearing and termination of the related Junior Loan Custodial Account pursuant to SECTION 9.01;

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                  (B)  the Master Servicer shall on the Business Day following receipt of payment from the related Borrower or as otherwise required under the related Intercreditor Agreement, remit to the related Junior Loan Holder any amounts on deposit in the related Junior Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in CLAUSE (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).

          Expenses incurred with respect to each Serviced Loan Combination shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

          If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Junior Loan, then the Master Servicer shall, if funds on deposit in such Junior Loan Custodial Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this SECTION 3.05(a)) the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. The Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder, to the extent that any amounts were previously taken by the Master Servicer from general collections on the Mortgage Pool on deposit in the Collection Account, the amount recovered shall be deposited into the Collection Account and shall not be deposited into the related Junior Loan Custodial Account.

          Subject to the provisions of SECTION 3.03(c), the Master Servicer shall pay to the Special Servicer from the Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The Master Servicer may conclusively rely on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account and each Junior Loan Custodial Account.

          (b) Subject to SECTION 1.05(d), the Trustee may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

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          (i)     to make distributions to Certificateholders on each
     Distribution Date pursuant to SECTION 4.01 or SECTION 9.01, as applicable, and to make distributions to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest on the New York Business Day preceding each Distribution Date pursuant to SECTION 3.32 and SECTION 4.01 or SECTION 9.01;

          (ii)    to pay the Trustee accrued but unpaid Trustee Fees;

          (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to SECTION 3.26, 3.30(o), 6.03(a), 6.03(b), 8.05(a) or 8.05(b);

          (iv)    to pay for the cost of the Opinion of Counsel contemplated by
SECTION 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

          (v) to reimburse and pay to itself, the Master Servicer and the Special Servicer, in that order, for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with SECTION 1.05(a));

          (vi) on each Distribution Date, to reimburse and pay to itself, the Master Servicer and the Special Servicer, in the order provided in SECTION 1.05(c), any outstanding and unreimbursed Workout-Delayed Reimbursement Amounts incurred thereby, in each case only to the extent that such Person is entitled to such reimbursement pursuant to SECTION 1.05;

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to SECTION 9.01;

          (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to SECTION 3.28(a); and

          (ix) to recoup any amounts deposited in the Distribution Account in error.

          (c) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Collection Account and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fees listed in SECTION 3.05(a)(ii) and the Trustee Fee listed in
SECTION 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under SECTION 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances listed in SECTIONS 3.05(a)(v), (vi) and (vii), then reimbursements shall be paid first to the Trustee, then to the Master Servicer, and then to the Special Servicer.

          (d) The Trustee may, from time to time, make withdrawals from the Floating Rate Account for (but only for) the following purposes:

          (i) to make payments to the Swap Counterparty pursuant to SECTION 3.32(e);

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          (ii)    to make distributions to the Class A-MFL Certificateholders on each Distribution Date pursuant to SECTION 4.01(c);

          (iii) to pay any costs and expenses associated with the Swap Agreement pursuant to SECTION 3.32(g);

          (iv) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder in connection with the Swap Agreement, including pursuant to SECTION 3.26, 3.30(o), 6.03(a) or 6.03(b);

          (v) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account; and

          (vi) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error.

          (vii)   to clear and terminate the Floating Rate Account pursuant to
     SECTION 9.01.

          Section 3.06 INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT, JUNIOR LOAN CUSTODIAL ACCOUNTS, SERVICING ACCOUNTS, CASH COLLATERAL ACCOUNTS, LOCK-BOX ACCOUNTS, REO ACCOUNT, DISTRIBUTION ACCOUNT, FLOATING RATE ACCOUNT, INTEREST RESERVE ACCOUNT AND EXCESS LIQUIDATION PROCEEDS ACCOUNT.

          (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer the Collection Account, a Junior Loan Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this CLAUSE (i) for purposes of this SECTION 3.06, a "MASTER SERVICER ACCOUNT"), (ii) the Special Servicer may direct any depository institution maintaining the REO Account and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Floating Rate Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this CLAUSE (iii) for purposes of this SECTION 3.06, a "TRUSTEE ACCOUNT"; and any of the Master Servicer Accounts, REO Account and Trustee Accounts for purposes of this SECTION 3.06, an "INVESTMENT ACCOUNT"), to invest (or if such depository institution is the Master Servicer, the Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Master Servicer or Special Servicer, as applicable, on behalf of the Trustee or in the name of the Trustee (in its capacity as such).

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          The Master Servicer (in the case of any Master Servicer Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, or the Trustee in its capacity as such (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer (in the case of a Permitted Investment of funds on deposit in any Master Servicer Account) or the Special Servicer (in the case of a Permitted Investment of funds on deposit in the REO Account) shall constitute possession by the Trustee, as secured party, for purposes of Section 9 313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the subject Investment Account.

          (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with SECTION 3.03,
3.04 or 3.05, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Special Servicer, but shall be subject to withdrawal in accordance with SECTION 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with
SECTION 3.05(a), 3.04(c), 3.04(e) or 3.28(b), as the case may be. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with funds on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer), the REO Account (in the case of the Special Servicer) or any of the Trustee Accounts (in the case of the Trustee) maintained by the Master Servicer, the Special Servicer or the Trustee, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall deposit therein, no later than the next succeeding Master Servicer Remittance

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Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the
Excess Liquidation Proceeds Distribution Account), no later than the next succeeding Distribution Date), without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the immediately preceding Distribution Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), from and including the first Business Day following the immediately preceding Distribution Date) to and including such Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), to and including the subject Distribution Date).

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to SECTION 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in the Collection Account or the Distribution Account pursuant to this SECTION 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

          Section 3.07 MAINTENANCE OF INSURANCE POLICIES; ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

          (a) The Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the Borrower to maintain the insurance coverage required by the terms of the related Note and Mortgage, or if the Borrower does not so maintain such insurance coverage, shall itself maintain for each Loan and Serviced Loan Combination any Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); PROVIDED, HOWEVER, that, subject to SECTION 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standard. As to each Loan and Serviced Loan Combination, the Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act to the extent not prohibited by the terms of the related Loan Documents; PROVIDED, HOWEVER, that the Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless the Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related

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Mortgaged Property and the Special Servicer, with the consent of the Directing
Certificateholder (which consent shall be obtained by the Special Servicer), approves such determination. Notwithstanding the foregoing, the Master Servicer shall not be required to call a default under a Loan or Serviced Loan Combination if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer consents, after receiving the Master Servicer's recommendation (including a summary of the Master Servicer's efforts and research with respect to such insurance, along with other information the Special Servicer may reasonably request), and with the Directing Certificateholder's approval (which approval shall be obtained by the Special Servicer), to the Master Servicer's determination based upon information reasonably available to the Master Servicer after due inquiry in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate. Subject to SECTION 3.17(a), the Special Servicer shall maintain for each REO Property acquired in respect of a Loan or Serviced Loan Combination no less Insurance Policy coverage than was previously required of the Borrower under the related Loan Documents or, at the Special Servicer's election, with the Directing Certificateholder's consent (which consent shall be obtained by the Special Servicer), coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

          All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans and Serviced Loan Combinations) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan or Serviced Loan Combination, as applicable, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, (PROVIDED that such insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account maintained by the Master Servicer, subject to withdrawal pursuant to SECTION 3.05(a).

          Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Loans and Serviced Loan Combinations if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special

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Servicer in maintaining any such Insurance Policies with respect to REO
Properties shall be an expense of the Trust Fund payable out of the REO Account pursuant to SECTION 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

          If the Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans and Junior Loans or related REO Properties, as the case may be, required to be serviced and administered by the Master Servicer or Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of SECTION 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Master Servicer or the Special Servicer shall promptly deposit into the Collection Account maintained by the Master Servicer from the Master Servicer's or the Special Servicer's own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans and Junior Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in case of a Serviced Loan Combination, the related Junior Loan Holder(s), if any, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

          (b) If the Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or the Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of SECTION 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from the Master Servicer's or the Special Servicer's own funds the amount

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not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan or Serviced Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

          (c) Each of the Master Servicer and the Special Servicer shall maintain, at their own expense, a blanket fidelity bond (a "FIDELITY BOND") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans and/or Junior Loans ("MASTER SERVICER EMPLOYEES", in the case of the Master Servicer, and "SPECIAL SERVICER EMPLOYEES", in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer or the Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer's Master Servicer Employees or the Special Servicer's Special Servicer Employees, as applicable. The errors and omissions policy of the Master Servicer or Special Servicer, as applicable, shall also protect and insure the Master Servicer or the Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Loan or Serviced Loan Combination without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.

          The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or Special Servicer to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A1" by Moody's and "A" by S&P the Master Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this SECTION 3.07(c) shall satisfy the requirements of this SECTION 3.07(c).

          Each of the Special Servicer and the Master Servicer shall promptly report in writing to the Trustee any material changes that may occur in its respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

          (d)     With respect to the Loans or Serviced Loan Combinations that
(i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall require the related Borrower to maintain such insurance in

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the amount, in the case of CLAUSE (i), required by the related Loan or Serviced
Loan Combination and in the amount, in the case of CLAUSE (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates.

          (e) The Master Servicer and the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Loan or Serviced Loan Combination to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s), if any).

          (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) securing a Loan or Serviced Loan Combination shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that such a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, then the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as mortgagee has an insurable interest in the subject Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Loan or Serviced Loan Combination permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to SECTION 3.03(c).

          (g) During all such times as any REO Property acquired in respect of a Loan or Serviced Loan Combination is located in a federally designated special flood hazard area, the Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to SECTION 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

          (h) The Master Servicer shall, to the extent permitted by the related Loan Documents, require that each policy of business income insurance maintained by a Borrower under any Loan have a minimum term of at least 12 months.

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          (i)     Within 45 days after the Closing Date, the Master Servicer shall notify each Environmental Insurer under any Environmental Insurance Policy relating to a Loan or Serviced Combination Loan that (A) both the Master Servicer and the Special Servicer shall be sent notices under such Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under such Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under such Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

          (j) In the event that the Master Servicer has actual knowledge of any event (an "INSURED ENVIRONMENTAL EVENT") giving rise to a claim under any Environmental Insurance Policy in respect of any Loan or Serviced Combination Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard that are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans or Serviced Combination Loans, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or the Special Servicer shall address such termination in accordance with SECTION 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan Documents.

          Section 3.08 ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES; ASSUMPTION AGREEMENTS; DEFEASANCE PROVISIONS; OTHER PROVISIONS.

          (a) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Loan or Serviced Loan Combination shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

          (ii) provides that such Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

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the Master Servicer shall (for any Loan that is not a Specially Serviced Loan)
provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the case may be, shall enforce such due-on-sale clause, unless the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, and subject to SECTION 3.08(d), SECTION 3.21(e) and SECTION 3.33, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a net present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Master Servicer or the Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Master Servicer or the Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage and
(y) with respect to any Loan which is a Significant Loan, the Master Servicer or the Special Servicer, as the case may be, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer or the Special Servicer, as the case may be, shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, or, to the extent the related Loan Documents do not require the related Borrower to pay such costs, cause the related Mortgage Loan Seller to pay such costs pursuant to the related Mortgage Loan Purchase Agreement.

          (b) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in SECTION 3.08(a). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan or Serviced Loan Combination (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement.

          (c) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Loan or Serviced Loan Combination shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property, or

          (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

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the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Master Servicer or the Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, and subject to SECTION 3.08(d), SECTION 3.21(e) and SECTION 3.33, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a net present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan that is (1) a Significant Loan or (2) together with the proposed subordinate debt would have a combined debt service coverage ratio of less than 1.20x or a combined loan-to-value ratio of 85% or greater, has received written confirmation from each of the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the Loan Documents, the Master Servicer or the Special Servicer, as the case may be, will use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

          (d) Notwithstanding SUBSECTIONS (a) and (c) above, in no event shall the Master Servicer waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or Serviced Loan Combination unless (i) the Master Servicer shall have notified the Special Servicer of such waiver, (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer,
(iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), notified the Directing Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Master Servicer and (v) the Directing Certificateholder shall have informed the Special Servicer that it has approved (such approval being subject to the last paragraph of SECTION 3.21(e)), such waiver; PROVIDED, HOWEVER, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, PROVIDED, FURTHER, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved.

          (e) Nothing in this SECTION 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

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          (f)     Except as otherwise permitted by SECTION 3.20, neither the
Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this SECTION 3.08.

          (g) Notwithstanding any other provisions of this SECTION 3.08, the Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right-of-way or similar agreement, PROVIDED that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially and adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, PROVIDED, FURTHER, that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in CLAUSE (ii).

          (h) With respect to any Loan or Junior Loan that permits release of Mortgaged Properties through defeasance (each, a "DEFEASANCE LOAN"), to the extent permitted under the related Loan Documents:

          (i) The Master Servicer shall effect such defeasance only through the purchase of non-callable government securities satisfying the REMIC Provisions ("DEFEASANCE COLLATERAL"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); PROVIDED, HOWEVER, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified, and PROVIDED, FURTHER, that no defeasance shall be accepted within two years after the Closing Date.

          (ii) If such Loan or Junior Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, the Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loan(s) and/or Junior Loan(s) that will be defeased.

          (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

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          (iv)    The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

          (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, if such defeasance or partial defeasance or such Mortgaged Property relates to (1) any Loan that represents one of the 10 largest Loans (which for purposes of this CLAUSE
     (v) shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Loans at such time, the Master Servicer shall obtain written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; PROVIDED that, in the case of any Loan that is not a Loan covered by CLAUSE
     (1) or (2), the Master Servicer shall be required to obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as EXHIBIT P and (Y) with respect to Moody's, if such defeasance or partial defeasance or such Mortgaged Property relates to any Loan that represents one of the 10 largest Loans of all Loans at such time, the Master Servicer shall obtain written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation or, to the extent the related Loan Documents do not require the related Borrower to pay such costs, cause the related Mortgage Loan Seller to pay such costs pursuant to the related Mortgage Loan Purchase Agreement.

          (vi) Subject to the related Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

          (vii) Prior to permitting release of any Mortgaged Property through defeasance, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or any Trust REMIC under the REMIC Provisions.

          (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan or Junior Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.

To the extent not prohibited under the related Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this SECTION 3.08(h), or obtaining the Rating Agency confirmations required by this SECTION 3.08(h),

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shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Loan or Junior Loan or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of any Loan to the Trustee for inclusion in the related Mortgage File.

          (i) With respect to any Loan or Serviced Loan Combination that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property or by interests in the related Borrower, the Master Servicer or the Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the lender. The Master Servicer or Special Servicer, as appropriate, shall process such documentation.

          (j) With respect to any Loan, subject to the related Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of (i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause such Loan to fail to qualify as a Qualified Mortgage while such Loan is owned by a Trust REMIC and (ii) with respect to any Loan that, individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the 10 largest Loans by Stated Principal Balance of all Loans at such time, confirmation from S&P and Moody's that such substitution of any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates.

          Section 3.09    REALIZATION UPON DEFAULTED LOANS.

          (a)     The Special Servicer shall, subject to SUBSECTIONS (b) through
(d) of this SECTION 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans and/or Junior Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to SECTION 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (or, in the case of any Serviced Loan Combination, to the Certificateholders and the related Junior Loan Holder(s)), taken as a collective whole, after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in SECTION 3.05(a). The Master Servicer shall, subject

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to SECTION 3.03(c), make Servicing Advances to cover all costs and expenses incurred by the Special Servicer in any such proceedings, PROVIDED that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The Master Servicer may pay out of the Collection Account as an expense of the Trust Fund costs or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the next to last paragraph of SECTION 3.03(c).

          Nothing contained in this SECTION 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Loan or Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in SECTION 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

          (b) The Special Servicer shall not acquire any personal property pursuant to this SECTION 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this SECTION 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

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          (i)     the Mortgaged Property is in compliance with applicable
     environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

          The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by CLAUSE (i) and/or CLAUSE (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund (or, if a Serviced Loan Combination is involved, at the expense of the Trust Fund and the Junior Loan Holder(s), allocable between them as provided in the related Intercreditor Agreement), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in CLAUSES (i) and
(ii) of the second preceding sentence have been satisfied.

          (d)     If (i) the environmental testing contemplated by SUBSECTION
(c) above establishes that either of the conditions set forth in CLAUSES (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Specially Serviced Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller or other Responsible Party could be required to repurchase such Specially Serviced Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and in the case of any Serviced Loan Combination, of the related Junior Loan Holder(s)), taken as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall provide or make available electronically written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, if such Environmental Assessment relates to such Serviced Loan Combination, to each related Junior Loan Holder (at the expense of the Junior Loan Holder, to the extent permitted by the relevant Intercreditor Agreement), as applicable, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan as to which the environmental testing contemplated in SUBSECTION (c) above has revealed that either of the conditions set forth in CLAUSES (i) and (ii) of the first sentence thereof has not been satisfied, in

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each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Loan by the related Responsible Party or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

          (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interest received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Annually in each January, the Special Servicer shall provide the Master Servicer with all information or reports necessary to enable the Master Servicer to fulfill its obligations under this SECTION 3.09(f) (and shall from time to time provide additional information or reports promptly upon the Master Servicer's request therefor). The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

          (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Loan permit such an action.

          (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if related to a Serviced Loan Combination, to each related Junior Loan Holder no later than the next succeeding P&I Advance Determination Date.

          Section 3.10    TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

          (a) Upon the payment in full of any Loan or Junior Loan, the purchase of an A Loan by a related Junior Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Loan or Junior Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment in full of any Junior Loan or the purchase thereof by the holder of a related mezzanine loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly so notify each related Junior Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to SECTION 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master

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Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in SECTION 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any account maintained hereunder.

          (b) From time to time as is appropriate for servicing or foreclosure of any Loan or Junior Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

          (c) The Special Servicer shall be responsible for the preparation of any court pleadings, requests for trustee's sale or, except as otherwise contemplated by SECTION 3.20, other documents necessary to the release of collateral securing a Loan or Junior Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity and shall forward such documents and pleadings to the Trustee and, if applicable, the related Junior Loan Holder(s) for execution. Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any such documents or pleadings. When submitted for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s)), taken as a collective whole, and that the execution and delivery thereof by the Trustee, any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Any power of attorney granted by the Trustee to the Special Servicer in accordance with
SECTION 3.01(b) may allow for the Special Servicer to take action on behalf of the Trustee with respect to the matters described in this SECTION 3.10(c).

          Section 3.11    SERVICING COMPENSATION.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the fourth, fifth and last paragraphs of this SECTION 3.11(a)) with respect to each Loan (including, if applicable, Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) and any successor REO Loan with respect thereto, which shall accrue at the applicable Master Servicing Fee Rate and be computed

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on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan or REO Loan is computed. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation
Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on the related Loan and REO Revenues allocable as interest on the related REO Loan. In no event will the Master Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.

          The initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Loan and Junior Loan (including any Specially Serviced Loan, Additional Collateral Loan and Defeasance Loan) that is not serviced by a Primary Servicer, and on any successor REO Loan with respect to the foregoing, accrued at the applicable Primary Servicing Fee Rate and computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan, Junior Loan or REO Loan is computed. The right of the initial Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of the initial Master Servicer in its capacity as the Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of the initial Master Servicer as Primary Servicer under this Agreement. The initial Master Servicer in its individual capacity (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence. Notwithstanding the foregoing, each Primary Servicer which is not the initial Master Servicer shall be entitled to all Primary Servicing Fees on all Loans primary serviced by it under the applicable Primary Servicing Agreement, whether or not any of such Loans shall become Specially Serviced Loans.

          The Master Servicer, on behalf of itself, the holder of the related Excess Servicing Strip and the Assignable Primary Servicing Fee, if any, any related Broker Strip Payee and any related Primary Servicer, shall be entitled to recover unpaid Master Servicing Fees, Primary Servicing Fees and Broker Strip Interest in respect of any Loan (including any Loan that is a Specially Serviced Loan, a Defeasance Loan or an Additional Collateral Loan) or any successor REO Loan with respect thereto out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
SECTION 3.05(a). Subject to the fourth and fifth paragraphs of this SECTION 3.11(a), the right of the Master Servicer to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this SECTION 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The Master Servicer hereby agrees and the other parties hereto acknowledge that the annual fees of each of S&P and Moody's for ongoing surveillance allocable to the Loans will be paid on an upfront basis by the Master Servicer.

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          In the event that the initial Master Servicer is terminated or resigns as Master Servicer, the initial Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any, except to the extent that any portion of such Excess Servicing Strip or such Assignable Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of the initial Master Servicer as the Master Servicer or Primary
Servicer, as applicable, under this Agreement.

          Notwithstanding anything herein to the contrary, the initial Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any; PROVIDED, HOWEVER, that in the event of any resignation or termination of the Master Servicer, all or any portion of such Excess Servicing Strip and/or such Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and/or Primary Servicer, as applicable, with respect to the Loans being master serviced and/or primarily serviced, as applicable, by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of SECTION 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The Master Servicer shall pay the Excess Servicing Strip, if any, and the Assignable Primary Servicing Fee, if any, to the holder of such Excess Servicing Strip or the holder of such Assignable Primary Servicing Fee (i.e., the initial Master Servicer or any such third party), as the case may be, at such time and to the extent that the Master Servicer is entitled to receive payment of the Master Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

          Additional servicing compensation ("ADDITIONAL SERVICING COMPENSATION") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Loans that are not Specially Serviced Loans (but only when and to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty Charges actually collected on each Loan (other than Specially Serviced Loans) but only when and to the extent that (A) all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan and such amounts described in the second-to-last sentence of SECTION 3.02(b)) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Loan, together with interest thereon if such interest was paid to any party hereunder from a source of funds other than Penalty Charges collected on such Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred within the preceding 12 months with respect to such Loan and previously paid from a source other than Penalty Charges on such Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Loan for modifications, extensions, earnouts and other actions for which the Master Servicer is responsible pursuant to SECTION 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, of any such Loan and (vi) other customary charges, in each case only to the extent actually paid

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by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account, as applicable, maintained by the Master Servicer pursuant to
SECTION 3.04(a). Notwithstanding anything to the contrary in CLAUSE (ii) of the first sentence of this paragraph or in the last paragraph of SECTION 3.11(b),
(x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared PRO RATA by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. Without in any way limiting the preceding two sentences of this paragraph, with respect to Loans which are not Specially Serviced Loans, (i) any fees payable by the related Borrower with respect to the servicing activities set forth in SECTIONS 3.08(a), 3.08(c), 3.20(c) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the Master Servicer and the Special Servicer and (ii) compensation payable with respect to servicing activities set forth under SECTION 3.08(g), 3.08(h), 3.08(i), 3.08(j), 3.20(b) and 3.20(m) shall be paid entirely to the Master Servicer.

          The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or any Junior Loan Custodial Account maintained by the Master Servicer in accordance with SECTION 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Loan Documents to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excess for any Distribution Date on the Loans (except to the extent necessary to offset Prepayment Interest Shortfalls on such Loans for such Distribution Date).

          The Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to any CBA B Loan.

          In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.

          Except as specifically provided herein, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to SECTION 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Junior Loan Custodial Account maintained by the Master Servicer or otherwise reimburseable hereunder, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

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          (b)     As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan. As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by SECTION 3.05(a), or as otherwise provided in SECTION 3.05(a). The right of the Special Servicer to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans and
(iii) all commercially reasonable extension fees and all fees received on or with respect to loan modifications for which the Special Servicer is responsible pursuant to SECTION 3.20(a), but only to the extent actually collected from the related Borrower and only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination (including those payable to the Master Servicer pursuant to SECTION 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account pursuant to SECTION 3.04(a).

          The Special Servicer shall also be entitled to servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at a rate of 1.0% (the "WORKOUT FEE RATE") applied to each collection of interest (other than Penalty Charges) and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the subject Loan or Junior Loan again becomes a Specially Serviced Loan; PROVIDED that a new Workout Fee will become payable if and when the subject Loan or Junior Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees otherwise payable to it with respect to any Loan and/or Junior Loan:

          (i) that became a Corrected Loan during the period that it acted as Special Servicer and that was a Corrected Loan at the time of such termination; or

          (ii) that becomes a Corrected Loan subsequent to the time of such termination if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the subject mortgage loan) which caused the subject mortgage loan to become a Specially Serviced Loan but the subject mortgage loan had not, when the Special Servicer was terminated, become a Corrected Loan because the related Borrower

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     had not then made three consecutive monthly debt service payments (but the related Borrower then makes those three monthly debt service payments, and the subject mortgage loan subsequently becomes a Corrected Loan as a result of the Borrower making those three monthly debt service payments);

in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees).

          A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan, the Liquidation Fee will be payable (subject to the provisos to the first paragraph of SECTION 3.05(a)) out of, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% of net Liquidation Proceeds received with respect to such Specially Serviced Loan or REO Loan. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any of the exceptions set forth in the definition of "Liquidation Fee".

          Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest (other than Default Interest) on such Corrected Loan; PROVIDED, HOWEVER, that in no event will the Special Servicer receive both a Liquidation Fee and a Workout Fee out of the same Liquidation Proceeds.

          The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Borrower) (A) when and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Loan, together with interest thereon if such interest was paid to any party hereunder from a source of funds other than Penalty Charges collected on such Specially Serviced Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred within the preceding 12 months with respect to such Specially Serviced Loan and previously paid from a source other than Penalty Charges on such Specially Serviced Loan. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to SECTION 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Junior Loan Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

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          Section 3.12    REPORTS TO THE TRUSTEE; COLLECTION ACCOUNT STATEMENTS.

          (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the third Business Day prior to each Distribution Date beginning in June 2005, the CMSA Loan Periodic Update File with respect to the Loans and Serviced Loan Combinations and any successor REO Loans with respect thereto for the related Distribution Date, including the anticipated P&I Advances and Servicing Advances for the related Distribution and any accrued but unpaid interest on Advances. The Master Servicer shall, subject to SECTION 3.12(h), contemporaneously provide a copy of such report as it relates to any Junior Loan of a Serviced Loan Combination to the related Junior Loan Holder, as applicable. The Master Servicer's responsibilities under this SECTION 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under SECTIONS 3.12(c) and 3.21. For the purposes of the production by the Master Servicer or the Special Servicer of any report, the Master Servicer or Special Servicer, as the case may be, may conclusively rely (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

          Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in June 2005 (insofar as it relates to CSFB Loans) will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third-party servicers of the subject Loans with respect to the period prior to the Closing Date).

          (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account maintained by it, the Master Servicer shall, upon request, forward to the Trustee a statement setting forth the status of the Collection Account (and, shall, upon request, deliver to each Junior Loan Holder a statement setting forth the status of the related Junior Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such account of each category of deposit specified in SECTION 3.04 and each category of withdrawal specified in SECTION 3.05 for the related Due Period.

          (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in August 2005, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports for the Loans and Serviced Loan Combinations (and, if applicable, the related REO Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status

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Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a
CMSA Financial File; and (ix) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer. The Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related Junior Loan Holder.

          The Master Servicer's responsibilities under this SECTION 3.12(c) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under this SECTION 3.12(c) and SECTION 3.21. For the purposes of the production by the Master Servicer or the Special Servicer of any reports, documents or information required under this SECTION 3.12 or under any other provision of this Agreement, the Master Servicer or Special Servicer, as the case may be, may (absent bad faith or manifest error) conclusively rely on (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in) any reports, documents or information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and
(y) in the case of any such reports, documents and information produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement, but shall (in the absence of bad faith) be entitled to conclusively rely on such information without any investigation, independent verification or inquiry or any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

          The reporting obligations of the Master Servicer in connection with a Serviced Loan Combination shall be construed to require the Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever the Master Servicer remits funds to the related Junior Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower to the related Junior Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder.

          Within 30 days following the Closing Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Loans; PROVIDED that the Depositor shall, within 20 days following the Closing Date deliver to the Master Servicer the information to be included therein with respect to CSFB Loans.

          The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee or any other Person pursuant to this Agreement. Without limiting the generality of the foregoing,

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by 4:00 p.m. New York City time on the fourth Business Day prior to the applicable Master Servicer Remittance Date, beginning in June 2005, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to provide, the CMSA files and reports required to be delivered by the Master Servicer to the Trustee, in each case with respect to any applicable Specially Serviced Loans and REO Properties.

          (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Junior Loan of a Serviced Loan Combination, to the related Junior Loan Holder), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents for the Loans and any related REO Properties and have been received by the Master Servicer:

          (i) At least annually by May 31, commencing May 31, 2006, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Loan and each related REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

          (ii) The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each of such Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year, to the extent such action is consistent with applicable law, the terms of such Loans and the Servicing Standard. Subject to the provisions of SECTION 3.12(h) below, the Master Servicer shall (to the extent not otherwise delivered pursuant to CLAUSE (i) above) deliver copies of all of the foregoing items so collected to the Special Servicer, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

          (iii) The Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property securing each Loan (other than any such

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     Mortgaged Property which is an REO Property or constitutes security for a
     Specially Serviced Loan) that shall be updated by the Master Servicer and delivered to the Trustee, any related Junior Loan Holder within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property beginning in June 2005, PROVIDED that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

          The Special Servicer will be required pursuant to SECTION 3.12(f) to deliver in a reasonable electronic format to the Master Servicer the information required pursuant to this SECTION 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before April 30 of each year, commencing on April 30, 2006, and within 10 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

          (e) The Special Servicer shall report to the Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List for the Loans and Serviced Loan Combinations promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the respective Loans, the Master Servicer and the Special Servicer shall (to the extent such information is not otherwise contained in any CMSA report or file) provide to each other and to the Trustee (and solely with respect to any Serviced Loan Combination, if any Junior Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related Junior Loan Holder) written notice of any event that comes to their knowledge with respect to a Junior Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

          (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of the Trustee, the Depositor and any Junior Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based (x) are required to be delivered by the Borrower pursuant to the Loan Documents for the Loans and Serviced Loan Combinations and (y) have been received by the Special Servicer:

          (i) Annually, on or before April 30 of each year, commencing April 30, 2006, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Specially Serviced Loan and REO Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent that the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to SECTION 3.21 necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), together with copies of the operating

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     statements and rent rolls for the related Mortgaged Property or REO
     Property as of the end of the preceding calendar year.

          (ii) The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year. The Special Servicer shall (to the extent not otherwise delivered pursuant to CLAUSE
     (i) above) deliver copies of all of the foregoing items so collected to the Master Servicer, the holders of any related Junior Loan(s), the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

          (iii) The Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property, that shall be updated by the Special Servicer and delivered to the Master Servicer, the Trustee and the holders of any Junior Loan within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property, PROVIDED that the Special Servicer shall not be required to update any CMSA Operating Statement Analysis Report more often than quarterly.

          (g) The Master Servicer and the Special Servicer each hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request with respect to the Loans and Serviced Loan Combinations. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

          (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (including SECTION 3.15 and SECTION 3.26(h)), then, notwithstanding anything to the contrary herein, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Website, unless this Agreement expressly specifies a particular method of delivery; PROVIDED that all reports required to be delivered to the Trustee shall be delivered in accordance with CLAUSE (x) or (y).

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          Section 3.13    ANNUAL STATEMENT AS TO COMPLIANCE.

          The Master Servicer and the Special Servicer shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), any Junior Loan Holder (at such Junior Loan Holder's expense) on or before May 1 of each year, beginning May 1, 2006, an officer's certificate of the Master Servicer or the Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under this Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether it has received any notice regarding qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body; PROVIDED that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 20 in 2006 or any given year thereafter if it has received confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as the Master Servicer and the Special Servicer, the foregoing may be delivered as a single certificate.

          Section 3.14    REPORTS BY INDEPENDENT PUBLIC ACCOUNTANTS.

          On or before May 1 of each year, beginning with May 1, 2006, each of the Master Servicer and the Special Servicer (the "reporting person"), at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "ACCOUNTANT'S STATEMENT") to the Trustee, the Depositor and the Rating Agencies, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and any Junior Loan Holder (at such Junior Loan Holder's expense) to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted during the previous year in compliance with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported; PROVIDED that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 20 in 2006 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

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          Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in SECTION 3.27 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          Section 3.15    ACCESS TO CERTAIN INFORMATION.

          (a) The Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, to the Trustee, to the Directing Certificateholder, to the Depositor, to each Rating Agency, to each Junior Loan Holder, to each other, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, to any documentation regarding the Loans and the Trust Fund within its control (but with respect to a Junior Loan Holder, relating to the corresponding A Loan only) which may be required by this Agreement or by applicable law.

          In addition, the Master Servicer and the Special Servicer shall each provide reasonable access during its normal business hours at each of its principal servicing offices (or may send copies to a requesting Person, subject to the other requirements of this SECTION 3.15) to the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any prospective transferee of a Certificate and any other Person to whom the Master Servicer or Special Servicer, as applicable, believes such disclosure to be appropriate, to: (i) all operating statements and other financial statements, occupancy information, rent rolls, maintenance schedules, if applicable, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower with respect to such Borrower or the related Mortgaged Property, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to SECTION 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or Special Servicer, as applicable, (iv) any and all Appraisals obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement and delivered to the Trustee, (v) any and all notices, reports and Environmental Assessments received or obtained by the Special Servicer with respect to any Mortgaged Property securing a Loan as to which the environmental testing contemplated by SECTION 3.09(c) revealed that either of the conditions set forth in CLAUSES (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), and (vi) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as the case may be, or the Trustee, upon request. Copies of all such information shall be delivered by the Master Servicer or Special Servicer, as the case may be, upon request, not more frequently than

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quarterly (and to the extent not already delivered pursuant to the terms of this
Agreement) to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; PROVIDED, HOWEVER, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Master Servicer or Special Servicer, as the case may be, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided.

          Such access shall be afforded without charge (except that the Master Servicer and Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and Special Servicer may satisfy any request for information or copies of any reports or documents by (x) physically delivering a paper copy of such information, reports or documents, (y) delivering such information, reports or documents in a commonly used electronic format or (z) making such information, reports or documents available on its Website, unless this Agreement expressly specifies a particular method of delivery, PROVIDED, that all reports required to be delivered to the Trustee shall be delivered in accordance with the foregoing CLAUSES (x) and/or (y).

          (b) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans, the related Mortgaged Properties or the related Borrowers, for review by the Depositor, the Special Servicer, the Directing Certificateholder, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except (i) to the extent doing so is prohibited by applicable law or by the related Loan and (ii) subject to SECTIONS 3.15(d) and
(e).

          (c) Nothing in this SECTION 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or Special Servicer to provide access as provided in this SECTION 3.15 as a result of such obligation shall not constitute a breach of this SECTION 3.15. Neither the Master Servicer nor the Special Servicer may be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or Special Servicer or from any other Person. Neither the Master Servicer nor the Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. Neither the Master Servicer nor the Special Servicer shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Junior Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom the Master Servicer or Special Servicer, as applicable, delivers information pursuant to and in accordance with this SECTION 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The Master Servicer and Special Servicer may disclaim responsibility for any information distributed by the other or by the Trustee for which the Master Servicer or the Special Servicer, as the case may be, is not the original source.

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          (d)     Notwithstanding the obligations of the Master Servicer set forth in the preceding provisions of this SECTION 3.15 or in SECTION 3.26, the Master Servicer may (i) withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate and (ii) deny any of the foregoing Persons access to confidential information or any intellectual property which the Master Servicer or Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

          (e) With respect to any information or report furnished by the Master Servicer or Special Servicer pursuant to this SECTION 3.15, the Master Servicer or Special Servicer may (i) indicate the source of such information and may affix thereto any disclaimer it deems appropriate in its discretion, (ii) as a condition to making any report or information available upon request to any Person other than the parties hereto, require that the recipient of such information or report acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information or report to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners, and (iii) with respect to any transmittal of information or reports to any Person other than the Trustee, the Rating Agencies or the Depositor, attach a letter containing the following provision:

          By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

          In addition, each of the Master Servicer and the Special Servicer may condition any disclosure upon the recipient entering into a reasonable and customary confidentiality agreement reasonably acceptable to the Master Servicer or Special Servicer regarding such disclosure to it and which may provide indemnification to the Master Servicer or Special Servicer. Without limiting the foregoing, in connection with providing access to or copies of the items described in this SECTION 3.15 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing or, with respect to the Directing Certificateholder, in connection with providing access to or copies of any items in accordance with the Agreement, the Master Servicer or Special Servicer, as the case may be, may require: (i) in the case of Certificateholders, Certificate Owners, the Directing Certificateholder or investment advisors representing such Persons, a confirmation executed by the requesting Person substantially in the form of EXHIBIT I-1 hereto (or such other form as may be reasonably acceptable to the Master Servicer or Special Servicer, and which may provide indemnification to the Master Servicer or Special Servicer), generally to the effect that such

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Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person, and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, a confirmation executed by the requesting Person substantially in the form of
EXHIBIT I-2 hereto (or such other form as may be reasonably acceptable to the Master Servicer or Special Servicer, and which may provide indemnification to the Master Servicer or Special Servicer), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in the Certificates and will otherwise keep such information confidential.

          (f) No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and Special Servicer may each condition such disclosure upon the Directing Certificateholder entering into a reasonable and customary confidentiality agreement substantially in the form of
EXHIBIT I-1 (or such other form as may be reasonably acceptable to such servicer, and which may provide indemnification to such servicer). Neither the Master Servicer nor the Special Servicer shall be required to conduct research or obtain information that is not available to the Master Servicer or Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, neither the Master Servicer nor the Special Servicer shall be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as the Master Servicer or Special Servicer, as applicable, (iii) answer questions that would, in the Master Servicer's or Special Servicer's sole discretion, require the Master Servicer or Special Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this SECTION 3.15 (it being understood that the Master Servicer and the Special Servicer may each limit its responses to factual matters).

          Section 3.16    TITLE TO REO PROPERTY; REO ACCOUNT.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any Serviced Loan Combination). The Special Servicer, on behalf of the Trust Fund, shall sell any such REO Property in accordance with SECTION 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO EXTENSION") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the

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holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any Trust REMIC as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by CLAUSE (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by CLAUSE (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to SECTION 3.05(a).

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any REO Property, the Special Servicer shall establish and maintain an REO Account, held on behalf of the Trustee in trust for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any Serviced Loan Combination), for the retention of revenues and other proceeds derived from each REO Property. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with SECTION 3.06. The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer for deposit into the Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; PROVIDED, HOWEVER, that the Special Servicer may retain in the REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Master Servicer with a written accounting of amounts deposited in the Collection Account on such date.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to SECTION 3.16(b) or (c).

          Section 3.17    MANAGEMENT OF REO PROPERTY.

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          (a)     If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Junior
Loan Holder(s), as applicable, if such REO Property is related to any Serviced Loan Combination) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related Junior
Loan Holder(s), as applicable, if such REO Property is related to any Serviced Loan Combination) (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

          (i) all Insurance Policy premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property, if applicable; and

          (iv) all costs and expenses necessary to maintain and lease such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in CLAUSES (i) through (iv) above with respect to such REO Property, subject to
SECTION 3.03(c), the Master Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

          (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other

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     improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this SECTION
3.17 and by SECTION 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property", subject to the Servicing Standard.

          (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, PROVIDED that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of an REO Property related to a Serviced Loan Combination, of the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in SUBSECTION (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this SECTION 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

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          (d)     When and as necessary, the Special Servicer shall send to the
Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with SECTIONS 3.17(a) and 3.17(b).

          Section 3.18    SALE OF DEFAULTED LOANS AND REO PROPERTIES.

          (a) None of the Master Servicer, the Special Servicer and/or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or REO Property except on the terms and subject to the conditions set forth in this
SECTION 3.18 or as otherwise expressly provided in or contemplated by SECTION 2.03(b), SECTION 3.33(a) and SECTION 9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement.

          (b) If any Loan becomes a Defaulted Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Directing Certificateholder, and with respect to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder(s). The Directing Certificateholder may, at its option, purchase any Defaulted Loan out of the Trust Fund at a cash price equal to the applicable purchase price. The Directing Certificateholder may, after receipt of the notice described in the first sentence of this SECTION 3.18(b), assign its option under the preceding sentence to any Person (including, without limitation, in connection with an A Loan, any related Junior Loan Holder); PROVIDED that the Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Directing Certificateholder; and PROVIDED, FURTHER, that with respect to the Tri-County Mall Loan, the option holder's rights are subject to the rights of the Class TM Consulting Certificateholder under SECTION 3.33; and PROVIDED, FURTHER, that with respect to any A Loan, the option holder's rights under this SECTION 3.18(b) are subject to the rights of the holder of the related Junior Loan and, in some cases, a related mezzanine loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The option with respect to the Tri-County Mall Loan shall terminate upon the purchase of such Loan by the Class TM Consulting Certificateholder pursuant to SECTION 3.33. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related Junior Loan pursuant to the related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The Purchase Price for any Defaulted Loan purchased under this SECTION 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

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          If not exercised sooner, such purchase option with respect to any
Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any Junior Loan Holder's, or, subject to SECTION 3.33, the Class TM Consulting Certificateholder's) cure of all defaults on the Defaulted Loan, (ii) the purchase of such Defaulted Loan by the related Junior Loan Holder(s), if any, pursuant to the related Intercreditor Agreement or, if applicable, by the Class TM Consulting Certificateholder pursuant to SECTION 3.33, (iii) the acquisition on behalf of the Trust, among others, of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iv) the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout or (v) any other removal of a Defaulted Loan from the Trust Fund.

          The purchase price for any Defaulted Loan purchased under this SECTION 3.18(b) or any Defaulted Loan purchased by the Special Servicer under SECTION 3.18(c) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the Servicing Standard. In determining the Fair Value of any Defaulted Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such Loan if the Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer, the Directing Certificateholder and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable.

          The Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this SECTION 3.18(b) or SECTION 3.18(c), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the Special Servicer or a Directing Certificateholder or assignee thereof that is an affiliate of the Special Servicer proposes to purchase a Defaulted Loan, the Master Servicer shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The Master Servicer making such determination in accordance with the preceding sentence shall be entitled to receive from the Special Servicer all

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information in the Special Servicer's possession relevant to making such determination and shall be further entitled to a fee of $2,500 in connection with each such Fair Value determination. All reasonable costs and expenses of the Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.

          Unless and until the purchase option granted hereunder with respect to a Defaulted Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell such Defaulted Loan other than pursuant to the exercise of such purchase option or pursuant to any related intercreditor, co-lender or comparable agreement.

          (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in SECTION 3.18(b) within 20 days of such Holders' having received notice of the calculation of Fair Value pursuant to SECTION 3.18(b), then the Trustee shall within five days of the end of such 20-day period send notice to the Special Servicer that such Loan was not purchased by such Directing Certificateholder, and the Special Servicer may, at its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the applicable purchase price contemplated under SECTION 3.18(b). The purchase price for any such Loan purchased under SECTION 3.18 shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the Special Servicer to purchase such Defaulted Loan, the Directing Certificateholder shall have such option, exclusively. Nothing in this SECTION 3.18(c) shall be deemed to limit the ability (x) of any Junior Loan Holder to purchase the related A Loan in accordance with the related Intercreditor Agreement or (y) of the Class TM Consulting Certificateholder to purchase the Tri-County Mall Loan pursuant to SECTION 3.33.

          (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by SECTION 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; PROVIDED, HOWEVER, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by SECTION 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the

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Certificateholders (or the related Junior Loan Holder(s), as applicable, if such
REO Property is related to any CBA A/B Loan Pair), in each case, taken as a collective whole, and that the end of the period referred to in SECTION 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in SECTION 3.16(a); PROVIDED, HOWEVER, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

          The Special Servicer shall give the Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, if any, not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

          (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of SECTION 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, or by the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the Master Servicer) retained by (i) the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in SECTION 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

          Subject to SUBSECTIONS (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

          Section 3.19 ADDITIONAL OBLIGATIONS OF THE MASTER SERVICER AND SPECIAL SERVICER; INSPECTIONS; APPRAISALS.

          (a) The Master Servicer at its own expense (or, with respect to each Specially Serviced Loan and REO Property, the Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an

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independent third party contractor) each Mortgaged Property with respect to each
Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,500,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in April 2006 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by or on behalf of it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged
Property of which it is aware; (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material; or
(iii) any visible waste committed on the Mortgaged Property. The Master Servicer or Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to Moody's and S&P within 20 days of completion, in the case of inspection resports for Significant Loans, (ii) to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Requesting Subordinate Certificateholder other than the Directing Certificateholder), (iii) to the Trustee upon request and (iv) solely as it relates to any related Junior Loan of a Serviced Loan Combination and so long as the related Junior Loan Holder is not the related Borrower or Borrower affiliate, to the related Junior Loan Holder.

          (b) With respect to each Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Master Servicer or the Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, PROVIDED that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Master Servicer or the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Master Servicer or the Special Servicer is entitled to terminate the Manager, the Master Servicer or the Special Servicer shall promptly give notice to the Directing Certificateholder and, with respect to Significant Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Junior Loan Holder(s). In accordance with the Servicing Standard, and, with the consent of the Directing Certificateholder (which consent shall be deemed granted if not denied within 10 Business Days), the Master Servicer or the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if it determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

          The Master Servicer or the Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any

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of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Management Agreement and the related Borrower does not appoint a Successor Manager, the Master Servicer or the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this paragraph, a "SUCCESSOR MANAGER" shall be a professional management corporation or business entity reasonably acceptable to the Master Servicer or the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of Significant Loans, will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and
(iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

          (c) The Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing
Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or, with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event (PROVIDED that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event) with respect to any Loan and Junior Loan. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Master Servicer, the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder PROVIDED the Junior Loan Holder is not the related Borrower or any Affiliate of the Borrower, if any; PROVIDED, HOWEVER, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction Amount for the subject Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated
Principal Balance of such Loan or Serviced Loan Combination as of the date of the related Appraisal Reduction Event; PROVIDED that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter (unless and until the subject Loan becomes a Corrected Loan), the Master Servicer shall calculate and report (using the CMSA's appraisal reduction template, if any) to the Special Servicer the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Special Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction Amount by the Master Servicer and that the amounts used therein are consistent with the Special Servicer's records and shall confirm such verification in writing to the Master Servicer and the Trustee not later than 1:00 p.m., New York City time on such Determination
Date. Subject to the immediately preceding sentence, the Master Servicer and the Trustee may conclusively rely on

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such confirmation by the Special Servicer of an Appraisal Reduction Amount.
Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan or Serviced Loan Combination that is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Loan or Serviced Loan Combination.

          (d) With respect to each Loan or Junior Loan as to which an Appraisal Reduction Event has occurred (unless such loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, if any; PROVIDED, HOWEVER, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof to the Directing Certificateholder and shall be entitled to reimbursement from the other Certificateholders of the Controlling Class for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination for each Determination Date (using the same procedure set forth in SECTION 3.19(c)) until the next Appraisal is required pursuant to this SECTION 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan or Serviced Loan Combination that is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Loan or Serviced Loan Combination.

          With respect to any Loan or Junior Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve

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consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, as reported by the Special Servicer and in accordance with SECTION 3.19(c), the Master Servicer shall redetermine (using the same procedure set forth in SECTION 3.19(c)) the amount of the Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination.

          (e) Upon the determination that a previously made Advance in respect of any Loan or Serviced Loan Combination is a Nonrecoverable Advance, to the extent that the reimbursement thereof (together with interest accrued and payable thereon) would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Special Servicer or the Trustee, in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance (together with interest accrued thereon) pursuant to
SECTION 3.05(a)(vii) or SECTION 3.05(b)(v) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event) for such portion of the Nonrecoverable Advance. If the Master Servicer, the Special Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent Due Period (subject, again, to the same option, exercisable in its sole discretion, to defer; it being acknowledged that, in such a Due Period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer, the Special Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof during the Due Period for any Distribution Date, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof) until the end of such Due Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer, the Special Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the Master Servicer, the Special Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Due Periods or to constitute a waiver or limitation on the right of the Master Servicer, the Special Servicer or the Trustee to otherwise be

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reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer, the Special Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Due Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master
Servicer, the Special Servicer, the Trustee or the Depositor shall have any liability to one another or to any of the Certificateholders or any of the Junior Loan Holders for any such election that such party makes or does not make as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from making or not making such an election.

          Section 3.20    MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS.

          (a) Subject to the provisions of this SECTION 3.20, the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

          (b) For any Loan or Serviced Loan Combination, other than a Specially Serviced Loan, and subject to the rights of the Special Servicer and the Directing Certificateholder set forth below, the Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related Intercreditor Agreement or mezzanine loan intercreditor agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; PROVIDED that such consent or modification, waiver or amendment would not (except as set forth in SECTION 3.02 or as set forth in SECTIONS 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Loan or Serviced Loan Combination, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; PROVIDED that this SECTION 3.20(b) shall not apply to any waiver or other action contemplated by SECTIONS 3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

          (i) approving routine leasing activity with respect to leases for less than the lesser of (A) 30,000 square feet and (B) 30% of the related Mortgaged Property;

          (ii)    approving annual budgets for the related Mortgaged Property;

          (iii) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of SECTION 3.08 hereof);

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          (iv)    subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

          (v) releases of non-material parcels of a Mortgaged Property (PROVIDED that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents);

          (vi) grants of easements, rights of way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan;

          (vii) temporary waivers of any requirements in the related Loan Documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance;

          (viii) consenting to changing the property manager with respect to any Loan with an unpaid principal balance of less than $10,000,000; and

          (ix) consistent with SECTION 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Loan.

PROVIDED, HOWEVER, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the mortgagee or any modification, waiver or amendment is not included within the scope of this SUBSECTION (b), the Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with SUBSECTION (c) below.

          (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of SECTION 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Loan or Serviced Loan Combination that is not a Specially Serviced Loan, the Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), if required by SECTION 3.21(e), forward such analysis and recommendation to the Directing Certificateholder who (subject to the last paragraph of SECTION 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall, if applicable, be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process the required documentation.

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          The Special Servicer shall be responsible for, and shall (when required under SECTION 3.21(e)) obtain the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of SECTION 3.21(e)) with respect to, any Specially Serviced Loan.

          (d)     All modifications, waivers or amendments of any Loan shall be
(i) in writing (except for waivers of Penalty Charges; PROVIDED, HOWEVER, that any waivers of Penalty Charges shall be reflected in the Master Servicer's or the Special Servicer's servicing records for the relevant Loan) and (ii) effected in accordance with the Servicing Standard.

          (e) Neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Loan or Junior Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

          (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

          (iii) except as expressly contemplated by the related Loan Documents or in connection with a pending or threatened condemnation, or pursuant to
     SECTION 3.08(h) or 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

          (iv) in the judgment of the Master Servicer or Special Servicer, as applicable, otherwise materially impair the security for such Loan or Junior Loan, as the case may be, or reduce the likelihood of timely payment of amounts due thereon;

PROVIDED that the Special Servicer may agree (or permit the Master Servicer to agree to) to any such modification, waiver or amendment only if: (i) in the Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and, in the case of any Junior Loan, the Certificateholders and the related Junior Loan Holder(s), if any), taken as a collective whole (and taking into consideration the subordinate nature of the Junior Loan, if any), on a net present value basis; and (ii) unless the Loan or Junior Loan is in default or default is reasonably foreseeable, the Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Loan or Junior Loan within the meaning of Treasury regulations section 1.860G-2(b)

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          (f)     Notwithstanding anything herein to the contrary, the Master
Servicer shall be responsible for obtaining written confirmation from the Rating Agencies that a proposed action will not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, but only to the extent such written confirmation is required hereunder or under the terms of the relevant Loan Documents with respect to any Loan that is not a Specially Serviced Loan or REO Loan.

          (g) Notwithstanding SECTION 3.20(e), but subject to SECTIONS 3.20(h), 3.20(i), 3.21 and 3.33, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest (including Penalty Charges) and/or any Yield Maintenance Charge or Static Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity of any Specially Serviced Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; PROVIDED that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

          (h) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan or Junior Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan or Junior Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Loan or Junior Loan, as the case may be, or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Loan or Serviced Loan Combination, as applicable, to Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), as applicable), taken as a collective whole, on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, any related Junior Loan Holder(s) to be performed at the related Mortgage Rate) or
(ii) any modification, waiver or amendment of any term of any Loan or Junior Loan that would either (A) unless there shall exist a default with respect to such Loan or Junior Loan (or unless the Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulations Section 1.860G-2(b) or (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

          The determination of the Special Servicer contemplated by CLAUSE
(i)(B) of the first paragraph of this SECTION 3.20(h) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related

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Mortgaged Property, the cost of which Appraisal shall be advanced by the Master
Servicer as a Servicing Advance).

          (i) In no event shall the Special Servicer: (i) extend the Maturity Date of (x) any Loan (other than the ARD Loans that provide, in each case, for payments of interest only through the related Anticipated Repayment
Date) beyond a date that is three years prior to the Rated Final Distribution Date or (y) any ARD Loan that provides for payments of interest only through the related Anticipated Repayment Date, beyond a date that is five years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); or (iv) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan; PROVIDED that with respect to CLAUSE (iii) above, the Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, the Special Servicer shall not consent to the Master Servicer taking any of the actions referred to in CLAUSES (i)-(iv) of the prior sentence.

          (j) Neither the Master Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, unless (i) the Master Servicer or the Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment,
(ii) otherwise permitted under the related Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Directing Certificateholder or (v) it is consistent with the Servicing Standard to do so.

          (k) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the related Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (PROVIDED that such fee does not constitute a "significant modification" of such Loan under Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

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          (l)     The Special Servicer shall, except with respect to waivers of
Penalty Charges, notify the Master Servicer, any related Sub-Servicers, the Trustee and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), in writing, of any modification, waiver or amendment of any term of any Loan or Junior Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the Master Servicer) for deposit in the related Mortgage File and, with respect to any Junior Loan, to the related Junior Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. The Master Servicer or the Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan or Junior Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable, pursuant to SECTION 3.26 hereof.

          (m) With respect to any Loan that permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the Master Servicer or the Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, PROVIDED, HOWEVER, with respect to any such amendment or modification that the Master Servicer or the Special Servicer shall deem material, the Master Servicer or the Special Servicer may grant such consent only if it (i) determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a net present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Loans, first obtains
(A) written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and
(B) the consent of the Directing Certificateholder (subject to the last paragraph of SECTION 3.21(e)) (which consent shall be deemed granted if not denied in writing within 5 days).

          Notwithstanding the foregoing, with respect to any request by a Borrower under any Loan which is not a Specially Serviced Loan that has been established as a "bankruptcy-remote entity", for the Master Servicer's consent to (x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval to be deemed granted if not denied within 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request.

          (n) Any modification, waiver or amendment of any term of the Loan Documents with respect to a Serviced Loan Combination (i) shall be performed subject to the terms and conditions of, and (ii) shall not alter, and shall be structured so as to preserve, the

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priority and preference among the applicable A Loan and Junior Loan(s), if any, set forth in, the related Intercreditor Agreement(s).

          (o) If there are any conflicts between this SECTION 3.20 and a CBA Intercreditor Agreement, then such CBA Intercreditor Agreement shall control.

          Section 3.21 TRANSFER OF SERVICING BETWEEN MASTER SERVICER AND SPECIAL SERVICER; RECORD KEEPING; ASSET STATUS REPORT.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan or Junior Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder), shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the subject Loan or Junior Loan, as applicable, that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of the subject Loan or Junior Loan, as applicable, until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

          Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (PROVIDED no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Servicing File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Loan shall re-commence. With respect to any Serviced Loan Combination, in determining whether such loan has become a Corrected Loan, the related Junior Loan(s), if any, must also be determined to be Corrected Loans for the Special Servicer's obligation to terminate for such loans.

          (b) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, with respect to any Serviced Loan Combination, to each

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related Junior Loan Holder), and provide the Master Servicer and, with respect to any Loan Combination, to each related Junior Loan Holder, as applicable, with copies of any additional related Loan information including correspondence with the related Borrower.

          (c) No later than the fourth Business Day prior to each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, with respect to the Specially Serviced Loans and REO Properties, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each such Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (2) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each such Specially Serviced Loan and REO Property during the related Due Period, (3) the CMSA Special Servicer Loan File and (4) such additional information or data relating to such Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

          (d) Notwithstanding the provisions of the preceding CLAUSE (c), with respect to each of the Specially Serviced Loans and REO Properties, the Master Servicer shall maintain ongoing payment records and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

          (e) No later than 30 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing Transfer Event for a Loan or Junior Loan, the Special Servicer shall deliver to each Rating Agency and the Directing Certificateholder a report (the "ASSET STATUS REPORT") with respect to such Loan or Junior Loan and the related Mortgaged Property. The Special Servicer shall not take any action under an Asset Status Report until such report has been delivered to the Master Servicer and, if written confirmation from each Rating Agency that the proposed action will not lead to a withdrawal, downgrade or qualification of any then current rating assigned by each Rating Agency to any Class of Certificate is required under this Agreement, the related Intercreditor Agreement or the related Loan Documents, such written confirmation has been obtained. Any Asset Status Report with respect to any Serviced Loan Combination will also be delivered to the related Junior Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

          (i)     summary of the status of such Specially Serviced Loan;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

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          (iii)   the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Appraised Value of the Mortgaged Property and Appraisal Reduction Event for the related Loan, if any, together with the assumptions used in the calculation thereof;

          (v) a recommendation by the Special Servicer as to how such Specially Serviced Loan might be returned to performing status, returned to the Master Servicer for regular servicing or otherwise realized upon;

          (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

          (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

          (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

          With respect to any Loan that becomes a Specially Serviced Loan, if within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; PROVIDED, HOWEVER, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, then the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          The Special Servicer shall revise such Asset Status Report as described above in this SECTION 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder, the Rating Agencies, the Master Servicer, the Trustee and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, PROVIDED such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10

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Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph would violate the Servicing Standard.

          The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to SECTION 3.33 and the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to SECTION 3.33 and the next paragraph, the Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          In addition to the foregoing, the Special Servicer is required to obtain the consent of the Directing Certificateholder (subject to the last paragraph of SECTION 3.21(e) and any express provisions of this Agreement deeming such consent to be given if there is no objection or response within a specified time period) prior to the taking by the Special Servicer of the following actions: (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by CLAUSE (ix) below) of a Loan;
(iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust Fund; (iv) any proposed or actual sale of an REO Property out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an REO Property held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at such REO Property; (vi) any release of material collateral for a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the Trust Fund, other than in accordance with the specific terms of that Loan; (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; and (ix) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan. If any of the previous listed items is set forth as proposed action in any Asset Status Report, the Special Servicer is required to follow the approval procedures set forth above in this paragraph.

          Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder or failure to consent to any action requiring its consent under this Agreement shall (i) require or cause the Master Servicer or the Special Servicer to violate the terms of a Loan or Specially Serviced Loan, applicable law or any provision of this Agreement, including the Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (iii) expose the Master Servicer, the Special Servicer, the

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Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, or
Junior Loan Holder or their Affiliates, shareholders, officers, directors, members, managers, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer (1) shall not follow any such direction if given by the Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in CLAUSES (i)-(iv) of this paragraph and (3) shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

          Section 3.22    SUB-SERVICING AGREEMENTS.

          (a) The Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; PROVIDED that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement (except that, for the avoidance of doubt, the Sub-Servicing Agreement shall not be required to include events of default similar to the Events of Default set forth in SECTIONS 7.01(a)(viii) and (ix)); (ii) provides that if the Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (PROVIDED, HOWEVER, that a Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding CLAUSE (ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer, upon becoming successor Master Servicer, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer. Upon a termination of the Master Servicer pursuant to this Agreement, the successor to the Master Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer, under each related Primary Servicing Agreement, subject to the termination rights set forth therein, it being

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understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

          In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable, shall (at no expense to the Trustee, the Certificateholders, Junior Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement entered into by the Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would require were it the owner of the subject Loans and/or Serviced Loan Combinations. The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

          (d) If the Trustee or its designee becomes successor to the Master Servicer and elects or is required to assume the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans and/or Serviced Loan Combinations then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding the provisions of any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans and/or Serviced Loan Combinations for which it is responsible, and the

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Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

          Section 3.23 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER.

          (a) The Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Junior Loan Holders, as of the Closing Date, that:

          (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

          (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or
     (C) is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

          (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or are reasonably likely to have

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     consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

          (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

          (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by SECTION 3.07(c).

          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

          Section 3.24 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.

          (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Junior Loan Holders, as of the Closing Date and as to the Special Servicer, that:

          (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and the Special

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     Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

          (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation and by-laws or comparable organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

          (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by SECTION 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be

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     involved in the servicing or administration of Loans has been refused such coverage or insurance;

          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

          (ix) The Special Servicing Fee payable to the Special Servicer represents reasonable servicing compensation for its services hereunder; and

          (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

          (b) The representations and warranties set forth in PARAGRAPH (a) above shall survive the execution and delivery of the Agreement.

          Section 3.25    LIMITATION ON LIABILITY OF THE DIRECTING
CERTIFICATEHOLDER.

          By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve the Special Servicer of any liability it may have under this Agreement.

          Section 3.26 REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION; AVAILABLE INFORMATION.

          (a) With respect to the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of

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Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

          (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Statement to Certificateholders;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in SECTION 10.10 and/or SECTION 3.26(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

          (iii) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and Annual Accountant's Report delivered pursuant to SECTION 3.13 and SECTION 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 (the "SARBANES ACT") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "SARBANES-OXLEY CERTIFICATION") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this
     SECTION 3.26);

PROVIDED that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this SECTION 3.26(a), to the extent it is otherwise required to deliver such items to the Trustee or the Master Servicer, as applicable.

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          (b)     At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Loans and REO Properties), other than in the normal course of business;

          (iv)    any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

PROVIDED that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in CLAUSES (vi) and (vii) of this SECTION 3.26(b) unless such Responsible Officer was notified in writing.

          (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's

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staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the
Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer (who shall certify to the Master Servicer) and the Trustee (each, a "PERFORMING PARTY") shall provide to the Person who signs the Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the "CERTIFYING PERSON") a certification (each, a "PERFORMANCE CERTIFICATION"), in the form set forth on EXHIBIT L hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to EXHIBIT L hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Master Servicer (with respect to the Performance Certification executed by the Special Servicer), the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "CERTIFICATION PARTIES") can rely. The Trustee's certification with respect to items 1 through 3 of EXHIBIT L hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of EXHIBIT L hereto shall relate to servicing information with respect to the Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party (i) to certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the Special Servicer) or the Depositor pursuant to this SECTION 3.26(c) with respect to the period of time such Performing Party was subject to this Agreement.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

          (e) Nothing contained in this SECTION 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties

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agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to SECTION 10.01.

          (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this SECTION 3.26, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this SECTION 3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection
(f) to contribute are several in the proportions described in the preceding sentence and not joint.

          Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any

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settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

          (g) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by SECTION 3.26, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005.

          (h) Notwithstanding any provisions in this Agreement to the contrary, but subject to the last sentence of this subsection, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Master Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. Notwithstanding the foregoing, however, this SECTION 3.26(h) is subject to (and no Performing Party will be entitled to indemnification for any payments made by it pursuant to) SECTION 3.26(f), and each Performing Party shall be responsible for any Performance Certification delivered by it.

          (i) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to

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deliver any Sarbanes-Oxley Certification or Performance Certification or portion thereof with respect to the Trust.

          Section 3.27    LOCK-BOX ACCOUNTS AND SERVICING ACCOUNTS.

          (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan Documents.

          (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

          (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

          (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Loan Documents, the Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

          Section 3.28    INTEREST RESERVE ACCOUNT.

          (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC and, to the extent that amounts on deposit in the Interest Reserve Account relate to the Tri-County Mall Loan or any successor REO Loan with respect thereto, on behalf of the Loan REMIC. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date during February and on each Distribution Date during a January which occurs in a year which is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan (or, in the case of the Tri-County Mall Loan or any successor REO Loan with respect thereto, the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1) as of the close of business on the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the

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related Original Net Mortgage Rate (or, in the case of the Tri-County Mall Loan or any successor REO Loan with respect thereto, 5.4411134228% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "WITHHELD AMOUNTS").

          (b) On each Distribution Date occurring in March (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February Distribution Dates, if any, and deposit such amounts (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date (prior to any distributions on the Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by SECTION 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

          Section 3.29 LIMITATIONS ON AND AUTHORIZATIONS OF THE MASTER SERVICER AND SPECIAL SERVICER WITH RESPECT TO CERTAIN LOANS.

          (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

          (b) With respect to the Loan identified on Schedule B as 390 Park Avenue, neither the Master Servicer nor the Special Servicer shall consent to the surrender, amendment or termination of the ground lease with respect to the related Mortgaged Property without obtaining prior confirmation in writing from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the related Borrower to the extent permitted under the related Loan Documents).

          With respect to the Tri-County Mall Loan, the Master Servicer shall notify each Rating Agency upon the Master Servicer's or the Special Servicer's approval of the related Borrower's request to enter into the "TIF" as contemplated by and defined under the related Loan Documents.

          With respect to the Crossed Loans identified on Schedule B as SP - 414 North Orleans, SP - 820 North Orleans, SP - 350 North LaSalle, SP - 311 West Superior, SP - 400 West Erie and SP - 750 North Orleans, neither the Master Servicer nor the Special Servicer shall consent to the replacement of the Manager with respect to any of the related Mortgaged Properties without obtaining prior confirmation in writing from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the related Borrower to the extent permitted under the related Loan Documents).

          (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the

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Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to SECTION 3.28.

          (d) Neither the Master Servicer nor the Special Servicer shall consent (to the extent it is entitled to withhold such consent under the terms of the Loan) to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Directing Certificateholder (such consent subject to the last paragraph of SECTION 3.21(e)). The Master Servicer shall receive any such request from any Borrower under a Loan that is not a Specially Serviced Loan, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of SECTION 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written consent from Moody's if then-current principal balance of such Loan is less than 2% of then-current aggregate principal balance of the Mortgage Pool.

          (e) The Master Servicer shall (or, in the case of CSFB Loans only, the CSFB Mortgage Loan Seller shall, pursuant to the terms of the Mortgage Loan Purchase Agreement), as to each Loan which is secured by the interest of the related Borrower under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Master Servicer.

          (f)     [Reserved.]

          (g) The Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Directing Certificateholder (which consent with respect to the transfer of such

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Junior Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of SECTION 3.21(e)). The Master Servicer shall receive any such request for a discretionary consent from any Junior Loan Holder, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of SECTION 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Notwithstanding the foregoing, the Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

          Section 3.30    REMIC ADMINISTRATION.

          (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC (except for any portion constituting amounts allocable to any Junior Loan) under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests", within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, none of the Master Servicer, the Special Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

          (b) The Closing Date is hereby designated as the "startup day", within the meaning of Section 860G(a)(9) of the Code, of each Trust REMIC.

          (c) The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for each Trust REMIC. Any Holder of a Class R Certificate must at all times hold at least a 1.0% Percentage Interest therein. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class R Certificates, by their acceptance of such Certificates, agree to such designation.

          (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC and, as specified in SECTION 4.07, the grantor trusts created hereunder and shall sign and file or cause to be filed such

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Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (e) The Trustee shall provide (i) upon request by any Transferor of a Class R Certificate, such information to such Transferor and the IRS as is
(x) reasonably necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization or
(y) otherwise required to be provided by Treasury regulations section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to SECTION 3.30(l), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

          (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and each of the Master Servicer and the Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special Servicer and the Trustee shall knowingly or intentionally take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on net income from foreclosure property imposed by Section 860G(c) of the Code) (either such event, an "ADVERSE REMIC EVENT") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause such Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to such Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or

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the assets thereof, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as Qualified Mortgages and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "prohibited contributions" of any Trust REMIC as defined in Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, PROVIDED that the Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Master Servicer, by the Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account.

          (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, none of the Master Servicer, the Special Servicer and the Trustee shall accept any contributions of assets to any Trust REMIC unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) None of the Master Servicer, the Special Servicer and the Trustee shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

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          (k)     For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class A-MFL Upper-Tier Interest is the same date as the Rated Final Distribution Date.

          (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

          (m) None of the Trustee, the Master Servicer and the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund created hereunder pursuant to ARTICLE X of this Agreement or (iv) a purchase of Loans pursuant to or as contemplated by
ARTICLE II, SECTION 3.18 or SECTION 3.33 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          (n) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, each of the Master Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

          (o) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

          Section 3.31    MASTER SERVICER AND SPECIAL SERVICER MAY OWN
CERTIFICATES.

          (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it

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would have if it were not the Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          Section 3.32    THE SWAP AGREEMENT.

          (a) The Trustee is hereby authorized and directed, both in its capacity as the Trustee and on behalf and for the benefit of the Trust, to execute and deliver the Swap Agreement on the Closing Date and to perform obligations as described herein with respect to the Swap Agreement. Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the Swap Agreement; provided that (i) payments to be made to the Swap Counterparty pursuant to SECTION 3.32(e) shall be made out of amounts allocable as interest, Yield Maintenance Charges and Static Prepayment Premiums distributable on or with respect to the Class A-MFL Upper-Tier Interest and (ii) any termination payment owing to the Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the Trustee entering into the Swap Agreement on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreement.

          Notwithstanding anything to the contrary in this Agreement, (i) the Class A-MFL Initial Floating Swap Payment shall not be a part of the Trust Fund or part of any Trust REMIC or Grantor Trust; (ii) the Trustee, upon receipt of the Class A-MFL Initial Floating Swap Payment from the Swap Counterparty, shall promptly deliver the amount of such payment to the Depositor in accordance with written instructions provided by the Depositor; (iii) the Class A-MFL Initial Floating Swap Payment shall be deemed to be a payment made by the Swap Counterparty directly to the Depositor outside of the Swap Agreement and (iv) all references in this Agreement to the Swap Agreement, payments thereunder and proceeds thereof shall exclude the Class A-MFL Initial Floating Swap Payment.

          (b) The Trustee shall confirm each value of LIBOR determined by the Swap Counterparty in accordance with the terms of the Swap Agreement promptly upon receiving written notice of such determination from the Swap Counterparty. Absent manifest error, the Swap Counterparty's determination of LIBOR shall be binding on the Trustee and the Class A-MFL Certificateholders.

          (c) By 5:00 p.m. (New York time) on the New York Business Day prior to each Master Servicer Remittance Date, based on the Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to SECTION 3.12(a), the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap Agreement, in writing of (i) the Class Principal Balance of the Class A-MFL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Static Prepayment Premiums and Yield Maintenance

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Charges distributable with respect to the Class A-MFL Upper-Tier Interest for the related Distribution Date, (iii) the amount of interest distributable with respect to the Class A-MFL Upper-Tier Interest pursuant to SECTION 4.01(a)(iv) for such Distribution Date and (iv) the excess, if any, of (A) the product of
(x) 1/12, (y) 4.8770% per annum and (z) the Class Principal Balance of the Class A-MFL Certificates immediately prior to the related Distribution Date over (B) the amount of interest distributable with respect to the Class A-MFL Upper-Tier Interest pursuant to SECTION 4.01(a)(iv) for such Distribution Date.

          (d) Upon receiving written notice from the Swap Counterparty, as calculation agent under the Swap Agreement, on the New York Business Day prior to each Master Servicer Remittance Date of the value of Class A-MFL Fixed Swap Payment, the Class A-MFL Floating Swap Payment, the Class A-MFL Net Fixed Swap Payment, if any, and the Class A-MFL Net Floating Swap Payment, in each case with respect to the related Distribution Date, the Trustee shall promptly confirm each such amount.

          (e) On each Class A-MFL Swap Payment Date, following all deposits to the Floating Rate Account on or prior to that date pursuant to SECTION 3.04(c), the Trustee shall remit the Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account; PROVIDED that, during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to SECTION 3.32, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Agreement, the Trustee shall deposit the same into the Floating Rate Account. If by 3:00 p.m. New York City time on any Class A-MFL Swap Payment Date the Trustee has not received any Class A-MFL Net Floating Swap Payment payable by the Swap Counterparty on such date, the Trustee shall promptly send written notice to the Swap Counterparty that the Trustee has not received such Class A-MFL Net Floating Swap Payment.

          (f) The Trustee shall at all times enforce the Trust's rights under the Swap Agreement. In the event of a Swap Default, the Trustee shall promptly provide written notice to the Holders of the Class A-MFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders of Certificates representing at least 25% of the Class Principal Balance of the Class A-MFL Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, PRO RATA, to the holders of the Class A-MFL Certificates on the immediately succeeding Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the

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execution of any replacement interest rate swap agreement with the Trust, the
Trustee shall distribute such fee: FIRST, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and THEN, any remainder, to the Depositor.

          Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-MFL Certificates. Any such Swap Default (or termination of the Swap Agreement) and the consequent Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

          Upon any change in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depository of the change in payment terms.

          (g) Any costs and expenses related to the Swap Agreement will be payable (prior to the distribution of amounts to the Class A-MFL Certificates) from the Class A-MFL Floating Swap Payment, subject to the Swap Agreement.

          Section 3.33    CERTAIN MATTERS REGARDING THE TRI-COUNTY MALL LOAN.

          (a) The Class TM Consulting Certificateholder shall have the right, by written notice to the Master Servicer and Special Servicer (a "CLASS TM PURCHASE NOTICE") delivered at any time the Tri-County Mall Loan is a Specially Serviced Loan, PROVIDED that the Tri-County Mall Loan is in default, to purchase the Tri-County Mall Loan in whole but not in part at the Purchase Price. Upon the delivery of the Class TM Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall cause the Trust Fund to sell (and the Class TM Consulting Certificateholder shall purchase) the Tri-County Mall Loan at the Purchase Price, on a date (the "CLASS TM PURCHASE DATE") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the Class TM Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer three
(3) Business Days prior to the Class TM Purchase Date and shall, absent manifest error, be binding upon the Class TM Consulting Certificateholder. Concurrently with the payment to the Trust Fund of the Purchase Price, the Special Servicer shall direct the Trustee to execute at the sole cost and expense of the Class TM Consulting Certificateholder in favor of the Class TM Consulting Certificateholder assignment documentation that will assign the Tri-County Mall Loan and the related Loan Documents without recourse, representations or warranties. The right of the Class TM Consulting Certificateholder to purchase the Tri-County Mall Loan under this paragraph shall automatically terminate upon the earlier to occur of (x) ten days after delivery of notification by the Special Servicer to the Class TM Consulting Certificateholder of the Special Servicer's intention to sell the Tri-County Mall Loan (if it is a Defaulted
Loan) pursuant to

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SECTION 3.18 and (y) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Tri-County Mall Property.

          In connection with any purchase of the Tri-County Mall Loan pursuant to or as contemplated by this SECTION 3.33(a), each of the Master Servicer and the Special Servicer shall: (i) if it receives the related Purchase Price and/or any other amounts payable in connection with the purchase, deposit the same in the Collection Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Class TM Consulting Certificateholder or its designee. In addition, upon its receipt of notice that the related Purchase Price has been received and deposited in the Collection Account, the Trustee shall: (i) deliver the Mortgage File to the Class TM Consulting Certificateholder or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as are necessary to transfer to the Class TM Consulting Certificateholder the Tri-County Mall Loan and the related Loan Documents, without recourse, representations or warranties. In addition, in connection with any purchase of the Tri-County Mall Loan pursuant to or as contemplated by this
SECTION 3.33(a), the Loan REMIC shall be terminated in accordance with SECTION 9.02(d).

          (b) The Master Servicer or Special Servicer shall promptly deliver to the Class TM Consulting Certificateholder notice of any monetary or non-monetary default with respect to the Tri-County Mall Loan. Upon receipt of such notice, the Class TM Consulting Certificateholder shall have the right to cure defaults with respect to the Tri-County Mall Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (the "CLASS TM CURE PERIOD"); PROVIDED, HOWEVER, that no single Class TM Cure Event shall continue for a period of more than 90 consecutive days, nor shall all applicable Class TM Cure Events (without double-counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Class TM Consulting Certificateholder elects to cure a default that can be cured by making a Class TM Cure Payment, the Class TM Consulting Certificateholder shall make such Class TM Cure Payment to the Master Servicer. The Master Servicer shall, pursuant to SECTION 3.05(a), apply such funds to reimburse itself, the Special Servicer or the Trustee for any Advances, together with interest thereon, made in respect of the default so cured and to offset and/or pay any related Additional Trust Fund Expenses. The right of the Class TM Consulting Certificateholder to reimbursement of any Class TM Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer, the Special Servicer or the Trustee) will be subordinate to the payment of all other amounts due with respect to the Tri-County Mall Loan. Notwithstanding the foregoing, the making of a Class TM Cure Payment by the Class TM Consulting Certificateholder shall not act as a waiver of any amounts due under the Loan Documents by the related Borrower.

          (c) The Special Servicer shall consult with the Class TM Consulting Certificateholder prior to the taking by the Special Servicer of the following actions (but may, in its sole discretion, reject any advice or direction of the Class TM Consulting Certificateholder):

          (i) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-

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     sale or due-on-encumbrance clause, which is covered by CLAUSE (vii) below)
     of the Tri-County Mall Loan;

          (ii) any acceptance of a discounted payoff with respect to the Tri-County Mall Loan if it is a Specially Serviced Loan;

          (iii) any determination to bring the Tri-County Mall Property if it has become an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at that REO Property;

          (iv) any release of material real property collateral for the Tri-County Mall Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan;

          (v) any acceptance of substitute or additional real property collateral for the Tri-County Mall Loan if it has become a Specially Serviced Loan, other than in accordance with the specific terms of that Loan;

          (vi) any releases of earn-out reserves or related letters of credit with respect to the Tri-County Mall Property, other than in accordance with the specific terms of, or upon satisfaction of, the Tri-County Mall Loan; and

          (vii) any waiver of a due-on-sale or due-on-encumbrance clause in the Tri-County Mall Loan.

          The Special Servicer shall provide the Class TM Consulting Certificateholder with all the information that the Special Servicer considers material (in its sole discretion) in connection with evaluating such action. The Class TM Consulting Certificateholder shall have 10 days within which to respond after notice of any proposed action, to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders to take prior to the expiration of such period; PROVIDED that, if the Class TM Consulting Certificateholder has not responded within such period, it shall be deemed to have approved such action. Notwithstanding the foregoing, the Special Servicer shall be under no obligation to comply with any advice, direction or objection of the Class TM Consulting Certificateholder in connection with the foregoing. Furthermore, no such advice, direction or objection of the Class TM Consulting Certificateholder in connection with the foregoing may require or cause the Special Servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) cause any Trust REMIC to fail to qualify as a REMIC or subject any Trust REMIC to federal, state or local tax, (iv) violate any other provisions of this Agreement, (v) require or cause the Special Servicer to violate the terms of the Tri-County Mall Loan, (vi) expose the Master Servicer, the Special Servicer, the Depositor, either Mortgage Loan Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Master Servicer's responsibilities under this Agreement; and the Special Servicer shall in no event follow any such direction (if given by the Class TM Consulting Certificateholder) or initiate any such actions that would have the effects described in CLAUSES (i) through (vii) of this sentence.

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          (d)     Prior to entering into any modification of the Tri-County Mall
Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the Master Servicer or Special Servicer, as applicable, shall provide the Class TM Consulting Certificateholder with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification.

          (e) The Trustee, the Master Servicer and the Special Servicer each shall provide to the Class TM Consulting Certificateholder, with respect to the Tri-County Mall Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Directing Certificateholder with respect to the Tri-County Mall Loan or any related REO Property, and on a concurrent basis. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to the Class TM Consulting Certificateholder any particular report, document or other information pursuant to this SECTION 3.33(e) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to the Class TM Consulting Certificateholder pursuant to any other section of this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          Section 4.01    DISTRIBUTIONS.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Net Available Distribution Amount for such Distribution Date:

          (i) concurrently, (A) from that portion of the Net Available Distribution Amount attributable to Loan Group No. 2, to make distributions of interest to the Holders of the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date, (B) from that portion of the Net Available Distribution Amount attributable to Loan Group No. 1, to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, up to, and PRO RATA as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts for such Classes for such Distribution Date, and (C) from the entire Net Available Distribution Amount, to make distributions of interest to the Holders of the Class A-X and Class A-SP Certificates, up to, and PRO RATA as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts for such Classes for such Distribution Date; PROVIDED, HOWEVER, that if the Net Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X and Class A-SP Certificates of, up to, and PRO

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     RATA as among such Classes in accordance with, the respective Optimal
     Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

          (ii) to make distributions of principal to the Holders of the Class A-1, Class-A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, in reduction of the Class Principal Balances thereof, up to, in the aggregate, the Net Principal Distribution Amount for such Distribution Date, in the following order of priority:

                  FIRST, to the Holders of the Class A-1-A Certificates, until the Class Principal Balance thereof has been reduced to zero, in an amount up to the portion of the Net Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2;

                  SECOND, to the Holders of the Class A-AB Certificates, until the Class Principal Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit S hereto, in an amount up to the Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to SUBCLAUSE FIRST of this CLAUSE (ii));

                  THIRD, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, sequentially by Class in that order, in each case until the Class Principal Balance thereof has been reduced to zero, in an amount up to, in the aggregate, the Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this CLAUSE (ii));

     PROVIDED, HOWEVER, that, notwithstanding the immediately preceding SUBCLAUSES FIRST through THIRD, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, on a PRO RATA basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Net Principal Distribution Amount for such Distribution Date;

          (iii) to reimburse the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, PRO RATA (based on the aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to each such Class), until all such amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

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          (iv)    to make distributions of interest to the Holders of the Class
     A-MFX Certificates and to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest, up to, and PRO RATA in accordance with, the respective Optimal Interest Distribution Amounts for the Class A-MFX Certificates and the Class A-MFL Upper-Tier Interest for such Distribution Date;

          (v) to make distributions of principal to the Holders of the A-MFX Certificates and to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest, in reduction of, and PRO RATA in accordance with, the respective Class Principal Balances thereof, up to, in the aggregate, the Remaining Net Principal Distribution Amount for the Class A-MFX Certificates and the Class A-MFL Upper-Tier Interest for such Distribution Date, until such Class Principal Balances have been reduced to zero;

          (vi) to reimburse the Holders of the Class A-MFX Certificates and to make reimbursement payments to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest, PRO RATA (based on the respective aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to the Class A-MFX Certificates and the Class A-MFL Upper-Tier Interest), until all such amounts of Collateral Support Deficit previously allocated to the Class A-MFX Certificates and the Class A-MFL Upper-Tier Interest, but not previously reimbursed, have been reimbursed in full;

          (vii) to make distributions of interest to the Holders of the Class A-J Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (viii) to make distributions of principal to the Holders of the Class A-J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (ix) to reimburse the Holders of the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

          (x) to make distributions of interest to the Holders of the Class B Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xi) to make distributions of principal to the Holders of the Class B Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xii) to reimburse the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

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          (xiii)  to make distributions of interest to the Holders of the Class
     C Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xiv) to make distributions of principal to the Holders of the Class C Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xv) to reimburse the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

          (xvi) to make distributions of interest to the Holders of the Class D Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xvii) to make distributions of principal to the Holders of the Class D Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xviii) to reimburse the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

          (xix) to make distributions of interest to the Holders of the Class E Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xx) to make distributions of principal to the Holders of the Class E Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxi) to reimburse the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

          (xxii) to make distributions of interest to the Holders of the Class F Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxiii) to make distributions of principal to the Holders of the Class F Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxiv) to reimburse the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

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          (xxv)     to make distributions of interest to the Holders of the
     Class G Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxvi) to make distributions of principal to the Holders of the Class G Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxvii)   to reimburse the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

          (xxviii) to make distributions of interest to the Holders of the Class H Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxix) to make distributions of principal to the Holders of the Class H Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxx) to reimburse the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

          (xxxi) to make distributions of interest to the Holders of the Class J Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxxii)   to make distributions of principal to the Holders of the
     Class J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxxiii) to reimburse the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

          (xxxiv)   to make distributions of interest to the Holders of the
     Class K Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxxv) to make distributions of principal to the Holders of the Class K Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxxvi)   to reimburse the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

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          (xxxvii)  to make distributions of interest to the Holders of the
     Class L Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xxxviii) to make distributions of principal to the Holders of the Class L Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xxxix)   to reimburse the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

          (xl) to make distributions of interest to the Holders of the Class M Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xli) to make distributions of principal to the Holders of the Class M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xlii) to reimburse the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

          (xliii)   to make distributions of interest to the Holders of the
     Class N Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xliv) to make distributions of principal to the Holders of the Class N Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xlv) to reimburse the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

          (xlvi) to make distributions of interest to the Holders of the Class O Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (xlvii)   to make distributions of principal to the Holders of the
     Class O Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (xlviii) to reimburse the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

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          (xlix)    to make distributions of interest to the Holders of the
     Class P Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (l) to make distributions of principal to the Holders of the Class P Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Net Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (li) to reimburse the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

          (lii) to make distributions to the Holders of the Class R Certificates of any portion of the Net Available Distribution Amount for such Distribution Date, remaining after all other distributions pursuant to this SECTION 4.01(a) and SECTION 4.01(g).

          Any distributions of interest made with respect to the Class A-SP Certificates or the Class A-X Certificates on any Distribution Date pursuant to CLAUSE (i) of the prior paragraph of this SECTION 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a PRO RATA basis in accordance with the respective Optimal Interest Distribution Amounts of such Components for such Distribution Date.

          Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-MFL Upper-Tier Interest shall be deposited into the Floating Rate Account pending distribution thereof to the Class A-MFL Certificateholders and/or the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-MFL Upper-Tier Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges and Static Prepayment Premiums) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the Distribution Account and transferred to the Floating Rate Account on, the Class A-MFL Swap Payment Date immediately preceding such Distribution Date.

          All distributions made in respect of a Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) or the Class A-MFL Upper-Tier Interest on each Distribution Date pursuant to the foregoing provisions of this SECTION 4.01(a) or pursuant to SECTION 4.01(d) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding Uncertificated Lower-Tier Interest(s) for such Class of Principal Balance Certificates or the Class A-MFL Upper-Tier Interest, as the case may be; all distributions made with respect to a Class of Interest-Only Certificates on each Distribution Date pursuant to the foregoing provisions of this SECTION 4.01(a) and allocable to any particular Component of such Class of Interest-Only Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Corresponding Uncertificated Lower-Tier Interest for such Component. In each case, if such distribution on any such Class of Certificates or the Class A-MFL Upper-Tier Interest, as the case may be, was a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to such Class of Certificates or the Class A-MFL

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

Upper-Tier Interest, as the case may be, then the corresponding distribution deemed to be made on an Uncertificated Lower-Tier Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this SECTION 4.01(a)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to the Upper-Tier REMIC in respect of such Uncertificated Lower-Tier Interest.

          If a Class of Principal Balance Certificates or the Class A-MFL Upper-Tier Interest, as the case may be, has two or more Corresponding Uncertificated Lower-Tier Interests, then:

          (i) deemed distributions of accrued interest made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated between or among them, as applicable, on a PRO RATA basis in accordance with the respective Optimal Interest Distribution Amounts in respect of such Corresponding Uncertificated Lower-Tier Interests for such Distribution Date;

          (ii) deemed distributions of principal made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding Uncertificated Lower-Tier Interests, in each case up to an amount equal to the Lower-Tier REMIC Principal Balance of the subject Corresponding Uncertificated Lower-Tier Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding Uncertificated Lower-Tier Interest until the Lower-Tier REMIC Principal Balance of each other such Corresponding Uncertificated Lower-Tier Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full); and

          (iii) deemed distributions made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date in reimbursement of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect thereto shall be allocated between or among them, as applicable, on a PRO RATA basis in accordance with the respective aggregate unreimbursed amounts of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests.

          (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Yield Maintenance Charges and Static Prepayment Premiums actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Yield Maintenance Charge and Static Prepayment Premium to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest, respectively, in an amount that shall, as to each such Class or the Class A-MFL

Upper-Tier Interest, as the case may be, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class or the Class A-MFL Upper-Tier Interest, as the case may be, on such Distribution Date out of that portion of the Net Principal Distribution Amount for that Distribution Date that is attributable to the Loan Group that includes the related prepaid Loan or REO Loan, and whose denominator is the portion of the Net Principal Distribution Amount for such Distribution Date that is attributable to the Loan Group that includes the related prepaid Loan or REO Loan, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates or the Class A-MFL Upper-Tier Interest, as the case may be, and (C) the entire amount of such Yield Maintenance Charge or Static Prepayment Premium (net of any Liquidation Fee payable therefrom).

          Any portion of any Static Prepayment Premium (exclusive of any Liquidation Fee payable therefrom) that may remain after any distribution(s) contemplated by the prior two paragraphs shall be distributed entirely to the Holders of the Class A-X Certificates. Any portion of any Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom) that may remain after any distribution(s) contemplated by the prior paragraph shall be distributed as follows: (A) if such Distribution Date is one of the first 12 Distribution Dates, and if the Class A-SP Certificates are still outstanding immediately prior to such Distribution Date, then the remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-SP Certificates in an amount equal to 34.00% of such remaining portion and to the Holders of the Class A-X Certificates in an amount equal to 66.00% of such remaining portion, (B) if such Distribution Date is one of the next 12 Distribution Dates (i.e., Distribution Dates 13 through
24), and if the Class A-SP Certificates are still outstanding immediately prior to such Distribution Date, then the remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-SP Certificates in an amount equal to 22.00% of such remaining portion and to the Holders of the Class A-X Certificates in an amount equal to 78.00% of such remaining portion, (C) if such Distribution Date is one of the next 12 Distribution Dates (i.e., Distribution Dates 25 through 36), and if the Class A-SP Certificates are still outstanding immediately prior to such Distribution Date, then the remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-SP Certificates in an amount equal to 11.00% of such remaining portion and to the Holders of the Class A-X Certificates in an amount equal to 89.00% of such remaining portion, or (D) if such Distribution Date is after the 36th Distribution Date, or if the Class A-SP Certificates are not still outstanding immediately prior to such Distribution Date, then the entire remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-X Certificates.

          Any distributions of additional interest, in the form of Static Prepayment Premiums and Yield Maintenance Charges, made with respect to the Class A-X or Class A-SP Certificates on any Distribution Date pursuant to this
SECTION 4.01(b) shall be allocated among the respective Components of such Class of Certificates on a PRO RATA basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the Uncertificated Lower-Tier Interests on such Distribution Date pursuant to SECTION 4.01(a) (or, if there were no such declines, then on a PRO RATA basis in accordance with the relative sizes of their respective Component Notional Amounts).

          All distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Principal Balance Certificates or the Class A-MFL Upper-Tier Interest, if such Class or the Class A-MFL Upper-Tier Interest, as the case may be, has a single Corresponding Uncertificated Lower-Tier Interest, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interest; all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Principal Balance Certificates or the Class A-MFL Upper-Tier Interest, if such Class or the Class A-MFL Upper-Tier Interest, as the case may be, has two or more Corresponding Uncertificated Lower-Tier Interests, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests, on a PRO RATA basis in accordance with the respective amounts of deemed distributions of principal made with respect to such Corresponding Uncertificated Lower-Tier Interests on such Distribution Date pursuant to SECTION 4.01(a); all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of the Class A-X or Class A-SP Certificates and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Component's Corresponding Uncertificated Lower-Tier Interest.

          Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-MFL Upper-Tier Interest shall be deposited into the Floating Rate Account pending distribution thereof to the Class A-MFL Certificateholders and/or the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-MFL Upper-Tier Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges and Static Prepayment Premiums) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the Distribution Account and transferred to the Floating Rate Account on, the Class A-MFL Swap Payment Date immediately preceding such Distribution Date.

          (c) Subject to SECTION 3.32, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Static Prepayment Premiums) for such Distribution Date:

          (i) to make distributions of interest to the Holders of the Class A-MFL Certificates, up to the Class A-MFL Interest Distribution Amount for such Distribution Date;

          (ii) to make distributions of principal to the Holders of the Class A-MFL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-MFL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

          (iii) to reimburse the Holders of the Class A-MFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full; and

          (iv) to the Holders of the Class A-MFL Certificates, any remaining amount.

          For so long as the Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, all Static Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-MFL Upper-Tier Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a payment default on the part of the Swap Counterparty under the Swap Agreement or if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Static Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-MFL Upper-Tier Interest shall be distributed by the Trustee to the Holders of the Class A-MFL Certificates on the subject Distribution Date.

          Any termination payments due to the Swap Counterparty under the Swap Agreement shall be payable solely, as contemplated by SECTION 3.32, out of any upfront payment made by a replacement swap counterparty and otherwise payable to the Depositor.

          (d) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the Class TM Available Distribution Amount for such Distribution Date:

          (i) to make distributions of interest to the Holders of the Class TM Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

          (ii) to make distributions of principal to the Holders of the Class TM Certificates, in reduction of the Class Principal Balance thereof, up to the Class TM Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero; and

          (iii) to reimburse the Holders of the Class TM Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class TM Certificates, but not previously reimbursed, have been reimbursed in full.

          (e) On any applicable Distribution Date, any Excess Interest collected during the related Due Period shall be distributed from the Excess Interest Distribution Account to the Holders of the Class V Certificates.

          (f) All distributions made with respect to each Class on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in SECTIONS 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions on or prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (g) Except as otherwise provided in SECTION 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, 30 days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this SECTION 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this SECTION 4.01(g).

          (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Principal Balance Certificates shall be made in the amounts and manner specified in SECTION 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; PROVIDED, HOWEVER, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Principal Balance Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with SECTION
10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by SECTION 4.01(g) as if such Holder had failed to surrender its Certificates.

          (i) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to SECTION 4.01(a), SECTION 4.01(b), SECTION 4.01(c), SECTION 4.01(d) or SECTION 9.01, or the corresponding deemed distributions on the Uncertificated Lower-Tier Interests pursuant to
SECTION 4.01(a), the Trustee shall be deemed to have made (or, in the case of CLAUSE SEVENTH below, shall actually make), out of that portion of the Available Distribution Amount for such Distribution Date that is attributable to the Tri-County Mall Loan or any related REO Property, the following distributions to the Lower-Tier REMIC and, solely in the case of CLAUSE SEVENTH below, the Class TM Consulting Certificateholder, in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date that is attributable to the Tri-County Mall Loan or any related REO Property:

          FIRST, distributions to the Lower-Tier REMIC of accrued interest with respect to Loan REMIC Regular Interest TM-1, up to an amount equal to the Optimal Interest Distribution Amount with respect to such Loan REMIC Regular Interest for such Distribution Date;

          SECOND, distributions to the Lower-Tier REMIC of principal with respect to Loan REMIC Regular Interest TM-1, up to the lesser of (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 immediately prior to such Distribution Date and (ii) either (A) if no Tri-County Mall Payment Trigger Event exists for such Distribution Date, the Tri-County Mall Senior Percentage of the Tri-County Mall Principal Distribution Amount for such Distribution Date, or (B) if a Tri-County Mall Payment Trigger Event exists for such Distribution Date, the entire Tri-County Mall Principal Distribution Amount for such Distribution Date;

          THIRD, reimbursements to the Lower-Tier REMIC of any and all amounts of Collateral Support Deficits previously allocated to Loan REMIC Regular Interest TM-1 and not previously reimbursed;

          FOURTH, distributions to the Lower-Tier REMIC of accrued interest with respect to Loan REMIC Regular Interest TM-2, up to an amount equal to the Optimal Interest Distribution Amount with respect to such Loan REMIC Regular Interest for such Distribution Date;

          FIFTH, distributions to the Lower-Tier REMIC of principal with respect to Loan REMIC Regular Interest TM-2, up to the lesser of (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-2 immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire Tri-County Mall Principal Distribution Amount for such Distribution Date, over (B) the amount of principal deemed distributed to the Lower-Tier REMIC with respect to Loan REMIC Regular Interest TM-1 on such Distribution Date pursuant to clause SECOND above;

          SIXTH, reimbursements to the Lower-Tier REMIC of any and all amounts of Collateral Support Deficits previously allocated to Loan REMIC Regular Interest TM-2 and not previously reimbursed; and

          SEVENTH, reimbursements to the Class TM Consulting Certificateholder of any outstanding Class TM Cure Payments made thereby pursuant to SECTION 3.33;

PROVIDED that, if any payments (or Advances in lieu thereof) or other collections on the Tri-County Mall Loan or any related REO Property constituting part of the Tri-County Mall Available Distribution Amount for any Distribution Date are applied to reimburse Nonrecoverable Advances or pay Additional Trust Fund Expenses with respect to any other Loans or REO Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have first been distributed from the Loan REMIC to the Lower-Tier REMIC with respect to Loan REMIC Regular Interest TM-1 in payment of amounts deemed distributable to the Lower-Tier REMIC with respect to such Loan REMIC Regular Interest pursuant to CLAUSES FIRST, SECOND and THIRD above on the subject Distribution Date.

          Section 4.02 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS BY TRUSTEE; OTHER INFORMATION AVAILABLE TO THE HOLDERS AND OTHERS.

          (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicer, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of and containing the information set forth in, EXHIBIT M hereto (the "STATEMENT TO CERTIFICATEHOLDERS"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; PROVIDED that the Trustee need not deliver to any Privileged Person any Statement to Certificateholders that has been made available to such Person via the Trustee's internet website as provided below; and PROVIDED, FURTHER, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with SECTION 5.06; and PROVIDED, FURTHER, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be

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deemed to have agreed to keep confidential the information therein until such
Statement to Certificateholders is filed with the Commission.

          On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); PROVIDED that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to SECTION 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

          The Trustee shall have no obligation to provide the information or reports described in this SECTION 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

          The Trustee shall make available each month, to the general public, the related Statement to Certificateholders via its internet website initially located at "www.ctslink.com". In addition, the Trustee shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that the Initial Purchaser has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Master Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

          The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website
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and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

          The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to EXHIBIT M hereto and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          Neither the Master Servicer nor the Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.

          Section 4.03    P&I ADVANCES.

          (a) On or before 2:30 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall (i) remit to the Trustee for deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). To the extent that the Master Servicer fails to make a P&I Advance required to be made by the Master Servicer hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the

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Trustee determines is a Nonrecoverable Advance), the Trustee shall make such P&I
Advance unless the Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Pool, it shall deposit the amount thereof in the Distribution Account on or before 11:00 a.m. New York City time on the related Distribution Date.

          (b) Subject to SECTIONS 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees, Broker Strip Interest and Workout Fees, if any), other than Balloon Payments, that were due on the Loans during any related Due Period and delinquent as of the close of business on the Determination Date preceding the related Master Servicer Remittance Date; and (ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period, and also with respect to each successor REO Loan with respect to a Loan, any uncollected portion of the Assumed Scheduled Payment (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any) deemed due thereon during the related Due Period. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to SUBSECTION (c) and (e) below, the obligation of the Master Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed. Neither the Master Servicer nor the Trustee shall be required or permitted to make P&I Advances as to any Junior Loan.

          (c) Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Trustee shall be required to make a P&I Advance, if the Master Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Master Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On each Determination Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination.

          (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to SECTION 3.05(a), out of a Junior Loan Custodial Account pursuant to SECTION 3.04, or out of the Distribution Account pursuant to
SECTION 3.05(b), the Master Servicer or other party (which may include the Trustee) that made such P&I Advance shall be entitled to receive, out of any amounts then on deposit in the Collection Account, such Junior Loan Custodial Account or the Distribution Account (subject to any limitations pursuant to SECTION 1.05, SECTION 3.04 and/or SECTION 3.05), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; PROVIDED that such interest shall not accrue on any P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. Subject to SECTION 3.19(e), the Master Servicer shall reimburse itself or the

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Trustee, as the case may be, for any outstanding P&I Advance made in respect of any Loan (or in respect of any successor REO Loan with respect thereto), as soon as practicably possible after funds available for such purpose are deposited in the Collection Account. In no event shall interest accrue in accordance with this SECTION 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

          (e) Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Junior Loan or an advance for Penalty Charges, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan or REO Loan in the Mortgage Pool that has been subject to an Appraisal Reduction Amount will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, net of the Appraisal Reduction Amount (or, in the case of an A Loan or any successor REO Loan with respect thereto, the portion of the Appraisal Reduction Amount in respect of the subject Loan Combination allocable to such A Loan or REO Loan, as the case may be), and the denominator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to SECTION 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon; PROVIDED that there shall be no reduction in P&I Advances pursuant to clause (ii) due to an Appraisal Reduction Event at any time after the aggregate of the Class Principal Balances of all Classes of Principal Balance Certificates (other than the Class A Sequential Pay Certificates) have been reduced to zero.

          (f) None of the Master Servicer, the Special Servicer or the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates.

          Section 4.04    ALLOCATION OF COLLATERAL SUPPORT DEFICIT.

          (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to SECTION 4.01, the Trustee shall calculate (i) the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only (and not the calculation in the immediately following CLAUSE (ii)), not giving effect to any reductions of the Stated Principal Balance of any Loan or REO Loan in the Mortgage Pool for payments and other collections of principal on the Mortgage Pool that were used to reimburse any

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Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to
SECTION 3.05(a) and/or SECTION 3.05(b), other than payments and other collections of principal used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans and REO Loans as to which a Final Recovery Determination has been made) of the Mortgage Pool (net of the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-2) expected to be outstanding immediately following such Distribution Date is less than (B) the then aggregate of the Class Principal Balances of the Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Upper-Tier Interest after giving effect to distributions of principal on such Distribution Date (any such deficit, the "POOL COLLATERAL SUPPORT DEFICIT"); and
(ii) the amount, if any, by which (A) the Loan REMIC Principal Balance of the Loan REMIC Regular Interest TM-2 expected to be outstanding immediately following such Distribution Date, is less than (B) the then Class Principal Balance of the Class TM Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, a "CLASS TM COLLATERAL SUPPORT DEFICIT"). A Class TM Collateral Support Deficit and a Pool Collateral Support Deficit are each a "COLLATERAL SUPPORT DEFICIT". Any allocation of Collateral Support Deficit to a Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Upper-Tier Interest shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to the Class A-MFL Upper-Tier Interest shall, in turn, be deemed allocated to the Class A-MFL Certificates. Any Collateral Support Deficit allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficits shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Principal Balance Certificates or, if applicable, the Class A-MFL Upper-Tier Interest, in respect of which any such reimbursement is made.

          (b) On each Distribution Date, the Class Principal Balances of the Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Upper-Tier Interest will be reduced without distribution to the extent of the portion of any Pool Collateral Support Deficit, if any, allocable to such Certificates or the Class A-MFL Upper-Tier Interest, as the case may be, with respect to such Distribution Date. Such reductions shall be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Upper-Tier Interest as follows: first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates; fifteenth, to the Class A-J Certificates; and sixteenth, pro rata in accordance with their respective remaining Class Principal Balances, to the Class A-MFL Upper-Tier Interest and the Class A-MFX Certificates; in each case, until the remaining Class Principal Balance of each such Class of Certificates or, if applicable, the Class A-MFL Upper-Tier Interest, has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes of Sequential Pay Certificates and the Class A-MFL Upper-Tier Interest to zero, any remaining Pool Collateral Support Deficit shall be allocated among the Class A-1, Class A-1-A, Class A-2, Class A-3,

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Class A-AB and Class A-4 Certificates, PRO RATA (based upon the remaining Class
Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero. On each Distribution Date, the Class Principal Balance of the Class TM Certificates will be reduced without distribution by the amount of any Class TM Collateral Support Deficit for such Distribution Date.

          (c) If, on any Distribution Date, any portion of a Collateral Support Deficit is allocated to any particular Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) or the Class A-MFL Upper-Tier Interest, then such portion of such Collateral Support Deficit shall, on such Distribution Date, also be deemed allocated to the Corresponding Uncertificated Lower-Tier Interest(s) with respect thereto, in reduction of the related Lower-Tier REMIC Principal Balance(s). If a Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) or the Class A-MFL Upper-Tier Interest has two or more Corresponding Uncertificated Lower-Tier Interests, then any portion of a Collateral Support Deficit allocable to such Corresponding Uncertificated Lower-Tier Interests, as contemplated by the preceding sentence, shall be so allocated in the same sequential order that deemed distributions of principal are to be made on such Corresponding Uncertificated Lower-Tier Interests in accordance with SECTION 4.01(a), in each case until the Lower-Tier REMIC Principal Balance of the subject Corresponding Uncertificated Lower-Tier Interest is reduced to zero.

          (d) On each Distribution Date: (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-2 will be reduced, without any deemed distribution, to the extent that (A) the Stated Principal Balance of the Tri-County Mall Loan or any successor REO Loan with respect thereto expected to be outstanding immediately following such Distribution Date, reduced (to not less than zero) by the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 after giving effect to the deemed distributions of principal on such Distribution Date, is less than (B) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-2 after giving effect to the deemed distributions of principal on such Distribution Date; and (ii) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 will be reduced, without any deemed distribution, to the extent that (A) the Stated Principal Balance of the Tri-County Mall Loan or any successor REO Loan with respect thereto expected to be outstanding immediately following such Distribution Date, is less than (B) the Loan REMIC Principal Balance of Loan REMIC Regular Interest TM-1 after giving effect to the deemed distributions of principal on such Distribution Date.

          Section 4.05 ALLOCATIONS OF UNCOVERED PREPAYMENT INTEREST SHORTFALL AMOUNTS.

          (a) The Uncovered Prepayment Interest Shortfall Amount for each Distribution Date shall be allocated as follows:

          (i) to the Class TM Certificates in an amount equal to the lesser of (A) the portion, if any, of such Uncovered Prepayment Interest Shortfall Amount attributable to the Tri-County Mall Loan and (B) the Accrued Certificate Interest Amount with respect to the Class TM Certificates for such Distribution Date; and

          (ii) to the Class A-MFL Upper-Tier Interest and each Class of Regular Certificates (exclusive of the Class TM Certificates) in an amount equal to the product of

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     (A) the amount of such Uncovered Prepayment Interest Shortfall Amount
     (exclusive of any portion thereof allocable to the Class TM Certificates pursuant to clause (i) above), multiplied by (B) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the Class A-MFL Upper-Tier Interest or such Class of Regular Certificates, as the case may be, for such Distribution Date, and the denominator of which is the aggregate of the Accrued Certificate Interest Amounts with respect to the Class A-MFL Upper-Tier Interest and all the Classes of Regular Certificates (exclusive of the Class TM Certificates) for such Distribution Date.

          Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-SP Certificates or the Class A-X Certificates shall, in turn, be deemed allocated to the respective Components of such Class of Certificates on a PRO RATA basis in accordance with the respective Accrued Component Interest Amounts of such Components for such Distribution Date.

          (b) Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-MFL Upper-Tier Interest or to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interest; any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) with two or more Corresponding Uncertificated Lower-Tier Interests shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interests, on a PRO RATA basis in accordance with their respective Uncertificated Accrued Interest Amounts for such Distribution Date; and any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Component of the Class A-SP or Class A-X Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest for such Component.

          The portion of the Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class TM Certificates shall be deemed to have first been allocated to Loan REMIC Regular Interest PM-2, with any remaining portion of such Uncovered Prepayment Interest Shortfall Amount attributable to the Tri-County Mall Loan to be allocated to Loan REMIC Regular Interest PM-1.

          Section 4.06    RESERVED.

          Section 4.07    GRANTOR TRUST REPORTING.

          The parties intend that the portions of the Trust Fund consisting respectively of (i) Excess Interest and the Excess Interest Distribution Account, (ii) Broker Strip Interest, (iii) the Excess Servicing Strip and (iv) the Class A-MFL Upper-Tier Interest (and any distributions thereon), the Swap Agreement (and any payments thereunder) and the Floating Rate Account, shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to qualify such portions as, four separate "grantor trusts" under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code, and the provisions hereof shall be interpreted consistently

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with this intention. In furtherance of the foregoing intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders, Broker Strip Payees, the holder of the Excess Servicing Strip and Class A-MFL Certificateholders, respectively, information returns with respect to income relating to their share of distributions from Grantor Trust V, Grantor Trust B, Grantor Trust E and Grantor Trust A-MFL, respectively, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

          Section 5.01    THE CERTIFICATES.

          (a) The Certificates shall consist of twenty-eight Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-1", "A-1-A", "A-2", "A-3", "A-AB", "A-4", "A-MFL", "A-MFX", "A-J",
"B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P", "TM", "R"
and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this
SECTION 5.01(a).

          (b) The Certificates will be substantially in the respective forms attached hereto as EXHIBITS A-1 through A-5; PROVIDED, HOWEVER, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; PROVIDED, HOWEVER, that in accordance with
SECTION 5.03 beneficial ownership interests in the Regular Certificates and the Class A-MFL Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates and the Class A-MFL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest-Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 (or, in the case of the Interest-Only Certificates, $100,000) and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

          (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold

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such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Section 5.02    REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; PROVIDED that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

          (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any

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applicable state securities laws, or is otherwise made in accordance with the
Securities Act and such state securities laws.

          If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with SECTION 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as EXHIBIT F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as EXHIBIT F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as EXHIBIT F-2A or as EXHIBIT F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this SECTION 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached as EXHIBIT F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this SECTION 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in EXHIBIT F-2C hereto are, with respect to the subject transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in CLAUSES (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for

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the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as EXHIBIT F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as EXHIBIT F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Except as provided in the next succeeding paragraph or in the penultimate paragraph of this SECTION 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as EXHIBIT F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as EXHIBIT F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as EXHIBIT F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited

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Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this SECTION 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate.
Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this SECTION 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a similar violation of Similar Law).

          Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with SECTION 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R or Class V Certificate, a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III

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of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a
Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding CLAUSES (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding CLAUSES
(iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R or Class V Certificate, a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as EXHIBIT G-1 is acceptable for purposes of the preceding sentence.

          Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R or Class V Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan,

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satisfies the requirements of the immediately preceding CLAUSES (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding CLAUSES
(iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R or Class V Certificate, a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as EXHIBIT G-2 is acceptable for purposes of the preceding sentence.

          Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

          (d)  (i)     Each Person who has or acquires any Ownership Interest
in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under CLAUSE (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as EXHIBIT H-1 (a "TRANSFER AFFIDAVIT AND AGREEMENT"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to

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          remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under CLAUSE (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as EXHIBIT H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as EXHIBIT H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass through interest holder".

          (ii) (A)     If any purported Transferee shall become a Holder of
     a Class R Certificate in violation of the provisions of this SECTION 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this SECTION 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this
     SECTION 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this SECTION 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this CLAUSE (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such

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          Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

          (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the sole class of residual interests in each Trust REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

          (iv) The provisions of this SECTION 5.02(d) set forth prior to this CLAUSE (iv) may be modified, added to or eliminated; PROVIDED that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Certificate; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in SUBSECTIONS (b), (c) and/or (d), as appropriate, of this SECTION 5.02.

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          (f)     Subject to the preceding provisions of this SECTION 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax, expense or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request, an updated copy of the Certificate Register.

          Section 5.03    BOOK ENTRY CERTIFICATES.

          (a) The Regular Certificates and the Class A-MFL Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in SECTION 5.02(b) or SECTION 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to SECTION 5.02, transfer their respective Ownership Interests in and to such Certificates through the book entry facilities of the Depository; and, except as provided in SECTION 5.02(b) or SECTION 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("DEFINITIVE CERTIFICATES") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the

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Book Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

          (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book entry system through the Depository with respect to all or any portion of any Class of Book Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          Section 5.04    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the

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absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.05    PERSONS DEEMED OWNERS.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to SECTION 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          Section 5.06    CERTIFICATION BY CERTIFICATEHOLDERS AND CERTIFICATE
OWNERS.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of SECTION 5.02.

          (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; PROVIDED, HOWEVER, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book Entry Certificate in violation of SECTION 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
SECTION 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

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          (c)     From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

          Section 6.01 LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER.

          The Depositor, the Master Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          Section 6.02 MERGER, CONSOLIDATION OR CONVERSION OF THE DEPOSITOR, THE MASTER SERVICER OR THE SPECIAL SERVICER.

          (a) Subject to SUBSECTION (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the enforceability of the Loans and to perform its respective duties under this Agreement.

          (b) The Depositor, the Master Servicer and the Special Servicer may each be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency, obtained at the expense of the Person resulting from such merger or consolidation or succeeding to such business).

          Section 6.03 LIMITATION ON LIABILITY OF THE TRUSTEE, THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND OTHERS.

          (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the

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Underwriters, the parties hereto, the Certificateholders, the holder of any
Junior Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any of the Depositor, the Trustee, the Master Servicer and/or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Junior Loan Holder(s), out of amounts on deposit in the Collection Account, the Distribution Account or, if applicable, the Floating Rate Account or a Junior Loan Custodial Account, all as provided in
SECTION 3.04 and SECTION 3.05, against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Junior Loan, the Certificates (including the distribution or posting of reports or other information as contemplated by this Agreement) or, solely out of amounts on deposit in the Floating Rate Account, the Swap Agreement, other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; PROVIDED that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; and PROVIDED, FURTHER, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by the Master Servicer or the Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii).

          (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; PROVIDED, HOWEVER, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the

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Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts on deposit in the Collection Account, the Distribution Account or, if applicable, the Floating Rate Account or a Junior Loan Custodial Account, all as provided in SECTION 3.04 and SECTION 3.05.

          (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Each of the Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under ARTICLE X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

          The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party hereunder.

          The Depositor shall immediately notify the Trustee, the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them

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harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          Section 6.04    MASTER SERVICER AND SPECIAL SERVICER NOT TO RESIGN.

          Subject to the provisions of SECTION 6.02, neither the Master Servicer nor the Special Servicer shall resign from its obligations and duties hereunder except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor to the resigning Master Servicer or Special Servicer, as applicable, and, at the expense of the resigning Master Servicer or Special Servicer, as applicable, receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or Special Servicer pursuant to above CLAUSE (a) of the preceding sentence shall be evidenced by an Opinion of Counsel (the cost of which, together

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with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed the resigning Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with SECTION 7.02. This section shall not apply to any "deemed resignation" imposed under any other section of this Agreement except to the extent expressly set forth in that other section.

          Section 6.05 RIGHTS OF THE DEPOSITOR IN RESPECT OF THE MASTER SERVICER AND THE SPECIAL SERVICER.

          The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; PROVIDED, HOWEVER, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

          Section 7.01 EVENTS OF DEFAULT; MASTER SERVICER AND SPECIAL SERVICER TERMINATION.

          (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to (A) deposit into the Collection Account, a Junior Loan Custodial Account, a Servicing Account, a Cash Collateral Account or a Lock-Box Account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or (B) deposit into, or remit to the Trustee for deposit into, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account or the Distribution Account, as applicable, any amount (including a P&I Advance or a payment to cover a Prepayment Interest Shortfall) required to be so deposited or remitted by it on any Master Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York City time on the related Distribution Date (and the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master Servicer Remittance Date to but excluding the subject Distribution Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which Servicing Advance remains unmade for a period of three Business

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     Days following the date on which notice shall have been given to the Master
     Servicer by the Trustee, the Depositor, the Special Servicer or, with respect to any Loan Combination, any Junior Loan Holder (but only to the extent that the Servicing Advance pertains to the related Junior Loan) as provided in SECTION 3.03(c); or

          (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, a Junior Loan Custodial Account, a Servicing Account or the REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, PROVIDED, HOWEVER, that if the Special Servicer fails to make any deposit or remittance so required to be made by the Special Servicer, and the Master Servicer is required to make an Advance for such amount, the Special Servicer shall pay to the Master Servicer for deposit into the Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

          (iii) any failure on the part of the Master Servicer or Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto), with respect to any Loan Combination, by any related Junior Loan Holder or by the Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that, with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

          (iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in SECTION 3.23 or
     SECTION 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto), with respect to any Loan Combination, by any related Junior Loan Holder or by the Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure such breach

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     within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the Master Servicer or Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

          (vi) the Master Servicer or Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or Special Servicer or relating to all or substantially all of its property; or

          (vii) the Master Servicer or Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

          (viii) the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list, and the Master Servicer or Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

          (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of CLAUSE (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action.

          When a single entity acts in the capacities of both the Master Servicer and the Special Servicer, an Event of Default (other than an event described in CLAUSES (viii) and (ix) above) in one capacity shall constitute an Event of Default in the other capacity.

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          If any Event of Default shall have occurred with respect to the Master
Servicer or the Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected Junior Loan Holder.

          (b) If any Event of Default with respect to the Master Servicer or Special Servicer (in either case, for purposes of this SECTION 7.01(b), the "DEFAULTING PARTY") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "TERMINATION NOTICE"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan Combination, each related Junior Loan Holder, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the Junior Loans and the proceeds thereof; PROVIDED, HOWEVER, that the Defaulting Party shall be entitled to the payment of any and all compensation, indemnities and reimbursements accrued by or owing to it on or prior to the date of such termination, as well as such similar amounts due to it thereafter, if any, including (subject to reduction in accordance with Section 3.11(a)) with respect to the related Excess Servicing Strip and Assignable Primary Servicing Fees (in the case of the Master Servicer), as provided for under this Agreement for services rendered and expenses incurred.

          From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans, the Junior Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and the Junior Loans and related documents, or otherwise.

          Each of the Master Servicer and the Special Servicer agrees that if it is terminated pursuant to this SECTION 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall reasonably cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Junior Loan Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account or by the Special Servicer to the REO Account, as the case may be, or thereafter be received with respect to any Loan, any Junior Loan or any REO Property (PROVIDED, HOWEVER, that the Master Servicer or Special Servicer, as the case may be, shall, if terminated pursuant to this SECTION 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a terminated Master Servicer) or otherwise, as well as amounts due to it thereafter, if

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any, and it and its Affiliates, directors, partners, members, managers, shareholders, officers, employees and agents shall continue to be entitled to the benefits of SECTION 6.03 notwithstanding any such termination).

          (c) The Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall, subject to the provisions of the following paragraph, be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; PROVIDED, HOWEVER, that (i) such successor shall meet the requirements set forth in
SECTION 7.02, (ii) as evidenced in writing by each of the Rating Agencies (such writing to be obtained by and at the expense of such Holders), the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as EXHIBIT R, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this SECTION 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit R, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this SECTION 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder. Such terminated Special Servicer shall take all reasonable actions necessary to promptly transfer its rights and obligations hereunder to its successor.

          No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this SECTION 7.01(c). Any expenses of the trust as a result of any termination pursuant to this SECTION 7.01(c) shall be paid by the Persons who effected such termination, if the termination was without cause, and otherwise by the terminated Special Servicer.

          If the Controlling Class Certificates are held in book-entry form, then the related Certificate Owners with beneficial interests in Controlling Class Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, may exercise the same rights set forth above in this
SECTION 7.01(c) to which they would otherwise be entitled if they were Certificateholders.

          Section 7.02    TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

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          On and after the time the Master Servicer or Special Servicer, as the case may be, either resigns pursuant to CLAUSE (a) of the first sentence of
SECTION 6.04(a) or receives a notice of termination for cause pursuant to
SECTION 7.01(b), and PROVIDED that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to the Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as the Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
SECTION 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

          The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as the Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as the Special Servicer. The Trustee in its capacity as successor to the Master Servicer or Special Servicer shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as the case may be, or for any losses incurred by the predecessor Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

          As compensation therefor, the Trustee as a successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Loans, Junior Loans and REO Loans to which the predecessor Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained thereby pursuant to SECTION 3.06), and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the predecessor Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to SECTION 3.11(a)) be entitled to receive any Excess Servicing Strip or Assignable Primary Servicing Fees. If the Trustee succeeds to the capacity of the Master Servicer or Special Servicer hereunder, the Trustee shall be afforded the same standard of care and liability hereunder as the Master Servicer or Special Servicer, as the case may be, notwithstanding anything in SECTION 8.01 to the contrary, but only with respect to actions taken by it in its role as a successor Master Servicer or successor Special Servicer as the case may be, and not with respect to its role as Trustee hereunder.

          Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act or if the Trustee is not approved as a master servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the

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criteria set forth herein, as the successor hereunder to the departing Master
Servicer or Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or Special Servicer under this SECTION 7.02 shall be effective until (i) each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) the assumption in writing by the successor to the Master Servicer or Special Servicer, as the case may be, of all the responsibilities, duties and liabilities as the Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending the appointment of a successor to the Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.

          In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, subject to SECTION 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; PROVIDED, FURTHER, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer, the Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

          Section 7.03    NOTIFICATION TO CERTIFICATEHOLDERS.

          (a) Upon any resignation of the Master Servicer or Special Servicer pursuant to SECTION 6.04, any termination of the Master Servicer or Special Servicer pursuant to SECTION 7.01 or any appointment of a successor to the Master Servicer or Special Servicer pursuant to SECTION 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
SECTION 8.02(vii) a Responsible Officer of the Trustee shall transmit by mail to the Depositor, all Certificateholders, the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, each affected Junior Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

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          Section 7.04    WAIVER OF EVENTS OF DEFAULT.

          The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; PROVIDED, HOWEVER, that an Event of Default under CLAUSE (i) or (ii) of SECTION 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
SECTION 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

          Section 7.05    TRUSTEE ADVANCES.

          If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within two Business Days of such failure (a failure only occurring after the Master Servicer's cure period under SECTION 7.01(a)(i)(C) has expired) by the Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; PROVIDED, HOWEVER, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          Section 8.01    DUTIES OF TRUSTEE.

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          (a)     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to SECTION 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

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          (iv)    Subject to the other provisions of this Agreement and without limiting the generality of this SECTION 8.01, the Trustee shall have no duty except in the capacity as a successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or the Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          Section 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in SECTION 8.01:

          (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it expects, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty or any other party; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

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          (iv)    The Trustee shall not be liable for any action reasonably
     taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity to its satisfaction from such Holders against such cost, expense or liability as a condition to taking any such action;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; PROVIDED, HOWEVER, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

          (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

          (viii) The Trustee shall not be responsible for any act or omission of the the Master Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as the Master Servicer, the Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

          (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

          Section 8.03 TRUSTEE NOT LIABLE FOR VALIDITY OR SUFFICIENCY OF CERTIFICATES OR LOANS.

          The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in SECTIONS 2.01, 2.02,
2.04 and 10.07 and the representations and warranties of the Trustee in SECTION 8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the

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use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

          Section 8.04    TRUSTEE MAY OWN CERTIFICATES.

          The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

          Section 8.05 FEES AND EXPENSES OF TRUSTEE; REIMBURSEMENTS AND OTHER PAYMENTS TO TRUSTEE.

          (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan and REO Loan in the Mortgage Pool, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. With respect to each Loan and REO Loan in the Mortgage Pool, the Trustee Fee shall accrue from time to time on the same interest accrual basis (i.e., either an Actual/360 Basis or a 30/360 Basis, as applicable) as is applicable to such Loan or REO Loan, as the case may be. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

          (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; PROVIDED, HOWEVER, that, subject to SECTION 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses. Notwithstanding the foregoing, this SECTION 8.05(b) shall not apply to the reimbursement of Advances or the payment of interest thereon, it being acknowledged that such reimbursement and/or payment is otherwise expressly provided for herein.

          Section 8.06    ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

          The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized

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and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or Special Servicer, as the case may be, pursuant to SECTION 7.02),
(ii) an institution insured by the Federal Deposit Insurance Corporation and
(iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

          If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in SECTION 8.07, (ii) pay such tax at no expense to the Trust Fund or
(iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

          Section 8.07    RESIGNATION AND REMOVAL OF THE TRUSTEE.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Swap Counterparty and all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in its reasonable discretion, and the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Junior Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of SECTION 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the

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Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the Certificateholders and the Junior Loan Holders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the Certificateholders and any Junior Loan Holders by the Master Servicer. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this SECTION 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in SECTION 8.08.

          Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

          Section 8.08    SUCCESSOR TRUSTEE.

          (a) Any successor Trustee appointed as provided in SECTION 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

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          (b)     No successor Trustee shall accept appointment as provided in this SECTION 8.08 unless at the time of such acceptance such successor trustee or shall be eligible under the provisions of SECTION 8.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this SECTION 8.08, such successor Trustee shall mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicer, the Master Servicer and the Certificateholders. The Master Servicer shall mail a copy of such notice to each holder of a Junior Loan.

          Section 8.09    MERGER OR CONSOLIDATION OF TRUSTEE.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (PROVIDED that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
SECTION 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto), anything herein to the contrary notwithstanding.

          Section 8.10    APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this SECTION 8.10, such powers, duties, obligations, rights and trusts as Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it or them, as applicable, of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
SECTION 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
SECTION 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this SECTION 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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          (c)     Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this ARTICLE VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e)     The appointment of a co-trustee or separate trustee under this
SECTION 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          Section 8.11    APPOINTMENT OF CUSTODIANS.

          The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; PROVIDED that the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          Section 8.12    ACCESS TO CERTAIN INFORMATION.

          (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the

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Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

          The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder, Certificate Owner or prospective purchaser of a Certificate or any interest therein, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan Combination, the related Junior Loan Holder(s), or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee:
(i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to
SECTION 10.01, (B) the Mortgage Loan Purchase Agreements and any amendments thereto, (C) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to
SECTION 4.02 since the Closing Date, (D) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to SECTION 3.13, (E) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
SECTION 3.14, (F) any and all modifications, waivers and amendments of the terms of a Loan or Junior Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to SECTION 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (G) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the documents contained in the Mortgage Files, (I) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Loans, and (J) any and all Sub-Servicing Agreements provided to the Trustee and any amendments thereto and modifications thereof.

          Copies of any and all of the foregoing items will be available from the Trustee upon written request; PROVIDED, HOWEVER, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

          (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in SECTION 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed) also make the reports available to Certificateholders pursuant to
SECTION 4.02, and, with respect to any Loan Combination, the related Junior Loan Holder(s), as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Initial Purchasers, any

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Certificate Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificateholder, a Certificate Owner, the Underwriters, the Initial Purchaser or, with respect to any Loan Combination, a related Junior
Loan Holder, as applicable, that requests such reports or information; PROVIDED that the Trustee, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and PROVIDED, FURTHER, that no Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Loan Combination.

          (c) With respect to any information furnished by the Trustee pursuant to this Agreement, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders, Certificate Owners and, with respect to any Loan Combination, the related Junior Loan Holder(s), of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this SECTION 8.12, the Trustee, may require:
(i) in the case of Certificateholders and Certificate Owners and the Directing Certificateholder, a confirmation executed by the requesting Person substantially in the form of Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person substantially in the form of
EXHIBIT I attached hereto or otherwise in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

          Section 8.13    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
TRUSTEE.

          (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders and the Junior Loan Holders, as of the Closing Date, that:

          (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

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          (iii)   The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                                   TERMINATION

          Section 9.01    TERMINATION UPON REPURCHASE OR LIQUIDATION OF ALL
LOANS.

          (a) Subject to SECTION 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required

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hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase (in the manner provided for in SECTION 9.01(b)) by the Holders of a majority of the Percentage Interests of the Controlling Class, the Master Servicer, or the Special Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this SUBCLAUSE (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (B) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or Special Servicer, as the case may be, in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of SUBSECTION (c), and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          (b) The Holders of a majority of the Percentage Interests of the Controlling Class, the Master Servicer and the Special Servicer, in that order of preference at its (or their) option, may each elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by CLAUSE (i) of SECTION 9.01(a), by giving written notice to the Trustee, the Swap Counterparty and the other parties hereto no later than 60 days prior to the anticipated date of purchase; PROVIDED, HOWEVER, that the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement; [and PROVIDED, FURTHER, that such purchase of all of the Loans and each REO Property remaining in the Trust Fund as contemplated by CLAUSE (i) of
SECTION 9.01(a) may not be effected unless such purchase would result in all amounts due and owing to the Swap Counterparty under the Swap Agreement being paid or unless the Swap Counterparty consents in writing to such purchase;] and PROVIDED, FURTHER, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so.

          If all of the Loans and each REO Property remaining in the Trust Fund are to be purchased in accordance with the preceding paragraph, the party or parties effecting such purchase shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders and the Swap Counterparty pursuant to SECTION 3.05(a), which portion shall be deposited in the Collection Account and (ii) any respective portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of SECTION 3.04(b),

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together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, the Mortgage Files for the remaining Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement(s).

          (c) Following the date on which the aggregate of the Class Principal Balances of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust Fund as contemplated by CLAUSE (ii) of
SECTION 9.01(a) by giving written notice to the Swap Counterparty and all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Master Servicer Remittance Date related to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an aggregate amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to SECTION 3.05(a) or that may be withdrawn from the Distribution Account pursuant to SECTION 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall remit to the Trustee for deposit into the Distribution Account all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to SECTION 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates (other than the Class V and Class R Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer as to the Loans and any related REO Properties, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with SECTION 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC (other than the Loan REMIC Regular Interests) and the assets of the Loan REMIC for an amount equal to the remaining aggregate Certificate Principal Balance of its Certificates (other than the Class V and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to SECTION 9.02.

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          For purposes of this SECTION 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

          In connection with any exchange of Certificates for Loans and/or REO Properties contemplated by this SECTION 9.01(c) and a corresponding termination of the Trust Fund, the Holders of the Class V and Class R Certificates shall likewise surrender their Certificates.

          (d) Notice of any termination pursuant to this SECTION 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Swap Counterparty, the Junior Loan Holders and each Rating Agency and, if not previously notified pursuant to this SECTION 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

          (e) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in SECTIONS 4.01(a) and 4.01(b). Anything in this SECTION 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this SECTION 9.01 and SECTION 4.01(g).

          Section 9.02    ADDITIONAL TERMINATION REQUIREMENTS.

          (a) If any one or more of the Persons specified in SECTION 9.01 purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in SECTION 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section 860F(a)(4) of the Code:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

          (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of the Loan REMIC and the Lower-Tier REMIC (other than the Loan REMIC Regular Interests), which shall be liquidated to Person(s) purchasing all of the Loans and each REO Property remaining in the Trust Fund pursuant to SECTION 9.01 for cash or
     (B) distribute all such assets to the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

          (iii) immediately following the making of the final payment on the Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class A-MFL Upper-Tier Interest, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class R Certificates any amounts remaining in the Trust REMICs, and each Trust REMIC shall terminate at that time.

          (b) In the event the Trust Fund is to be terminated while the Swap Agreement is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee shall confirm the Class A-MFL Net Fixed Swap Payment, if any, calculated by the Swap Counterparty, and prior to any final distributions to the Holders of the Class A-MFL Certificates pursuant to SECTION 9.01, shall pay such Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-MFL Certificates are made pursuant to SECTION 9.01.

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

          (d) If the CSFB Mortgage Loan Seller repurchases the Tri-County Mall Loan pursuant to SECTION 2.03 or if the Class TM Consulting Certificateholder purchases the Tri-County Mall Loan pursuant to SECTION 3.33, the Loan REMIC shall be terminated in accordance with the requirements specified in SECTION 9.02(a), which meet the definition of a "qualified liquidation" of the Loan REMIC, within the meaning of Section 860F(a)(4) of the Code, but only as such requirements apply to the Tri-County Mall Loan, the Loan REMIC, the assets of the Loan REMIC and the Loan REMIC Regular Interests.

                                       257
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                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

          Section 10.01   AMENDMENT.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Junior Loan Holders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to SECTION 5.02(b) or SECTION 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust REMIC or any Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or any portion of the Trust Fund that constitutes a Grantor Trust, (vi) subject to SECTION 5.02(d)(iv), to modify, add to or eliminate any of the provisions of SECTION 5.02(d)(i), (ii) or (iii), (vii) to avoid the downgrading, withdrawal or qualification of then-current rating assigned by a Rating Agency to any Class of Certificates, or (viii) to allow any Mortgage Loan Seller and its Affiliates to obtain accounting "sale" treatment for the Loans sold by such Mortgage Loan Seller to the Depositor under FAS 140; PROVIDED that no such amendment may significantly change the activities of the Trust in a manner that would adversely affect the Trust's status as a "qualifying special purpose entity" for purposes of FAS 140; and PROVIDED, FURTHER, that any such amendment for the specific purposes described in CLAUSE
(iii), (iv), (vii) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Junior Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect or, alternatively, in the case of any particular Certificateholder, Junior Loan Holder or third-party beneficiary, an acknowledgment to that effect from such Person or, alternatively, in the case of a Class of Certificates rated by either or both of the Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to such Class of Certificates; and PROVIDED, FURTHER, that with respect to any such amendment for the specific purposes described in CLAUSE (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates.

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

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Junior Loan Holder in a manner other than as described in CLAUSE (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Junior Loan Holder,
(iii) modify the provisions of this SECTION 10.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding and the consent of all the holders of Junior Loans, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66-2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement (except as contemplated by CLAUSE (iv) of the prior sentence), for purposes of the giving or withholding of consents pursuant to this SECTION 10.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or adversely affecting any remaining portion of the Trust Fund as a Grantor Trust or result in a tax on such Grantor Trust.

          (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to the Swap Counterparty and each Certificateholder, Junior Loan Holder and Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this SECTION 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this SECTION 10.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g)     The cost of any Opinion of Counsel to be delivered pursuant to
SECTION 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to SECTION 10.01(a) or (c) shall be payable out of the Distribution Account.

          (h)     Notwithstanding anything to the contrary contained in this
SECTION 10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the Junior Loan Holders without first obtaining the written consent of those parties. The Master Servicer and the Trustee may obtain and rely upon an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Junior Loan Holders.

          (i)     Notwithstanding anything to the contrary contained in this
SECTION 10.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparty and
(ii) this Agreement may not be amended in any manner that has a material adverse effect on the Swap Counterparty without first obtaining the written consent of the Swap Counterparty. The Master Servicer and the Trustee may obtain and rely upon an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Swap Counterparty.

          Section 10.02   RECORDATION OF AGREEMENT; COUNTERPARTS.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a Junior Loan Holder, by such Junior Loan Holder, as the case may be) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Junior Loan Holders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 10.03   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          (a) The death or incapacity of a Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

          It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this SECTION 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 10.04   GOVERNING LAW.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

          Section 10.05   NOTICES.

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

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, facsimile number.: (917) 326-8433; (ii) in the case of the Underwriters and the Initial Purchasers, (A) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, facsimile number.: (917) 326-8433, (B) McDonald Investments Inc., shall be mailed, delivered or telecopied to it at McDonald Investments Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Joe Chinnici, Facsimile No.:
216-689-4233, (C) Greenwich Capital Markets, Inc., shall be mailed, delivered or telecopied to it at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Andrew Snow, Facsimile No.: (203) 618-2134 and (D) Wachovia Capital Markets, LLC, shall be mailed, delivered or telecopied to it at 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288, Attention: CMBS Securitization, Facsimile No.: (704) 715-0066; (iii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Attention: Senior Vice President of Loan Servicing, Re: CSFB 2005-C2, facsimile number: (816) 221-8051, with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, facsimile number: (216) 689-5681, and with a copy to Polsinelli Shalton Welte Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, Attention: Kraig Kohring, facsimile number: (816) 753-1536; (iv) in the case of the Special Servicer, J.E. Robert Company, Inc., 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention: Keith Belcher, Re:
CSFB 2005-C2, facsimile number: (703) 714-8101 (with a copy to Mike Cocanougher, facsimile number: (972) 692-5632); (v) in the case of the Trustee and Certificate Registrar, Wells Fargo Bank, N.A., to the Corporate Trust Office, facsimile number: (410) 715-2380; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007,
Attention: Commercial MBS Monitoring Department, facsimile number: (212) 553-0300 and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; (vii) in the case of any Mortgage Loan Seller, the address and facsimile number for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (viii) in the case of the initial Directing Certificateholder, JER Investors Trust Inc., 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102,
Attention: Keith Belcher, facsimile number: (703) 714-8101 (with a copy to Mike Cocanougher, facsimile number: (972) 692-5632); and (ix) in the case of the Swap Counterparty, the address and facsimile number for notices to the Swap Counterparty under the Swap Agreement; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 10.06   SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 10.07   GRANT OF A SECURITY INTEREST.

          The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts with respect to the Loans held from time to time in the Collection Account, the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This SECTION 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

          Section 10.08   SUCCESSORS AND ASSIGNS; BENEFICIARIES.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Junior Loan Holders, each party under a pooling and servicing agreement, trust agreement or other agreement that sets forth the terms of a securitization which holds any Junior Loan, and the Swap Counterparty are each an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          Section 10.09   ARTICLE AND SECTION HEADINGS.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 10.10   NOTICES TO RATING AGENCIES.

          (a) The Trustee shall use reasonable efforts promptly to provide notice to the Swap Counterparty and to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)     any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Master Servicer or Special Servicer;

          (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Floating Rate Account or the Interest Reserve Account;

          (v) the repurchase of Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee; and

          (vi)    the final payment to any Class of Certificateholders.

          (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i)     the resignation or removal of the Trustee; and

          (ii)    any change in the location of the Collection Account.

          (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

          (i)     each of its annual statements as to compliance described in
     SECTION 3.13;

          (ii) all reports and other items for Loans delivered by the Master Servicer and Special Servicer, as the case may be, pursuant to SECTION 3.12 (to the extent requested by such Rating Agency);

          (iii) each of its annual independent public accountants' servicing reports described in SECTION 3.14;

          (iv) each waiver and consent provided by the Master Servicer or Special Servicer, as the case may be, pursuant to SECTION 3.08 for Loans representing 2% or more of the pool balance;

          (v) any officers' certificates delivered by the Master Servicer or Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

          (vi) all site inspections conducted by or on behalf of the Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

          (vii) all operating statements collected or obtained by the Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

          (viii) all rent rolls and sales reports (to the extent provided by the Borrowers to the Master Servicer or Special Servicer, as the case may be, and requested by such Rating Agency);

          (ix) any proposed no downgrade request by the Master Servicer or Special Servicer, as the case may be;

          (x) any extension or modification of the Maturity Date of any Loan by the Master Servicer or Special Servicer, as the case may be;

          (xi) any modification, waiver or amendment of any material term of any Loan that exceeds $5,000,000 by the Master Servicer or Special Servicer, as the case may be; and

          (xii) any other document in its possession that shall be reasonably requested by any Rating Agency.

          (d)     Reserved.

          (e) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                               CREDIT SUISSE FIRST BOSTON
                                  MORTGAGE SECURITIES CORP.
                                  Depositor


                               By:/s/ Jeffrey A. Altabef
                                  ----------------------------------------------
                                  Name: Jeffrey A. Altabef
                                  Title: Vice President


                               KEYCORP REAL ESTATE CAPITAL
                                  MARKETS, INC.
                                  Master Servicer


                               By:/s/ Clay M. Sublett
                                  ----------------------------------------------
                                  Name: Clay M. Sublett
                                  Title: Senior Vice President


                               J.E. ROBERT COMPANY, INC.
                                  Special Servicer


                               By:/s/ Keith Belcher
                                  ----------------------------------------------
                                  Name: Keith Belcher
                                  Title: Managing Director


                               WELLS FARGO BANK, N.A.
                                  Trustee


                               By:/s/ Deborah Daniels
                                  ----------------------------------------------
                                  Name: Deborah Daniels
                                  Title: Vice President

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

          On the 26th day of May 2005, before me, a notary public in and for said State, personally appeared Jeffrey A. Altabef, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                        /s/ Kathryn Hall
                                                  ------------------------------
                                                          Notary Public

               [SEAL]

My commission expires:

        November 29, 2008
-------------------------------------

STATE OF MISSOURI       )
                        ) ss.:
COUNTY OF JACKSON       )

          On the 23rd day of May 2005, before me, a notary public in and for said State, personally appeared Clay Sublett, known to me to be a Sr. V.P. of KeyCorp Real Estate Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Annavene Tompkins
                                                  ------------------------------
                                                          Notary Public

               [SEAL]

My commission expires:

          Feb. 16, 2008
-------------------------------------

STATE OF VIRGINIA       )
                        ) ss.:
COUNTY OF FAIRFAX       )

          On the 18th day of May 2005, before me, a notary public in and for said State, personally appeared Keith Belcher, known to me to be a Managing Director of J.E. Robert Company, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Theresa Kordestani
                                                  ------------------------------
                                                          Notary Public

               [SEAL]

My commission expires:

       September 30, 2009
-------------------------------------

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

          On the 26th day of May 2005, before me, a notary public in and for said State, personally appeared Deborah Daniels, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                         /s/ Kathryn Hall
                                                  ------------------------------
                                                          Notary Public

               [SEAL]

My commission expires:

        November 29, 2008
-------------------------------------

                                   EXHIBIT A-1

  FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A, CLASS A-MFL, CLASS A-MFX, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES


 CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), issued in multiple classes (each, a "CLASS"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of a pool of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum] [Variable]      Class Principal Balance of the Class [A-1] [A-2] [A-3]
                                                     [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D]
                                                     Certificates as of the Closing Date:
                                                     $_________________

Closing Date:  May 26, 2005                          Initial Certificate Principal Balance of this Certificate
                                                     as of the Closing Date:
First Distribution Date:  June 17, 2005              $_________________

Master Servicer:                                     Aggregate Stated Principal Balance of the Mortgage Loans
KeyCorp Real Estate Capital Markets, Inc.            as of the Closing Date ("INITIAL POOL BALANCE"):
                                                     $1,614,084,460

Special Servicer:                                    Trustee:
J.E. Robert Company, Inc.                            Wells Fargo Bank, N.A.

Certificate No. [A-1] [A-2] [A-3] [A-AB] [A-4]       CUSIP No.:  _____________
[A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D]-___        Common Code:  _____________
                                                     ISIN No.:  _____________

                                      A-1-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E. ROBERT COMPANY, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[EXCEPT FOR CLASS A-MFL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-MFL ONLY: SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-MFL, CLASS A-MFX, CLASS A-J, CLASS B, CLASS C AND CLASS D
CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                                      A-1-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "CERTIFICATE PRINCIPAL BALANCE") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D] Certificates (their "CLASS PRINCIPAL BALANCE") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "MASTER SERVICER", which term includes any successor entity or entities under the Agreement), J.E. Robert Company, Inc., as special servicer (in such capacity, the "SPECIAL SERVICER", which term includes any successor entity or entities under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "DISTRIBUTION DATE") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to

                                      A-1-3

Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                      A-1-4

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in April 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                     WELLS FARGO BANK, N.A.
                                     as Trustee


                                     By:
                                         ------------------------------------
                                         Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-MFL] [A-MFX] [A-J] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated:


                                     WELLS FARGO BANK, N.A.
                                     as Certificate Registrar


                                     By:
                                         ------------------------------------
                                         Authorized Representative

                                      A-1-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                  FORM OF CLASS A-X AND CLASS A-SP CERTIFICATES

        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), issued in multiple classes (each, a "CLASS"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of a pool of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  [Variable]               Class Notional Amount of the Class [A-X] [A-SP]
                                             Certificates as of the Closing Date:
                                             $________________

Closing Date:  May 26, 2005                  Initial Certificate Notional Amount of this
                                             Certificate as of the Closing Date:
First Distribution Date:  June 17, 2005      $________________

Master Servicer:                             Aggregate Stated Principal Balance of the Mortgage
KeyCorp Real Estate Capital Markets, Inc.    Loans as of the Closing Date ("INITIAL POOL BALANCE"):
                                             $1,614,084,460

Special Servicer:                            Trustee:
J.E. Robert Company, Inc.                    Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP]-___             CUSIP No.: _____________
                                             Common Code: _____________
                                             ISIN No.: _____________

                                      A-2-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E. ROBERT COMPANY, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS MULTIPLE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

                                      A-2-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "CERTIFICATE NOTIONAL AMOUNT") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "CLASS NOTIONAL AMOUNT") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. as master servicer (in such capacity, the "MASTER SERVICER", which term includes any successor entity or entities under the Agreement), J.E. Robert Company, Inc. as special servicer (in such capacity, the "SPECIAL SERVICER", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "DISTRIBUTION DATE") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                      A-2-3

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A or as EXHIBIT F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the

                                      A-2-4

Certificate Owner desiring to effect such transfer substantially in the form attached as EXHIBIT F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as EXHIBIT F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as EXHIBIT F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable

                                      A-2-5
procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Initial Purchaser, the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental Plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of

                                      A-2-6
any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other

                                      A-2-7
liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in April 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-8

                                   EXHIBIT A-3

     FORM OF CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
          CLASS M,CLASS N, CLASS O, CLASS P AND CLASS TM CERTIFICATES

   CLASS [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), issued in multiple classes (each, a "CLASS"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of a pool of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable                           Class Principal Balance of the Class [E][F]
                                                      [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM]
                                                      Certificates as of the Closing Date:
                                                      $_________________

Closing Date:  May 26, 2005                           Initial Certificate Principal Balance of this
                                                      Certificate as of the Closing Date:
First Distribution Date:  June 17, 2005               $_________________

Master Servicer:                                      Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.             Mortgage Loans as of the Closing Date:
                                                      ("INITIAL POOL BALANCE"): $1,614,084,460

Special Servicer:                                     Trustee:
J.E. Robert Company, Inc.                             Wells Fargo Bank, N.A.

Certificate No.  [E] [F] [G] [H] [J] [K] [L] [M]      CUSIP No.: _____________
[N] [O] [P] [TM] -___                                 Common Code: _____________
                                                      ISIN No.: _____________

                                      A-3-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E. ROBERT COMPANY, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

                                      A-3-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REG S ONLY: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "CERTIFICATE PRINCIPAL BALANCE") as of the Closing Date by the aggregate principal amount of all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] Certificates (their "CLASS PRINCIPAL BALANCE") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "MASTER SERVICER", which term includes any successor entity or entities under the Agreement), J.E. Robert Company, Inc., as special servicer (in such capacity, the "SPECIAL SERVICER", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "DISTRIBUTION DATE") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation

                                      A-3-3
and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A or as EXHIBIT F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a

                                      A-3-4

Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as EXHIBIT F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as EXHIBIT F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as EXHIBIT F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule

                                      A-3-5

144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental Plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-

                                      A-3-6

60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered

                                      A-3-7
as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in April 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                      WELLS FARGO BANK, N.A.
                                      as Trustee


                                      By:
                                          --------------------------------------
                                          Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [TM] Certificates referred to in the within-mentioned Agreement.

Dated:


                                      WELLS FARGO BANK, N.A.
                                      as Certificate Registrar


                                      By:
                                          --------------------------------------
                                          Authorized Representative

                                      A-3-9

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-3-10

                                   EXHIBIT A-4

                           FORM OF CLASS V CERTIFICATE

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), issued in multiple classes (each, a "CLASS"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of a pool of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  May 26, 2005                  Percentage Interest evidenced by this Certificate
                                             in the related Class: _____%
First Distribution Date:  June 17, 2005

Master Servicer:                             Aggregate Stated Principal Balance of the Mortgage
KeyCorp Real Estate Capital Markets, Inc.    Loans as of the Closing Date ("INITIAL POOL BALANCE"):
                                             $1,614,084,460

Special Servicer:                            Trustee:
J.E. Robert Company, Inc.                    Wells Fargo Bank, N.A.

Certificate No. V-___                        CUSIP No.: ______________________

                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E. ROBERT COMPANY, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS IN THE TRUST FUND, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "DEPOSITOR", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "MASTER SERVICER", which term includes any successor entity or entities under the Agreement), J.E. Robert Company, Inc. as special servicer (in such capacity, the "SPECIAL SERVICER", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                                      A-4-2

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "DISTRIBUTION DATE") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A or as EXHIBIT F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such

                                      A-4-3

Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

                                      A-4-4

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in April 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                      WELLS FARGO BANK, N.A.
                                      as Trustee


                                      By:
                                         ---------------------------------------
                                      Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:


                                      WELLS FARGO BANK, N.A.
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------------
                                      Authorized Representative

                                      A-4-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________
_______________________________________________________________________________

Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                      A-4-7

                                   EXHIBIT A-5

                           FORM OF CLASS R CERTIFICATE

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "CERTIFICATES"), issued in multiple classes (each, a "CLASS"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of a pool of multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  May 26, 2005                   Percentage Interest evidenced by this
                                              Certificate in the related Class: _____%
First Distribution Date:  June 17, 2005

Master Servicer:                              Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.     Mortgage Loans as of the Closing Date
                                              ("INITIAL POOL BALANCE"): $1,614,084,460

Special Servicer:                             Trustee:
J.E. Robert Company, Inc.                     Wells Fargo Bank, N.A.

Certificate No. R-___                         CUSIP No.: __________________

                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E. ROBERT COMPANY, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

                                      A-5-2

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as Master Servicer (in such capacity, the "MASTER SERVICER", which term includes any successor entity or entities under the Agreement), J.E. Robert Company, Inc., as special servicer (in such capacity, the "SPECIAL SERVICER", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "DISTRIBUTION DATE") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      A-5-3

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A or as EXHIBIT F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of SECTION 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such SECTION 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in

                                      A-5-4
connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as EXHIBIT H-1 to the Agreement (a "TRANSFER AFFIDAVIT AND AGREEMENT") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of SECTION 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as EXHIBIT H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of SECTION 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            A "PERMITTED TRANSFEREE" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.

            A "DISQUALIFIED ORGANIZATION" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than

                                      A-5-5
an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by a Master Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "NON-UNITED STATES TAX PERSON" is any Person other than a United States Tax Person. A "UNITED STATES TAX PERSON" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

                                      A-5-6

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in April 2037. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                      WELLS FARGO BANK, N.A.
                                      as Trustee


                                      By:
                                          --------------------------------------
                                          Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                                      WELLS FARGO BANK, N.A.
                                      as Certificate Registrar


                                      By:
                                          --------------------------------------
                                          Authorized Representative

                                      A-5-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________

Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                      A-5-9

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-C2

  #   CROSSED  PROPERTY NAME                                                 ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
  1            Tri-County Mall                             11700 Princeton Pike
  2            390 Park Avenue                             390 Park Avenue
  3            Washington Mutual Irvine Campus             17838 and 17872 Gillette Avenue and 17875 and 17877 Von Karman Avenue
  4      A     SP - 414 North Orleans                      414 North Orleans Street
  5      A     SP - 820 North Orleans                      820 North Orleans Street
  6      A     SP - 350 North LaSalle                      350 North LaSalle Street
  7      A     SP - 311 West Superior                      311 West Superior Street
  8      A     SP - 400 West Erie                          400 West Erie Street
  9      A     SP - 750 North Orleans                      750 North Orleans Street
 10            65 Broadway                                 65 Broadway
 11            Penn's Landing Hyatt Regency                201 South Columbus Boulevard
 12      B     Yorktown Apartments                         2530 Yorktown Street
 13      B     Bluffs of Berkshire Apartments              1704 Nelms Drive
 14            Indigo on Forest Apartments                 9669 Forest Lane
 15            The Reserve at Park Central                 12009 Coit Road
 16            Manhattan Town Center                       100 Manhattan Town Center
 17      C     Bexley at Lake Norman                       20705 Sterling Bay Lane East
 18      C     Addison Kings Crossing V                    10002 Castile Court
 19      D     Newport Apartments                          10802 West Hillsborough Avenue
 20      D     Sunchase Apartments                         5909 30th Avenue West
 21      D     Benchmark Apartments                        3424 West Country Club Drive
 22            Elk Grove Marketplace                       8507-8519 Bond Road
 23            Plaza 600                                   600 Stewart Street
 24            Rhodes Ranch Town Center                    7345-7445 South Durango Road
 25            Southlake Pavilion I & II                   1956-1994 Mount Zion Road
 26            6200 Gessner Apartments                     8721 Town Park Drive
 27            Hartford Place Apartments                   500 Northside Circle Northwest
 28            The Oaks of Woodforest Apartments           250 Uvalde Road
 29            152 Madison Avenue                          152 Madison Avenue
 30            Royal Pointe Apartments                     1749 Lacrosse Drive
 31            Five Star Plaza                             6850 Five Star Boulevard
 32            Timberlakes at Atascocita                   18551 Timber Forest Drive

                                                                                      ZIP   MORTGAGE  NET MORTGAGE    ORIGINAL
  #   CROSSED  PROPERTY NAME                                    CITY          STATE  CODE     RATE        RATE         BALANCE
---------------------------------------------------------------------------------------------------------------------------------
  1            Tri-County Mall                             Cincinnati          OH    45246   5.4625%    5.44111%    $ 149,000,000
  2            390 Park Avenue                             New York            NY    10022   5.2693%    5.24792%    $ 110,000,000
  3            Washington Mutual Irvine Campus             Irvine              CA    92614   5.0660%    5.04465%    $ 106,000,000
  4      A     SP - 414 North Orleans                      Chicago             IL    60610   5.4300%    5.40865%    $  23,130,000
  5      A     SP - 820 North Orleans                      Chicago             IL    60610   5.4300%    5.40865%    $  18,200,000
  6      A     SP - 350 North LaSalle                      Chicago             IL    60610   5.4300%    5.40865%    $  17,250,000
  7      A     SP - 311 West Superior                      Chicago             IL    60610   5.4300%    5.40865%    $   9,915,000
  8      A     SP - 400 West Erie                          Chicago             IL    60610   5.4300%    5.40865%    $   9,535,000
  9      A     SP - 750 North Orleans                      Chicago             IL    60610   5.4300%    5.40865%    $   7,670,000
 10            65 Broadway                                 New York            NY    10006   5.6200%    5.59865%    $  75,000,000
 11            Penn's Landing Hyatt Regency                Philadelphia        PA    19106   5.7500%    5.72865%    $  45,000,000
 12      B     Yorktown Apartments                         Houston             TX    77056   5.3730%    5.35165%    $  29,100,000
 13      B     Bluffs of Berkshire Apartments              Austin              TX    78744   5.3730%    5.35165%    $  14,560,000
 14            Indigo on Forest Apartments                 Dallas              TX    75243   5.2640%    5.24265%    $  37,000,000
 15            The Reserve at Park Central                 Dallas              TX    75251   5.1200%    5.07865%    $  35,000,000
 16            Manhattan Town Center                       Manhattan           KS    66502   5.4900%    5.46865%    $  33,000,000
 17      C     Bexley at Lake Norman                       Cornelius           NC    28031   5.2800%    5.25865%    $  16,250,000
 18      C     Addison Kings Crossing V                    Richmond            VA    23238   5.2800%    5.25865%    $  13,800,000
 19      D     Newport Apartments                          Tampa               FL    33615   5.3450%    5.32365%    $  12,850,000
 20      D     Sunchase Apartments                         Bradenton           FL    34209   5.3450%    5.32365%    $   8,560,000
 21      D     Benchmark Apartments                        Irving              TX    75038   5.3450%    5.32365%    $   8,400,000
 22            Elk Grove Marketplace                       Elk Grove           CA    95624   5.4900%    5.36865%    $  26,900,000
 23            Plaza 600                                   Seattle             WA    98101   5.4400%    5.38865%    $  22,000,000
 24            Rhodes Ranch Town Center                    Las Vegas           NV    89113   5.3700%    5.34865%    $  21,500,000
 25            Southlake Pavilion I & II                   Morrow              GA    30260   5.4900%    5.46865%    $  19,950,000
 26            6200 Gessner Apartments                     Houston             TX    77036   5.3450%    5.32365%    $  18,250,000
 27            Hartford Place Apartments                   Atlanta             GA    30309   5.3700%    5.34865%    $  18,275,000
 28            The Oaks of Woodforest Apartments           Houston             TX    77015   5.5600%    5.53865%    $  17,800,000
 29            152 Madison Avenue                          New York            NY    10016   5.4500%    5.42865%    $  16,100,000
 30            Royal Pointe Apartments                     Virginia Beach      VA    23464   5.1800%    5.15865%    $  15,600,000
 31            Five Star Plaza                             Rocklin             CA    95677   5.6600%    5.60865%    $  15,000,000
 32            Timberlakes at Atascocita                   Humble              TX    77346   5.1300%    5.10865%    $  14,800,000

                                                                            REM.                                ORIG
                                                              CUT-OFF     TERM TO    MATURITY                  AMORT.
  #   CROSSED  PROPERTY NAME                                  BALANCE     MATURITY     DATE          ARD        TERM
-------------------------------------------------------------------------------------------------------------------------
  1            Tri-County Mall                             $ 149,000,000     117     2/11/2015         N/A       360
  2            390 Park Avenue                             $ 110,000,000     118     3/11/2015         N/A       360
  3            Washington Mutual Irvine Campus             $ 106,000,000     79     12/11/2011         N/A  Interest Only
  4      A     SP - 414 North Orleans                      $  23,130,000     118     3/11/2015         N/A       360
  5      A     SP - 820 North Orleans                      $  18,200,000     118     3/11/2015         N/A       360
  6      A     SP - 350 North LaSalle                      $  17,250,000     118     3/11/2015         N/A       360
  7      A     SP - 311 West Superior                      $   9,915,000     118     3/11/2015         N/A       360
  8      A     SP - 400 West Erie                          $   9,535,000     118     3/11/2015         N/A       360
  9      A     SP - 750 North Orleans                      $   7,670,000     118     3/11/2015         N/A       360
 10            65 Broadway                                 $  75,000,000     117     2/11/2015         N/A       348
 11            Penn's Landing Hyatt Regency                $  45,000,000     60      5/11/2010         N/A       300
 12      B     Yorktown Apartments                         $  29,100,000     115    12/11/2014         N/A       360
 13      B     Bluffs of Berkshire Apartments              $  14,560,000     115    12/11/2014         N/A       360
 14            Indigo on Forest Apartments                 $  37,000,000     79     12/11/2011         N/A       360
 15            The Reserve at Park Central                 $  35,000,000     117     2/11/2015         N/A       360
 16            Manhattan Town Center                       $  32,932,513     118     3/11/2035   3/11/2015       360
 17      C     Bexley at Lake Norman                       $  16,250,000     57      2/11/2010         N/A  Interest Only
 18      C     Addison Kings Crossing V                    $  13,800,000     57      2/11/2010         N/A  Interest Only
 19      D     Newport Apartments                          $  12,850,000     103    12/11/2013         N/A       360
 20      D     Sunchase Apartments                         $   8,560,000     103    12/11/2013         N/A       360
 21      D     Benchmark Apartments                        $   8,400,000     103    12/11/2013         N/A       360
 22            Elk Grove Marketplace                       $  26,870,501     119      4/1/2015         N/A       360
 23            Plaza 600                                   $  21,975,647     119      4/1/2015         N/A       360
 24            Rhodes Ranch Town Center                    $  21,500,000     118     3/11/2015         N/A       360
 25            Southlake Pavilion I & II                   $  19,950,000     117     2/11/2015         N/A       360
 26            6200 Gessner Apartments                     $  18,250,000     103    12/11/2013         N/A       360
 27            Hartford Place Apartments                   $  18,192,458     116     1/11/2015         N/A       360
 28            The Oaks of Woodforest Apartments           $  17,722,405     116     1/11/2015         N/A       360
 29            152 Madison Avenue                          $  16,100,000     116     1/11/2015         N/A       324
 30            Royal Pointe Apartments                     $  15,600,000     116     1/11/2015         N/A       360
 31            Five Star Plaza                             $  15,000,000     120      5/1/2015         N/A       360
 32            Timberlakes at Atascocita                   $  14,800,000     56      1/11/2010         N/A       360

                                                                                        UNITS/
                                                                REM.                   SQ. FT./
                                                               AMORT.       MONTHLY     ROOMS/
  #   CROSSED  PROPERTY NAME                                    TERM        PAYMENT      PADS
-----------------------------------------------------------------------------------------------
  1            Tri-County Mall                                  360       $  826,501  1,108,087
  2            390 Park Avenue                                  360       $  602,635    234,240
  3            Washington Mutual Irvine Campus             Interest Only  $  453,712    414,597
  4      A     SP - 414 North Orleans                           360       $  130,316    176,042
  5      A     SP - 820 North Orleans                           360       $  102,540    152,569
  6      A     SP - 350 North LaSalle                           360       $   97,187    121,153
  7      A     SP - 311 West Superior                           360       $   55,862     84,429
  8      A     SP - 400 West Erie                               360       $   53,721     69,690
  9      A     SP - 750 North Orleans                           360       $   43,213     72,146
 10            65 Broadway                                      348       $  437,267    342,278
 11            Penn's Landing Hyatt Regency                     300       $  283,098        346
 12      B     Yorktown Apartments                              360       $  162,915        565
 13      B     Bluffs of Berkshire Apartments                   360       $   81,514        382
 14            Indigo on Forest Apartments                      360       $  204,636      1,217
 15            The Reserve at Park Central                      360       $  190,463        490
 16            Manhattan Town Center                            358       $  187,163    320,832
 17      C     Bexley at Lake Norman                       Interest Only  $   72,493        280
 18      C     Addison Kings Crossing V                    Interest Only  $   61,563        168
 19      D     Newport Apartments                               360       $   71,716        320
 20      D     Sunchase Apartments                              360       $   47,774        168
 21      D     Benchmark Apartments                             360       $   46,881        250
 22            Elk Grove Marketplace                            359       $  152,567    188,762
 23            Plaza 600                                        359       $  124,087    213,596
 24            Rhodes Ranch Town Center                         360       $  120,327     70,634
 25            Southlake Pavilion I & II                        360       $  113,149    218,130
 26            6200 Gessner Apartments                          360       $  101,854        658
 27            Hartford Place Apartments                        356       $  102,278        351
 28            The Oaks of Woodforest Apartments                356       $  101,738        536
 29            152 Madison Avenue                               324       $   95,005     94,985
 30            Royal Pointe Apartments                          360       $   85,469        208
 31            Five Star Plaza                                  360       $   86,680    133,451
 32            Timberlakes at Atascocita                        360       $   80,630        312

                                                           INTEREST CALCULATION   ADMINISTRATION
  #   CROSSED  PROPERTY NAME                               (30/360 / ACTUAL/360)       FEES       DUE DATE  ARD (Y/N)  DEFEASANCE
---------------------------------------------------------------------------------------------------------------------------------
  1            Tri-County Mall                                  Actual/360           0.02135%        11         No         Yes
  2            390 Park Avenue                                  Actual/360           0.02135%        11         No         Yes
  3            Washington Mutual Irvine Campus                  Actual/360           0.02135%        11         No         No
  4      A     SP - 414 North Orleans                           Actual/360           0.02135%        11         No         Yes
  5      A     SP - 820 North Orleans                           Actual/360           0.02135%        11         No         Yes
  6      A     SP - 350 North LaSalle                           Actual/360           0.02135%        11         No         Yes
  7      A     SP - 311 West Superior                           Actual/360           0.02135%        11         No         Yes
  8      A     SP - 400 West Erie                               Actual/360           0.02135%        11         No         Yes
  9      A     SP - 750 North Orleans                           Actual/360           0.02135%        11         No         Yes
 10            65 Broadway                                      Actual/360           0.02135%        11         No         Yes
 11            Penn's Landing Hyatt Regency                     Actual/360           0.02135%        11         No         Yes
 12      B     Yorktown Apartments                              Actual/360           0.02135%        11         No         Yes
 13      B     Bluffs of Berkshire Apartments                   Actual/360           0.02135%        11         No         Yes
 14            Indigo on Forest Apartments                      Actual/360           0.02135%        11         No         Yes
 15            The Reserve at Park Central                      Actual/360           0.04135%        11         No         Yes
 16            Manhattan Town Center                            Actual/360           0.02135%        11        Yes         Yes
 17      C     Bexley at Lake Norman                            Actual/360           0.02135%        11         No         Yes
 18      C     Addison Kings Crossing V                         Actual/360           0.02135%        11         No         Yes
 19      D     Newport Apartments                               Actual/360           0.02135%        11         No         Yes
 20      D     Sunchase Apartments                              Actual/360           0.02135%        11         No         Yes
 21      D     Benchmark Apartments                             Actual/360           0.02135%        11         No         Yes
 22            Elk Grove Marketplace                            Actual/360           0.12135%        1          No         Yes
 23            Plaza 600                                        Actual/360           0.05135%        1          No         Yes
 24            Rhodes Ranch Town Center                         Actual/360           0.02135%        11         No         Yes
 25            Southlake Pavilion I & II                        Actual/360           0.02135%        11         No         Yes
 26            6200 Gessner Apartments                          Actual/360           0.02135%        11         No         Yes
 27            Hartford Place Apartments                        Actual/360           0.02135%        11         No         Yes
 28            The Oaks of Woodforest Apartments                Actual/360           0.02135%        11         No         Yes
 29            152 Madison Avenue                               Actual/360           0.02135%        11         No         Yes
 30            Royal Pointe Apartments                          Actual/360           0.02135%        11         No         Yes
 31            Five Star Plaza                                  Actual/360           0.05135%        1          No         Yes
 32            Timberlakes at Atascocita                        Actual/360           0.02135%        11         No         Yes

                                                           EARTHQUAKE  ENVIRONMENTAL      FEE/        LETTER OF    LOAN GROUP
  #   CROSSED  PROPERTY NAME                                INSURANCE    INSURANCE      LEASEHOLD    CREDIT (Y/N)      #
-----------------------------------------------------------------------------------------------------------------------------
  1            Tri-County Mall                                 N/A          No        Fee/Leasehold       No           1
  2            390 Park Avenue                                 N/A          No          Leasehold         No           1
  3            Washington Mutual Irvine Campus                 Yes          No             Fee            No           1
  4      A     SP - 414 North Orleans                          N/A          No             Fee            No           1
  5      A     SP - 820 North Orleans                          N/A          No             Fee            No           1
  6      A     SP - 350 North LaSalle                          N/A          No             Fee            No           1
  7      A     SP - 311 West Superior                          N/A          No             Fee            No           1
  8      A     SP - 400 West Erie                              N/A          No             Fee            No           1
  9      A     SP - 750 North Orleans                          N/A          No             Fee            No           1
 10            65 Broadway                                     N/A          No             Fee            No           1
 11            Penn's Landing Hyatt Regency                    N/A          No          Leasehold         No           1
 12      B     Yorktown Apartments                             N/A          No             Fee            No           2
 13      B     Bluffs of Berkshire Apartments                  N/A          No             Fee            No           2
 14            Indigo on Forest Apartments                     N/A          No             Fee            No           2
 15            The Reserve at Park Central                     N/A          No             Fee            No           2
 16            Manhattan Town Center                           N/A          No          Leasehold         No           1
 17      C     Bexley at Lake Norman                           N/A          No             Fee            No           2
 18      C     Addison Kings Crossing V                        N/A          No             Fee            No           2
 19      D     Newport Apartments                              N/A          No             Fee            No           2
 20      D     Sunchase Apartments                             N/A          No             Fee            No           2
 21      D     Benchmark Apartments                            N/A          No             Fee            No           2
 22            Elk Grove Marketplace                           No           No             Fee            No           1
 23            Plaza 600                                       No           No             Fee            No           1
 24            Rhodes Ranch Town Center                        No           No             Fee            No           1
 25            Southlake Pavilion I & II                       N/A          No             Fee            No           1
 26            6200 Gessner Apartments                         N/A          No             Fee            No           2
 27            Hartford Place Apartments                       N/A          No             Fee            No           2
 28            The Oaks of Woodforest Apartments               N/A          No             Fee            No           2
 29            152 Madison Avenue                              N/A          No             Fee            No           1
 30            Royal Pointe Apartments                         N/A          No             Fee            No           2
 31            Five Star Plaza                                 No           No             Fee            No           1
 32            Timberlakes at Atascocita                       N/A          No             Fee            No           2

 33            Carousel Hotel                              11700 Coastal Highway
 34            42 Magnolia Apartments                      5150 Forest Drive
 35            Office Depot Shopping Center                101-123, 131 and 143 Bowie Road, 15004, 15006 and 15101 Baltimore
                                                            Avenue and 820 2nd Street
 36            Blackhawk Trails Apartments                 732 Bear Claw Way
 37            Plaza Mayor                                 5001-5055 Pacific Coast Highway
 38            Rockford Crossings                          249, 269, 275, 277 and 281 Deane Drive
 39            6400 Goldsboro Road                         6400 Goldsboro Road
 40            148 Madison Avenue                          148 Madison Avenue
 41            Alexandria Power Center                     1804 MacArthur Drive
 42            Frontier Plaza                              1921 North Carson Street
 43            Union Woods                                 7090 Union Park Center
 44            Foods Co.                                   1800 Folsom Street
 45            The Reserve at Lakeshore                    5600 Lake Resort Terrace
 46      E     Tri-Valley Plaza                            1355 East Florence Boulevard
 47      E     Cottonwood Plaza                            1100 State Highway 260
 48            First Place Office Building                 100 East Ferguson Street
 49            Poway Plaza                                 13301-13397 Poway Road
 50            Berkshire Crossing Apartments               7600 Kirby Drive
 51            Courtyard by Marriott Reno                  6855 South Virginia Street
 52            Sony Computer Entertainment Building        10030 Barnes Canyon Road
 53            Greentree Village Apartments                6900 South 125th Street
 54            Arrowhead Apartments/Bluffview Townhouses   3148 Maple Drive
 55            Brittany Square Apartments                  4720 Reading Road
 56            AMERICO - SCIENCE PLACE & STATE FARM
 56a           Americo - Science Place                     1615 - 1701 Science Place
 56b           Americo - State Farm Office                 3125 West Loop 820 South
 57            Plymouth Industrial Center                  13101 Eckles Road
 58            Zanesville Country Fair Shopping Center     3387 Maple Avenue
 59            Meridian at Orange Retail                   655-691 South Main Street
 60            Lofts at Canal Walk Phase I                 1900 East Cary Street
 61            Southgate Estates MHP                       2402 22nd Street
 62            Bridgeport Landing                          2700 Bridgeport Way West
 63            Pershing Pointe                             4304-4306 Pershing Pointe Place
 64            Providence Apartments                       11700 Audelia Road
 65            RIYA HOSPITALITY PORTFOLIO I
 65a           Riya Hospitality Hampton Inn Greenspoint    502 North Sam Houston Parkway
 65b           Riya Hospitality Clarion                    500 North Sam Houston Parkway

 33            Carousel Hotel                              Ocean City          MD    21842   5.9000%    5.87865%    $  14,250,000
 34            42 Magnolia Apartments                      Columbia            SC    29602   4.9900%    4.96865%    $  13,700,000
 35            Office Depot Shopping Center                Laurel              MD    20707   5.3900%    5.30865%    $  13,600,000
 36            Blackhawk Trails Apartments                 Madison             WI    53717   4.9500%    4.92865%    $  13,000,000
 37            Plaza Mayor                                 Torrance            CA    90505   5.1600%    5.13865%    $  12,000,000
 38            Rockford Crossings                          Rockford            IL    61107   5.2900%    5.23865%    $  11,440,000
 39            6400 Goldsboro Road                         Bethesda            MD    20817   5.3300%    5.30865%    $  11,100,000
 40            148 Madison Avenue                          New York            NY    10016   5.4500%    5.42865%    $  11,000,000
 41            Alexandria Power Center                     Alexandria          LA    71301   5.5600%    5.53865%    $  10,400,000
 42            Frontier Plaza                              Carson City         NV    89701   5.6900%    5.66865%    $  10,000,000
 43            Union Woods                                 Midvale             UT    84047   5.3800%    5.35865%    $  10,000,000
 44            Foods Co.                                   San Francisco       CA    94103   5.4200%    5.39865%    $  10,000,000
 45            The Reserve at Lakeshore                    Chattanooga         TN    37415   5.5000%    5.47865%    $   9,700,000
 46      E     Tri-Valley Plaza                            Casa Grande         AZ    85222   5.4100%    5.38865%    $   5,000,000
 47      E     Cottonwood Plaza                            Cottonwood          AZ    86326   5.4100%    5.38865%    $   4,500,000
 48            First Place Office Building                 Tyler               TX    75702   5.4600%    5.43865%    $   9,400,000
 49            Poway Plaza                                 Poway               CA    92064   5.4000%    5.37865%    $   9,000,000
 50            Berkshire Crossing Apartments               Houston             TX    77030   5.3450%    5.32365%    $   8,880,000
 51            Courtyard by Marriott Reno                  Reno                NV    89511   6.2700%    6.24865%    $   8,700,000
 52            Sony Computer Entertainment Building        San Diego           CA    92121   5.4200%    5.31865%    $   8,500,000
 53            Greentree Village Apartments                Seattle             WA    98178   5.2800%    5.25865%    $   8,400,000
 54            Arrowhead Apartments/Bluffview Townhouses   La Crosse           WI    54601   5.3700%    5.34865%    $   8,200,000
 55            Brittany Square Apartments                  Rosenberg           TX    77471   5.4100%    5.38865%    $   8,100,000
 56            AMERICO - SCIENCE PLACE & STATE FARM                                          5.5200%    5.43865%    $   7,962,000
 56a           Americo - Science Place                     Rockwall            TX    75032
 56b           Americo - State Farm Office                 Fort Worth          TX    76116
 57            Plymouth Industrial Center                  Plymouth            MI    48170   6.0700%    6.00865%    $   8,000,000
 58            Zanesville Country Fair Shopping Center     Zanesville          OH    43701   5.7000%    5.59865%    $   7,600,000
 59            Meridian at Orange Retail                   Orange              CA    92868   5.5000%    5.47865%    $   7,500,000
 60            Lofts at Canal Walk Phase I                 Richmond            VA    23223   5.4000%    5.37865%    $   7,400,000
 61            Southgate Estates MHP                       Bloomington         IL    61704   5.5300%    5.50865%    $   6,900,000
 62            Bridgeport Landing                          University Place    WA    98466   5.5600%    5.50865%    $   6,600,000
 63            Pershing Pointe                             Orlando             FL    32822   5.1900%    5.16865%    $   6,600,000
 64            Providence Apartments                       Dallas              TX    75243   5.2640%    5.24265%    $   6,400,000
 65            RIYA HOSPITALITY PORTFOLIO I                                                  6.0950%    6.07365%    $   6,200,000
 65a           Riya Hospitality Hampton Inn Greenspoint    Houston             TX    77060
 65b           Riya Hospitality Clarion                    Houston             TX    77060

 33            Carousel Hotel                              $  14,184,673     57      2/11/2010         N/A       300
 34            42 Magnolia Apartments                      $  13,700,000     117     2/11/2015         N/A       360
 35            Office Depot Shopping Center                $  13,538,802     117     2/11/2015         N/A       360
 36            Blackhawk Trails Apartments                 $  13,000,000     115    12/11/2014         N/A       360
 37            Plaza Mayor                                 $  12,000,000     117     2/11/2015         N/A       360
 38            Rockford Crossings                          $  11,440,000     120      5/1/2035    5/1/2015       360
 39            6400 Goldsboro Road                         $  11,100,000     116     1/11/2015         N/A       360
 40            148 Madison Avenue                          $  11,000,000     116     1/11/2015         N/A       324
 41            Alexandria Power Center                     $  10,400,000     117     2/11/2015         N/A       336
 42            Frontier Plaza                              $  10,000,000     117     2/11/2015         N/A       360
 43            Union Woods                                 $  10,000,000     117     2/11/2015         N/A       360
 44            Foods Co.                                   $   9,964,987     118     3/11/2015         N/A       360
 45            The Reserve at Lakeshore                    $   9,700,000     119     4/11/2015         N/A       360
 46      E     Tri-Valley Plaza                            $   4,977,584     115    12/11/2014         N/A       360
 47      E     Cottonwood Plaza                            $   4,479,826     115    12/11/2014         N/A       360
 48            First Place Office Building                 $   9,358,250     117     2/11/2015         N/A       360
 49            Poway Plaza                                 $   9,000,000     117     2/11/2015         N/A       360
 50            Berkshire Crossing Apartments               $   8,880,000     103    12/11/2013         N/A       360
 51            Courtyard by Marriott Reno                  $   8,651,455     116     1/11/2015         N/A       300
 52            Sony Computer Entertainment Building        $   8,500,000     120      5/1/2015         N/A       360
 53            Greentree Village Apartments                $   8,400,000     118     3/11/2015         N/A       360
 54            Arrowhead Apartments/Bluffview Townhouses   $   8,171,044     119     4/11/2015         N/A       360
 55            Brittany Square Apartments                  $   8,063,687     116     1/11/2015         N/A       360
 56            AMERICO - SCIENCE PLACE & STATE FARM        $   7,962,000     117     2/11/2015         N/A       360
 56a           Americo - Science Place
 56b           Americo - State Farm Office
 57            Plymouth Industrial Center                  $   7,780,077     172     9/11/2019         N/A       180
 58            Zanesville Country Fair Shopping Center     $   7,591,990     119      4/1/2015         N/A       360
 59            Meridian at Orange Retail                   $   7,500,000     118     3/11/2015         N/A       360
 60            Lofts at Canal Walk Phase I                 $   7,366,763     116     1/11/2015         N/A       360
 61            Southgate Estates MHP                       $   6,863,182     115    12/11/2014         N/A       360
 62            Bridgeport Landing                          $   6,600,000     120      5/1/2015         N/A       360
 63            Pershing Pointe                             $   6,569,178     56      1/11/2010         N/A       360
 64            Providence Apartments                       $   6,400,000     79     12/11/2011         N/A       360
 65            RIYA HOSPITALITY PORTFOLIO I                $   6,172,348     57      2/11/2010         N/A       300
 65a           Riya Hospitality Hampton Inn Greenspoint
 65b           Riya Hospitality Clarion

 33            Carousel Hotel                                   297       $   90,944        259
 34            42 Magnolia Apartments                           360       $   73,461        196
 35            Office Depot Shopping Center                     356       $   76,283    107,252
 36            Blackhawk Trails Apartments                      360       $   69,390        196
 37            Plaza Mayor                                      360       $   65,597     79,000
 38            Rockford Crossings                               360       $   63,456     89,047
 39            6400 Goldsboro Road                              360       $   61,846     75,133
 40            148 Madison Avenue                               324       $   64,910     75,200
 41            Alexandria Power Center                          336       $   61,117    313,627
 42            Frontier Plaza                                   360       $   57,977    109,075
 43            Union Woods                                      360       $   56,028     89,728
 44            Foods Co.                                        357       $   56,278     60,800
 45            The Reserve at Lakeshore                         360       $   55,076        244
 46      E     Tri-Valley Plaza                                 356       $   28,108    104,584
 47      E     Cottonwood Plaza                                 356       $   25,297     75,086
 48            First Place Office Building                      356       $   53,137    187,060
 49            Poway Plaza                                      360       $   50,538     93,972
 50            Berkshire Crossing Apartments                    360       $   49,560        240
 51            Courtyard by Marriott Reno                       296       $   57,499        117
 52            Sony Computer Entertainment Building             360       $   47,836     43,519
 53            Greentree Village Apartments                     360       $   46,541        208
 54            Arrowhead Apartments/Bluffview Townhouses        357       $   45,892        246
 55            Brittany Square Apartments                       356       $   45,535        192
 56            AMERICO - SCIENCE PLACE & STATE FARM             360       $   45,307
 56a           Americo - Science Place                                                  100,000
 56b           Americo - State Farm Office                                               31,792
 57            Plymouth Industrial Center                       172       $   67,811    484,600
 58            Zanesville Country Fair Shopping Center          359       $   44,110    164,583
 59            Meridian at Orange Retail                        360       $   42,584     18,861
 60            Lofts at Canal Walk Phase I                      356       $   41,553         89
 61            Southgate Estates MHP                            355       $   39,307        361
 62            Bridgeport Landing                               360       $   37,723     36,944
 63            Pershing Pointe                                  356       $   36,201        144
 64            Providence Apartments                            360       $   35,397        244
 65            RIYA HOSPITALITY PORTFOLIO I                     297       $   40,308
 65a           Riya Hospitality Hampton Inn Greenspoint                                     157
 65b           Riya Hospitality Clarion                                                     220

 33            Carousel Hotel                                   Actual/360           0.02135%        11         No         Yes
 34            42 Magnolia Apartments                           Actual/360           0.02135%        11         No         Yes
 35            Office Depot Shopping Center                     Actual/360           0.08135%        11         No         Yes
 36            Blackhawk Trails Apartments                      Actual/360           0.02135%        11         No         Yes
 37            Plaza Mayor                                      Actual/360           0.02135%        11         No         Yes
 38            Rockford Crossings                               Actual/360           0.05135%        1         Yes         Yes
 39            6400 Goldsboro Road                              Actual/360           0.02135%        11         No         Yes
 40            148 Madison Avenue                               Actual/360           0.02135%        11         No         Yes
 41            Alexandria Power Center                          Actual/360           0.02135%        11         No         Yes
 42            Frontier Plaza                                   Actual/360           0.02135%        11         No         Yes
 43            Union Woods                                      Actual/360           0.02135%        11         No         Yes
 44            Foods Co.                                        Actual/360           0.02135%        11         No         Yes
 45            The Reserve at Lakeshore                         Actual/360           0.02135%        11         No         Yes
 46      E     Tri-Valley Plaza                                 Actual/360           0.02135%        11         No         Yes
 47      E     Cottonwood Plaza                                 Actual/360           0.02135%        11         No         Yes
 48            First Place Office Building                      Actual/360           0.02135%        11         No         Yes
 49            Poway Plaza                                      Actual/360           0.02135%        11         No         Yes
 50            Berkshire Crossing Apartments                    Actual/360           0.02135%        11         No         Yes
 51            Courtyard by Marriott Reno                       Actual/360           0.02135%        11         No         Yes
 52            Sony Computer Entertainment Building             Actual/360           0.10135%        1          No         No
 53            Greentree Village Apartments                     Actual/360           0.02135%        11         No         Yes
 54            Arrowhead Apartments/Bluffview Townhouses        Actual/360           0.02135%        11         No         Yes
 55            Brittany Square Apartments                       Actual/360           0.02135%        11         No         Yes
 56            AMERICO - SCIENCE PLACE & STATE FARM             ACTUAL/360           0.08135%        11         NO         YES
 56a           Americo - Science Place
 56b           Americo - State Farm Office
 57            Plymouth Industrial Center                       Actual/360           0.06135%        11         No         Yes
 58            Zanesville Country Fair Shopping Center          Actual/360           0.10135%        1          No         Yes
 59            Meridian at Orange Retail                        Actual/360           0.02135%        11         No         Yes
 60            Lofts at Canal Walk Phase I                      Actual/360           0.02135%        11         No         Yes
 61            Southgate Estates MHP                            Actual/360           0.02135%        11         No         Yes
 62            Bridgeport Landing                               Actual/360           0.05135%        1          No         Yes
 63            Pershing Pointe                                  Actual/360           0.02135%        11         No         Yes
 64            Providence Apartments                            Actual/360           0.02135%        11         No         Yes
 65            RIYA HOSPITALITY PORTFOLIO I                     ACTUAL/360           0.02135%        11         NO         YES
 65a           Riya Hospitality Hampton Inn Greenspoint
 65b           Riya Hospitality Clarion

 33            Carousel Hotel                                  N/A          No             Fee            No           1
 34            42 Magnolia Apartments                          N/A          No             Fee            No           2
 35            Office Depot Shopping Center                    N/A          No             Fee           Yes           1
 36            Blackhawk Trails Apartments                     N/A          No             Fee            No           2
 37            Plaza Mayor                                     No           No             Fee            No           1
 38            Rockford Crossings                              N/A          No             Fee            No           1
 39            6400 Goldsboro Road                             N/A          No             Fee            No           1
 40            148 Madison Avenue                              N/A          No             Fee            No           1
 41            Alexandria Power Center                         N/A          No             Fee            No           1
 42            Frontier Plaza                                  N/A          No             Fee            No           1
 43            Union Woods                                     No           No             Fee            No           1
 44            Foods Co.                                       Yes          No             Fee            No           1
 45            The Reserve at Lakeshore                        N/A          No             Fee            No           2
 46      E     Tri-Valley Plaza                                N/A          No             Fee            No           1
 47      E     Cottonwood Plaza                                N/A          No             Fee            No           1
 48            First Place Office Building                     N/A          No             Fee            No           1
 49            Poway Plaza                                     No           No             Fee            No           1
 50            Berkshire Crossing Apartments                   N/A          No             Fee            No           2
 51            Courtyard by Marriott Reno                      No           No             Fee            No           1
 52            Sony Computer Entertainment Building            No           No             Fee            No           1
 53            Greentree Village Apartments                    No           No             Fee            No           2
 54            Arrowhead Apartments/Bluffview Townhouses       N/A          No             Fee            No           2
 55            Brittany Square Apartments                      N/A          No             Fee            No           2
 56            AMERICO - SCIENCE PLACE & STATE FARM                                                       NO           1
 56a           Americo - Science Place                         N/A          No             Fee                         1
 56b           Americo - State Farm Office                     N/A          No             Fee                         1
 57            Plymouth Industrial Center                      N/A          No             Fee            No           1
 58            Zanesville Country Fair Shopping Center         N/A          No             Fee            No           1
 59            Meridian at Orange Retail                       No           No             Fee            No           1
 60            Lofts at Canal Walk Phase I                     N/A          No             Fee            No           2
 61            Southgate Estates MHP                           N/A          No             Fee            No           1
 62            Bridgeport Landing                              No           No             Fee            No           1
 63            Pershing Pointe                                 N/A          No             Fee            No           2
 64            Providence Apartments                           N/A          No             Fee            No           2
 65            RIYA HOSPITALITY PORTFOLIO I                                                               NO           1
 65a           Riya Hospitality Hampton Inn Greenspoint        N/A          No             Fee                         1
 65b           Riya Hospitality Clarion                        N/A          No             Fee                         1

 66            Diagonal Marketplace                        989-1020, 1100 Ken Pratt Boulevard
 67            Highwood Village Apartments                 174 St. Anselm's Drive
 68            Foley Towne Square                          3100-3210 Silver Lake Road
 69            BROOKVIEW HOLDINGS PORTFOLIO
 69a           Augusta Estates                             2526 Milledgeville Road
 69b           Country Aire                                2212 West Georgia Road
 69c           Moore Mobile Manor                          1600 Oakwood Drive
 70            Courtyard by Marriott Monroe                4915 Pecanland Mall Drive
 71            Upperclassman & Thorntree Apartments        1415 Fourth Avenue, 1614 Seventh Avenue, 1620 Seventh Avenue,
                                                            1624 Seventh Avenue, and 1925 Buffington Avenue
 72            Phenix Crossing Shopping Center             5408 Summerville Road
 73            Centennial-Hanford Center Phase II          168-204 North 12th Avenue
 74            Lighthouse Square                           441 Long Hill Road
 75            Courtyard by Marriott Shreveport            6001 Financial Plaza
 76            Courtyard by Marriott Texarkana             5001 North Cowhorn Creek Loop
 77            Jewelers Exchange                           861 6th Avenue
 78            Palm Court Apartments                       1843 North Cherokee Avenue
 79            1960 Gallows Road                           1960 Gallows Road
 80            Reseda MHP                                  6545 Wilbur Avenue
 81            Stowaway Self Storage                       3044 Washington Road
 82            Hemby Woods Shopping Center                 7822 Idlewild Road
 83            CURTISS WRIGHT PORTFOLIO
 83a           Curtiss Wright Building IV                  26451 Curtiss Wright Parkway
 83b           Curtiss Wright Building III                 26391 Curtiss Wright Parkway
 83c           Curtiss Wright Building II                  26361 Curtiss Wright Parkway
 84            College Station                             101-102 College Station Drive
 85            Washington Road Self Storage                4080 Washington Road
 86            Village of Overland Pointe                  8301-8651 West 135th St.
 87            Sherwood MHP                                3753 East Avenue I
 88            Teakwood Village Apartments                 515 Gardere Lane
 89            The Regent Apartments                       440 Northwest Elks Drive
 90            3L Self Storage                             3333 Madison Pike
 91            Fairfield Inn Scottsdale                    13440 North Scottsdale Road
 92            Courtyard Garden Apartments                 9315 Koenig Circle
 93            Pine Tree Village                           6080 Bethelview Road and 2350 Atlanta Highway
 94            Residence Inn Shreveport Airport            4910 West Monkhouse Drive
 95            Deerfield Crossing Apartments               1111 Deerfield Road
 96            Mill Pond Apartments                        5310 West Keller Road

 66            Diagonal Marketplace                        Longmont            CO    80501   5.2000%    5.17865%    $   6,100,000
 67            Highwood Village Apartments                 Goffstown           NH    03045   5.4600%    5.35865%    $   6,100,000
 68            Foley Towne Square                          Fenton              MI    48430   5.8400%    5.75865%    $   6,000,000
 69            BROOKVIEW HOLDINGS PORTFOLIO                                                  5.9300%    5.90865%    $   5,750,000
 69a           Augusta Estates                             Augusta             GA    30904
 69b           Country Aire                                Simpsonville        SC    29680
 69c           Moore Mobile Manor                          West Columbia       SC    29169
 70            Courtyard by Marriott Monroe                Monroe              LA    71203   6.5200%    6.49865%    $   5,700,000
 71            Upperclassman & Thorntree Apartments        Huntington          WV    25703   5.7500%    5.72865%    $   5,662,500
 72            Phenix Crossing Shopping Center             Phenix City         AL    36867   5.0300%    4.97865%    $   5,535,000
 73            Centennial-Hanford Center Phase II          Hanford             CA    93230   5.4500%    5.34865%    $   5,475,000
 74            Lighthouse Square                           Groton              CT    06340   5.3900%    5.36865%    $   5,450,000
 75            Courtyard by Marriott Shreveport            Shreveport          LA    71129   6.2700%    6.24865%    $   5,400,000
 76            Courtyard by Marriott Texarkana             Texarkana           TX    75503   6.2700%    6.24865%    $   5,400,000
 77            Jewelers Exchange                           San Diego           CA    92101   5.4100%    5.38865%    $   5,200,000
 78            Palm Court Apartments                       Los Angeles         CA    90028   5.2900%    5.26865%    $   4,980,000
 79            1960 Gallows Road                           Vienna              VA    22182   5.5200%    5.49865%    $   5,000,000
 80            Reseda MHP                                  Reseda              CA    91335   4.8200%    4.79865%    $   5,000,000
 81            Stowaway Self Storage                       Augusta             GA    30907   5.3600%    5.30865%    $   4,950,000
 82            Hemby Woods Shopping Center                 Indian Trail        NC    28079   5.7900%    5.76865%    $   4,950,000
 83            CURTISS WRIGHT PORTFOLIO                                                      5.3600%    5.33865%    $   4,800,000
 83a           Curtiss Wright Building IV                  Richmond Heights    OH    44143
 83b           Curtiss Wright Building III                 Richmond Heights    OH    44143
 83c           Curtiss Wright Building II                  Richmond Heights    OH    44143
 84            College Station                             Brevard             NC    28712   5.8500%    5.82865%    $   4,800,000
 85            Washington Road Self Storage                Martinez            GA    30907   5.3600%    5.30865%    $   4,725,000
 86            Village of Overland Pointe                  Overland Park       KS    66223   5.1500%    5.09865%    $   4,625,000
 87            Sherwood MHP                                Lancaster           CA    93535   5.2700%    5.24865%    $   4,600,000
 88            Teakwood Village Apartments                 Baton Rouge         LA    70820   5.5300%    5.47865%    $   4,600,000
 89            The Regent Apartments                       Corvallis           OR    97330   5.8800%    5.85865%    $   4,500,000
 90            3L Self Storage                             Fort Wright         KY    41017   5.7000%    5.67865%    $   4,400,000
 91            Fairfield Inn Scottsdale                    Scottsdale          AZ    85254   6.2700%    6.24865%    $   4,375,000
 92            Courtyard Garden Apartments                 Berkeley            MO    63134   5.4500%    5.42865%    $   4,350,000
 93            Pine Tree Village                           Cumming             GA    30040   5.4600%    5.43865%    $   4,220,000
 94            Residence Inn Shreveport Airport            Shreveport          LA    71109   6.2700%    6.24865%    $   4,200,000
 95            Deerfield Crossing Apartments               Lebanon             OH    45036   5.1500%    5.08865%    $   4,050,000
 96            Mill Pond Apartments                        Muncie              IN    47304   5.1500%    5.08865%    $   4,050,000

 66            Diagonal Marketplace                        $   6,100,000     117     2/11/2015         N/A       360
 67            Highwood Village Apartments                 $   6,087,444     118      3/1/2015         N/A       360
 68            Foley Towne Square                          $   5,969,900     115    12/11/2014         N/A       360
 69            BROOKVIEW HOLDINGS PORTFOLIO                $   5,726,622     116     1/11/2015         N/A       360
 69a           Augusta Estates
 69b           Country Aire
 69c           Moore Mobile Manor
 70            Courtyard by Marriott Monroe                $   5,692,412     119     4/11/2015         N/A       300
 71            Upperclassman & Thorntree Apartments        $   5,622,367     113    10/11/2014         N/A       360
 72            Phenix Crossing Shopping Center             $   5,535,000     60       5/1/2010         N/A  Interest Only
 73            Centennial-Hanford Center Phase II          $   5,468,951     119      4/1/2015         N/A       360
 74            Lighthouse Square                           $   5,450,000     115    12/11/2014         N/A       360
 75            Courtyard by Marriott Shreveport            $   5,369,869     116     1/11/2015         N/A       300
 76            Courtyard by Marriott Texarkana             $   5,369,869     116     1/11/2015         N/A       300
 77            Jewelers Exchange                           $   5,181,762     117     2/11/2015         N/A       360
 78            Palm Court Apartments                       $   4,980,000     118     3/11/2015         N/A       360
 79            1960 Gallows Road                           $   4,973,267     115    12/11/2014         N/A       360
 80            Reseda MHP                                  $   4,963,040     54     11/11/2009         N/A       360
 81            Stowaway Self Storage                       $   4,950,000     120      5/1/2015         N/A       300
 82            Hemby Woods Shopping Center                 $   4,936,011     117     2/11/2015         N/A       300
 83            CURTISS WRIGHT PORTFOLIO                    $   4,783,021     117     2/11/2015         N/A       360
 83a           Curtiss Wright Building IV
 83b           Curtiss Wright Building III
 83c           Curtiss Wright Building II
 84            College Station                             $   4,757,391     236     1/11/2025         N/A       240
 85            Washington Road Self Storage                $   4,725,000     120      5/1/2015         N/A       300
 86            Village of Overland Pointe                  $   4,625,000     120      5/1/2035    5/1/2015       360
 87            Sherwood MHP                                $   4,600,000     115    12/11/2014         N/A       360
 88            Teakwood Village Apartments                 $   4,592,868     119      4/1/2015         N/A       300
 89            The Regent Apartments                       $   4,500,000     117     2/11/2015         N/A       360
 90            3L Self Storage                             $   4,381,317     116     1/11/2015         N/A       360
 91            Fairfield Inn Scottsdale                    $   4,350,588     116     1/11/2015         N/A       300
 92            Courtyard Garden Apartments                 $   4,330,643     116     1/11/2015         N/A       360
 93            Pine Tree Village                           $   4,201,257     116     1/11/2015         N/A       360
 94            Residence Inn Shreveport Airport            $   4,176,565     116     1/11/2015         N/A       300
 95            Deerfield Crossing Apartments               $   4,030,946     116     1/11/2015         N/A       360
 96            Mill Pond Apartments                        $   4,030,946     116     1/11/2015         N/A       360

 66            Diagonal Marketplace                             360       $   33,496     36,111
 67            Highwood Village Apartments                      358       $   34,482        120
 68            Foley Towne Square                               355       $   35,358     42,449
 69            BROOKVIEW HOLDINGS PORTFOLIO                     356       $   34,216
 69a           Augusta Estates                                                              142
 69b           Country Aire                                                                 105
 69c           Moore Mobile Manor                                                           127
 70            Courtyard by Marriott Monroe                     299       $   38,558         90
 71            Upperclassman & Thorntree Apartments             353       $   33,045        180
 72            Phenix Crossing Shopping Center             Interest Only      23,201     56,563
 73            Centennial-Hanford Center Phase II               359       $   30,915     44,528
 74            Lighthouse Square                                360       $   30,569     36,000
 75            Courtyard by Marriott Shreveport                 296       $   35,689         90
 76            Courtyard by Marriott Texarkana                  296       $   35,689         90
 77            Jewelers Exchange                                357       $   29,232     66,942
 78            Palm Court Apartments                            360       $   27,623         60
 79            1960 Gallows Road                                355       $   28,452     33,333
 80            Reseda MHP                                       354       $   26,294        108
 81            Stowaway Self Storage                            300       $   29,985    109,600
 82            Hemby Woods Shopping Center                      298       $   31,261     54,654
 83            CURTISS WRIGHT PORTFOLIO                         357       $   26,834
 83a           Curtiss Wright Building IV                                                30,349
 83b           Curtiss Wright Building III                                               24,605
 83c           Curtiss Wright Building II                                                16,564
 84            College Station                                  236       $   33,975     52,192
 85            Washington Road Self Storage                     300       $   28,622     98,800
 86            Village of Overland Pointe                       360       $   25,254     20,055
 87            Sherwood MHP                                     360       $   25,458        176
 88            Teakwood Village Apartments                      299       $   28,331        134
 89            The Regent Apartments                            360       $   26,634         84
 90            3L Self Storage                                  356       $   25,538    115,475
 91            Fairfield Inn Scottsdale                         296       $   28,915        132
 92            Courtyard Garden Apartments                      356       $   24,563        184
 93            Pine Tree Village                                356       $   23,855     27,600
 94            Residence Inn Shreveport Airport                 296       $   27,758         78
 95            Deerfield Crossing Apartments                    356       $   22,114         96
 96            Mill Pond Apartments                             356       $   22,114        120

 66            Diagonal Marketplace                             Actual/360           0.02135%        11         No         Yes
 67            Highwood Village Apartments                      Actual/360           0.10135%        1          No         Yes
 68            Foley Towne Square                               Actual/360           0.08135%        11         No         Yes
 69            BROOKVIEW HOLDINGS PORTFOLIO                     ACTUAL/360           0.02135%        11         NO         YES
 69a           Augusta Estates
 69b           Country Aire
 69c           Moore Mobile Manor
 70            Courtyard by Marriott Monroe                     Actual/360           0.02135%        11         No         Yes
 71            Upperclassman & Thorntree Apartments             Actual/360           0.02135%        11         No         Yes
 72            Phenix Crossing Shopping Center                    30/360             0.05135%        1          No         No
 73            Centennial-Hanford Center Phase II               Actual/360           0.10135%        1          No         Yes
 74            Lighthouse Square                                Actual/360           0.02135%        11         No         Yes
 75            Courtyard by Marriott Shreveport                 Actual/360           0.02135%        11         No         Yes
 76            Courtyard by Marriott Texarkana                  Actual/360           0.02135%        11         No         Yes
 77            Jewelers Exchange                                Actual/360           0.02135%        11         No         Yes
 78            Palm Court Apartments                            Actual/360           0.02135%        11         No         Yes
 79            1960 Gallows Road                                Actual/360           0.02135%        11         No         Yes
 80            Reseda MHP                                       Actual/360           0.02135%        11         No         Yes
 81            Stowaway Self Storage                            Actual/360           0.05135%        1          No         Yes
 82            Hemby Woods Shopping Center                      Actual/360           0.02135%        11         No         Yes
 83            CURTISS WRIGHT PORTFOLIO                         ACTUAL/360           0.02135%        11         NO         YES
 83a           Curtiss Wright Building IV
 83b           Curtiss Wright Building III
 83c           Curtiss Wright Building II
 84            College Station                                  Actual/360           0.02135%        11         No         Yes
 85            Washington Road Self Storage                     Actual/360           0.05135%        1          No         Yes
 86            Village of Overland Pointe                       Actual/360           0.05135%        1         Yes         Yes
 87            Sherwood MHP                                     Actual/360           0.02135%        11         No         Yes
 88            Teakwood Village Apartments                      Actual/360           0.05135%        1          No         Yes
 89            The Regent Apartments                            Actual/360           0.02135%        11         No         Yes
 90            3L Self Storage                                  Actual/360           0.02135%        11         No         Yes
 91            Fairfield Inn Scottsdale                         Actual/360           0.02135%        11         No         Yes
 92            Courtyard Garden Apartments                      Actual/360           0.02135%        11         No         Yes
 93            Pine Tree Village                                Actual/360           0.02135%        11         No         Yes
 94            Residence Inn Shreveport Airport                 Actual/360           0.02135%        11         No         Yes
 95            Deerfield Crossing Apartments                    Actual/360           0.06135%        11         No         Yes
 96            Mill Pond Apartments                             Actual/360           0.06135%        11         No         Yes

 66            Diagonal Marketplace                            N/A          No             Fee            No           1
 67            Highwood Village Apartments                     N/A          No             Fee            No           2
 68            Foley Towne Square                              N/A          No             Fee            No           1
 69            BROOKVIEW HOLDINGS PORTFOLIO                                                               NO           2
 69a           Augusta Estates                                 N/A          Yes            Fee                         2
 69b           Country Aire                                    N/A          Yes            Fee                         2
 69c           Moore Mobile Manor                              N/A          Yes            Fee                         2
 70            Courtyard by Marriott Monroe                    N/A          No             Fee            No           1
 71            Upperclassman & Thorntree Apartments            N/A          No             Fee            No           2
 72            Phenix Crossing Shopping Center                 N/A          No             Fee            No           1
 73            Centennial-Hanford Center Phase II              No           No             Fee            No           1
 74            Lighthouse Square                               N/A          No             Fee           Yes           1
 75            Courtyard by Marriott Shreveport                N/A          No             Fee            No           1
 76            Courtyard by Marriott Texarkana                 N/A          No             Fee            No           1
 77            Jewelers Exchange                               No           No             Fee            No           1
 78            Palm Court Apartments                           No           No             Fee            No           2
 79            1960 Gallows Road                               N/A          No             Fee            No           1
 80            Reseda MHP                                      N/A          No             Fee            No           2
 81            Stowaway Self Storage                           N/A          No             Fee            No           1
 82            Hemby Woods Shopping Center                     N/A          No             Fee           Yes           1
 83            CURTISS WRIGHT PORTFOLIO                                                                   NO           1
 83a           Curtiss Wright Building IV                      N/A          No          Leasehold                      1
 83b           Curtiss Wright Building III                     N/A          No          Leasehold                      1
 83c           Curtiss Wright Building II                      N/A          No          Leasehold                      1
 84            College Station                                 N/A          No             Fee            No           1
 85            Washington Road Self Storage                    N/A          No             Fee            No           1
 86            Village of Overland Pointe                      N/A          No             Fee            No           1
 87            Sherwood MHP                                    No           No             Fee            No           2
 88            Teakwood Village Apartments                     N/A          No             Fee            No           2
 89            The Regent Apartments                           No           No             Fee            No           1
 90            3L Self Storage                                 N/A          No             Fee            No           1
 91            Fairfield Inn Scottsdale                        N/A          No             Fee            No           1
 92            Courtyard Garden Apartments                     N/A          No             Fee            No           2
 93            Pine Tree Village                               N/A          No             Fee            No           1
 94            Residence Inn Shreveport Airport                N/A          No             Fee            No           1
 95            Deerfield Crossing Apartments                   N/A          No             Fee            No           2
 96            Mill Pond Apartments                            N/A          No             Fee            No           2

 97            2775 Shermer                                2775 Shermer Road
 98            Americana Estates MHP                       5407 Aloha Lane
 99            River Rock Apartments                       1210-1240 Otis Street
 100           East Pointe Village                         US Highway 421 at Winterlochen Drive
 101           3400 Bissonnet Building                     3400 Bissonnet Street
 102           Wood Forest                                 2614 University Drive
 103           Islander MHP                                201 Madrona Way Northeast
 104           Springhill Suites Inn Lawton                3 Southeast Interstate Drive
 105           Preston Alpha Shopping Center               6075 Alpha Road and 13656 Preston Road
 106           Lakefront II                                112-119 Lakefront Drive
 107           4035 Premier Drive                          4035 Premier Drive
 108           Bell & Grand Mini Storage                   13331 West Bell Road
 109           Mallard Landing Apartments                  1205 Lake Boulevard
 110           Western View on the Hill Apartments         1355 Western Avenue (US-50)
 111           Cypress Run Plaza                           13400 Benn's Church Boulevard
 112           SPRINGFIELD PORTFOLIO
112a           University Village                          407 West Calhoun Street
112b           Winch Lane Apartments                       1301-1305 Winch Road
112c           Governor Apartments                         1221-1223 West Governor Street
112d           420 Edwards Apartments                      420 West Edwards Street
112e           727 West Governor Apartments                727 West Governor Street
 113           Irongate Village Shopping Center            6403 Iron Bridge Road
 114           Woodland Plaza                              3510-3624 West Bell Road
 115           Cranberry Commons                           1691 Route 228
 116           Consolidated Metco Building                 171 Great Oak Drive
 117           Fiesta Center II                            1285 - 1307 West Lane Avenue
 118           622-624 Davis Street                        622-624 Davis Street
 119           Elm Street Bldg                             1361 Elm Street
 120           Regal Pointe Apartments                     6111 Willowbend Boulevard
 121           Village Court                               100 Village Court
 122           Sunrise Apartments                          1429 East 46th Street
 123           North Plaza Shopping Center                 2124 Fayetteville Road
 124           Greenbush Apartments                        104 & 110 South Brooks Street and 1013 & 1019 Milton Street
 125           South 40 RV Ranch                           3600 West Orange Grove Road
 126           3333 Beltway Place                          4001 West Sam Houston Parkway
 127           Roundy's Ground Lease                       760 West Johnson Street
 128           West Burlington Shopping Center             411 West Agency Road

 97            2775 Shermer                                Northbrook          IL    60062   5.8500%    5.81865%    $   4,000,000
 98            Americana Estates MHP                       Casco               MI    48064   5.2800%    5.21865%    $   4,000,000
 99            River Rock Apartments                       Missoula            MT    59802   5.1100%    5.08865%    $   4,000,000
 100           East Pointe Village                         Dunn                NC    28334   5.7500%    5.72865%    $   4,000,000
 101           3400 Bissonnet Building                     Houston             TX    77005   5.8300%    5.80865%    $   3,937,500
 102           Wood Forest                                 Nacogdoches         TX    75965   5.2600%    5.23865%    $   3,900,000
 103           Islander MHP                                Bainbridge Island   WA    98110   5.7500%    5.72865%    $   3,880,000
 104           Springhill Suites Inn Lawton                Lawton              OK    73501   6.3900%    6.36865%    $   3,825,000
 105           Preston Alpha Shopping Center               Dallas              TX    75240   6.3600%    6.27865%    $   3,800,000
 106           Lakefront II                                Hunt Valley         MD    21030   5.7400%    5.71865%    $   3,700,000
 107           4035 Premier Drive                          High Point          NC    27265   5.5200%    5.49865%    $   3,600,000
 108           Bell & Grand Mini Storage                   Surprise            AZ    85374   5.7300%    5.67865%    $   3,585,000
 109           Mallard Landing Apartments                  Marion              OH    43302   5.2000%    5.15865%    $   3,600,000
 110           Western View on the Hill Apartments         Chillicothe         OH    45601   5.6000%    5.57865%    $   3,525,000
 111           Cypress Run Plaza                           Smithfield          VA    23430   5.3500%    5.32865%    $   3,500,000
 112           SPRINGFIELD PORTFOLIO                                                         6.0700%    6.04865%    $   3,375,000
112a           University Village                          Springfield         IL    62702
112b           Winch Lane Apartments                       Springfield         IL    62702
112c           Governor Apartments                         Springfield         IL    62704
112d           420 Edwards Apartments                      Springfield         IL    62704
112e           727 West Governor Apartments                Springfiled         IL    62704
 113           Irongate Village Shopping Center            Richmond            VA    23234   5.7500%    5.72865%    $   3,360,000
 114           Woodland Plaza                              Glendale            AZ    85308   5.4000%    5.37865%    $   3,350,000
 115           Cranberry Commons                           Cranberry Township  PA    16066   5.7000%    5.63865%    $   3,200,000
 116           Consolidated Metco Building                 Canton              NC    28716   6.3300%    6.27865%    $   3,150,000
 117           Fiesta Center II                            Columbus            OH    43221   5.5000%    5.44865%    $   3,100,000
 118           622-624 Davis Street                        Evanston            IL    60201   5.7400%    5.71865%    $   3,075,000
 119           Elm Street Bldg                             Manchester          NH    03101   5.8900%    5.86865%    $   3,000,000
 120           Regal Pointe Apartments                     Houston             TX    77096   5.5300%    5.50865%    $   3,000,000
 121           Village Court                               Hazlet              NJ    07730   5.6400%    5.61865%    $   2,870,000
 122           Sunrise Apartments                          Tacoma              WA    98404   5.6500%    5.59865%    $   2,858,000
 123           North Plaza Shopping Center                 Rockingham          NC    28379   5.3800%    5.35865%    $   2,500,000
 124           Greenbush Apartments                        Madison             WI    53715   5.0800%    5.05865%    $   2,500,000
 125           South 40 RV Ranch                           Tucson              AZ    85741   5.2200%    5.19865%    $   2,400,000
 126           3333 Beltway Place                          Houston             TX    77043   6.1500%    6.12865%    $   2,400,000
 127           Roundy's Ground Lease                       Fond Du Lac         WI    54935   5.7500%    5.64865%    $   2,375,000
 128           West Burlington Shopping Center             West Burlington     IA    52655   5.7200%    5.66865%    $   2,319,000

 97            2775 Shermer                                $   3,994,093     119     4/11/2015         N/A       300
 98            Americana Estates MHP                       $   3,981,629     116     1/11/2015         N/A       360
 99            River Rock Apartments                       $   3,972,019     115    12/11/2014         N/A       360
 100           East Pointe Village                         $   3,958,715     113    10/11/2014         N/A       300
 101           3400 Bissonnet Building                     $   3,933,451     119     4/11/2015         N/A       360
 102           Wood Forest                                 $   3,873,493     54     11/11/2009         N/A       360
 103           Islander MHP                                $   3,856,032     114    11/11/2014         N/A       360
 104           Springhill Suites Inn Lawton                $   3,815,262     118     3/11/2015         N/A       300
 105           Preston Alpha Shopping Center               $   3,766,626     110     7/11/2014         N/A       360
 106           Lakefront II                                $   3,692,834     118     3/11/2015         N/A       360
 107           4035 Premier Drive                          $   3,589,348     118     3/11/2015         N/A       300
 108           Bell & Grand Mini Storage                   $   3,581,243     119      4/1/2015         N/A       360
 109           Mallard Landing Apartments                  $   3,575,248     114    11/11/2014         N/A       360
 110           Western View on the Hill Apartments         $   3,502,573     113    10/11/2014         N/A       360
 111           Cypress Run Plaza                           $   3,489,345     118     3/11/2015         N/A       300
 112           SPRINGFIELD PORTFOLIO                       $   3,365,912     118     3/11/2015         N/A       300
112a           University Village
112b           Winch Lane Apartments
112c           Governor Apartments
112d           420 Edwards Apartments
112e           727 West Governor Apartments
 113           Irongate Village Shopping Center            $   3,336,186     113    10/11/2014         N/A       360
 114           Woodland Plaza                              $   3,327,839     114    11/11/2014         N/A       360
 115           Cranberry Commons                           $   3,183,491     70      3/11/2011         N/A       360
 116           Consolidated Metco Building                 $   3,145,681     59       4/1/2030    4/1/2010       300
 117           Fiesta Center II                            $   3,096,607     119      4/1/2015         N/A       360
 118           622-624 Davis Street                        $   3,037,903     108     5/11/2014         N/A       360
 119           Elm Street Bldg                             $   2,994,378     118     3/11/2015         N/A       360
 120           Regal Pointe Apartments                     $   2,986,849     80      1/11/2012         N/A       360
 121           Village Court                               $   2,855,016     115    12/11/2014         N/A       360
 122           Sunrise Apartments                          $   2,839,994     114     11/1/2014         N/A       360
 123           North Plaza Shopping Center                 $   2,500,000     118     3/11/2015         N/A       360
 124           Greenbush Apartments                        $   2,488,086     116     1/11/2015         N/A       360
 125           South 40 RV Ranch                           $   2,383,562     54     11/11/2009         N/A       360
 126           3333 Beltway Place                          $   2,379,939     111     8/11/2014         N/A       360
 127           Roundy's Ground Lease                       $   2,371,439     119      4/1/2015         N/A       300
 128           West Burlington Shopping Center             $   2,316,565     119      4/1/2015         N/A       360

 97            2775 Shermer                                     299       $   25,407     94,016
 98            Americana Estates MHP                            356       $   22,163        559
 99            River Rock Apartments                            354       $   21,743         84
 100           East Pointe Village                              293       $   25,164     47,744
 101           3400 Bissonnet Building                          359       $   23,179     49,505
 102           Wood Forest                                      354       $   21,560        152
 103           Islander MHP                                     354       $   22,643         50
 104           Springhill Suites Inn Lawton                     298       $   25,564         80
 105           Preston Alpha Shopping Center                    350       $   23,670     33,655
 106           Lakefront II                                     358       $   21,569     52,441
 107           4035 Premier Drive                               298       $   22,150     35,268
 108           Bell & Grand Mini Storage                        359       $   20,876     81,635
 109           Mallard Landing Apartments                       354       $   19,768         96
 110           Western View on the Hill Apartments              354       $   20,236        118
 111           Cypress Run Plaza                                298       $   21,181     25,000
 112           SPRINGFIELD PORTFOLIO                            298       $   21,890
112a           University Village                                                            30
112b           Winch Lane Apartments                                                         32
112c           Governor Apartments                                                           24
112d           420 Edwards Apartments                                                        22
112e           727 West Governor Apartments                                                  15
 113           Irongate Village Shopping Center                 353       $   19,608     57,830
 114           Woodland Plaza                                   354       $   18,811     39,530
 115           Cranberry Commons                                355       $   18,573     16,750
 116           Consolidated Metco Building                      299       $   20,936    228,000
 117           Fiesta Center II                                 359       $   17,601     16,616
 118           622-624 Davis Street                             348       $   17,925     20,915
 119           Elm Street Bldg                                  358       $   17,775     42,636
 120           Regal Pointe Apartments                          356       $   17,090        140
 121           Village Court                                    355       $   16,549     28,245
 122           Sunrise Apartments                               354       $   16,497         75
 123           North Plaza Shopping Center                      360       $   14,007     42,200
 124           Greenbush Apartments                             356       $   13,543         74
 125           South 40 RV Ranch                                354       $   13,208        233
 126           3333 Beltway Place                               351       $   14,621     23,631
 127           Roundy's Ground Lease                            299       $   14,941     61,000
 128           West Burlington Shopping Center                  359       $   13,489     26,100

 97            2775 Shermer                                     Actual/360           0.03135%        11         No         Yes
 98            Americana Estates MHP                            Actual/360           0.06135%        11         No         Yes
 99            River Rock Apartments                            Actual/360           0.02135%        11         No         Yes
 100           East Pointe Village                              Actual/360           0.02135%        11         No         Yes
 101           3400 Bissonnet Building                          Actual/360           0.02135%        11         No         Yes
 102           Wood Forest                                      Actual/360           0.02135%        11         No         Yes
 103           Islander MHP                                     Actual/360           0.02135%        11         No         Yes
 104           Springhill Suites Inn Lawton                     Actual/360           0.02135%        11         No         Yes
 105           Preston Alpha Shopping Center                    Actual/360           0.08135%        11         No         Yes
 106           Lakefront II                                     Actual/360           0.02135%        11         No         Yes
 107           4035 Premier Drive                               Actual/360           0.02135%        11         No         Yes
 108           Bell & Grand Mini Storage                        Actual/360           0.05135%        1          No         No
 109           Mallard Landing Apartments                       Actual/360           0.04135%        11         No         Yes
 110           Western View on the Hill Apartments              Actual/360           0.02135%        11         No         Yes
 111           Cypress Run Plaza                                Actual/360           0.02135%        11         No         Yes
 112           SPRINGFIELD PORTFOLIO                            ACTUAL/360           0.02135%        11         NO         YES
112a           University Village
112b           Winch Lane Apartments
112c           Governor Apartments
112d           420 Edwards Apartments
112e           727 West Governor Apartments
 113           Irongate Village Shopping Center                 Actual/360           0.02135%        11         No         Yes
 114           Woodland Plaza                                   Actual/360           0.02135%        11         No         Yes
 115           Cranberry Commons                                Actual/360           0.06135%        11         No         Yes
 116           Consolidated Metco Building                      Actual/360           0.05135%        1         Yes         Yes
 117           Fiesta Center II                                 Actual/360           0.05135%        1          No         Yes
 118           622-624 Davis Street                             Actual/360           0.02135%        11         No         Yes
 119           Elm Street Bldg                                  Actual/360           0.02135%        11         No         Yes
 120           Regal Pointe Apartments                          Actual/360           0.02135%        11         No         No
 121           Village Court                                    Actual/360           0.02135%        11         No         Yes
 122           Sunrise Apartments                               Actual/360           0.05135%        1          No         Yes
 123           North Plaza Shopping Center                      Actual/360           0.02135%        11         No         Yes
 124           Greenbush Apartments                             Actual/360           0.02135%        11         No         Yes
 125           South 40 RV Ranch                                Actual/360           0.02135%        11         No         Yes
 126           3333 Beltway Place                               Actual/360           0.02135%        11         No         Yes
 127           Roundy's Ground Lease                              30/360             0.10135%        1          No         No
 128           West Burlington Shopping Center                  Actual/360           0.05135%        1          No         No

 97            2775 Shermer                                    N/A          No             Fee            No           1
 98            Americana Estates MHP                           N/A          No             Fee            No           1
 99            River Rock Apartments                           N/A          No             Fee            No           2
 100           East Pointe Village                             N/A          No             Fee            No           1
 101           3400 Bissonnet Building                         N/A          No             Fee            No           1
 102           Wood Forest                                     N/A          No             Fee            No           2
 103           Islander MHP                                    No           No             Fee            No           1
 104           Springhill Suites Inn Lawton                    N/A          No             Fee            No           1
 105           Preston Alpha Shopping Center                   N/A          No             Fee            No           1
 106           Lakefront II                                    N/A          No             Fee            No           1
 107           4035 Premier Drive                              N/A          No             Fee            No           1
 108           Bell & Grand Mini Storage                       N/A          No             Fee            No           1
 109           Mallard Landing Apartments                      N/A          No             Fee            No           2
 110           Western View on the Hill Apartments             N/A          No             Fee            No           2
 111           Cypress Run Plaza                               N/A          No             Fee            No           1
 112           SPRINGFIELD PORTFOLIO                                                                      NO           2
112a           University Village                              N/A          Yes            Fee                         2
112b           Winch Lane Apartments                           N/A          Yes            Fee                         2
112c           Governor Apartments                             N/A          Yes            Fee                         2
112d           420 Edwards Apartments                          N/A          Yes            Fee                         2
112e           727 West Governor Apartments                    N/A          Yes            Fee                         2
 113           Irongate Village Shopping Center                N/A          Yes            Fee            No           1
 114           Woodland Plaza                                  N/A          No             Fee            No           1
 115           Cranberry Commons                               N/A          No             Fee            No           1
 116           Consolidated Metco Building                     N/A          No             Fee            No           1
 117           Fiesta Center II                                N/A          No          Leasehold         No           1
 118           622-624 Davis Street                            N/A          No             Fee            No           1
 119           Elm Street Bldg                                 N/A          Yes            Fee            No           1
 120           Regal Pointe Apartments                         N/A          Yes            Fee            No           2
 121           Village Court                                   N/A          Yes            Fee            No           1
 122           Sunrise Apartments                              No           No             Fee            No           2
 123           North Plaza Shopping Center                     N/A          No             Fee            No           1
 124           Greenbush Apartments                            N/A          No             Fee            No           2
 125           South 40 RV Ranch                               N/A          No             Fee            No           1
 126           3333 Beltway Place                              N/A          No             Fee            No           1
 127           Roundy's Ground Lease                           N/A          No             Fee            No           1
 128           West Burlington Shopping Center                 N/A          No             Fee            No           1

 129           770 Middle Neck Road                        770 Middle Neck Road
 130           Food Lion Center                            2608 Main Street (US Highway 701)
 131           172 Dyckman Street                          172-178 Dyckman Street
 132           Lambertson Lakes I                          871-887 Thornton Parkway
 133           Douglas Pointe II Apartments                5525 Hyles Avenue
 134           Three Fountains Plaza                       3975-3985 Platt Springs Road
 135           4830 Hollywood Boulevard                    4830 Hollywood Boulevard
 136           Windsor Lodge Apartments                    34800 Lakeshore Boulevard
 137           Sunrise Terrace MHP                         7311 Chambers Creek Road West
 138           Houston Center Office Building              717 South Houston Avenue
 139           Hyde Park Apartments                        1410 Hyde Park Boulevard
 140           Islander Apartments                         1501-1526 North Parvin Road
 141           Buckingham Village MHC                      2910 Pat Booker Road
 142           Office Depot Murfreesboro                   620 Ridgely Road
 143           Villa Bonita Apartments                     4727 Willis Avenue
 144           727 Fairview Drive                          727 Fairview Drive
 145           New Britain                                 205, 215, 225 & 235 North Street
 146           Webbs Plaza                                 850 3rd Avenue South & 331 8th Street South
 147           CVS Crabapple                               12070 Crabapple Road
 148           Columbia Village Shopping Center            6452, 6454, and 6562-6570 South Federal Way
 149           Fishermans Cove MHC                         36100 Dockside Place
 150           Montgomery Office Building                  9549 Montgomery Road
 151           Office Depot Milford                        275 Rivers Edge Drive
 152           1995-2001 Coney Island Avenue               1995-2001 Coney Island Avenue
 153           Chestnut Hill Apartments                    108 Northampton Road
 154           Virginia Place                              832 Virginia Avenue and 801 Doug Davis Drive
 155           Old School Square Office                    75 Northwest 1st Avenue
 156           Sugarbush Plaza Shopping Center             2398-2450 Franklin Road
 157           Green Sky Retail Center                     1805 South Padre Island Drive
 158           Broadway Commons Plaza                      5231 Broadway Street
 159           Lake Park Colonial Apartments               1865 Edgewood Avenue
 160           Shady Oaks MHP                              5812 Cedars Road
 161           Fox Creek MHC                               One Fox Creek Lane
 162           Anders Lane                                 2103-2105 Anders Lane
 163           581 Central Park Avenue                     579-585 Central Park Avenue South & 797-805 Yonkers Avenue
 164           Little Turtle Apartments                    1350 Pamela Street
 165           Frederick Arms Apartments                   457 White Drive

 129           770 Middle Neck Road                        Great Neck          NY    11024   5.7000%    5.67865%    $   2,300,000
 130           Food Lion Center                            Conway              SC    29526   5.7500%    5.72865%    $   2,250,000
 131           172 Dyckman Street                          New York            NY    10040   4.6700%    4.64865%    $   2,250,000
 132           Lambertson Lakes I                          Thornton            CO    80229   5.3500%    5.26865%    $   2,200,000
 133           Douglas Pointe II Apartments                Hammond             IN    46320   5.5700%    5.54865%    $   2,150,000
 134           Three Fountains Plaza                       West Columbia       SC    29170   5.7800%    5.75865%    $   2,080,000
 135           4830 Hollywood Boulevard                    Los Angeles         CA    90027   5.5900%    5.56865%    $   2,000,000
 136           Windsor Lodge Apartments                    Eastlake            OH    44095   5.7200%    5.69865%    $   1,950,000
 137           Sunrise Terrace MHP                         University Place    WA    98467   5.7400%    5.71865%    $   1,925,000
 138           Houston Center Office Building              Tulsa               OK    74127   5.9300%    5.90865%    $   1,925,000
 139           Hyde Park Apartments                        Houston             TX    77006   5.7100%    5.68865%    $   1,900,000
 140           Islander Apartments                         Kansas City         MO    64116   5.6000%    5.57865%    $   1,900,000
 141           Buckingham Village MHC                      Universal City      TX    78148   5.6000%    5.57865%    $   1,880,000
 142           Office Depot Murfreesboro                   Murfreesboro        TN    37129   5.4400%    5.41865%    $   1,825,000
 143           Villa Bonita Apartments                     Sherman Oaks        CA    91403   5.1300%    5.10865%    $   1,800,000
 144           727 Fairview Drive                          Carson City         NV    89701   6.0900%    6.06865%    $   1,750,000
 145           New Britain                                 New Britain         CT    06051   5.6500%    5.62865%    $   1,615,000
 146           Webbs Plaza                                 Saint Petersburg    FL    33701   5.6500%    5.62865%    $   1,600,000
 147           CVS Crabapple                               Roswell             GA    30075   5.4000%    5.37865%    $   1,600,000
 148           Columbia Village Shopping Center            Boise               ID    83706   5.5000%    5.47865%    $   1,600,000
 149           Fishermans Cove MHC                         Dade City           FL    33525   5.5700%    5.54865%    $   1,560,000
 150           Montgomery Office Building                  Cincinnati          OH    45242   6.0500%    6.02865%    $   1,535,000
 151           Office Depot Milford                        Milford             OH    45150   5.4400%    5.41865%    $   1,500,000
 152           1995-2001 Coney Island Avenue               Brooklyn            NY    11223   6.3600%    6.33865%    $   1,500,000
 153           Chestnut Hill Apartments                    Amsterdam           NY    12010   5.9000%    5.87865%    $   1,400,000
 154           Virginia Place                              Hapeville           GA    30354   5.9900%    5.96865%    $   1,325,000
 155           Old School Square Office                    Delray Beach        FL    33444   5.6900%    5.66865%    $   1,200,000
 156           Sugarbush Plaza Shopping Center             Bloomfield Hills    MI    48302   5.7300%    5.70865%    $   1,200,000
 157           Green Sky Retail Center                     Corpus Christi      TX    78416   5.5500%    5.52865%    $   1,131,000
 158           Broadway Commons Plaza                      San Antonio         TX    78209   5.6300%    5.60865%    $   1,100,000
 159           Lake Park Colonial Apartments               Jacksonville        FL    32208   5.8300%    5.80865%    $   1,100,000
 160           Shady Oaks MHP                              Redding             CA    96001   5.7500%    5.72865%    $   1,100,000
 161           Fox Creek MHC                               Labadie             MO    63055   5.5100%    5.48865%    $   1,008,000
 162           Anders Lane                                 Kemah               TX    77565   6.1500%    6.12865%    $   1,000,000
 163           581 Central Park Avenue                     Yonkers             NY    10704   4.6700%    4.64865%    $   1,000,000
 164           Little Turtle Apartments                    Leesburg            FL    34748   5.9500%    5.92865%    $   1,000,000
 165           Frederick Arms Apartments                   Tallahassee         FL    32304   5.9400%    5.91865%    $     900,000

 129           770 Middle Neck Road                        $   2,295,506     119     4/11/2015         N/A       360
 130           Food Lion Center                            $   2,239,465     117     2/11/2015         N/A       300
 131           172 Dyckman Street                          $   2,232,892     78     11/11/2011         N/A       360
 132           Lambertson Lakes I                          $   2,192,205     117     2/11/2015         N/A       360
 133           Douglas Pointe II Apartments                $   2,150,000     120     5/11/2015         N/A       360
 134           Three Fountains Plaza                       $   2,061,217     111     8/11/2014         N/A       360
 135           4830 Hollywood Boulevard                    $   1,994,152     118     3/11/2015         N/A       300
 136           Windsor Lodge Apartments                    $   1,941,751     118     3/11/2015         N/A       360
 137           Sunrise Terrace MHP                         $   1,918,618     117     2/11/2015         N/A       360
 138           Houston Center Office Building              $   1,913,525     114    11/11/2014         N/A       360
 139           Hyde Park Apartments                        $   1,890,217     115    12/11/2014         N/A       360
 140           Islander Apartments                         $   1,882,607     114    11/11/2014         N/A       300
 141           Buckingham Village MHC                      $   1,860,124     77     10/11/2011         N/A       300
 142           Office Depot Murfreesboro                   $   1,825,000     115    12/11/2034  12/11/2014  Interest Only
 143           Villa Bonita Apartments                     $   1,797,889     118     3/11/2015         N/A       360
 144           727 Fairview Drive                          $   1,744,536     119     4/11/2015         N/A       360
 145           New Britain                                 $   1,609,563     57      2/11/2010         N/A       360
 146           Webbs Plaza                                 $   1,593,142     117     2/11/2015         N/A       360
 147           CVS Crabapple                               $   1,592,814     116     1/11/2015         N/A       360
 148           Columbia Village Shopping Center            $   1,591,412     116     1/11/2015         N/A       360
 149           Fishermans Cove MHC                         $   1,560,000     80      1/11/2012         N/A       360
 150           Montgomery Office Building                  $   1,526,141     116     1/11/2015         N/A       300
 151           Office Depot Milford                        $   1,500,000     115    12/11/2034  12/11/2014  Interest Only
 152           1995-2001 Coney Island Avenue               $   1,487,823     54     11/11/2009         N/A       300
 153           Chestnut Hill Apartments                    $   1,397,382     118     3/11/2015         N/A       360
 154           Virginia Place                              $   1,323,678     118     3/11/2015         N/A       360
 155           Old School Square Office                    $   1,197,650     119     4/11/2015         N/A       360
 156           Sugarbush Plaza Shopping Center             $   1,192,729     117     2/11/2015         N/A       300
 157           Green Sky Retail Center                     $   1,128,717     118     3/11/2015         N/A       360
 158           Broadway Commons Plaza                      $   1,097,818     118     3/11/2015         N/A       360
 159           Lake Park Colonial Apartments               $   1,096,913     118     3/11/2015         N/A       300
 160           Shady Oaks MHP                              $   1,095,373     56      1/11/2010         N/A       360
 161           Fox Creek MHC                               $   1,005,947     119     4/11/2015         N/A       360
 162           Anders Lane                                 $     996,101     116     1/11/2015         N/A       360
 163           581 Central Park Avenue                     $     992,396     78     11/11/2011         N/A       360
 164           Little Turtle Apartments                    $     991,335     114    11/11/2014         N/A       300
 165           Frederick Arms Apartments                   $     897,521     118     3/11/2015         N/A       300

 129           770 Middle Neck Road                             358       $   13,349     29,415
 130           Food Lion Center                                 297       $   14,155     49,985
 131           172 Dyckman Street                               354       $   11,629     10,000
 132           Lambertson Lakes I                               357       $   12,285     13,465
 133           Douglas Pointe II Apartments                     360       $   12,302        112
 134           Three Fountains Plaza                            351       $   12,178     41,450
 135           4830 Hollywood Boulevard                         298       $   12,389     18,083
 136           Windsor Lodge Apartments                         356       $   11,343         80
 137           Sunrise Terrace MHP                              357       $   11,222         53
 138           Houston Center Office Building                   354       $   11,455     50,417
 139           Hyde Park Apartments                             355       $   11,040         37
 140           Islander Apartments                              294       $   11,781     57,689
 141           Buckingham Village MHC                           293       $   11,657        130
 142           Office Depot Murfreesboro                   Interest Only  $    8,388     19,010
 143           Villa Bonita Apartments                          359       $    9,806         39
 144           727 Fairview Drive                               357       $   10,594     20,577
 145           New Britain                                      357       $    9,322         40
 146           Webbs Plaza                                      356       $    9,236     18,358
 147           CVS Crabapple                                    356       $    8,984     10,125
 148           Columbia Village Shopping Center                 355       $    9,085     14,368
 149           Fishermans Cove MHC                              360       $    8,926        100
 150           Montgomery Office Building                       296       $    9,937     15,300
 151           Office Depot Milford                        Interest Only  $    6,894     18,000
 152           1995-2001 Coney Island Avenue                    294       $    9,997      8,000
 153           Chestnut Hill Apartments                         358       $    8,304         68
 154           Virginia Place                                   359       $    7,936      9,900
 155           Old School Square Office                         358       $    6,957      8,918
 156           Sugarbush Plaza Shopping Center                  296       $    7,535     10,660
 157           Green Sky Retail Center                          358       $    6,457      9,717
 158           Broadway Commons Plaza                           358       $    6,336      8,062
 159           Lake Park Colonial Apartments                    298       $    6,973         54
 160           Shady Oaks MHP                                   356       $    6,419         51
 161           Fox Creek MHC                                    358       $    5,730         49
 162           Anders Lane                                      356       $    6,092     25,500
 163           581 Central Park Avenue                          354       $    5,168      7,534
 164           Little Turtle Apartments                         294       $    6,412         38
 165           Frederick Arms Apartments                        298       $    5,766         30

 129           770 Middle Neck Road                             Actual/360           0.02135%        11         No         Yes
 130           Food Lion Center                                 Actual/360           0.02135%        11         No         Yes
 131           172 Dyckman Street                               Actual/360           0.02135%        11         No         Yes
 132           Lambertson Lakes I                               Actual/360           0.08135%        11         No         Yes
 133           Douglas Pointe II Apartments                     Actual/360           0.02135%        11         No         Yes
 134           Three Fountains Plaza                            Actual/360           0.02135%        11         No         Yes
 135           4830 Hollywood Boulevard                         Actual/360           0.02135%        11         No         Yes
 136           Windsor Lodge Apartments                         Actual/360           0.02135%        11         No         Yes
 137           Sunrise Terrace MHP                              Actual/360           0.02135%        11         No         Yes
 138           Houston Center Office Building                   Actual/360           0.02135%        11         No         Yes
 139           Hyde Park Apartments                             Actual/360           0.02135%        11         No         Yes
 140           Islander Apartments                              Actual/360           0.02135%        11         No         Yes
 141           Buckingham Village MHC                           Actual/360           0.02135%        11         No         Yes
 142           Office Depot Murfreesboro                        Actual/360           0.02135%        11        Yes         Yes
 143           Villa Bonita Apartments                          Actual/360           0.02135%        11         No         No
 144           727 Fairview Drive                               Actual/360           0.02135%        11         No         Yes
 145           New Britain                                      Actual/360           0.02135%        11         No         Yes
 146           Webbs Plaza                                      Actual/360           0.02135%        11         No         Yes
 147           CVS Crabapple                                    Actual/360           0.02135%        11         No         Yes
 148           Columbia Village Shopping Center                 Actual/360           0.02135%        11         No         Yes
 149           Fishermans Cove MHC                              Actual/360           0.02135%        11         No         Yes
 150           Montgomery Office Building                       Actual/360           0.02135%        11         No         Yes
 151           Office Depot Milford                             Actual/360           0.02135%        11        Yes         Yes
 152           1995-2001 Coney Island Avenue                    Actual/360           0.02135%        11         No         No
 153           Chestnut Hill Apartments                         Actual/360           0.02135%        11         No         Yes
 154           Virginia Place                                   Actual/360           0.02135%        11         No         Yes
 155           Old School Square Office                         Actual/360           0.02135%        11         No         Yes
 156           Sugarbush Plaza Shopping Center                  Actual/360           0.02135%        11         No         Yes
 157           Green Sky Retail Center                          Actual/360           0.02135%        11         No         Yes
 158           Broadway Commons Plaza                           Actual/360           0.02135%        11         No         Yes
 159           Lake Park Colonial Apartments                    Actual/360           0.02135%        11         No         Yes
 160           Shady Oaks MHP                                   Actual/360           0.02135%        11         No         Yes
 161           Fox Creek MHC                                    Actual/360           0.02135%        11         No         Yes
 162           Anders Lane                                      Actual/360           0.02135%        11         No         Yes
 163           581 Central Park Avenue                          Actual/360           0.02135%        11         No         Yes
 164           Little Turtle Apartments                         Actual/360           0.02135%        11         No         Yes
 165           Frederick Arms Apartments                        Actual/360           0.02135%        11         No         Yes

 129           770 Middle Neck Road                            N/A          Yes            Fee            No           1
 130           Food Lion Center                                N/A          Yes         Leasehold         No           1
 131           172 Dyckman Street                              N/A          No             Fee            No           1
 132           Lambertson Lakes I                              N/A          No             Fee            No           1
 133           Douglas Pointe II Apartments                    N/A          Yes            Fee            No           2
 134           Three Fountains Plaza                           N/A          No             Fee            No           1
 135           4830 Hollywood Boulevard                        No           Yes            Fee            No           1
 136           Windsor Lodge Apartments                        N/A          Yes            Fee            No           2
 137           Sunrise Terrace MHP                             No           Yes            Fee            No           1
 138           Houston Center Office Building                  N/A          Yes            Fee            No           1
 139           Hyde Park Apartments                            N/A          Yes            Fee            No           2
 140           Islander Apartments                             N/A          Yes            Fee            No           2
 141           Buckingham Village MHC                          N/A          Yes            Fee            No           1
 142           Office Depot Murfreesboro                       N/A          No             Fee            No           1
 143           Villa Bonita Apartments                         No           No             Fee            No           1
 144           727 Fairview Drive                              No           Yes            Fee            No           1
 145           New Britain                                     N/A          Yes            Fee            No           2
 146           Webbs Plaza                                     N/A          Yes            Fee            No           1
 147           CVS Crabapple                                   N/A          No             Fee            No           1
 148           Columbia Village Shopping Center                N/A          No             Fee            No           1
 149           Fishermans Cove MHC                             N/A          Yes            Fee            No           2
 150           Montgomery Office Building                      N/A          No             Fee            No           1
 151           Office Depot Milford                            N/A          No             Fee            No           1
 152           1995-2001 Coney Island Avenue                   N/A          Yes            Fee            No           2
 153           Chestnut Hill Apartments                        N/A          Yes            Fee            No           2
 154           Virginia Place                                  N/A          No             Fee            No           1
 155           Old School Square Office                        N/A          Yes            Fee            No           1
 156           Sugarbush Plaza Shopping Center                 N/A          Yes            Fee            No           1
 157           Green Sky Retail Center                         N/A          Yes            Fee            No           1
 158           Broadway Commons Plaza                          N/A          Yes         Leasehold         No           1
 159           Lake Park Colonial Apartments                   N/A          Yes            Fee            No           2
 160           Shady Oaks MHP                                  No           Yes            Fee            No           1
 161           Fox Creek MHC                                   N/A          Yes            Fee            No           2
 162           Anders Lane                                     N/A          No             Fee            No           1
 163           581 Central Park Avenue                         N/A          No             Fee            No           1
 164           Little Turtle Apartments                        N/A          Yes            Fee            No           2
 165           Frederick Arms Apartments                       N/A          Yes            Fee            No           2

 166           Gold Hill MHP                               771 Gold Hill Road
 167           Museum Place                                1116 Banks Street
 168           Park Square Apartments                      1620 Gladstone Street and 1960 Blaine Street

 166           Gold Hill MHP                               Newcastle           CA    95658   5.8300%    5.80865%    $     900,000
 167           Museum Place                                Houston             TX    77006   6.0000%    5.97865%    $     750,000
 168           Park Square Apartments                      Detroit             MI    48206   6.8800%    6.85865%    $     550,000

 166           Gold Hill MHP                               $     897,062     57      2/11/2010         N/A       360
 167           Museum Place                                $     743,530     111     8/11/2014         N/A       360
 168           Park Square Apartments                      $     546,929     173    10/11/2019         N/A       360

 166           Gold Hill MHP                                    357       $    5,298         31
 167           Museum Place                                     351       $    4,497         24
 168           Park Square Apartments                           353       $    3,615         38

 166           Gold Hill MHP                                    Actual/360           0.02135%        11         No         Yes
 167           Museum Place                                     Actual/360           0.02135%        11         No         Yes
 168           Park Square Apartments                           Actual/360           0.02135%        11         No         Yes

 166           Gold Hill MHP                                   No           Yes            Fee            No           1
 167           Museum Place                                    N/A          Yes            Fee            No           2
 168           Park Square Apartments                          N/A          Yes            Fee            No           2

                                   EXHIBIT C-1

                       LIST OF ADDITIONAL COLLATERAL LOANS

Number  Crossed   Property Name                         Address                        City          County        State  ZIP
------  --------  ------------------------------------  -----------------------------  ------------  -----------   -----  -------
43                Union Woods                           7090 Union Park Center         Midvale       Salt Lake     UT     84047
45                The Reserve at Lakeshore              5600 Lake Resort Terrace       Chattanooga   Hamilton      TN     37415
56                Americo - Science Place & State Farm  Various                        Various       Various       TX     Various
74                Lighthouse Square                     441 Long Hill Road             Groton        New London    CT     06340
82                Hemby Woods Shopping Center           7822 Idlewild Road             Indian Trail  Union         NC     28079
87                Sherwood MHP                          3753 East Avenue I             Lancaster     Los Angeles   CA     93535
123               North Plaza Shopping Center           2124 Fayetteville Road         Rockingham    Richmond      NC     28379
126               3333 Beltway Place                    4001 West Sam Houston Parkway  Houston       Harris        TX     77043
160               Shady Oaks MHP                        5812 Cedars Road               Redding       Shasta        CA     96001

                                      C-1-1

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

Number  Crossed   Property Name                         Addres                         City          County        State  ZIP
------  --------  ------------------------------------  -----------------------------  ------------  ------------  -----  ------
1                 Tri-County Mall                       11700 Princeton Pike           Cincinnati    Hamilton      OH     45246
2                 390 Park Avenue                       390 Park Avenue                New York      New York      NY     10022
11                Penn's Landing Hyatt Regency          201 South Columbus Boulevard   Philadelphia  Philadelphia  PA     19106
12      B         Yorktown Apartments                   2530 Yorktown Street           Houston       Harris        TX     77056
13      B         Bluffs of Berkshire Apartments        1704 Nelms Drive               Austin        Travis        TX     78744
14                Indigo on Forest Apartments           9669 Forest Lane               Dallas        Dallas        TX     75243
19      D         Newport Apartments                    10802 West Hillsborough
                                                        Avenue                         Tampa         Hillsborough  FL     33615
20      D         Sunchase Apartments                   5909 30th Avenue West          Bradenton     Manatee       FL     34209
21      D         Benchmark Apartments                  3424 West Country Club Drive   Irving        Dallas        TX     75038
26                6200 Gessner Apartments               8721 Town Park Drive           Houston       Harris        TX     77036
32                Timberlakes at Atascocita             18551 Timber Forest Drive      Humble        Harris        TX     77346
50                Berkshire Crossing Apartments         7600 Kirby Drive               Houston       Harris        TX     77030
64                Providence Apartments                 11700 Audelia Road             Dallas        Dallas        TX     75243
103               Islander MHP                          201 Madrona Way Northeast      Bainbridge
                                                                                       Island        Kitsap        WA     98110

                                      C-2-1

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

         Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates, Series 2005-C2 REQUEST FOR RELEASE

Dear _______________,

         In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of May 1, 2005 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, and J.E. Robert Company, Inc., as Special Servicer, and you, as Trustee, the undersigned [Master] [Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

         Mortgagor's Name:

         Property Address:

         Loan No.:

         If only particular documents in the Mortgage File are requested, please specify which:

         Reason for requesting Mortgage File (or portion thereof):

         / / 1.      Loan paid in full. The undersigned [Master] [Special]
         Servicer hereby certifies that all amounts received in connection with the Loan have been or will be credited to the applicable Collection Account pursuant to the Pooling and Servicing Agreement.

         / / 2.      The Loan is being foreclosed.

         / / 3.      Other.  (Describe)

         The undersigned [Master] [Special] Servicer acknowledges that the above Mortgage File (or requested portion thereof) will be held by it in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                     [KEYCORP REAL ESTATE CAPITAL MARKETS,
                                     INC.]


                                     [J.E. ROBERT COMPANY, INC.]



                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT E

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                 )
                         )  ss.:
COUNTY OF                )

         ________________________________________, being duly sworn, deposes and says:

         1. that he/she is an authorized signatory of _______________________ (the "Noteholder");

         2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as __________________________, located in ____________________;

         3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

               a note in the original sum of $___________ made by _____________________, to __________________________, under date of ___________ (the "Note");

         4.    that the Note is now owned and held by the Noteholder;

         5. that the copy of the Note attached hereto is a true and correct copy thereof;

         6. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

         7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

         8. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                          [NAME OF NOTEHOLDER]


                                          By:
                                              ----------------------------------
                                          Authorized Signatory


Sworn to before me this
______  day of ____________, 20__

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                     [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "ISSUE DATE") of $__________ (the "TRANSFERRED CERTIFICATES")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of

                                     F-1A-1
the Transferred Certificates under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

         3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("RULE 144A") under the Securities Act (a "QUALIFIED INSTITUTIONAL BUYER") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

   / /   (a)   The Transferee's most recent publicly available financial
         statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

   / /   (b)   The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

   / /   (c)   The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

   / /   (d)   A certification by the chief financial officer, a person
         fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

    / /  (e)   Other. (Please specify brief description of method)______________
               _________________________________________________________________
               _________________________________________________________________

         4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                                     F-1A-2

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

         5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

         6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificates and payments thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) all related matters, that the Transferee has requested.


                                Very truly yours,


                                ------------------------------------------------
                                (Transferor)

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                     [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "CLOSING DATE") of $__________ (the "TRANSFERRED CERTIFICATES")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2.    Neither the Transferor nor anyone acting on its behalf has
     (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner,

                                     F-1B-1

     (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "SECURITIES ACT"), would render the disposition of the Transferred Certificates a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                Very truly yours,


                                ------------------------------------------------
                                (Transferor)

                                 By:
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------

                                     F-1B-2

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES


                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)


         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ____, having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "ISSUE DATE") of $__________ (the "TRANSFERRED CERTIFICATES")


Ladies and Gentlemen:

         This letter is delivered to you in connection with the Transfer by ______________________ (the "TRANSFEROR") to ______________________ (the
"TRANSFEREE") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or

                                     F-1C-1
accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "SECURITIES ACT"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                Very truly yours,


                                ------------------------------------------------
                                (Transferor)


                                 By:
                                     -------------------------------------------
                                     Name:
                                           -------------------------------------

                                     F-1C-2

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                          NON-REGISTERED CERTIFICATES


                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ____, having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "ISSUE DATE") of $__________ (the "TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ______________________ (the "TRANSFEROR") to ______________________ (the
"TRANSFEREE") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

         3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "SECURITIES ACT")) with respect to the Transferred Certificates,

                                     F-1D-1
or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
     (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

               (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

               (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

         4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                                     F-1D-2

               (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                Very truly yours,


                                ------------------------------------------------
                                (Transferor)


                                By:
                                    --------------------------------------------
                                    Name:
                                          --------------------------------------
                                     Title:
                                            ------------------------------------

                                     F-1D-3

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM


                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

         Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "CLOSING DATE") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "TRANSFERRED CERTIFICATES")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE") of
the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

         1. The Transferee is a "qualified institutional buyer" (a "QUALIFIED INSTITUTIONAL BUYER") as that term is defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified

                                     F-2A-1

Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

         2.    The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and payments thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

         3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                Very truly yours,


                                ------------------------------------------------
                                (Transferee)

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


                             NOMINEE ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                ------------------------------------------------
                                (Nominee)

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to [NAME OF TRANSFEROR] (the "TRANSFEROR") and [NAME OF CERTIFICATE REGISTRAR], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "TRANSFERRED CERTIFICATES") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "TRANSFEREE").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     / / CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
         Section 501(c)(3) of the Internal Revenue Code of 1986.

     / / BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     / / SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b)

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3
         has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     / / BROKER-DEALER. The Transferee is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934, as amended.

     / / INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     / / STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     / / PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     / / INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     / / QIB SUBSIDIARY. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     / / OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
         (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee DID NOT INCLUDE (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published,

                                     F-2A-4
in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         / /   / /  Will the Transferee be purchasing the Transferred
         Yes   No   Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                              --------------------------------------------------
                              Print Name of Transferee

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------
                              Date:
                                    --------------------------------------------

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


         The undersigned hereby certifies as follows to [name of Transferor] (the "TRANSFEROR") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "TRANSFERRED CERTIFICATES") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "TRANSFEREE") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "ADVISER").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     / / The Transferee owned and/or invested on a discretionary basis
         $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     / / The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2A-6

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         / /   / /   Will the Transferee be purchasing the Transferred
         Yes   No    Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     F-2A-7

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                              Print Name of Transferee or Adviser


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              IF AN ADVISER:

                              Print Name of Transferee

                              Date:
                                    -------------------------------------------

                                    F-2A-8

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM


                                     [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)


          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "ISSUE DATE") of $__________ [evidencing a ____% Percentage Interest in the related Class](the "TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "TRANSFEROR") to _______________________________
(the "TRANSFEREE") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any payment thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities

                                     F-2B-1
laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as EXHIBIT F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as EXHIBIT F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as EXHIBIT F-2A or as EXHIBIT F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of SECTION 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2B-2

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5.   The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                  Very truly yours,

                                  (Transferee)


                                  By:
                                     ------------------------------------------


                                  Name:
                                  Title:


                             NOMINEE ACKNOWLEDGMENT

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                  ---------------------------------------------
                                  (Nominee)

                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "CLOSING DATE") of $__________] (the "CERTIFICATE TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "QUALIFIED INSTITUTIONAL BUYER") as that term is defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended (the "SECURITIES ACT") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

                                     F-2C-1

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4.   The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                                  Very truly yours,

                                  (Transferee)

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [NAME OF TRANSFEROR] (the "TRANSFEROR") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "TRANSFERRED CERTIFICATES") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "TRANSFEREE").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because (i) [THE TRANSFEREE] [EACH OF THE TRANSFEREE'S EQUITY OWNERS] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     / / CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     / / BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     / / SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual

----------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-3
          financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     / /  BROKER-DEALER. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     / / INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     / / STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     / / ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     / / INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     / / QIB SUBSIDIARY. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     / / OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did NOT include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-

                                     F-2C-4
owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          / / / / Will the Transferee be acquiring interests in the Transferred Yes No Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                  (Transferee)


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:
                                  Date:

                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


          The undersigned hereby certifies as follows to [NAME OF TRANSFEROR] (the "TRANSFEROR") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "TRANSFERRED CERTIFICATES") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "TRANSFEREE") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "ADVISER").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     / / The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     / / The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-6

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          / / / / Will the Transferee be acquiring interests in the Transferred Yes No Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                  (Transferee or Adviser)


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:


                                  IF AN ADVISER:


                                  ----------------------------------------------
                                  Print Name of Transferee

                                  Date:

                                     F-2C-7

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK ENTRY FORM


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of May 26, 2005 (the "CLOSING DATE") of $__________] (the "TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is not a United States Securities Person. For purposes of this certification, "UNITED STATES SECURITIES PERSON" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held

                                     F-2D-1
by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH

                                     F-2D-2

          INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
          5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated: __________, ____


                                  By:
                                     -------------------------------------------
                                  As, or agent for, the beneficial owner(s) of
                                  the Certificates to which this certificate
                                  relates

                                     F-2D-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)


                                     [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May 26, 2005 (the "CLOSING DATE") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     / / The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "PLAN"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

                                      G-1-1

     / / The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     / / The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to [Credit Suisse First Boston LLC] (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
          (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                      Very truly yours,

                                      ------------------------------------------
                                      (Transferee)

                                      By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                      G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May 26, 2005 (the "CLOSING DATE") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "TRANSFERRED CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "TRANSFEROR") to _________________ (the
"TRANSFEREE") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     / / The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "PLAN"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     / / The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

                                      G-2-1

     / / The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, the Swap Counterparty, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
          (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                      ------------------------------------------
                                      (Transferee)

                                      By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                      G-2-2

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                       )
                               ) ss:
COUNTY OF                      )

          ____________________, being first duly sworn, deposes and says that:

          1.   He/She is the ____________________ of ____________________ (the
prospective transferee (the "TRANSFEREE") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class R, evidencing a ___% Percentage Interest in such Class (the "RESIDUAL INTEREST CERTIFICATES")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "POOLING AND SERVICING AGREEMENT").

          2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "PERMITTED TRANSFEREE" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "NONECONOMIC RESIDUAL INTEREST" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the

                                      H-1-1
income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "PASS-THROUGH ENTITY" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

          7.   The Transferee's taxpayer identification number is
               _________________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

               (a) The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("TAX LIABILITY PRESENT VALUE") associated with owning such Certificates, with such present value computed using a discount rate equal to the "federal short-term rate" prescribed by
     Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,

                                      H-1-2
     in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected in Exhibit A to this letter; _______

          or

               (b) the Transferee (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of the Residual Interest Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter. _______

          11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

          12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

                                      H-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                      [TRANSFEREE]


                                      By:
                                         ---------------------------------------
                                      [Name of Officer]
                                      [Title of Officer]


[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary


          Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ______ day of __________________,
________.


-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.

                                      H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES


                                     [Date]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class R Certificates (the"RESIDUAL INTEREST CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "TRANSFEROR") to _________________ (the "TRANSFEREE") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "MASTER SERVICER"), J.E. Robert Company, Inc., as special servicer (the "SPECIAL SERVICER"), and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as EXHIBIT H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for

                                      H-2-1

United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                      Very truly yours,

                                      [TRANSFEROR]


                                      By:
                                         ---------------------------------------
                                      (Transferor)
                                      Name:
                                      Title:

                                      H-2-2

                                   EXHIBIT I-1

                     FORM OF CERTIFICATEHOLDER CERTIFICATION


                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attn:  Credit Suisse First Boston Mortgage Securities Corp.
       Commercial Mortgage Pass-Through Certificates, Series 2005-C2

[MASTER SERVICER]

[SPECIAL SERVICER]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn: Edmund Taylor


          Re: Credit Suisse First Boston Mortgage Securities Corp. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C2

     In accordance with the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special Servicer and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 (the "CERTIFICATES"), the undersigned (the "INVESTOR") hereby certifies and agrees as follows:

     1. The Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2. The Investor is requesting access to the following information (the "INFORMATION") solely for use in evaluating the Investor's investment in the Certificates:

          / / The information available on the Master Servicer's internet website pursuant to SECTION 3.15 of the Pooling and Servicing Agreement.

          / / The information available on the Trustee's internet website pursuant to SECTIONS 3.15 and 4.02 of the Pooling and Servicing Agreement.

                                      I-1-1

          / / The information identified on SCHEDULE I attached hereto pursuant to SECTIONS 3.15 and 4.02 of the Pooling and Servicing Agreement.

     3. In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "REPRESENTATIVES") in any manner whatsoever, in whole or in part; PROVIDED, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and PROVIDED FURTHER, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and PROVIDED FURTHER, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, internet website or has previously been filed with the Securities and Exchange Commission.

     4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c) Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                                      I-1-2

                    By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

          (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

     6. The Investor agrees to indemnify and hold harmless the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

                                      I-1-3

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      [CERTIFICATEHOLDER] [BENEFICIAL
                                      OWNER OF A CERTIFICATE]


                                      By:

                                      Name:

                                      Title:

                                      Telephone No.:

                                      I-1-4

                                   SCHEDULE I


                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

               FORM OF PROSPECTIVE CERTIFICATEHOLDER CONFIRMATION


                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attn:  Credit Suisse First Boston Mortgage Securities Corp.
       Commercial Mortgage Pass-Through Certificates, Series 2005-C2 [MASTER SERVICER]
[SPECIAL SERVICER]
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn:  Edmund Taylor


         Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C2 (THE CERTIFICATES)

     In accordance with the Pooling and Servicing Agreement dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special Servicer and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 (the "CERTIFICATES"), the undersigned (the "INVESTOR") hereby certifies and agrees as follows:

     1. The Investor is contemplating an investment in the Class ____ Certificates.

     2. The Investor is requesting access to the following information (the "INFORMATION") solely for use in evaluating such possible investment:

          / / The information available on the Master Servicer's internet website pursuant to SECTION 3.15 of the Pooling and Servicing Agreement.

          / / The information available on the Trustee's internet website pursuant to SECTIONS 3.15 and 4.02 of the Pooling and Servicing Agreement.

          / / The information identified on SCHEDULE I attached hereto pursuant to SECTIONS 3.15 and 4.02 of the Pooling and Servicing Agreement.

     3. In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in

                                      I-2-1
          paragraph 1), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "REPRESENTATIVES") in any manner whatsoever, in whole or in part; PROVIDED, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and PROVIDED FURTHER, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and PROVIDED FURTHER, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, internet website or has previously been filed with the Securities and Exchange Commission.

     4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c) Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

                                      I-2-2

          (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

     6. The Investor agrees to indemnify and hold harmless the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      [PROSPECTIVE PURCHASER]


                                      By:

                                      Name:

                                      Title:

                                      Telephone No.:

                                      I-2-3

                                   SCHEDULE I


                        [DESCRIBE INFORMATION REQUESTED]

                                   EXHIBIT J-1

              FORM OF INTERIM TRUSTEE (OR CUSTODIAN) CERTIFICATION


                                     [Date]


To:  The Parties Listed on Schedule A Attached Hereto.

      INTERMEDIATE REVIEW OF MORTGAGE FILES BY THE TRUSTEE PURSUANT TO THE
               POOLING AND SERVICING AGREEMENT (DATED MAY 1, 2005)


Ladies and Gentlemen:

          In accordance with SECTION 2.02(b) of the Pooling and Servicing Agreement, dated May 1, 2005, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "AGREEMENT"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, the undersigned, as Trustee, hereby certifies that, subject to SECTIONS 2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed hereto) (i) all documents specified in CLAUSES (i) through (v), (ix) (without regard to the first parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" in the Agreement are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject Loan.

          The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in
Section 2.01 and 2.02 of the Pooling and Servicing Agreement.

                                      J-1-1

          Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in any such Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Sections 2.01 and 2.02 of the Agreement, that filings were made for each Mortgaged Property in the appropriate public recording or filing office(s).

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                      Respectfully,

                                      WELLS FARGO BANK, N.A.,
                                      as Trustee,


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      J-1-2

                                   SCHEDULE A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri, 64105

J.E. Robert Company, Inc.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140
Atlanta, Georgia 30326

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

                                      J-1-3

                                   EXHIBIT J-2

               FORM OF FINAL TRUSTEE (OR CUSTODIAN) CERTIFICATION


                                     [Date]


To:  The Parties Listed on Schedule A Attached Hereto.

    RECEIPT AND FINAL REVIEW OF MORTGAGE FILES BY THE TRUSTEE PURSUANT TO THE
               POOLING AND SERVICING AGREEMENT (DATED MAY 1, 2005)


Ladies and Gentlemen:

          In accordance with SECTION 2.02(c) of the Pooling and Servicing Agreement, dated May 1, 2005, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "AGREEMENT"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, the undersigned, as trustee, hereby certifies that, subject to SECTIONS 2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule (excluding any Loan as to which a Liquidation Event has occurred and any Loan specifically identified in any exception report annexed hereto), (i) all documents specified in CLAUSES (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" in the Agreement, are in its possession, (ii) it has received either a recorded original of each of the assignments specified in CLAUSE (iii) and CLAUSE (v) of the definition of "Mortgage File" in the Agreement, or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the subject Loan.

          The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in
Section 2.01 and 2.02 of the Pooling and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of the Agreement.

                                      J-2-1

                                      WELLS FARGO BANK, N.A., as Trustee,


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      J-2-2

                                   SCHEDULE A


Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri, 64105

J.E. Robert Company, Inc.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140
Atlanta, Georgia 30326

KeyBank National Association
911 Main Street, Suite 1500
Kansas City, Missouri  64105

                                      J-2-3

                                    EXHIBIT K

                           SCHEDULE OF REFERENCE RATES

  DISTRIBUTION DATE            REFERENCE RATE                        DISTRIBUTION DATE          REFERENCE RATE
---------------------         ----------------                     --------------------        ----------------
June 2005                          5.56396%                        December 2008                   5.38046%
July 2005                          5.38427%                        January 2009                    5.38037%
August 2005                        5.56381%                        February 2009                   5.38030%
September 2005                     5.56375%                        March 2009                      5.38081%
October 2005                       5.38406%                        April 2009                      5.55960%
November 2005                      5.56360%                        May 2009                        5.38004%
December 2005                      5.38391%                        June 2009                       5.55984%
January 2006                       5.38383%                        July 2009                       5.38028%
February 2006                      5.38376%                        August 2009                     5.55773%
March 2006                         5.38392%                        September 2009                  5.55977%
April 2006                         5.56320%                        October 2009                    5.38021%
May 2006                           5.38353%                        November 2009                   5.55959%
June 2006                          5.56305%                        December 2009                   5.38173%
July 2006                          5.38338%                        January 2010                    5.37906%
August 2006                        5.56289%                        February 2010                   5.38055%
September 2006                     5.56282%                        March 2010                      5.38516%
October 2006                       5.38315%                        April 2010                      5.55213%
November 2006                      5.56266%                        May 2010                        5.37227%
December 2006                      5.38300%                        June 2010                       5.55101%
January 2007                       5.38292%                        July 2010                       5.37118%
February 2007                      5.38286%                        August 2010                     5.55086%
March 2007                         5.38311%                        September 2010                  5.55078%
April 2007                         5.56228%                        October 2010                    5.37096%
May 2007                           5.38264%                        November 2010                   5.55062%
June 2007                          5.56211%                        December 2010                   5.37081%
July 2007                          5.38246%                        January 2011                    5.37072%
August 2007                        5.56193%                        February 2011                   5.37065%
September 2007                     5.56185%                        March 2011                      5.37128%
October 2007                       5.38220%                        April 2011                      5.54968%
November 2007                      5.56166%                        May 2011                        5.36989%
December 2007                      5.38203%                        June 2011                       5.54952%
January 2008                       5.56148%                        July 2011                       5.36973%
February 2008                      5.38184%                        August 2011                     5.54935%
March 2008                         5.38191%                        September 201                   5.54926%
April 2008                         5.56119%                        October 2011                    5.36948%
May 2008                           5.38158%                        November 2011                   5.54887%
June 2008                          5.56043%                        December 2011                   5.37068%
July 2008                          5.38084%                        January 2012                    5.58600%
August 2008                        5.56027%                        February 2012                   5.40529%
September 2008                     5.56019%                        March 2012                      5.40655%
October 2008                       5.38061%                        April 2012                      5.58647%
November 2008                      5.56003%                        May 2012                        5.40575%

                                    EXHIBIT L

                      FORM OF SARBANES-OXLEY CERTIFICATION

          Re: CSFB Commercial Mortgage Trust 2005-C2 (the "Trust"), COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C2

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of May 1, 2005 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

               1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "ANNUAL REPORT"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "REPORTS"), of the Trust;]

               2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

               3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

               4. [To be certified by the Master Servicer] [I am responsible for reviewing the activities performed by KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to the KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto from J.E. Robert Company, Inc. in its capacity as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer, has fulfilled its obligations under the

     Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer, based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto J.E. Robert Company, Inc. in its capacity as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

               5. [To be certified by the Master Servicer] [We have disclosed to KeyCorp Real Estate Capital Markets, Inc.'s certified public accountants all significant deficiencies relating to (a) the compliance of KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and
     (b) the compliance of J.E. Robert Company, Inc. in its capacity as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity.]

               Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date:
     --------------------------

[NAME OF COMPANY]


-------------------------------
[Signature]
[Title]

                                                          EXHIBIT A TO EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

          Re: CSFB Commercial Mortgage Trust 2005-C2 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C2

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Special Servicer certify to the Master Servicer and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of May 1, 2005 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

               1. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by J.E. Robert Company, Inc. in its capacity as Special Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Special Servicer, except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, J.E. Robert Company, Inc. in its capacity as Special Servicer, has fulfilled its obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by Special Servicer to the Trustee thereunder, and that, to the knowledge of J.E. Robert Company, Inc. in its capacity as Special Servicer, such reports do not contain any material misstatements or omissions; and]

               2. [To be certified by the Special Servicer] [I have disclosed to J.E. Robert Company, Inc.'s certified public accountants all significant deficiencies relating to the compliance of J.E. Robert Company, Inc.'s in its capacity as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

               Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date:
      -------------------------

[NAME OF COMPANY]


-------------------------------
[Signature]
[Title]

                                    EXHIBIT M

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                               PAGE(S)
------------------                                               -------
Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Cash Reconciliation                                                 6
Ratings Detail                                                      7
Current Mortgage Loan and Property Stratification Tables          8 - 10
Mortgage Loan Detail                                                11
Principal Prepayment Detail                                         12
Historical Detail                                                   13
Delinquency Loan Detail                                             14
Specially Serviced Loan Detail                                   15 - 16
Modified Loan Detail                                                17
Liquidated Loan Detail                                              18
Bond/Collateral Realized Loss Reconciliation                        19

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:         General Information Number
Phone Number:    (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:     Marty O'Conner
Phone Number: (816) 221-8800

                                SPECIAL SERVICER

J.E. Robert Company, Inc.
1650 Tysons Blvd Suite 1600
McLean, VA 22102

Contact:      Keith Belcher
Phone Number: (703) 714-8022

 This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                               Realized Loss /
               Pass-Through   Original    Beginning   Principal      Interest    Prepayment   Additional Trust     Total
Class   CUSIP      Rate       Balance      Balance   Distribution  Distribution   Premium      Fund Expenses    Distribution
----------------------------------------------------------------------------------------------------------------------------
 A-1               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
 A-2               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
 A-3               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
 A-AB              0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
 A-4               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
A-1-A              0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
A-MFL              0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
A-MFX              0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
 A-J               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  B                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  C                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  D                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  E                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  F                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  G                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  H                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  J                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  K                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  L                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  M                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  N                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  O                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  P                0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
  TM               0.000000%       0.00        0.00        0.00            0.00        0.00               0.00          0.00
----------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------

                      Current
          Ending   Subordination
Class     Balance      Level
--------------------------------
 A-1         0.00           0.00%
 A-2         0.00           0.00%
 A-3         0.00           0.00%
 A-AB        0.00           0.00%
 A-4         0.00           0.00%
A-1-A        0.00           0.00%
A-MFL        0.00           0.00%
A-MFX        0.00           0.00%
 A-J         0.00           0.00%
  B          0.00           0.00%
  C          0.00           0.00%
  D          0.00           0.00%
  E          0.00           0.00%
  F          0.00           0.00%
  G          0.00           0.00%
  H          0.00           0.00%
  J          0.00           0.00%
  K          0.00           0.00%
  L          0.00           0.00%
  M          0.00           0.00%
  N          0.00           0.00%
  O          0.00           0.00%
  P          0.00           0.00%
  TM         0.00           0.00%
--------------------------------
Totals
--------------------------------

                                      Original    Beginning                                              Ending
                     Pass-Through     Notional    Notional     Interest    Prepayment       Total       Notional
Class      CUSIP         Rate          Amount      Amount    Distribution    Premium     Distribution    Amount
----------------------------------------------------------------------------------------------------------------
 A-X                     0.000000%        0.00         0.00          0.00        0.00            0.00       0.00
 A-SP                    0.000000%        0.00         0.00          0.00        0.00            0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                            CERTIFICATE FACTOR DETAIL

                                                                                Realized Loss /
                  Beginning        Principal        Interest       Prepayment   Additional Trust      Ending
Class   CUSIP      Balance        Distribution    Distribution      Premium      Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
 A-2             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
 A-3             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
A-AB             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
 A-4             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
A-1-A            0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
A-MFL            0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
A-MFX            0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
 A-J             0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  B              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  C              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  D              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  E              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  F              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  G              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  H              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  J              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  K              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  L              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  M              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  N              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  O              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
  P              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000
 TM              0.00000000         0.00000000      0.00000000     0.00000000         0.00000000    0.00000000

                            Beginning                                          Ending
                             Notional         Interest        Prepayment      Notional
Class         CUSIP           Amount        Distribution       Premium         Amount
--------------------------------------------------------------------------------------
 A-X                       0.00000000         0.00000000      0.00000000    0.00000000
A-SP                       0.00000000         0.00000000      0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY
P & I Advances Outstanding                     0.00
Servicing Advances Outstanding                 0.00
Reimbursement for Interest on P & I            0.00
Advances paid from general collections         0.00
Reimbursement for Interest on Servicing        0.00
Advances paid from general collections         0.00

                          MASTER SERVICING FEE SUMMARY
Current Period Accrued Master Servicing Fees                      0.00
Less Master Servicing Fees on Delinquent Payments                 0.00
Less Reductions to Master Servicing Fees                          0.00
Plus Master Servicing Fees for Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation           0.00
Total Master Servicing Fees Collected                             0.00

CERTIFICATE INTEREST RECONCILIATION

           Accrued        Uncovered                          Certificate
         Certificate     Prepayment      Indemnification  Deferred Interest
 Class    Interest   Interest Shortfall      Expenses          Amount
----------------------------------------------------------------------------
  A-1
  A-2
  A-3
 A-AB
  A-4
 A-1-A
  A-X
 A-SP
A-MFL*
 A-MFX
  A-J
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
  TM
----------------------------------------------------------------------------
 Total
----------------------------------------------------------------------------

              Unpaid      Optimal Interest Interest                 Appraisal
             Interest       Distribution   Shortfall    Interest    Reduction
 Class    Shortfall Amount     Amount       Amount    Distribution   Amount
----------------------------------------------------------------------------
  A-1
  A-2
  A-3
 A-AB
  A-4
 A-1-A
  A-X
 A-SP
A-MFL*
 A-MFX
  A-J
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
  TM
----------------------------------------------------------------------------
 Total
----------------------------------------------------------------------------

* Class A-MFL Interest Distribution Amount takes into account the net swap counterparty payment received or paid, as the case may be, as shown in the cash reconciliation detail section of this statement.

Copyright, Wells Fargo Bank, N.A.

  [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                         0.00

Aggregate Number of Outstanding Loans                    0
Aggregate Unpaid Principal Balance of Loans           0.00
Aggregate Stated Principal Balance of Loans           0.00

Aggregate Amount of Servicing Fee                     0.00
Aggregate Amount of Special Servicing Fee             0.00
Aggregate Amount of Trustee Fee                       0.00
Aggregate Amount of Primary Servicing Fee             0.00
Aggregate Trust Fund Expenses                         0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                         0
     Aggregate Unpaid Principal Balance               0.00

Current 1 Month LIBOR                                 0.00
Next 1 Month LIBOR                                    0.00
Class A-MFL Distribution Conversion in effect           No

Appraisal Reduction Amount

                 Appraisal       Cumulative     Most Recent
 Loan            Reduction         ASER         App. Red.
Number            Amount          Amount          Date
-----------------------------------------------------------





-----------------------------------------------------------
Total
-----------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
        Interest paid or advanced                                        0.00
        Interest reductions due to Non-Recoverability Determinations     0.00
        Interest Adjustments                                             0.00
        Deferred Interest                                                0.00
        Net Prepayment Interest Shortfall                                0.00
        Net Prepayment Interest Excess                                   0.00
        Extension Interest                                               0.00
        Interest Reserve Withdrawal                                      0.00
                                                                             --------------------
             TOTAL INTEREST COLLECTED                                                        0.00

   PRINCIPAL:
        Scheduled Principal                                              0.00
        Unscheduled Principal                                            0.00
             Principal Prepayments                                       0.00
             Collection of Principal after Maturity Date                 0.00
             Recoveries from Liquidation and Insurance Proceeds          0.00
             Excess of Prior Principal Amounts paid                      0.00
             Curtailments                                                0.00
        Negative Amortization                                            0.00
        Principal Adjustments                                            0.00
                                                                             --------------------
             TOTAL PRINCIPAL COLLECTED                                                       0.00

   OTHER:
        Prepayment Penalties/Yield Maintenance                           0.00
        Repayment Fees                                                   0.00
        Borrower Option Extension Fees                                   0.00
        Equity Payments Received                                         0.00
        Net Swap Counterparty Payments Received                          0.00
                                                                             --------------------
             TOTAL OTHER COLLECTED                                                           0.00
                                                                             --------------------
TOTAL FUNDS COLLECTED                                                                        0.00
                                                                             ====================
TOTAL FUNDS DISTRIBUTED
   FEES:
        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                             --------------------
             TOTAL FEES                                                                      0.00

   ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determinations     0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                             --------------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                            0.00

   INTEREST RESERVE DEPOSIT                                                                  0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid
                                                                        0.00
                                                                             --------------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                   0.00
                                                                             --------------------
TOTAL FUNDS DISTRIBUTED                                                                      0.00
                                                                             ====================

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                          RATINGS DETAIL

                                                Original Ratings                            Current Ratings (1)
                                      ---------------------------------------------------------------------------------
Class                CUSIP            Fitch          Moody's         S & P       Fitch         Moody's            S & P
-----------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
A-AB
 A-4
A-1-A
 A-X
A-SP
A-MFL
A-MFX
 A-J
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 TM

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                   % of
Scheduled     # of    Scheduled    Agg.    WAM             Weighted
 Balance     Loans     Balance     Bal.    (2)    WAC     Avg DSCR (1)
----------------------------------------------------------------------





----------------------------------------------------------------------
 Totals
----------------------------------------------------------------------

                                    STATE (3)

                                   % of
              # of    Scheduled    Agg.    WAM              Weighted
 State       Props     Balance     Bal.    (2)    WAC     Avg DSCR (1)
----------------------------------------------------------------------





----------------------------------------------------------------------
 Totals
----------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                                                  % of
   Debt Service               # of             Scheduled          Agg.       WAM                        Weighted
  Coverage Ratio              Loans             Balance           Bal.       (2)       WAC            Avg DSCR (1)
------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                              % of
    Note                   # of             Scheduled         Agg.        WAM                       Weighted
    Rate                   Loans             Balance          Bal.        (2)       WAC           Avg DSCR (1)
--------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                               % of
   Property               # of              Scheduled          Agg.        WAM                        Weighted
     Type                 Props               Balance          Bal.        (2)       WAC            Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------

                                    SEASONING

                                                                % of
                            # of             Scheduled          Agg.        WAM                         Weighted
   Seasoning                Loans              Balance          Bal.        (2)        WAC            Avg DSCR (1)
------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                                % of
        Anticipated Remaining        # of       Scheduled       Agg.     WAM              Weighted
              Term (2)              Loans        Balance        Bal.     (2)    WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------
                Totals
-----------------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                               % of
        Remaining Stated            # of       Scheduled       Agg.     WAM              Weighted
             Term                   Loans        Balance       Bal.     (2)    WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------
           Totals
-----------------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                                  % of
           Remaining Amortization      # of       Scheduled       Agg.     WAM              Weighted
                    Term               Loans        Balance       Bal.     (2)    WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------
                  Totals
-----------------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                                % of
               Age of Most           # of       Scheduled       Agg.     WAM              Weighted
               Recent NOI           Loans        Balance        Bal.     (2)    WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------
                Totals
-----------------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                              MORTGAGE LOAN DETAIL

                                                                             Anticipated              Neg.    Beginning    Ending
   Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort   Scheduled   Scheduled
  Number    ODCR   Type (1)   City   State   Payment     Payment    Coupon      Date         Date     (Y/N)    Balance     Balance
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

            Paid   Appraisal   Appraisal    Res.     Mod.
   Loan     Thru   Reduction   Reduction   Strat.    Code
  Number    Date     Date       Amount      (2)      (3)
----------------------------------------------------------





----------------------------------------------------------
 Totals
----------------------------------------------------------

                             (1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) RESOLUTION STRATEGY CODE

1 -  Modification
2 -  Foreclosure
3 -  Bankruptcy
4 -  Extension
5 -  Note Sale
6 -  DPO
7 -  REO
8 -  Resolved
9 -  Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 -  Maturity Date Extension
2 -  Amortization Change
3 -  Principal Write-Off
4 -  Combination

Copyright, Wells Fargo Bank, N.A.

 [WELLS FARGO LOGO]                                                                    For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                         Prepayment Premium
                  Offering Document   --------------------------------------------------------------------------------------------
  Loan Number      Cross-Reference      Payoff Amount      Curtailment Amount     Percentage Premium      Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------------
   Totals
----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

  [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                                HISTORICAL DETAIL

                                       Delinquencies                                                    Prepayments
-----------------------------------------------------------------------------------------------------------------------
Distribution   30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO      Modifications  Curtailments   Payoff
    Date       #  Balance  #  Balance    #  Balance     #  Balance   #  Balance   #  Balance     #  Amount    #  Amount
-----------------------------------------------------------------------------------------------------------------------





Delinquencies     Rate and Maturities
----------------------------------------
Distribution   Next Weighted Avg.   WAM
    Date       Coupon     Remit
----------------------------------------






Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.

  [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                             DELINQUENCY LOAN DETAIL

                Offering       # of                  Current   Outstanding  Status of  Resolution
                Document      Months   Paid Through   P & I       P & I      Mortgage   Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------

              Actual    Outstanding
             Principal   Servicing   Bankruptcy  REO
Loan Number   Balance    Advances       Date     Date
-----------------------------------------------------





-----------------------------------------------------
Totals
-----------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright, Wells Fargo Bank, N.A.

  [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

             Offering         Servicing  Resolution                                                    Net
 Loan        Document          Transfer   Strategy   Scheduled  Property         Interest  Actual   Operating  DSCR        Note
Number  Cross-Reference          Date     Code (1)    Balance   Type (2)  State    Rate    Balance    Income   Date  DSCR  Date
-------------------------------------------------------------------------------------------------------------------------------





                    Remaining
 Loan   Maturity  Amortization
Number    Date        Term
------------------------------






                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

              Offering      Resolution      Site
 Loan         Document       Strategy    Inspection                  Appraisal   Appraisal      Other REO
Number    Cross-Reference    Code (1)       Date      Phase 1 Date      Date       Value     Property Revenue         Comment
------------------------------------------------------------------------------------------------------------------------------------






                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                              MODIFIED LOAN DETAIL

              Offering
 Loan         Document      Pre-Modification
Number    Cross-Reference        Balance        Modification Date             Modification Description
-------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                             LIQUIDATED LOAN DETAIL

                    Final Recovery       Offering                                                   Gross Proceeds     Aggregate
     Loan            Determination        Document     Appraisal  Appraisal    Actual      Gross       as a % of      Liquidation
    Number                Date        Cross-Reference    Date       Value      Balance   Proceeds    Actual Balance    Expenses *
----------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------------------------------------------------------------
 Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

                       Net         Net Proceeds                Repurchased
     Loan          Liquidation      as a % of       Realized    by Seller
    Number          Proceeds     Actual Balance       Loss        (Y/N)
----------------------------------------------------------------------------





----------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------
 Cumulative Total
----------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

   [WELLS FARGO LOGO]                                                                   For Additional Information, please contact
                                                                                                 CTSLink Customer Service
                                                                                                      (301) 815-6600
                                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.     Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                            SERIES 2005-C2
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:       06/17/2005
COLUMBIA, MD 21045-1951                                                                   RECORD DATE:        05/31/2005

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                  Beginning                                                   Amounts
                                 Balance of         Aggregate        Prior Realized      Covered by Over-       Interest (Shortage)/
 Distribution      Prospectus    the Loan at      Realized Loss       Loss Applied     collateralization and    Excesses applied to
     Date              Id        Liquidation        on Loans        to Certificates    other Credit Support     other Credit Support
------------------------------------------------------------------------------------------------------------------------------------


                                                      NO REALIZED LOSSES THIS PERIOD





------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------
                       Modification           Additional
                      Adjustments /          (Recoveries)/       Current Realized     Recoveries of     (Recoveries)/Realized
 Distribution      Appraisal Reduction    Expenses applied to     Loss Applied to    Realized Losses       Loss Applied to
     Date               Adjustment          Realized Losses        Certificates       Paid as Cash      Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------
                                                 NO REALIZED LOSSES THIS PERIOD




-----------------------------------------------------------------------------------------------------------------------------
 Current Total
-----------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.
                                                                         Page 19

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O


                                   [RESERVED]

                                    EXHIBIT P


              FORM OF NOTICE REGARDING DEFEASANCE OF MORTGAGE LOAN


   FOR LOANS NOT AMONG TEN LARGEST AND HAVING A PRINCIPAL BALANCE OF LESS THAN
             (a) $20,000,000 AND (b) 5% OF OUTSTANDING POOL BALANCE


To: Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of May 1, 2005 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A. as Trustee, and others.

                             DATE: _________, 20___


          Re: Commercial Mortgage Pass-Through Certificates, Series Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.

          Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [NOTE: ALL TERMS IN THIS NOTICE SHOULD BE CONFORMED TO TERMS USED IN THE POOLING AND SERVICING AGREEMENT]

          THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

          We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on EXHIBIT A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               1. The related borrower (the "Borrower") has consummated a defeasance of the Mortgage Loan of the type checked below:

     / / a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

     / / a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

               2.   The defeasance was consummated on __________, 20__.

               3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

               4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or
     (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

               5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria),
     (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

               6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Statement to Certificateholders received by the Servicer (the "Current Report").

               7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

               8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

               9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

               10. The Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Borrower and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and
     (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

               11.  The agreements executed in connection with the defeasance
     (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Borrower and/or securities intermediary substantially as set forth on EXHIBIT B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

               12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool.

               13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

               14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

          IN WITNESS WHEREOF, the Servicer has caused this notice to be executed as of the date captioned above.


                                      [MASTER SERVICER]


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                    EXHIBIT B

                   PERFECTED SECURITY INTEREST REPRESENTATIONS

GENERAL:

          1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [NAME SPECIFIED ACCOUNTS] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

          Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

          2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

          3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

CREATION:

          4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

          5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

PERFECTION:

          6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

          7. [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

          8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person :having a security entitlement against the securities intermediary in the [Securities Account].

          9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

PRIORITY:

          10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

          11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                    EXHIBIT Q


                                   [RESERVED]

                                    EXHIBIT R


               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2

Ladies and Gentlemen:

          Pursuant to SECTION [___________] of the Pooling and Servicing Agreement, dated as of May 1, 2005, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2 (the "AGREEMENT"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in SECTION 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                      ------------------------------------------


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT S


                 CLASS A-AB TARGETED PRINCIPAL BALANCE SCHEDULE


                DISTRIBUTION DATE                         BALANCE
           ----------------------------              ----------------
           June 2005 through April 2010              $  74,464,000.00
                      May 2010                       $  74,463,545.65
                     June 2010                       $  73,231,000.00
                     July 2010                       $  71,850,000.00
                    August 2010                      $  70,606,000.00
                   September 2010                    $  69,355,000.00
                    October 2010                     $  67,956,000.00
                   November 2010                     $  66,692,000.00
                   December 2010                     $  65,281,000.00
                    January 2011                     $  64,004,000.00
                   February 2011                     $  62,722,000.00
                     March 2011                      $  58,094,000.00
                     April 2011                      $  56,801,000.00
                      May 2011                       $  55,361,000.00
                     June 2011                       $  54,055,000.00
                     July 2011                       $  52,602,000.00
                    August 2011                      $  51,283,000.00
                   September 2011                    $  49,957,000.00
                    October 2011                     $  46,889,000.00
                   November 2011                     $  42,698,000.00
                   December 2011                     $  42,498,109.87
                    January 2012                     $  41,154,000.00
                   February 2012                     $  39,803,000.00
                     March 2012                      $  38,171,000.00
                     April 2012                      $  36,806,000.00
                      May 2012                       $  35,297,000.00
                     June 2012                       $  33,918,000.00
                     July 2012                       $  32,396,000.00
                    August 2012                      $  31,003,000.00
                   September 2012                    $  29,603,000.00
                    October 2012                     $  28,061,000.00
                   November 2012                     $  26,647,000.00
                   December 2012                     $  25,090,000.00
                    January 2013                     $  23,662,000.00
                   February 2013                     $  22,226,000.00
                     March 2013                      $  20,379,000.00
                     April 2013                      $  18,928,000.00
                      May 2013                       $  17,335,000.00
                     June 2013                       $  15,869,000.00
                     July 2013                       $  14,262,000.00
                    August 2013                      $  12,781,000.00
                   September 2013                    $  11,293,000.00
                    October 2013                     $   9,664,000.00
                   November 2013                     $   8,161,000.00
                   December 2013                     $   6,517,000.00
                    January 2014                     $   4,999,000.00
                   February 2014                     $   3,473,000.00
                     March 2014                      $   1,543,000.00
                     April 2014                      $           0.00

                                    EXHIBIT T


                           LIST OF BROKER STRIP LOANS

LOAN NO.   RATE    LOAN                           PAYEE
-------------------------------------------------------------------------------
10024138   0.07%   Elk Grove Marketplace          Mayer & Clifton Partners Inc.
10026435   0.05%   Highwood Village               Nickerson Financial Corp.
10025345   0.05%   Centennial-Hanford Center II   Sunrise Mortgage & Inv.
10024989   0.05%   Zanesville County Fair         Pace Financial

                                       T-1